PROSPECTUS SUPPLEMENT

(To prospectus dated February 28, 2006)

MUFG Capital Finance 1 Limited

$2,300,000,000 Fixed/Floating Rate Non-Cumulative Preferred Securities

MUFG Capital Finance 2 Limited

€750,000,000 Fixed/Floating Rate Non-Cumulative Preferred Securities

MUFG Capital Finance 3 Limited

¥120,000,000,000 Fixed/Floating Rate Non-Cumulative Preferred Securities

in each case fully and unconditionally guaranteed on a subordinated basis by

Mitsubishi UFJ Financial Group, Inc.

MUFG Capital Finance 1 Limited is issuing 2,300,000 non-cumulative preferred securities, each with a liquidation preference of $1,000 per preferred security, MUFG Capital Finance 2 Limited is issuing 750,000 non-cumulative preferred securities, each with a liquidation preference of €1,000 per preferred security, and MUFG Capital Finance 3 Limited is issuing 12,000 non-cumulative preferred securities, each with a liquidation preference of ¥10,000,000 per preferred security. The dollar-denominated preferred securities, euro-denominated preferred securities and yen-denominated preferred securities are collectively referred to as the preferred securities, and MUFG Capital Finance 1 Limited, MUFG Capital Finance 2 Limited and MUFG Capital Finance 3 Limited are collectively referred to as the finance subsidiaries. The payment of dividends and payments on liquidation or redemption with respect to the preferred securities will be fully and unconditionally guaranteed on a subordinated basis by Mitsubishi UFJ Financial Group, Inc., or MUFG.

The preferred securities will entitle holders to receive a non-cumulative preferential cash dividend starting on July 25, 2006 and then on January 25 and July 25 of each year thereafter. The finance subsidiaries will not be obligated to pay dividends on the preferred securities upon the occurrence of certain events relating to the financial condition of MUFG, as described under “Description of the Preferred Securities—Dividends and Dividend Suspension—Suspension of Dividends.”

For the period until July 25, 2016, dividends on the dollar-denominated preferred securities will be calculated at a fixed rate of 6.346% per annum on the liquidation preference. From (and including) July 25, 2016, dividends on the dollar-denominated preferred securities will be calculated at a floating rate per annum equal to six-month LIBOR in U.S. dollars plus 2.070% per annum payable semi-annually in arrears on January 25 and July 25 of each year.

For the period until July 25, 2016, dividends on the euro-denominated preferred securities will be calculated at a fixed rate of 4.850% per annum on the liquidation preference. From (and including) July 25, 2016, dividends on the euro-denominated preferred securities will be calculated at a floating rate per annum equal to six-month EURIBOR plus 2.050% per annum payable semi-annually in arrears on January 25 and July 25 of each year.

For the period until July 25, 2016, dividends on the yen-denominated preferred securities will be calculated at a fixed rate of 2.680% per annum on the liquidation preference. From (and including) July 25, 2016, dividends on the yen-denominated preferred securities will be calculated at a floating rate per annum equal to six-month LIBOR in yen plus 1.820% per annum payable semi-annually in arrears on January 25 and July 25 of each year.

The dollar-denominated and euro-denominated preferred securities are subject to redemption in whole or in part on any dividend payment date on or after July 25, 2016, the yen-denominated preferred securities are subject to redemption in whole or in part on any dividend payment date on or after July 25, 2011 and the preferred securities are subject to redemption in whole (but not in part) at any time upon the occurrence of specified events, in each case at the option of each of the finance subsidiaries and after having obtained the prior approval of the Financial Services Agency of Japan if then required.

Approval-in-principle has been received for the listing of each of the dollar-denominated preferred securities, the euro-denominated preferred securities and the yen-denominated preferred securities on the Singapore Exchange Securities Trading Limited, or the Singapore Stock Exchange. The Singapore Stock Exchange takes no responsibility for the correctness of any of the statements made or opinions or reports contained in this prospectus supplement. Admission of the preferred securities to the official list of the Singapore Stock Exchange is not to be taken as an indication of the merits of the issuers or of the preferred securities.

Investing in the preferred securities involves risks that are described in “ Risk Factors Relating to the Preferred Securities” beginning on page S-17 of this prospectus supplement and “Risk Factors” beginning on page 4 of the accompanying prospectus.

	Per dollar-denominated preferred security	Per euro-denominated preferred security	Per yen-denominated preferred security	Combined Total(1)
Public offering price	$2,300,000,000	€750,000,000	¥120,000,000,000	$4,211,321,892
Underwriting commissions	$23,000,000	€7,500,000	¥1,200,000,000	$42,113,219
Net proceeds, before expenses	$2,277,000,000	€742,500,000	¥118,800,000,000	$4,169,208,673
(1)	Based on exchange rates of ¥117.96 = U.S.$1.00 and €0.8389 = U.S.$1.00, the Federal Reserve Bank of New York’s noon buying rates on March 9, 2006.

Neither the U.S. Securities and Exchange Commission nor any state securities commissions have approved or disapproved these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The dollar-denominated preferred securities will be ready for delivery in book-entry form only through The Depository Trust Company and its participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear system, and Clearstream Banking, société anonyme, and the euro-denominated preferred securities and the yen-denominated preferred securities will be ready for delivery in book-entry form only through a common depositary on behalf of Euroclear and Clearstream, in each case on or about March 17, 2006.

Joint Bookrunners
Dollar-denominated preferred securities
Merrill Lynch & Co.		JPMorgan
Euro-denominated preferred securities
Merrill Lynch & Co.	Deutsche Bank	Mitsubishi UFJ Securities International plc
Yen-denominated preferred securities
Merrill Lynch & Co.	Nomura Securities	Mitsubishi UFJ Securities International plc

Senior Co-Managers
Dollar-denominated and Euro-denominated preferred securities
Morgan Stanley	UBS Investment Bank

The date of this prospectus supplement is March 9, 2006.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement contains the terms of this offering. This prospectus supplement and the information incorporated by reference into this prospectus supplement adds, updates and changes information in the accompanying prospectus. If the information contained in this prospectus supplement, or the information incorporated by reference into this prospectus supplement, is inconsistent with the accompanying prospectus, this prospectus supplement or the information incorporated by reference into this prospectus supplement will apply and will supersede the information in the accompanying prospectus.

It is important for you to read and consider all information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the information in the documents we have referred you to in “Where You Can Obtain More Information” in this prospectus supplement.

As the context requires, when we use the words “we,” “us,” “our” or “MUFG,” we mean the combined business and operations of Mitsubishi UFJ Financial Group, Inc., or formerly Mitsubishi Tokyo Financial Group, Inc., and its consolidated subsidiaries, as well as Mitsubishi UFJ Financial Group, Inc. The term “finance subsidiaries” refers to MUFG Capital Finance 1 Limited, MUFG Capital Finance 2 Limited and MUFG Capital Finance 3 Limited, three exempted companies incorporated with limited liability under Cayman Islands law that may issue preferred securities fully and unconditionally guaranteed on a subordinated basis by MUFG. Unless the context otherwise requires, references to the “merger” are to the merger between Mitsubishi Tokyo Financial Group, Inc. and UFJ Holdings, Inc. to form MUFG, which was implemented on October 1, 2005. References to “MTFG” and “UFJ Holdings” are to the Mitsubishi Tokyo Financial Group, Inc. and to UFJ Holdings, Inc., respectively, as well as to MTFG and UFJ Holdings and their respective consolidated subsidiaries, as the context requires. Unless the context otherwise requires, references in this prospectus supplement to the financial results or business of the “UFJ group” refer to those of UFJ Holdings and its consolidated subsidiaries. We use the word “you” to refer to prospective investors in the preferred securities.

In this prospectus supplement and the accompanying prospectus, references to “dollars,” “U.S.$,” “$” and “U.S. dollars” mean the currency of the United States, references to “euro,” “Euro” and “€” mean the currency of those member states of the European Union which are participating in the European Economic and Monetary Union pursuant to the Treaty on European Union, and references to “yen,” “¥” and “Japanese yen” mean the currency of Japan. This prospectus supplement contains a translation of some euro and Japanese yen amounts into U.S. dollars solely for your convenience.

Unless otherwise specified, the financial information presented in this prospectus supplement and the consolidated financial statements of MUFG and UFJ Holdings, which are included in or incorporated by reference into this prospectus supplement, are prepared in accordance with accounting principles generally accepted in the United States, or U.S. GAAP. References to fiscal 2004 are to the fiscal year ended March 31, 2005 and references to other fiscal years have the corresponding meaning.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

We may from time to time make written or oral forward-looking statements. Written forward-looking statements may appear in documents filed with the SEC, including this prospectus supplement and the accompanying prospectus, documents incorporated by reference, reports to shareholders and other communications.

The U.S. Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking information to encourage companies to provide prospective information about themselves without fear of litigation so long as the information is identified as forward looking and is accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in the information. We rely on this safe harbor in making forward-looking statements.

Forward-looking statements appear in a number of places in this prospectus supplement and the accompanying prospectus and include statements regarding our current intent, belief, targets or expectations or the current intent, belief, targets or expectations of our management with respect to, among others:

•	financial condition;

•	results of operations;

•	business plans and other management objectives;

•	business strategies, competitive positions and growth opportunities;

•	the benefits of the merger and realization of financial and operating synergies and efficiencies, including estimated cost savings and revenue enhancement;

•	the financial and regulatory environment in which we operate;

•	our problem loan levels and loan losses; and

•	the equity and foreign exchange markets.

In many, but not all cases, we use words such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “hope,” “intend,” “may,” “plan,” “predict,” “probability,” “risk,” “should,” “will,” “would” and similar expressions, as they relate to us or our management, to identify forward-looking statements. These statements reflect our current views with respect to future events and are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may vary materially from those which are anticipated, aimed at, believed, estimated, expected, intended or planned.

Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual results may differ from those in forward-looking statements as a result of various factors. We identify in this prospectus supplement, in “Risk Factors Relating to the Preferred Securities,” and the accompanying prospectus, in “Risk Factors” and elsewhere, important factors that could cause these differences. Important factors that could cause actual results to differ materially from estimates or forecasts contained in the forward-looking statements include, among others:

•	the ability to integrate our businesses, product lines and branch offices with those previously held by UFJ Holdings in a manner that achieves the expected benefits of our recent merger;

•	timing, impact and other uncertainties associated with our other or future acquisitions or combinations within relevant industries and the integration of these other future acquisitions;

•	changes in the monetary and interest rate policies of the Bank of Japan and other G-8 central banks;

•	fluctuations in the interest rates, equity prices and foreign currencies, the adequacy of loan loss reserves, the inability to hedge certain risks economically, changes in consumer spending and other habits, as well as the impact of tax and other legislation and other regulations in the jurisdictions in which we and our affiliates operate;

•	risks of international business;

•	regulatory risks;

•	contingent liabilities;

•	competitive factors in the industries in which we compete, and the impact of competitive services and pricing in our market;

•	risks associated with debt service requirements and interest rate fluctuations;

•	degree of financial leverage; and

•	other risks referenced from time to time in our filings with the SEC.

We do not intend to update these forward-looking statements. We are under no obligation, and disclaim any obligation, to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights some of the information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. Because this is only a summary, it does not contain all of the information that may be important to you. You should read the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference carefully, including the section entitled “Risk Factors” and the consolidated financial statements and related notes of MUFG and UFJ Holdings included in or incorporated by reference into this prospectus supplement, the accompanying prospectus and the documents incorporated by reference.

Mitsubishi UFJ Financial Group, Inc.

Mitsubishi UFJ Financial Group, Inc. is a bank holding company incorporated as a joint stock company (kabushiki kaisha) under the Commercial Code of Japan. Formed through the merger between Mitsubishi Tokyo Financial Group, Inc. and UFJ Holdings, Inc. on October 1, 2005, we are the largest bank holding company in the world when measured by total assets. We are a holding company for The Bank of Tokyo-Mitsubishi UFJ, Ltd., Mitsubishi UFJ Trust and Banking Corporation and Mitsubishi UFJ Securities Co., Ltd. Through our direct and indirect subsidiaries, we provide a broad range of financial services domestically in Japan and internationally to retail and corporate customers, including:

•	banking;

•	trust banking;

•	securities;

•	investment trusts;

•	credit cards and consumer finance;

•	leasing; and

•	international banking.

Our registered address is 7-1, Marunouchi 2-chome, Chiyoda-ku, Tokyo 100-8330, Japan, and our telephone number is 81-3-3240-8111. Our web site address is http://www.mufg.jp. The information contained on our web site is not part of this prospectus supplement or the accompanying prospectus.

Investing in the preferred securities offered in this offering involves risks. You should carefully consider all of the information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus before investing in the preferred securities. In particular, we urge you to consider carefully the factors set forth under “Risk Factors Relating to the Preferred Securities” beginning on page S-17 of this prospectus supplement and “Risk Factors” beginning on page 4 of the accompanying prospectus.

Summary of the Offering

For a more complete description of the terms of the preferred securities, the guarantees and related matters referred to in the following summary, see “Description of the Preferred Securities” and “Description of Subordinated Guarantees.”

Issuers	MUFG Capital Finance 1 Limited with respect to the dollar-denominated preferred securities;

MUFG Capital Finance 2 Limited with respect to the euro-denominated preferred securities; and

MUFG Capital Finance 3 Limited with respect to the yen- denominated preferred securities.

Each of the finance subsidiaries is an exempted company incorporated with limited liability under the laws of the Cayman Islands and controlled by MUFG.

Guarantor	Mitsubishi UFJ Financial Group, Inc., incorporated as a joint stock company (kabushiki kaisha) under the Commercial Code of Japan.

Preferred Securities

2,300,000 dollar-denominated fixed/floating rate non-cumulative preferred securities, with a par value and liquidation preference of $1,000 per preferred security of MUFG Capital Finance 1 Limited and which will be issued in book-entry form and the underlying beneficial interest in the preferred securities will be traded in the minimum amount of $100,000 and in integral amounts of $1,000 thereafter;

750,000 euro-denominated fixed/floating rate non-cumulative preferred securities, with a par value and liquidation preference of €1,000 per preferred security of MUFG Capital Finance 2 Limited and which will be issued in book-entry form and the underlying beneficial interest in the preferred securities will be traded in the minimum amount of €50,000 and in integral amounts of €1,000 thereafter; and

12,000 yen-denominated fixed/floating rate non-cumulative preferred securities, with a par value and liquidation preference of ¥10,000,000 per preferred security of MUFG Capital Finance 3 Limited and which will be issued in book-entry form and the underlying beneficial interest in the preferred securities will be traded in the minimum amount of ¥10,000,000 and in integral amounts of ¥10,000,000 thereafter.

Issue Price	The issue price is:

$1,000 per dollar-denominated preferred security;

€1,000 per euro-denominated preferred security; and

¥10,000,000 per yen-denominated preferred security.

Issue Date	The issue date of the preferred securities is March 17, 2006.

Dividends	Dollar-denominated preferred securities. MUFG Capital Finance 1 Limited will pay dividends on the dollar-denominated preferred securities on a non-cumulative basis (i) up to (but excluding) July 25, 2016, at a fixed rate of 6.346% per annum payable semi-annually in arrears on January 25 and July 25 of each year, and (ii) from (and including) July 25, 2016, at a floating rate equal to the London inter-bank offered rate for six-month deposits in U.S. dollars plus 2.070% per annum payable semi-annually in arrears on January 25 and July 25 of each year.

Euro-denominated preferred securities. MUFG Capital Finance 2 Limited will pay dividends on the euro-denominated preferred securities on a non-cumulative basis (i) up to (but excluding) July 25, 2016, at a fixed rate of 4.850% per annum payable semi-annually in arrears on January 25 and July 25 of each year, and (ii) from (and including) July 25, 2016, at a floating rate equal to the Euro inter-bank offered rate for six-month deposits plus 2.050% per annum payable semi-annually in arrears on January 25 and July 25 of each year.

Yen-denominated preferred securities. MUFG Capital Finance 3 Limited will pay dividends on the yen-denominated preferred securities on a non-cumulative basis (i) up to (but excluding) July 25, 2016, at a fixed rate of 2.680% per annum payable semi-annually in arrears on January 25 and July 25 of each year, and (ii) from (and including) July 25, 2016, at a floating rate equal to the London inter-bank offered rate for six-month deposits in yen plus 1.820% per annum payable semi-annually in arrears on January 25 and July 25 of each year.

Mandatory Suspension Event	If any of the following has occurred and is continuing:

•	a liquidation event, which refers to the commencement of liquidation proceedings (seisan), a court adjudication of a commencement of bankruptcy proceedings (hasan) or court approval of preparation of a reorganization plan for the abolishment of all business (jigyo no zenbu no haishi wo naiyotosuru kousei keikakuan) with respect to MUFG under the laws of Japan;

•	an insolvency event, which refers to the inability of MUFG to pay its debts (shiharai-funo), the liabilities of MUFG exceeding the assets of MUFG or Japanese regulatory authorities otherwise determining MUFG is insolvent; or

•	a regulatory event, which refers to the inability of MUFG to satisfy applicable Japanese banking regulatory requirements with respect to its minimum capital ratios;

then MUFG will deliver a suspension notice to each of the finance subsidiaries and the finance subsidiaries will pay no dividends with respect to the preferred securities on the relevant dividend payment date.

In addition, if:

•	a distributable profits limitation; or

•	a dividend limitation

(each as defined below) is in effect, then MUFG will deliver a suspension notice to each of the finance subsidiaries and the finance subsidiaries will pay no dividends or reduced dividends with respect to the preferred securities on the relevant dividend payment date.

Distributable Profits Limitation. If MUFG’s available distributable profits (calculated on or before the fifth business day prior to the relevant dividend payment date) are less than the aggregate amount of the dividends to be paid on the preferred securities on that dividend payment date, MUFG will deliver a suspension notice to the finance subsidiaries and the finance subsidiaries will (subject to the other limitations provided for in the memorandum and articles of association of the finance subsidiaries if, and to the extent, applicable) pay dividends on the preferred securities on that dividend payment date in an amount equal to MUFG’s available distributable profits.

If MUFG has no available distributable profits, no payment of dividends on the preferred securities will be made on the relevant dividend payment date.

The method of calculating available distributable profits with respect to each dividend payment date is described more fully under “Description of the Preferred Securities—Suspension of Dividends—Distributable Profits Limitation.”

Dividend Limitation. If MUFG makes a final and conclusive declaration to pay less than the full amount of dividends on MUFG preferred shares with respect to any fiscal year, then the amount of dividends each finance subsidiary pays on its preferred securities on the dividend payment date in July of the calendar year in which that fiscal year ends and the next succeeding January will (to the extent not limited or prohibited by the distributable profits limitation and subject to the effect of any mandatory suspension event, if, and to the extent, applicable) be equal to an amount that represents the same proportion of full dividends on the preferred securities as the amount of dividends so declared on the MUFG preferred shares with respect to that immediately preceding fiscal year bore to full dividends on the MUFG preferred shares.

For this purpose, full dividends will be treated as having been paid for a particular fiscal year even if no interim dividend is paid on the MUFG preferred shares if a full dividend is paid after the end of the particular fiscal year. If MUFG makes a final and conclusive declaration not to pay dividends on MUFG preferred shares with respect to a fiscal year, no dividends will be paid on the preferred securities on the dividend payment dates that occur in July of the calendar year in which that fiscal year ends and the next succeeding January.

Optional Suspension Event	If MUFG:

•	has no outstanding preferred shares; and

•	has not paid and has declared that it will not pay dividends on any of its common stock for the most recently ended fiscal year;

then MUFG may, at its sole discretion, deliver a suspension notice to the finance subsidiaries on or before the fifth business day immediately preceding the dividend payment date in July of the calendar year in which that fiscal year ends and, at its sole discretion, the next succeeding January, in which case the finance subsidiaries will pay no dividends or reduced dividends with respect to the preferred securities on the relevant dividend payment date to the extent provided in any such suspension notice.

Suspension Notice

A suspension notice delivered by MUFG will state the applicable suspension event and the reason for the suspension or reduction of dividends and, in the case of an insolvency event involving an inability by MUFG to pay its debts or MUFG’s liabilities exceeding its assets, be accompanied by a report of one representative director of MUFG or MUFG’s auditors or liquidator confirming such existing or incipient insolvency. If more than one suspension event has occurred and is continuing, MUFG must specify the event that contains the most restrictive dividend payment terms in the corresponding suspension notice, and the finance subsidiaries will pay no or reduced dividends in accordance with the suspension notice.

A suspension notice with respect to an optional suspension event will not be effective unless a valid notice or certificate limiting the payment of dividends by at least the same percentage as those on the relevant preferred securities has also been delivered by MUFG to all issuers of parity securities (each of the dollar-denominated preferred securities, euro-denominated preferred securities and yen-denominated preferred securities will be parity securities of one another as well as other similar securities).

Ranking	The preferred securities of each finance subsidiary will rank senior to its ordinary shares and pari passu without preference among themselves, except that,

•	where some or all of the amount otherwise payable as dividends on the preferred securities is not paid following the occurrence of a mandatory suspension event or optional suspension event, the dividend preference of the preferred securities will (subject to the prior payment in part of the dividends on the preferred securities if the suspension notice limits but does not prohibit the payment of dividends) attach instead to the ordinary shares of the relevant finance subsidiary, and

•	upon the occurrence of a liquidation event, the finance subsidiary will distribute a special dividend on its ordinary shares in priority over the preferred securities, as described below.

Special Dividend	Upon the occurrence of a liquidation event, each finance subsidiary will distribute as a special dividend (whether in kind or otherwise) on its ordinary shares (in priority over the preferred securities) the financial assets and investments held by it other than the subordinated loan between the relevant finance subsidiary and MUFG and any amounts received or receivable under that subordinated loan.

Liquidation Distributions

In the event of any voluntary or involuntary dissolution, liquidation, or winding up of the finance subsidiaries, after satisfaction of liabilities to creditors, if any, the holders of the preferred securities at the time outstanding will be entitled to receive out of assets of the relevant finance subsidiaries available for distribution to shareholders, before any distribution of assets is made to holders of any junior shares, liquidation distributions in respect of each preferred security in the amount of the liquidation preference of the preferred security, plus, if applicable, an amount equal to unpaid dividends, if any, thereon with respect to the current dividend period accrued on a daily basis through (but not including) the date fixed by the finance subsidiary for redemption, but without interest and without accumulation of dividends for any prior dividend period to the extent not due and payable in respect of such period.

Guarantees

Under each subordinated guarantee agreement among MUFG, the relevant finance subsidiary and the relevant paying agent, MUFG will irrevocably and unconditionally, subject to the terms of subordination described below, guarantee the payment to the holders of the relevant preferred securities, regardless of any defense, right of set-off or counterclaim that the relevant finance subsidiary may have, of:

•	any dividends that are due and payable on any dividend payment date and not subject to an optional suspension event or mandatory suspension event;

•	the redemption price in respect of the preferred securities on any date of redemption of the preferred securities plus, if applicable, unpaid dividends that are due and payable on that date; and

•	upon any voluntary or involuntary dissolution, liquidation or winding up of the relevant finance subsidiary, the liquidation preference of the preferred securities;

in each case including any additional amounts relating to the preferred securities or the subordinated guarantee.

For purposes of the guarantees, dividends on the relevant preferred securities will be deemed due and payable in full on each dividend payment date unless a mandatory suspension event has occurred or a suspension notice has been properly delivered with respect to an optional suspension event.

The subordinated guarantee agreement with each finance subsidiary provides that at any time a liquidation event of MUFG has occurred and is continuing, MUFG’s payment obligation pursuant to the guarantee will be subordinated such that in a liquidation of MUFG, the holders of the preferred securities will have a claim entitling them to substantially the same liquidation distribution to which holders of directly issued preferred shares of MUFG ranking most senior in priority as to liquidation distributions, and having a liquidation preference equal to the liquidation preference of the preferred securities, would be entitled. Any such claim will not accrue and become payable unless and until all obligations of MUFG ranking senior to the guarantees have been paid or satisfied in accordance with the relevant liquidation or reorganization proceedings.

MUFG will covenant in each subordinated guarantee agreement, for as long as the relevant preferred securities or any claims under the guarantee are outstanding, (i) to own directly or indirectly 100 per cent. of the ordinary shares of the relevant finance subsidiary, (ii) not to permit, or take any action to cause, the dissolution, liquidation or winding up of the relevant finance subsidiary, to the fullest extent permitted by law, unless MUFG is itself in liquidation, (iii) not to assign its obligations under the subordinated guarantee agreement except in the case of a merger, consolidation, corporate split or a sale, lease or other transfer of substantially all of its assets where MUFG is not the surviving entity, (iv) to procure that dividends on any parity securities are only declared or payable on the same date as the preferred securities, and (v) to pay on behalf of the relevant finance subsidiary the finance subsidiary’s operating expenses or to contribute to the finance subsidiary such funds as are necessary in order to enable the finance subsidiary to pay all of its operating expenses.

If MUFG has failed to make a payment under the guarantee, a holder of the preferred securities may directly institute a proceeding in such holder’s own name against MUFG for enforcement of such payment without any requirement to first bring an action against the relevant finance subsidiary or any other person or entity.

The subordinated guarantee agreement will provide a contingent obligation on the part of MUFG to pay to the relevant finance subsidiary the guarantee payments, to the extent that any such guarantee payments are claimed under the guarantee and are payable in accordance with the subordination provisions but remain unpaid. If a claim has been made under the guarantee, and such claim remains unpaid for 30 days or more, then the independent director of the relevant finance subsidiary, pursuant to the terms of the finance subsidiary’s memorandum and articles of association, will be entitled to enforce the claim of the finance subsidiary under the contingent obligation without prejudice to the claims of the holders of the preferred securities under the guarantee. Pursuant to its articles, each finance subsidiary will distribute any contingent distribution it receives to the holders of the relevant preferred securities on a pro rata basis, except to the extent that any such holders received prior payment under the guarantee.

Independent Director

Certain actions by each finance subsidiary must be approved by its independent director as well as by a majority of the entire board of directors. The independent director of each finance subsidiary, acting alone and without the vote or consent of the other members of the board of directors, also has the right to enforce MUFG’s contingent obligation to the finance subsidiary under the relevant subordinated guarantee agreement.

Voting Rights	Unless otherwise specifically stated or expressly required by applicable law, holders of preferred securities will not be entitled to voting rights.

If a finance subsidiary fails to pay full dividends for two consecutive periods or a bankruptcy event has occurred with respect to MUFG, holders of the relevant preferred securities, by majority vote, will be entitled to remove the independent director and fill the vacancy created in relation to that position as a result of such removal or otherwise.

Redemption

Except upon the occurrence of a tax event or special event, each as described below, the dollar-denominated preferred securities and the euro-denominated preferred securities may not be redeemed prior to July 25, 2016, and the yen-denominated preferred securities may not be redeemed prior to July 25, 2011.

The preferred securities may be redeemed for cash at the option of the relevant finance subsidiary, in whole or in part, on any dividend payment date commencing in July 2011, in the case of the yen-denominated preferred securities, or July 2016, in the case of the dollar-denominated preferred securities and the euro-denominated preferred securities, at a redemption price of

•	$1,000 per preferred security, in the case of the dollar-denominated preferred securities;

•	€1,000 per preferred security, in the case of the euro-denominated preferred securities; and

•	¥10,000,000 per preferred security, in the case of the yen-denominated preferred securities;

in each case plus, if applicable, an amount equal to unpaid dividends, if any, on the preferred securities with respect to the current dividend period accrued on a daily basis through (but not including) the date fixed for redemption, without interest and without accumulation of dividends for any prior dividend period to the extent not due and payable in respect of that dividend period. The optional redemption rights of each finance subsidiary are independent of those of the other finance subsidiaries.

Tax Event Redemption	At any time prior to July 25, 2011, in the case of the yen-denominated preferred securities, or July 25, 2016, in the case of the dollar-

denominated preferred securities and the euro-denominated preferred securities, upon the occurrence of certain changes in tax laws that would require the finance subsidiary, MUFG or The Bank of Tokyo-Mitsubishi UFJ, Ltd. to pay certain additional taxes or any additional amounts under or with respect to the relevant preferred securities, guarantees or related subordinated loans, each finance subsidiary will have the right to redeem the relevant preferred securities, in whole but not in part, for cash at a redemption price equal to the amount specified above under “Redemption.” The election to redeem the preferred securities by each finance subsidiary is independent of those of the other finance subsidiaries.

Special Event Redemption

At any time upon the occurrence of a special event (as described below), each finance subsidiary will have the right to redeem the relevant preferred securities, in whole but not in part, for cash at a redemption price equal to:

•      in the case of a redemption prior to July 25, 2011, in the case of the yen-denominated preferred securities, or July 25, 2016, in the case of the dollar-denominated preferred securities and the euro-denominated preferred securities, the relevant make-whole amount, as described under “Description of the Preferred Securities—Redemption—Special Event Redemption;” or

•	in the case of a redemption on or after July 25, 2011, in the case of the yen-denominated preferred securities, or July 25, 2016, in the case of the dollar-denominated preferred securities and the euro-denominated preferred securities, the amount specified above under “Redemption.”

The following events are the special events that would trigger a finance subsidiary’s option to redeem the preferred securities as described above:

•	MUFG determines that the preferred securities issued by the relevant finance subsidiary may not be included in the “core capital” of MUFG;

•	the treatment of certain items on the tax returns of MUFG will not be respected by a taxing authority, as a result of which MUFG or the relevant finance subsidiary is or will be subject to more than a de minimis amount of additional taxes, duties or other governmental charges;

•	the relevant finance subsidiary or MUFG pays, or on the next dividend payment date would be obligated to pay, any additional amounts, other than as a result of the occurrence of a tax event as described above;

•

Bank of Tokyo-Mitsubishi UFJ is or will be required to pay any additional amounts in respect of any taxes, duties or other governmental charges with respect to payments of interest on or principal of the senior or junior subordinated loan between it and BTMU Preferred Capital 1 Limited, BTMU Preferred Capital 2

Limited or BTMU Preferred Capital 3 Limited, as the case may be, in each case other than as a result of the occurrence of a tax event; or

•	the relevant finance subsidiary receives an opinion to the effect that there is more than an insubstantial risk that it is deemed an “investment company” within the meaning of the U.S. Investment Company Act of 1940.

The election to redeem the preferred securities by each finance subsidiary is independent of those of the other finance subsidiaries.

Redemption Restrictions

In all cases, redemption of the preferred securities will be subject to compliance with applicable regulatory requirements, including the prior approval of the Financial Services Agency of Japan if then required.

Additional Amounts

All payments made by each finance subsidiary and MUFG under, or with respect to, the preferred securities and the guarantees will be made free and clear of, and without withholding or deduction for or on account of, any present or future taxes, as described under “Description of the Preferred Securities—Payment of Additional Amounts” unless the relevant finance subsidiary or MUFG is required to withhold or deduct taxes by law or by the official interpretation or administration of applicable law. If a finance subsidiary or MUFG is required to withhold or deduct any amount for or on account of taxes, the relevant finance subsidiary or MUFG, as the case may be, will, subject to certain customary exceptions, pay additional amounts as may be necessary so that the net amount received by each holder of the relevant preferred securities (including those additional amounts) after the withholding or deduction (including any withholding or deduction from the additional amounts) will not be less than the amount the holder would have received if the relevant taxes had not been required to be withheld or deducted.

		Dollar-denominated Preferred Securities	Euro-denominated Preferred Securities	Yen-denominated Preferred Securities
Security Codes	CUSIP No.:	G63255 AA 4	G63256 AA 2	G63257 AA 0
	ISIN:	USG63255AA42	XS0247684490	XS0247685117
	Common Code:	024769836	24768449	24768511

Governing Law

The terms of the preferred securities will be set forth in the memorandum and articles of association of the relevant finance subsidiary, which will be governed by the laws of the Cayman Islands. Each subordinated guarantee agreement will be governed by, and construed in accordance with, the laws of the State of New York.

Use of Proceeds

We expect to receive approximately $2,273 million, €741 million and ¥118,601 million (for an aggregate total of approximately $4,162 million) in net cash proceeds after commissions and expenses from the issuance and sale of the preferred securities in the offerings. We intend to treat the preferred securities as core capital, or Tier I capital, under applicable banking regulations in Japan. Our finance subsidiaries will use the proceeds to acquire:

•	dollar-denominated preferred shares issued by BTMU Preferred Capital 1 Limited in the case of MUFG Capital Finance 1 Limited,

•	euro-denominated preferred shares issued by BTMU Preferred Capital 2 Limited in the case of MUFG Capital Finance 2 Limited, and

•	yen-denominated preferred shares issued by BTMU Preferred Capital 3 Limited in the case of MUFG Capital Finance 3 Limited.

Each of BTMU Preferred Capital 1 Limited, BTMU Preferred Capital 2 Limited and BTMU Preferred Capital 3 Limited is controlled by our subsidiary, The Bank of Tokyo-Mitsubishi UFJ, Ltd., and will use the proceeds from the sale of its securities to make subordinated loans to Bank of Tokyo-Mitsubishi UFJ, which plans to use the funds to strengthen its capital base and for general corporate purposes.

Holders of the preferred securities will have no direct claim on any securities issued by BTMU Preferred Capital 1 Limited, BTMU Preferred Capital 2 Limited or BTMU Preferred Capital 3 Limited, as the case may be, and the obligations of our finance subsidiaries with respect to the preferred securities are not secured by any securities held by them.

Form

The dollar-denominated preferred securities will initially be evidenced by one or more global certificates registered in the name of Cede & Co., as nominee for DTC and its participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear system, or Euroclear, and Clearstream Banking société anonyme, or Clearstream.

The euro-denominated preferred securities and the yen-denominated preferred securities will initially be evidenced by one or more global certificates registered in the name of and deposited with a common depositary on behalf of Euroclear and Clearstream.

Except as set forth in “Description of the Preferred Securities,” preferred securities in certificated form will not be issued in exchange for the global certificates representing the preferred securities.

Listing

Approval-in-principle has been received for the listing of each of the dollar-denominated preferred securities, the euro-denominated preferred securities and the yen-denominated preferred securities on the Singapore Stock Exchange.

Rating	It is expected that the preferred securities will be rated “Baa2” by Moody’s Investor Services and “BBB” by Standard and Poor’s.

RISK FACTORS RELATING TO THE PREFERRED SECURITIES

Investing in the preferred securities involves a high degree of risk. You should carefully consider the risks described below as well as all the other information presented in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus before investing in the preferred securities.

This prospectus supplement and the accompanying prospectus also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including the risks faced by us described below and elsewhere in this prospectus supplement and the accompanying prospectus. See “Cautionary Statement Concerning Forward-Looking Statements.”

Holders of the preferred securities face risks associated with our financial condition.

In the event of our bankruptcy, liquidation or dissolution, the finance subsidiaries will distribute to us all of their financial assets, and holders of the preferred securities will rely primarily on our obligations under the guarantees to recover their investment. Our obligations under the guarantees will be junior in right of payment to all of our existing and future senior debt, so that in the event of a bankruptcy, liquidation or dissolution, our assets must be used to pay off our senior debt in full before any payments may be made on the guarantees. Furthermore, since the guarantor, MUFG, is a holding company, its obligations under the guarantees will be structurally subordinated to the obligations of its subsidiaries. Prospective investors are strongly urged to review carefully the risk factors regarding our business and operations included in the accompanying prospectus beginning on page 4.

Payments of dividends on the preferred securities may not be made, or will not be required to be made, under a number of circumstances, and dividends on the preferred securities are not cumulative.

Dividends on the preferred securities may not be paid in full, or at all. Under the terms of the preferred securities, the finance subsidiaries cannot pay dividends on the preferred securities on a given dividend payment date in the event of our bankruptcy, insolvency, liquidation or failure to comply with the minimum capital requirements applicable to us under Japanese banking regulations. Under the terms of the preferred securities, the finance subsidiaries will not pay any dividends, or will reduce the amount of a dividend payment, on a dividend payment date if we do not have sufficient available distributable profits under Japanese law or for the next two consecutive dividend payment dates if we have paid no, or less than full, dividends on our outstanding preferred shares in respect of the most recently ended fiscal year. In such an event, the dividend preference on the preferred securities will (immediately and automatically) attach instead to the ordinary shares of the finance subsidiaries. See “Description of the Preferred Securities—Dividends and Dividend Suspension.” In addition, under the terms of the preferred securities, the finance subsidiaries may, at our election, pay no dividends or reduced dividends on the preferred securities for two consecutive dividend payment dates if we have no outstanding preferred shares and have not paid and have declared that we will not pay dividends on our common stock for the most recently ended fiscal period. Due to credit-related losses, one of our predecessors, UFJ Holdings, did not pay dividends on its common stock for the fiscal years ended March 31, 2002, 2003, 2004 and 2005, and on its preferred shares for the fiscal year ended March 31, 2005. Similarly, we may not be able to pay dividends on our common stock and preferred shares in the future. If we do not pay dividends on our preferred shares, the finance subsidiaries cannot pay dividends on the preferred securities.

Under the terms of the preferred securities, the finance subsidiaries cannot pay dividends on the preferred securities if MUFG’s capital ratios fall below the levels required in Japan. Currently, the applicable total risk-based capital ratio requirement is 8.0% and the risk-weighted core capital ratio requirement is 4.0%. There can be no assurance that a stricter standard or stricter calculation criteria will not be introduced in the future, which could increase the possibility of, or result in, MUFG’s capital ratio falling below the levels required in Japan.

Subject to the market environment and financial conditions, we aim to repay the remainder of public funds, which were originally received by UFJ Holdings from the Resolution and Collection Corporation in the form of a preferred stock investment, by the end of the fiscal year ending March 31, 2007. The preferred stock held by the

Resolution and Collection Corporation was exchanged for MUFG’s preferred shares as part of the merger with UFJ Holdings. In the process of this repayment, our distributable profits available to pay dividends on the preferred securities may decrease.

Dividends on the preferred securities are non-cumulative. Accordingly, if dividends are not paid in full, or at all on a dividend payment date, holders of the preferred securities will not be entitled to receive some or all of such dividends on any subsequent dividend payment date or on any other date.

We have outstanding preferred shares that have effective priority over the preferred securities with respect to dividends under some circumstances, as well as parity shares that may reduce the dividends payable on the preferred securities.

Under the terms of the preferred securities, dividends are paid at the same proportion to full dividends as dividends on our preferred shares except that dividends on the preferred securities may only be paid to the extent of available distributable profits. In calculating the available distributable profits, the amount of dividends paid on our preferred shares is deducted. We have outstanding six classes of preferred shares. If we continue to pay dividends on our preferred shares when our distributable profits do not exceed the aggregate amount of dividends on the preferred securities, parity securities and the preferred shares, the available distributable profits for payment on the preferred securities could be reduced or depleted and prevent payment of full dividends on the preferred securities.

Additionally, we have outstanding eight series of preferred shares issued by other finance subsidiaries that fall into the category of parity securities. As the available distributable profits are divided pro rata between the preferred securities and parity securities, if the available distributable profits does not exceed the aggregate amount of the dividends on the preferred securities and parity securities, the dividends on the preferred securities could be reduced or depleted and prevent payment of full dividends on the preferred securities.

We retain effective control of the finance subsidiaries, and holders of the preferred securities will have voting rights only in limited circumstances.

We hold all of the issued and outstanding ordinary shares of the finance subsidiaries and have the right to elect all of their directors, including the independent director, except in certain limited circumstances. Furthermore, two of the three directors of each finance subsidiary are currently employees of MUFG. Except as expressly required by applicable law or as otherwise described immediately below, the holders of preferred securities will not be entitled to vote as a shareholder on any matter relating to or affecting the finance subsidiaries. The holders of the preferred securities by a simple majority of the votes cast on such matter at a meeting properly called and held (or by written resolution), are entitled to remove the independent director of the relevant finance subsidiary and fill any vacancy created in relation to that position, following such removal or otherwise, with an independent director nominated by such holders, if the finance subsidiary does not pay the full amount of dividends on the preferred securities on two consecutive dividend payment dates or in the event MUFG is involved in bankruptcy proceedings. In addition, the holders of preferred securities will have a right to vote on the winding up of the relevant finance subsidiary along with the ordinary shareholders of that finance subsidiary.

The preferred securities may be redeemed by the finance subsidiaries on or after July 25, 2011, in the case of the yen-denominated preferred securities, or July 25, 2016, in the case of other preferred securities, and may be redeemed prior to that date in certain circumstances; the holders may not be able to reinvest the amounts received upon redemption at a rate that will provide the same rate of return as the preferred securities.

Beginning on July 25, 2011 for the yen-denominated preferred securities and on July 25, 2016 for the other preferred securities, the relevant finance subsidiaries will have the option to redeem their preferred securities in their sole discretion on any subsequent dividend payment date at the applicable redemption price. In addition, the preferred securities may be redeemed by the relevant finance subsidiaries prior to July 25, 2011 or July 25, 2016, as the case may be, upon the occurrence of a tax event. A tax event shall be deemed to occur upon a change in tax laws that requires a finance subsidiary to be subject to more than a de minimis amount of additional taxes, a finance subsidiary or MUFG to pay any additional amounts under or with respect to the relevant preferred securities or The Bank of Tokyo-Mitsubishi UFJ, Ltd. to pay any additional amounts under or with respect to the senior and junior subordinated loans between it and its relevant subsidiary. The preferred securities may also be redeemed by each of the finance subsidiaries at any time upon the occurrence of a special event. Special events relate to the occurrence of specified events relating to tax, bank regulatory, or investment company laws, rules and regulations applicable to us and the finance subsidiaries as described under “Description of the Preferred Securities—Redemption.” If the preferred securities are redeemed, the holders may not be able to reinvest the amounts received upon redemption at a rate that will provide the same return as the investment in the preferred securities.

The amount of funds available to pay dividends on the preferred securities may fall below current expectations because the method for calculating “distributable profits” under the terms of the preferred securities is subject to forthcoming changes in Japanese corporate law.

Under the terms of the preferred securities, the amount of “distributable profits” of MUFG determines the amount of funds available to pay dividends on the preferred securities. MUFG’s distributable profits are equal to MUFG’s profits (including earned surplus from prior years) and any other items permitted to be distributed to shareholders of MUFG as dividends pursuant to the Commercial Code and any other applicable law as derived from MUFG’s audited non-consolidated financial statements prepared in accordance with accounting principles generally accepted in Japan, or Japanese GAAP, and applicable Japanese laws and regulations. Japan’s new Company Law was promulgated on July 26, 2005 and is expected to take effect generally from May 2006, pursuant to which the concept of “distributable profits” under the Commercial Code and the terms of the preferred securities will be replaced by a successor concept of “distributable amounts.” Although both “distributable profits” and “distributable amounts” are generally determined by reference to non-consolidated net assets of a company as at the end of the immediately preceding fiscal year, less amounts of capital and statutory reserves, “distributable amounts” is subject to adjustment by specified subsequent events such as acquisition or disposal of treasury shares, including those set forth in the ordinances of the Ministry of Justice. Accordingly, the amount of funds that will be available to pay dividends on the preferred securities may not meet current expectations based on historical amounts of “distributable profits” under the Commercial Code.

The market for the preferred securities may have limited liquidity.

There is no existing market for the preferred securities. While application has been made for the listing of the preferred securities on the Singapore Stock Exchange, there can be no assurance that any market for the preferred securities will develop or be sustained or whether, or at what price, holders of the preferred securities will be able to sell or otherwise transfer their preferred securities. Although the underwriters have informed us that they intend to make a market in the preferred securities, the underwriters are not obligated to do so, and any such market-making activity will be subject to the limits imposed by applicable law and may be interrupted or discontinued at any time without notice. If an adequate trading market for the preferred securities does not develop or is not sustained, the market price and liquidity of the preferred securities may be adversely affected. In addition, we may decide to delist the preferred securities from the Singapore Stock Exchange and may or may not seek an alternative listing for the preferred securities on another securities exchange.

The ratings on the preferred securities could be lowered.

The preferred securities have been assigned a provisional rating of Baa2 by Moody’s and BBB by Standard and Poor’s. In addition, other rating agencies may assign credit ratings to the preferred securities with or without any solicitation from us and without any provision of information from us. A downgrade or potential downgrade in these ratings, the assignment of a new rating that is lower than existing ratings, or a downgrade or potential downgrade in the ratings assigned to us, the finance subsidiaries or any of our respective securities could reduce the number of potential investors in the preferred securities and adversely affect the price and liquidity of the preferred securities.

SELECTED FINANCIAL DATA

Selected Consolidated Financial Data of MTFG

On April 2, 2001, we were formed as a holding company for Bank of Tokyo-Mitsubishi, Mitsubishi Trust Bank and Nippon Trust Bank. Nippon Trust Bank was formerly a majority-owned subsidiary of Bank of Tokyo-Mitsubishi and merged into Mitsubishi Trust Bank in October 2001. The business combination between Bank of Tokyo-Mitsubishi and Mitsubishi Trust Bank was accounted for under the pooling-of-interests method and, accordingly, the selected statement of operations and balance sheet data shown below for the fiscal year ended March 31, 2001 set forth the combined results of Bank of Tokyo-Mitsubishi, including Nippon Trust Bank, and Mitsubishi Trust Bank as if the combination had been in effect for all the periods presented.

Selected statement of operations data for the fiscal years ended March 31, 2001, 2002, 2003, 2004 and 2005 and selected balance sheet data as of March 31, 2001, 2002, 2003, 2004 and 2005 set forth below have been derived from our audited consolidated financial statements. The selected consolidated financial data at and for the six months ended September 30, 2004 and 2005 have been derived from, and should be read in conjunction with, our unaudited consolidated financial statements incorporated by reference in this prospectus supplement, which management believes include all adjustments necessary for a fair presentation of the results of operations and financial condition for those periods. The results of operations for the six-month period are not necessarily indicative of the results for a full year’s operations.

Except for risk-adjusted capital ratios, which are calculated in accordance with Japanese banking regulations based on information derived from our financial statements prepared in accordance with Japanese GAAP, and the average balance information, the selected financial data set forth below are derived from our financial statements prepared in accordance with U.S. GAAP.

You should read the selected financial data set forth below in conjunction with our consolidated financial statements and other financial data included in the documents incorporated by reference. The following data are qualified in their entirety by reference to all of that information.

	Fiscal years ended March 31,					Six months ended September 30,
	2001	2002	2003	2004	2005	2004	2005
						(Unaudited)	(Unaudited)
	(in millions, except per share data and number of shares)
Statement of operations data:
Interest income	¥2,278,168	¥2,013,571	¥1,582,493	¥1,421,754	¥1,442,623	¥695,542	¥813,527
Interest expense	1,309,454	938,274	539,270	426,514	471,231	215,616	326,513

Net interest income	968,714	1,075,297	1,043,223	995,240	971,392	479,926	487,014
Provision (credit) for credit losses	783,855	598,412	437,972	(114,109)	109,502	167,059	(82,927)

Net interest income after provision (credit) for credit losses	184,859	476,885	605,251	1,109,349	861,890	312,867	569,941
Non-interest income	853,492	359,696	840,634	1,308,095	995,090	427,361	570,469
Non-interest expense	1,021,708	1,161,294	1,182,406	1,236,040	1,135,591	538,417	680,015

Income (loss) from continuing operations before income tax expense (benefit) and cumulative effect of a change in accounting principle	16,643	(324,713)	263,479	1,181,404	721,389	201,811	460,395
Income tax expense (benefit)	47,594	(99,729)	69,872	357,817	305,257	69,446	157,874

Income (loss) from continuing operations before cumulative effect of a change in accounting principle	(30,951)	(224,984)	193,607	823,587	416,132	132,365	302,521
Income (loss) from discontinued operations-net	(27,084)	1,235	10,370	(585)	—	—	—
Cumulative effect of a change in accounting principle, net of tax(1)	—	5,867	(532)	—	(977)	(977)	—

Net income (loss)	¥ (58,035)	¥ (217,882)	¥ 203,445	¥ 823,002	¥415,155	¥131,388	¥302,521

Net income (loss) available to common shareholders	¥ (66,371)	¥ (222,050)	¥ 190,941	¥ 815,021	¥408,318	¥127,909	¥300,135

	Fiscal years ended March 31,					Six months ended September 30,
	2001	2002	2003	2004	2005	2004	2005
						(Unaudited)	(Unaudited)
	(in millions, except per share data and number of shares)
Amounts per share(2):
Basic earnings (loss) per common share–income (loss) from continuing operations available to common shareholders before cumulative effect of a change in accounting principle	¥ (7,143.20)	¥(41,255.15)	¥ 32,240.37	¥128,443.00	¥62,867.28	¥19,850.94	¥45,903.29
Basic earnings (loss) per common share–net income (loss) available to common shareholders	(12,067.64)	(39,976.55)	33,991.75	128,350.88	62,717.21	19,700.46	45,903.29
Diluted earnings (loss) per common share–income (loss) from continuing operations available to common shareholders before cumulative effect of a change in accounting principle	(7,143.20)	(41,255.15)	29,486.78	125,123.73	62,626.69	19,743.30	45,803.88
Diluted earnings (loss) per common share–net income (loss) available to common shareholders	(12,067.64)	(39,976.55)	31,164.84	125,033.96	62,476.76	19,593.10	45,803.88
Number of shares used to calculate basic earnings per common share (in thousands)	5,500	5,555	5,617	6,350	6,510	6,493	6,538
Number of shares used to calculate diluted earnings per common share (in thousands)	5,500	5,555	5,863(3)	6,517(3)	6,516(3)	6,504(3)	6,538
Cash dividends per share declared during the fiscal year
—Common shares	¥ 8,255.25	¥ 4,127.63	¥ 6,000.00	¥ 4,000.00	¥ 6,000.00	¥ 6,000.00	¥ 6,000.00
	$ 76.31	$ 33.21	$ 50.26	$ 33.41	$ 55.46	$ 55.46	$ 54.41
—Preferred shares (Class 1)	¥82,500.00	¥ 41,250.00	¥123,750.00	¥ 82,500.00	¥82,500.00	¥41,250.00	¥41,250.00
	$ 763.17	$ 331.99	$ 1,024.65	$ 725.09	$ 772.49	$ 381.31	$ 374.08
—Preferred shares (Class 2)	¥16,200.00	¥ 8,100.00	¥ 24,300.00	¥ 16,200.00	¥ 8,100.00	¥ 8,100.00	¥ —
	$ 149.10	$ 64.99	$ 201.20	$ 142.38	$ 74.88	$ 74.88	$ —
—Preferred shares (Class 3)	¥ —	¥ —	¥ —	¥ —	¥ —	¥ —	¥ 7,069.00
	$ —	$ —	$ —	$ —	$ —	$ —	$ 64.11

	As of March 31,					As of September 30,
	2001	2002	2003	2004	2005	2004	2005
						(Unaudited)	(Unaudited)
	(in millions)
Balance sheet data:
Total assets	¥93,472,202	¥94,360,925	¥96,537,404	¥103,699,099	¥108,422,100	¥113,294,262	¥114,674,405
Loans, net of allowance for credit losses	47,953,919	48,494,545	47,105,433	47,637,729	50,330,832	50,846,540	51,386,090
Total liabilities	90,287,654	91,738,617	93,978,776	99,854,128	104,049,003	109,467,921	109,709,815
Deposits	60,105,742	63,659,501	67,303,678	70,024,252	71,294,863	72,064,301	72, 949,717
Long-term debt	4,963,455	5,183,841	5,159,132	5,659,877	5,981,747	5,477,822	6,486,017
Shareholders’ equity	3,184,548	2,622,308	2,558,628	3,844,971	4,373,097	3,826,341	4,964,590
Capital stock(4)	956,664	973,156	1,084,708	1,084,708	1,084,708	1,084,708	1,084,708

	As of March 31,					As of September 30,
	2001	2002	2003	2004	2005	2004	2005
						(Unaudited)	(Unaudited)
	(in millions, except percentages)
Other financial data:
Average balances:	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest-earning assets	¥83,192,062	¥85,027,796	¥86,246,966	¥90,850,630	¥99,485,278	¥96,860,081	¥100,621,044
Interest-bearing liabilities	75,645,416	78,683,185	79,658,352	84,975,055	92,365,823	89,572,079	89,634,480
Total assets	89,322,862	92,365,532	95,478,978	102,827,850	110,829,406	108,610,640	113,024,417
Shareholders’ equity	3,445,630	3,035,140	2,432,279	3,289,783	3,880,044	3,872,352	5,103,364

Return on equity and assets:	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net income (loss) available to common shareholders as a percentage of total average assets	(0.07)%	(0.24)%	0.20%	0.79%	0.37%	0.23%(7)	0.53%(7)
Net income (loss) available to common shareholders as a percentage of average shareholders’ equity	(1.93)%	(7.32)%	7.85%	24.77%	10.52%	6.59%(7)	11.73%(7)
Dividends per common share as a percentage of basic earnings per common share	— (5)	— (5)	17.65%	3.12%	9.57%	30.46%	13.07%
Average shareholders’ equity as a percentage of total average assets	3.86%	3.29%	2.55%	3.20%	3.50%	3.57%	4.52%
Net interest income as a percentage of total average interest-earning assets	1.16%	1.26%	1.21%	1.10%	0.98%	0.99%(7)	0.97%(7)

Credit quality data:
Allowance for credit losses	¥ 1,716,984	¥ 1,735,180	¥ 1,360,136	¥ 888,127	¥ 740,706	¥ 938,208	¥617,260
Allowance for credit losses as a percentage of loans	3.46%	3.45%	2.81%	1.83%	1.45%	1.81%	1.19%
Nonaccrual and restructured loans, and accruing loans contractually past due 90 days or more	¥ 4,272,794	¥ 4,164,982	¥ 2,753,026	¥ 1,731,083	¥ 1,286,670	¥ 1,791,739	¥ 1,109,024
Nonaccrual and restructured loans, and accruing loans contractually past due 90 days or more as a percentage of loans	8.60%	8.29%	5.68%	3.57%	2.52%	3.46%	2.13%
Allowance for credit losses as a percentage of nonaccrual and restructured loans, and accruing loans contractually past due 90 days or more	40.18%	41.66%	49.41%	51.30%	57.57%	52.36%	55.66%
Net loan charge-offs	¥ 598,362	¥ 603,404	¥ 814,811	¥ 337,124	¥ 260,927	¥ 121,181	¥ 45,160
Net loan charge-offs as a percentage of	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
average loans	1.21%	1.23%	1.64%	0.69%	0.51%	0.48%(7)	0.18%(7)
Average interest rate spread	1.01%	1.18%	1.15%	1.06%	0.94%	0.95%	0.88%
Risk-adjusted capital ratio calculated under Japanese GAAP(6)	10.15%	10.30%	10.84%	12.95%	11.76%	10.92%	12.01%

(1)	Effective April 1, 2001, we adopted Statement of Financial Accounting Standards (“SFAS”) No. 133 “Accounting for Derivative Instruments and Hedging Activities,” as amended by SFAS No. 137 and SFAS No. 138. On April 1, 2002, we adopted SFAS No. 142 “Goodwill and Other Intangible Assets.” Effective April 1, 2004, we adopted Financial Accounting Standards Board (“FASB”) Interpretation No. 46 (revised December 2003), “Consolidation of Variable Interest Entities, an interpretation of ARB No. 51”.
(2)	Amounts have been adjusted to reflect the stock-for-stock exchange creating MTFG for the fiscal year ended March 31, 2001.
(3)	Includes the common shares potentially issuable pursuant to the 3% exchangeable guaranteed notes due 2002 and Class 2 preferred stock. The 3% exchangeable guaranteed notes due 2002 were redeemed in November 2002.
(4)	Amounts include common stock and non-redeemable Class 2 preferred stock. Redeemable Class 1 and Class 3 preferred stocks are excluded.
(5)	Percentages against basic loss per common share have not been presented because such information is not meaningful.
(6)	Risk-adjusted capital ratios have been calculated in accordance with Japanese banking regulations, based on information derived from our consolidated financial statements prepared in accordance with Japanese GAAP. Ratios for the fiscal year ended March 31, 2001 represent combined risk-adjusted capital ratios of Bank of Tokyo-Mitsubishi and Mitsubishi Trust Bank before any combination-related adjustments.
(7)	Annualized.

Selected Consolidated Financial Data of UFJ Holdings

The following table sets forth certain selected consolidated financial data for UFJ Holdings and its consolidated subsidiaries as of and for the fiscal years ended March 31, 2003, 2004 and 2005. The selected consolidated statements of operations data for the fiscal years ended March 31, 2003, 2004 and 2005, and the balance sheet data as of March 31, 2004 and 2005, have been derived from, and should be read in conjunction with, the audited consolidated financial statements of UFJ Holdings incorporated by reference in this prospectus supplement. The selected consolidated financial data for UFJ Holdings and its consolidated subsidiaries as at and for the six months ended September 30, 2004 and 2005 have been derived from, and should be read in conjunction with, the unaudited consolidated financial statements of UFJ Holdings incorporated by reference in this prospectus supplement, which management believes include all adjustments necessary for a fair presentation of the results of operations and financial condition for those periods. The results of operations for the six month period are not necessarily indicative of the results for a full year’s operations.

You should read the selected financial data set forth below in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations of UFJ Holdings” and UFJ Holdings’ consolidated financial statements and other financial data included in the documents incorporated by reference. The following data are qualified in their entirety by reference to all of that information.

	Fiscal years ended March 31,			Six months ended September 30,
	2003	2004	2005	2004	2005
				(Unaudited)	(Unaudited)
	(in millions, except per share data and number of shares)
Statement of operations data:
Interest income	¥1,187,028	¥1,058,413	¥1,245,131	¥613,462	¥651,563
Interest expense	269,786	209,038	283,153	136,310	184,891

Net interest income	917,242	849,375	961,978	477,152	466,672
Provision for loan losses	511,898	313,124	91,866	202,398	75,714

Net interest income after provision for loan losses	405,344	536,251	870,112	274,754	390,958
Non-interest income	544,436	1,149,967	1,171,383	524,523	488,356
Non-interest expense	1,214,154	979,912	1,182,721	550,564	617,622

Income (loss) before income tax expense, cumulative effect of change in accounting principle and extraordinary gain	(264,374)	706,306	858,774	248,713	261,692
Income tax expense	23,753	95,618	142,950	5,906	41,865

Income (loss) before cumulative effect of change in accounting principle and extraordinary gain	(288,127)	610,688	715,824	242,807	219,827
Cumulative effect of change in accounting principle, net of taxes(1)	(62,000)	(2,959)	2,942	2,942	—
Extraordinary gain, net of taxes	12,319	—	—	—	—

Net income (loss)	¥(337,808)	¥607,729	¥718,766	¥245,749	¥219,827

Net income (loss) available to common stockholders	¥(383,218)	¥579,901	¥678,367	¥219,419	¥205,630

	Fiscal years ended March 31,					Six months ended September 30,
	2003	2004		2005		2004		2005
						(Unaudited)		(Unaudited)
	(in millions, except per share data and number of shares)
Amounts per share:
Basic earnings (loss) per common share—income (loss) available to common stockholders before cumulative effect of change in accounting principle and extraordinary gain	¥(67,823)	¥115,227		¥132,172		¥42,528		¥39,963
Basic earnings (loss) per common share—net income (loss) available to common stockholders	(77,926)	114,642		132,748		43,106		39,963
Diluted earnings (loss) per common share—income (loss) available to common stockholders before cumulative effect of change in accounting principle and extraordinary gain	(67,823)	86,803		99,191		33,605		30,532
Diluted earnings (loss) per common share—net income (loss) available to common stockholders	(77,926)	86,382		99,599		34,012		30,532
Number of shares used to calculate basic earnings per common share (in thousands)	4,918	5,058		5,110		5,090		5,146
Number of shares used to calculate diluted earnings per common share (in thousands)	4,918	7,015	(2)	7,215	(2)	7,225	(2)	7,200	(2)
Cash dividends per share declared during the fiscal year:
Preferred stock (Class I)	¥56,250	¥18,750		¥37,500		¥37,500		¥—
Preferred stock (Class II)	¥23,850	¥7,950		¥15,900		¥15,900		¥—
Preferred stock (Class III)	¥103,125	¥34,375		¥68,750		¥68,750		¥—
Preferred stock (Class IV)	¥27,900	¥9,300		¥18,600		¥18,600		¥—
Preferred stock (Class V)	¥29,100	¥9,700		¥19,400		¥19,400		¥—
Preferred stock (Class VI)	¥7,950	¥2,650		¥5,300		¥5,300		¥—
Preferred stock (Class VII)	¥17,250	¥5,750		¥11,500		¥11,500		¥—

	As of March 31,					As of September 30,
	2003	2004		2005		2004		2005
						(Unaudited)		(Unaudited)
	(in millions)
Balance sheet data:
Total assets	¥77,337,421	¥80,639,731		¥83,195,914		¥82,621,683		¥82,036,465
Loans, net of allowance for loan losses	43,489,478	42,981,743		40,870,079		41,847,467		41,374,560
Total liabilities	76,965,265	79,204,886		81,098,453		81,113,520		79,505,631
Deposits	56,130,501	58,537,935		54,566,986		57,506,750		53,337,905
Long-term debt	3,734,025	4,157,758		5,874,970		5,775,359		5,755,419
Stockholders’ equity	372,156	1,434,845		2,097,461		1,508,163		2,530,834
Capital stock	1,000,000	1,000,000		1,000,000		1,000,000		1,000,000

	As of March 31,			As of September 30,
	2003	2004	2005	2005
				(Unaudited)
	(in millions, except percentages)
Other financial data:
Credit quality data:
Allowance for loan losses	¥3,195,187	¥2,438,309	¥1,041,818	¥1,029,228
Allowance for loan losses as a percentage of loans	6.84%	5.37%	2.49%	2.43%
Non-accrual and restructured loans, and accruing loans contractually past due 90 days or more	¥7,169,794	¥5,084,867	¥2,326,852	¥2,225,905

Non-accrual and restructured loans, and accruing loans contractually past due 90 days or more as a percentage of loans	15.36%	11.20%	5.55%	5.25%
Allowance for loan losses as a percentage of non-accrual and restructured loans, and accruing loans contractually past due 90 days or more	44.56%	47.95%	44.77%	46.24%
Net loan charge-offs	¥799,315	¥1,068,433	¥1,611,149	¥86,823

(1)	SFAS No. 143 “Accounting for Asset Retirement Obligations” was adopted effective April 1, 2003. FASB Interpretation No. 46 (revised December 2003) “Consolidation of Variable Interest Entities an interpretation of ARB No. 51” was adopted for the interim reporting period beginning April 1, 2004 with respect to entities created before February 1, 2003. SFAS No. 142 “Goodwill and Other Intangible Assets” was adopted effective April 1, 2002.
(2)	Includes the common stock obtainable on conversion of convertible preferred stock, if dilutive.

The total risk-based capital ratio of UFJ Holdings calculated under Japanese GAAP was 10.39% at March 31, 2005 and 11.67% at September 30, 2005. Risk-based capital ratios of UFJ Holdings have been calculated in accordance with Japanese banking regulations, based on information derived from UFJ Holdings’ consolidated financial statements prepared in accordance with Japanese GAAP.

USE OF PROCEEDS

We expect to receive approximately $2,273 million, €741 million and ¥118,601 million (for an aggregate total of approximately $4,162 million) in net cash proceeds from the issuance and sale of the preferred securities in the offerings, which will be used by the finance subsidiaries to purchase preferred shares issued by BTMU Preferred Capital 1 Limited, BTMU Preferred Capital 2 Limited and BTMU Preferred Capital 3 Limited, which are special purpose finance companies established as wholly-owned special-purpose finance companies of The Bank of Tokyo-Mitsubishi UFJ, Ltd., which is our subsidiary commercial bank. Those entities in turn will use the proceeds from the sale of their preferred shares to make subordinated loans to Bank of Tokyo-Mitsubishi UFJ, which plans to use the funds to strengthen its capital base and for general corporate purposes.

These amounts are after deducting underwriting commissions and $6.97 million in estimated aggregate expenses payable by us.

DIVIDEND INFORMATION

The following tables set forth historical information relating to dividends paid by us and UFJ Holdings on common stock and preferred shares with respect to the periods indicated:

MTFG:

	As of/Fiscal Year Ended March 31,
	2003	2004	2005
	(in billions)
Distributable profits	¥643.0	¥674.3	¥716.8
Total dividends paid	33.3	46.1	45.0
Preferred shares:
Interim dividend	4.2	3.8	3.4
Year-end dividend	4.2	3.5	2.4
Common stock:
Interim dividend	—	—	—
Year-end dividend	24.9	38.8	39.2

UFJ Holdings:

	As of/Fiscal Year Ended March 31,
	2003	2004	2005
	(in billions)
Distributable profits	¥1,063.3	¥1,067.3	¥—
Total dividends paid	14.7	12.9	—
Government-owned preferred shares :
Interim dividend	5.6	—	—
Year-end dividend	5.6	11.2	—
Preferred shares:
Interim dividend	2.1	—	—
Year-end dividend	1.4	1.7	—
Common stock:
Interim dividend	—	—	—
Year-end dividend	—	—	—

The following table sets forth historical information relating to dividends paid by UFJ Holdings’ finance subsidiaries on parity securities with respect to the periods indicated. Dividend payments were temporarily suspended on those parity securities for the fiscal year ended March 31, 2005. There were no outstanding parity securities issued by any MTFG finance subsidiary with dividends payable with respect to any such periods.

	Fiscal Year Ended March 31,
	2003	2004	2005
	(in billions)
Dividends on parity securities	¥15.0	¥15.0	—

As of February 28, 2006, MUFG had 100,000 class 3 preferred shares, 27,000 class 8 preferred shares, 79,700 class 9 preferred shares, 150,000 class 10 preferred shares, one class 11 preferred share and 175,300 class 12 preferred shares issued and outstanding. Subject to the limitations specified in MUFG’s articles of incorporation, the expected amount of preferred dividends payable each fiscal year for each class of MUFG preferred stock is set forth below.

•	class 3 preferred shares: ¥60,000 per share

•	class 8 preferred shares: ¥15,900 per share

•	class 9 preferred shares: ¥18,600 per share

•	class 10 preferred shares: ¥19,400 per share

•	class 11 preferred shares: ¥5,300 per share

•	class 12 preferred shares: ¥11,500 per share

Of the preferred shares listed above, classes 8, 9, 10 and 12 were newly issued in connection with our merger with UFJ Holdings in exchange for preferred shares of UFJ Holdings held by the Resolution and Collection Corporation. Subject to the market environment and financial conditions, we aim to repay such public funds by the end of the fiscal year ending March 31, 2007. On March 1, 2006, we repurchased 120,000 shares of our common stock immediately after they were issued upon the conversion of 51,800 class 8 preferred shares and 12,450 class 9 preferred shares held by the Resolution and Collection Corporation. The purchase price was ¥1,750,000 per common share. After the completion of the repurchase and other transactions previously announced on February 28, 2006, the Resolution and Collection Corporation held preferred shares that are convertible into approximately 4.3% of our common stock.

As of February 28, 2006, we also have outstanding eight series of preferred shares, as described below, issued by other finance subsidiaries that fall into the category of parity securities.

Issuer	Issue date	Issue amount
		(in billions)
Sanwa Capital Finance 2 Limited	March 25, 1999	¥130.0
UFJ Capital Finance 1 Limited	October 24, 2001	90.0
UFJ Capital Finance 2 Limited	November 8, 2001	118.0
UFJ Capital Finance 3 Limited	November 8, 2001	10.0
UFJ Capital Finance 4 Limited	September 26, 2002
series A		94.5
series B		11.5
series C		5.0
MTFG Capital Finance Limited	August 24, 2005	165.0

Total		¥624.0

We determine the amount of funds available to pay dividends based on “distributable profits” under the Commercial Code (which will be replaced by a successor concept of “distributable amounts” under the New Company Law) which is based on our non-consolidated financial results reported under Japanese GAAP. For a detailed discussion on our ability to pay dividends, see “Description of Common Stock—Dividends” in the accompanying prospectus.

CAPITALIZATION AND INDEBTEDNESS

The following table presents our capitalization and indebtedness at September 30, 2005:

•	on an actual basis;

•	on a pro forma basis to give effect to our merger with UFJ Holdings assuming the merger was completed as of September 30, 2005; and

•	on a pro forma basis as further adjusted to give effect to the receipt and application of the net proceeds from the issuance and sale of the preferred securities:

	At September 30, 2005(1)
	Actual		Pro forma		Pro forma as adjusted
	(in millions)
Total short-term borrowings	¥21,508,694	$189,856	¥33,813,860	$298,472	¥33,813,860	$298,472

Long-term debt:
Obligations under capital leases	30,045	265	106,254	938	106,254	938
Unsubordinated debt(2)	3,613,987	31,900	7,108,069	62,742	7,108,069	62,742
Subordinated debt(3)	2,841,985	25,086	5,166,671	45,606	5,649,692	49,870

Total long-term debt	6,486,017	57,251	12,380,994	109,286	12,864,015	113,550

Minority interest	488,323	4,310	879,178	7,760	879,178	7,760

Shareholders’ equity:
Preferred stock (Class 1), with no par value	122,100	1,078	122,100	1,078	122,100	1,078
Preferred stock (Class 3), with no par value	125,000	1,103	125,000	1,103	125,000	1,103
Common stock, with no par value(4)	1,084,708	9,575	1,084,708	9,575	1,084,708	9,575
Capital surplus(4)	958,366	8,459	5,361,591	47,325	5,361,591	47,325
Retained earnings:
Appropriated for legal reserve	239,571	2,115	239,571	2,115	239,571	2,115
Unappropriated	1,588,792	14,024	1,589,094	14,027	1,589,094	14,027
Accumulated other changes in equity from nonowner sources, net of taxes	849,750	7,501	849,750	7,501	849,750	7,501

Total	4,968,287	43,855	9,371,814	82,724	9,371,814	82,724
Less treasury stock, at cost: 7,242 common shares(4)	3,697	33	3,697	33	3,697	33

Shareholders’ equity—net	4,964,590	43,822	9,368,117	82,691	9,368,117	82,691

Total capitalization and indebtedness	¥33,447,624	$295,239	¥56,442,149	$498,209	¥56,925,170	$502,473

(1)	The U.S. dollar amounts represent translations, for the convenience of readers, of yen amounts at the rate of ¥113.29 = U.S.$1, the Federal Reserve Bank of New York’s noon buying rate on September 30, 2005.
(2)	MUFG issued unsubordinated bonds of ¥100.0 billion between October 1, 2005 and January 31, 2006. In addition, between October 1, 2005 and January 31, 2006, Bank of Tokyo-Mitsubishi UFJ, Mitsubishi UFJ

Trust Bank and Mitsubishi UFJ Securities, which are MUFG’s most active subsidiaries with respect to the issuance of bonds, issued ¥123.1 billion aggregate principal amount of unsubordinated bonds. During the same period, the three subsidiaries redeemed ¥407.9 billion aggregate principal amount of unsubordinated bonds.

(3)	Between October 1, 2005 and January 31, 2006, Bank of Tokyo-Mitsubishi UFJ, Mitsubishi UFJ Trust Bank and Mitsubishi UFJ Securities issued ¥237.6 billion aggregate principal amount of subordinated bonds, and redeemed ¥150.2 billion aggregate principal amount of subordinated bonds. During the same period, MUFG and the three subsidiaries obtained ¥3.0 billion aggregate principal amount of subordinated borrowings, and repaid ¥16.0 billion aggregate principal amount of subordinated borrowings.
(4)	As part of the merger, we issued common shares and class 8, class 9, class 10, class 11 and class 12 preferred shares in exchange for UFJ Holdings’ common shares and shares of UFJ Holdings’ class II, class IV, class V, class VI and class VII convertible preferred stock, respectively. The fair value of such common and preferred shares is included in capital surplus in the pro forma presentation above. Between October 1, 2005 and January 31, 2006, we repurchased 374,128 common shares immediately following the conversion of 121,200 class 8 preferred shares, 57,850 class 9 preferred shares and 24,700 class 12 preferred shares into common shares by the Resolution and Collection Corporation. The weighted average purchase price was ¥1,472,523 per common share. On March 1, 2006, we repurchased 120,000 shares of our common stock immediately after they were issued upon the conversion of 51,800 class 8 preferred shares and 12,450 class 9 preferred shares held by the Resolution and Collection Corporation. The purchase price was ¥1,750,000 per common share. After the completion of the repurchase and other transactions previously announced on February 28, 2006, the Resolution and Collection Corporation held preferred shares that are convertible into approximately 4.3% of our common stock.

DESCRIPTION OF FINANCE SUBSIDIARIES

General

Each of MUFG Capital Finance 1 Limited, MUFG Capital Finance 2 Limited and MUFG Capital Finance 3 Limited is a newly formed company incorporated as an exempted company with limited liability under the laws of the Cayman Islands for the purpose of:

•	issuing the preferred securities to investors;

•	issuing its ordinary shares to MUFG; and

•	purchasing and holding preferred shares to be issued by special purpose companies wholly owned by Bank of Tokyo-Mitsubishi UFJ to generate funds for distribution to the holders of the preferred securities.

MUFG will subscribe for and acquire:

•	5,000,000 ordinary shares of MUFG Capital Finance 1 Limited, par value $1.00 per ordinary share, representing 100% of the voting rights of MUFG Capital Finance 1 Limited (subject to the limited voting rights of holders of the dollar-denominated preferred securities);

•	5,000,000 ordinary shares of MUFG Capital Finance 2 Limited, par value €1.00 per ordinary share, representing 100% of the voting rights of MUFG Capital Finance 2 Limited (subject to the limited voting rights of holders of the euro-denominated preferred securities); and

•	500,000 ordinary shares of MUFG Capital Finance 3 Limited, par value ¥1 per ordinary share, representing 100% of the voting rights of MUFG Capital Finance 3 Limited (subject to the limited voting rights of holders of the yen-denominated preferred securities).

The ordinary shares will represent all of the issued and outstanding ordinary shares of MUFG Capital Finance 1 Limited, MUFG Capital Finance 2 Limited and MUFG Capital Finance 3 Limited, respectively, and will be subscribed for and acquired at an aggregate price of $5,000,000 ($1.00 per ordinary share), €5,000,000 (€1.00 per ordinary share), and ¥500,000,000 (¥1,000 per ordinary share), respectively. Each finance subsidiary will use proceeds from the issuance of ordinary shares to meet operating expenses and extend a junior subordinated loan to MUFG.

With respect to each of the dollar-denominated preferred securities, the euro-denominated preferred securities and the yen-denominated preferred securities, MUFG will execute a subordinated guarantee agreement among it, the relevant finance subsidiary and the relevant paying agent, providing that MUFG will irrevocably and unconditionally, subject to the terms of subordination described in “Description of Subordinated Guarantees,” guarantee the payment of amounts due with respect to the preferred securities to the holders of the relevant preferred securities.

In each subordinated guarantee agreement, MUFG will agree with the relevant finance subsidiary that, for so long as any of the relevant preferred securities are outstanding, MUFG will maintain direct or indirect ownership of 100% of the outstanding ordinary shares of the respective finance subsidiary.

The registered address of each finance subsidiary is c/o M&C Corporate Services Limited, P.O. Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands.

Capitalization and Indebtedness

The following table sets forth the capitalization and indebtedness of MUFG Capital Finance 1 Limited as adjusted to reflect the consummation of the offering of the dollar-denominated preferred securities and issuance of its ordinary shares.

As of the Issue Date
(in thousands)
Indebtedness:
Total long-term debt	—

Shareholders’ equity:
Preferred Shares (i.e., the dollar-denominated preferred securities)
Liquidation preference $1,000 per dollar-denominated preferred security, 2,300,000 issued and outstanding, as adjusted	$2,300,000
Junior Shares (i.e., the ordinary shares)
Par value $1.00 per share, 5,000,000 issued and outstanding, as adjusted	5,000

Total shareholders’ equity	2,305,000

Total capitalization and indebtedness	$2,305,000

The following table sets forth the capitalization and indebtedness of MUFG Capital Finance 2 Limited as adjusted to reflect the consummation of the offering of the euro-denominated preferred securities and issuance of its ordinary shares.

	As of the Issue Date	As of the Issue Date(1)
	(in thousands)
Indebtedness:
Total long-term debt	—	—

Shareholders’ equity:
Preferred Shares (i.e., the euro-denominated preferred securities)
Liquidation preference €1,000 per euro-denominated preferred security, 750,000 issued and outstanding, as adjusted	€750,000	$904,377
Junior Shares (i.e., the ordinary shares)
Par value €1.00 per share, 5,000,000 issued and outstanding, as adjusted	5,000	6,029

Total shareholders’ equity	755,000	910,406

Total capitalization and indebtedness	€755,000	$910,406

(1)	The U.S. dollar amounts represent translations, for the convenience of readers, of euro amounts at the rate of €0.8293 = U.S.$1, the Federal Reserve Bank of New York’s noon buying rate on September 30, 2005.

The following table sets forth the capitalization and indebtedness of MUFG Capital Finance 3 Limited as adjusted to reflect the consummation of the offering of the yen-denominated preferred securities and issuance of its ordinary shares.

	As of the Issue Date	As of the Issue Date(1)
	(in thousands)
Indebtedness:
Total long-term debt	—	—
Shareholders’ equity:
Preferred Shares (i.e., the yen-denominated preferred securities)
Liquidation preference ¥10,000,000 per yen-denominated preferred security, 12,000 issued and outstanding, as adjusted	¥120,000,000	$1,059,229
Junior Shares (i.e., the ordinary shares)
Par value ¥1 per share, 500,000 issued and outstanding, as adjusted	500	4
Share Premium(2)	499,500	4,409

Total shareholders’ equity	120,500,000	1,063,642

Total capitalization and indebtedness	¥120,500,000	$1,063,642

(1)	The U.S. dollar amounts represent translations, for the convenience of readers, of yen amounts at the rate of ¥113.29 = U.S.$1, the Federal Reserve Bank of New York’s noon buying rate on September 30, 2005.
(2)	500,000 ordinary shares issued to MUFG at an aggregate premium of ¥499,500,000 (¥999 per share).

Subscription for Preferred Shares of Finance Subsidiaries of Bank of Tokyo-Mitsubishi UFJ

Each finance subsidiary expects to use the proceeds of the preferred securities to purchase and hold preferred shares issued by the special purpose finance companies wholly owned and controlled by Bank of Tokyo-Mitsubishi UFJ:

•	MUFG Capital Finance 1 Limited will subscribe for and acquire 2,300,000 preferred shares of BTMU Preferred Capital 1 Limited, par value $1,000 per preferred share;

•	MUFG Capital Finance 2 Limited will subscribe for and acquire 750,000 preferred shares of BTMU Preferred Capital 2 Limited, par value €1,000 per preferred share; and

•	MUFG Capital Finance 3 Limited will subscribe for and acquire 12,000 preferred shares of BTMU Preferred Capital 3 Limited, par value ¥10,000,000 per preferred share.

Each of BTMU Preferred Capital 1 Limited, BTMU Preferred Capital 2 Limited and BTMU Preferred Capital 3 Limited will use the proceeds from the issuance of its preferred shares to extend subordinated loans to Bank of Tokyo-Mitsubishi UFJ. Payments made to the finance subsidiaries for their preferred shares are expected to be the only source of funds to pay dividends on the preferred securities other than the guarantees. Holders of the preferred securities will have no direct claim on any preferred shares issued by each of the special purpose finance companies controlled by Bank of Tokyo-Mitsubishi UFJ and subscribed for by the relevant finance subsidiary and the obligations of each finance subsidiary with respect to its preferred securities are not secured by any preferred shares or other securities held by them. In addition, the special dividend provision of the preferred securities described under “Description of the Preferred Securities—Liquidating Distributions” provides that following a liquidation event of MUFG, the preferred shares issued by the relevant special purpose finance companies controlled by Bank of Tokyo-Mitsubishi UFJ and owned by the relevant finance subsidiary will be distributed as a special dividend on the ordinary shares of the finance company. Accordingly, it is anticipated that following a liquidation event of MUFG the preferred securities’ claim in liquidation equal to the stated liquidation preference amount will be required to be satisfied under the terms of the relevant subordinated guarantee agreement.

Each finance subsidiary will continue to hold the respective preferred shares described above so long as any dollar-denominated preferred securities, euro-denominated preferred securities and yen-denominated preferred securities, as applicable, are outstanding, except upon the affirmative vote of a majority of the board and with the consent of at least two-thirds (calculated by reference to liquidation preference) of the holders of the relevant preferred securities and subject to a redemption at the time of any corresponding redemption of the relevant preferred securities in accordance with their terms.

Management

Directors

The articles of each finance subsidiary will provide that its board of directors may not comprise fewer than two or more than four members, including its independent director. No finance subsidiary expects to have any further officers or other employees.

The initial directors of each of MUFG Capital Finance 1 Limited (other than the independent director), MUFG Capital Finance 2 Limited (other than the independent director) and MUFG Capital Finance 3 Limited (other than the independent director) are Hiroyuki Nakagawa and Toyonori Takenaka, who are both employees of MUFG.

Independent Director

The articles of each finance subsidiary will require that, so long as any preferred securities issued by it are outstanding, certain actions by the finance subsidiary are subject to prior approval by its independent director. See “Description of the Preferred Securities—Independent Director Approval.” Martin Couch will be the initial independent director of each of the finance subsidiaries.

Each finance subsidiary’s independent director will be under a duty to consider the interests of the finance subsidiary as a whole as to all matters, including those relating to the enforcement (in some circumstances) of the relevant subordinated guarantee agreement, without reference to any conflicting interests of the MUFG as the holder of the ordinary shares of that finance subsidiary or otherwise.

Each finance subsidiary’s independent director will be a member of the board of directors of the finance subsidiary and will not have been, during the preceding ten years, a director or employee of MUFG or any of its direct or indirect subsidiaries or affiliates, other than a director of any direct or indirect subsidiary of MUFG acting pursuant to provisions similar to the articles of the finance subsidiaries.

Administration and Related Matters

Prior to issuing its preferred securities, each finance subsidiary will enter into a separate management agency agreement with MUFG and Maples Finance Limited, as the management agent, pursuant to which the management agent will provide (or cause to be provided) necessary administrative, record-keeping and secretarial services to that finance subsidiary. Each finance subsidiary will pay the management agent certain fees for such services, or alternatively, MUFG will reimburse each finance subsidiary for the expense of such fees (or pay such fees directly) as an operating expense if requested by that finance subsidiary pursuant to its subordinated guarantee agreement.

Each finance subsidiary will maintain corporate records and audited financial statements that are separate from those of MUFG or any of its subsidiaries or affiliates. None of the directors of either finance subsidiary will have any direct or indirect pecuniary interest in any security to be acquired or disposed of by that finance subsidiary or in any transaction in which that finance subsidiary has an interest.

Limitations on Liability of Directors

The articles of each finance subsidiary will provide that the directors and officers (if any) of that finance subsidiary and any trustee acting in relation to any of the affairs of that finance subsidiary and their heirs, executors, administrators and personal representatives, respectively, shall be indemnified out of the assets of that finance subsidiary from and against all actions, proceedings, costs, charges, losses, damages and expenses which they or any of them shall or may incur or sustain by reason of any act done or omitted in or about the execution of their duty in their respective offices or trusts, except such (if any) as they shall incur or sustain by or through their own wilful neglect or default, respectively, and no such director, officer or trustee shall be answerable for the acts, receipts, neglects or defaults of any other director, officer or trustee or for joining in any receipt for the sake of conformity or for the solvency or honesty of any banker or other persons with whom any monies or effects belonging to that finance subsidiary may be lodged or deposited for safe custody or for any insufficiency of any security upon which any monies of that finance subsidiary may be invested or for any other loss or damage due to any such cause as aforesaid or which may happen in or about the execution of his office or trust unless the same shall happen through the wilful neglect or default of such finance subsidiary, officer or trustee.

Eligible Investments and Investment Policy

The investment policies of each finance subsidiary will be established by its board of directors with the prior consent of the independent director. A finance subsidiary’s investment policies may be amended or modified only by the affirmative vote of its independent director and a majority of the entire board of directors of that finance subsidiary. Under the investment policies, a finance subsidiary may not hold or invest in any debts or securities (including deposits and loans) other than the preferred shares of a special purpose finance company controlled by Bank of Tokyo-Mitsubishi UFJ as described above, the junior subordinated loan extended to MUFG or other securities (including deposits and loans) issued by MUFG or its affiliates organized and resident for tax purposes outside the United States (including Bank of Tokyo-Mitsubishi UFJ). The finance subsidiaries may not hold or invest in any debts or securities which give rise to U.S. source gross income or gross income effectively connected with a conduct of a U.S. trade or business for U.S. federal income tax purposes and intend to operate in such manner that they will not give rise to such income.

Subsequent to its purchase of the relevant preferred shares, each finance subsidiary may, from time to time and in accordance with its investment policies, purchase additional eligible investments out of proceeds received in connection with (1) the issuance of additional ordinary shares; or (2) dividends received on the preferred shares or other eligible investments held by it (pending their application to pay dividends on the preferred securities or ordinary shares issued by that finance subsidiary), provided that the finance subsidiary will at all times be required to maintain its assets in a manner that will not require it to be registered as an investment company under the U.S. Investment Company Act of 1940, as amended.

Conflict of Interest Policies

Because of the nature of each finance subsidiary’s relationship with MUFG and its subsidiaries and affiliates, conflicts of interest may arise with respect to certain transactions. The initial (and each finance subsidiary anticipates that all future) directors of each finance subsidiary, other than the independent director, will also be directors or employees of MUFG or its subsidiaries or affiliates. Conflicts of interest may arise between the discharge by such individuals of their duties as directors of that finance subsidiary, on the one hand, and as directors or employees of MUFG and its subsidiaries and affiliates, on the other hand. Under Cayman Islands law, (1) the board of directors of each finance subsidiary, in considering courses of action, is required to take into account the interests of that finance subsidiary as a whole; and (2) no member of the board of directors of either finance subsidiary shall have any liability to holders of the preferred securities for voting not to take action to the extent that he considered in good faith that not taking such action was in the best interests of that finance subsidiary.

It is each finance subsidiary’s policy that the terms of any financial dealings with MUFG and its subsidiaries and affiliates will be consistent with those terms available from unaffiliated third parties. It is the intention of each finance subsidiary and MUFG that any agreements and transactions between a finance subsidiary, on the one hand, and MUFG or its subsidiaries or affiliates, on the other hand, are fair to all parties and are consistent with arm’s length terms for such types of transactions. The requirement in the articles of each finance subsidiary that certain actions of that finance subsidiary be approved by its independent director is also intended to ensure fair dealings between each finance subsidiary and MUFG and its subsidiaries and affiliates.

DESCRIPTION OF THE PREFERRED SECURITIES

The preferred securities are preference shares of MUFG Capital Finance 1 Limited, MUFG Capital Finance 2 Limited and MUFG Capital Finance 3 Limited, the terms of which will be set forth in the respective memorandum and articles of association of those finance subsidiaries and are subject to provisions of the Companies Law (2004 Revision) and other laws of the Cayman Islands. The following summary sets forth the material terms of the preferred securities and, in each case, the related agency agreement. The articles of each of the finance subsidiaries and the related agency agreements are filed as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus are a part.

Par Value, Status and Ranking

The finance subsidiaries will issue the following preferred securities:

•	MUFG Capital Finance 1 Limited will issue 2,300,000 preference shares denominated in U.S. dollars with a liquidation preference and par value of $1,000 per share, referred to in this prospectus supplement as the dollar-denominated preferred securities;

•	MUFG Capital Finance 2 Limited will issue 750,000 preference shares denominated in euros with a liquidation preference and par value of €1,000 per share, referred to in this prospectus supplement as the euro-denominated preferred securities; and

•	MUFG Capital Finance 3 Limited will issue 12,000 preference shares denominated in Japanese yen with a liquidation preference and par value of ¥10,000,000 per share, referred to in this prospectus supplement as the yen-denominated preferred securities.

Upon issue, the preferred securities will be represented by one or more global certificates. The global certificates representing the:

•	dollar-denominated preferred securities will be deposited with a custodian for DTC and registered in the name of Cede & Co. as nominee of DTC, and so long as the relevant clearing systems permit, the underlying beneficial interest in the dollar-denominated preferred securities will be traded in the minimum amount of $100,000 and in integral multiples of $1,000 thereafter;

•	euro-denominated preferred securities will be deposited with a common depositary on behalf of Euroclear and Clearstream, and so long as the relevant clearing systems permit, the underlying beneficial interest in the euro-denominated preferred securities will be traded in the minimum amount of €50,000 and in integral multiples of €1,000 thereafter; and

•	yen-denominated preferred securities will be deposited with a common depositary on behalf of Euroclear and Clearstream, and so long as the relevant clearing systems permit, the underlying beneficial interest in the yen-denominated preferred securities will be traded in the minimum amount of at least ¥10,000,000 and in integral multiples of ¥10,000,000 thereafter.

When issued, the preferred securities will be validly issued, fully paid and non-assessable. The holders of the preferred securities will have no pre-emptive rights with respect to any securities of the relevant finance subsidiary. The preferred securities will not be convertible into ordinary shares or any other class or series of securities of the finance subsidiaries or MUFG and will not be subject to any sinking fund or other obligation of the finance subsidiaries or MUFG for its repurchase or retirement.

The preferred securities will rank pari passu without any preference amongst themselves and will rank senior to “junior shares” of the relevant finance subsidiary as to dividends and upon a dissolution, liquidation or winding up of the finance subsidiaries, except that the preferred securities will be subordinated as to payment of dividends upon the occurrence of (and to the extent of) a mandatory suspension event or optional suspension event and in the event of a special dividend as described below.

The articles of each the finance subsidiaries define “junior shares” as the finance subsidiary’s ordinary shares and all other classes and series of its equity securities ranking junior to the preferred securities. Each of the finance subsidiaries will be prohibited from paying or setting apart funds for any dividends or other distributions (other than in the form of junior shares) with respect to any junior shares or from repurchasing, redeeming or otherwise acquiring, or setting apart funds for repurchase, redemption or other acquisition of, any junior shares through a sinking fund or otherwise except to the limited extent of any dividend preference shift or the payment of a special dividend as described under “—Dividends and Dividend Suspension—Dividend Payments” below or in the event of a pro rata redemption of the ordinary shares on any redemption date of the preferred securities as described below, and unless and until:

•	the finance subsidiary has paid, or a sum sufficient for payment has been paid over to the preferred securities paying agent (or the registrar) for payment of, a cash dividend on the relevant preferred securities at the applicable dividend rate on that dividend payment date for the immediately preceding dividend period,

•	full cash dividends on the relevant preferred securities have been paid on the two immediately preceding dividend payment dates (or such lesser number of dividend payment dates in the period during which the preferred securities have been outstanding), and

•	the finance subsidiary has funds legally available to make such action.

So long as any preferred securities are outstanding, the ordinary shares of a finance subsidiary are not redeemable or repurchasable without the prior consent of the finance subsidiary’s independent director, except in the event of a pro rata redemption of the ordinary shares of the finance subsidiary on any redemption date for the relevant preferred securities. A pro rata redemption of the ordinary shares refers to a redemption of the ordinary shares of the relevant finance subsidiary where the proportion that the aggregate issue price (including any premiums) of the ordinary shares redeemed by the finance subsidiary bears to the aggregate issue price (including any premiums) of all of the ordinary shares outstanding immediately prior to that redemption will not exceed the proportion that the aggregate liquidation preference of preferred securities contemporaneously redeemed by such finance subsidiary bears to the aggregate liquidation preference of all of the outstanding preferred securities of such finance subsidiary immediately prior to that redemption.

Upon the occurrence of a liquidation event, each finance subsidiary will distribute as a special dividend (whether in kind or otherwise) on its ordinary shares (in priority over the preferred securities) the preferred shares of BTMU Preferred Capital 1 Limited, BTMU Preferred Capital 2 Limited or BTMU Preferred Capital 3 Limited held by it, as the case may be, and any other of its financial assets and investments other than the junior subordinated loan between the finance subsidiary and MUFG and any amounts received or receivable under the junior subordinated loan.

On any dividend payment date with respect to the preferred securities, where some or all of the amount otherwise payable by a finance subsidiary as dividends on the preferred securities is not paid following the occurrence of a mandatory suspension event or an optional suspension event, the dividend preference of the preferred securities will (subject to the conditions referred to below) shift to the ordinary shares of the relevant finance subsidiary such that any payments received by the relevant finance subsidiary with respect to the securities it holds and any other eligible investments, if any, may be distributed as dividends to MUFG as registered holder of the relevant finance subsidiary’s ordinary shares before dividends (if any) are paid on the preferred securities. The shift of the dividend preference upon the occurrence of a mandatory suspension event or an optional suspension event will be immediate and in full, and will not be subject to the discretion of the finance subsidiaries. Notwithstanding the above, if a suspension notice has been delivered that limits (but does not prohibit) payment of dividends on the preferred securities by a finance subsidiary, then the shift of the dividend preference and the payment of dividends to the holders of the finance subsidiary’s ordinary shares is subject to the prior payment of dividends on the preferred securities to the extent permitted by such suspension notice.

“Eligible investments” means the assets or investments that the finance subsidiaries may hold pursuant to their investment policies and consist of preferred shares of a special purpose finance company controlled by Bank of Tokyo-Mitsubishi UFJ, the junior subordinated loan extended to MUFG and other securities (including deposits and loans) issued by MUFG or its affiliates organized and resident for tax purposes outside the United States (including Bank of Tokyo-Mitsubishi UFJ). The finance subsidiaries may not hold or invest in any debts or securities (including deposits and loans) which give rise to U.S. source gross income or gross income effectively connected with a conduct of a U.S. trade or business for U.S. federal income tax purposes and intend to operate in such manner that they will not give rise to such income.

Dividends and Dividend Suspension

Dividend Payments

The rights of the holders of the preferred securities to receive dividends are non-cumulative. Accordingly, to the extent dividends are limited or prohibited (as described below) in respect of any dividend period, holders of the preferred securities will have no right to receive some or all of the dividends in respect of that dividend period and the relevant finance subsidiary will have no obligation to pay some or all of the dividends in respect of that dividend period (in addition to which, following a mandatory suspension event or to the extent limited by provision of a suspension notice with respect to an optional suspension event, MUFG will have no obligation under the guarantee with respect to any such amount), whether or not dividends are payable in respect of any future dividend period.

Dividends on the preferred securities will be payable on the dates and at the rates described below subject to the finance subsidiaries having sufficient legally available funds to make such payments and subject to the other qualifications described in this prospectus supplement. The first dividend payment date will be July 25, 2006.

Dollar-denominated preferred securities:

Fixed Rate Payments.    MUFG Capital Finance 1 Limited will pay dividends on the dollar-denominated preferred securities on a non-cumulative basis from the date of issue up to (but excluding) July 25, 2016, at a fixed rate of 6.346% per annum on the liquidation preference of $1,000 per preferred security payable semi-annually in arrears on January 25 and July 25 of each year. For this purpose, if a dividend is required to be calculated for a period of less than a fixed rate dividend period, as defined under “—Definitions” below, then it will be calculated on the basis of a 360-day year consisting of 12 months of 30 days each, and rounding the resulting figure to the nearest cent (half a cent being rounded upwards). Up to (and including) the dividend payment date falling in July 2016, if any dividend payment date would fall on a day that is not a dollar business day, as defined under “—Definitions” below, then payments due on such date shall be postponed to the next day which is a dollar business day and no further sum will be payable in respect of such delay. The dividend amount for the first dividend payment date of July 25, 2006, subject to the occurrence of a suspension event, will be $22.56 per preferred security.

Floating Rate Payments.    MUFG Capital Finance 1 Limited will pay dividends on the liquidation preference amount of the dollar-denominated preferred securities on a non-cumulative basis from (and including) July 25, 2016, at a floating rate equal to the London inter-bank offered rate for six-month deposits in U.S. dollars plus 2.070% per annum payable semi-annually in arrears on January 25 and July 25 of each year. For this purpose, the dividend amount for a dollar-denominated preferred security will be calculated by applying the dividend rate to the liquidation preference of $1,000 per preferred security and multiplying such product by the actual number of days in the floating rate dividend period, as defined under “—Definitions” below, divided by 360 and rounding the resulting figure to the nearest cent (half a cent being rounded upwards). The determination by the calculation agent of the floating dividend rate shall (in the absence of manifest error) be final and binding upon all parties. After the dividend payment date falling in July 2016, if any dividend payment date would fall on a day that is not a dollar business day, then the dividend payment date will be postponed to the next day which is a dollar business day unless it would thereby fall into the next calendar month, in which case the dividend payment date will be the immediately preceding dollar business day.

The London inter-bank offered rate for six-month deposits in U.S. dollars will be determined by the calculation agent as being the offered rate for six-month U.S. dollar deposits that appears on the display designated as page 3750 on the Telerate Monitor (or such other page or service as may replace it for the purpose of displaying London inter-bank offered rates of major banks for U.S. dollar deposits) at 11:00 a.m. (London time) on the second London banking day, as defined under “—Definitions” below, before the first day of each floating rate dividend period. If for any reason such offered rate does not appear or if the relevant page is unavailable, the calculation agent will request appropriate quotations and will determine the arithmetic mean of the rates (expressed as a percentage per annum) at which six-month deposits in U.S. dollars are offered by three major banks (or, if fewer than three rates are so quoted, two major banks, or, if fewer than two rates are so quoted, one major bank) in the London inter-bank market, selected by the calculation agent, at approximately 11:00 a.m., London time on relevant date to prime banks in the London inter-bank market for a period of six months and in an amount that is representative for a single transaction in the relevant market at the relevant time. If none of the banks so selected by the calculation agent are quoting rates as set forth above, the London inter-bank offered rate for six-month deposits in U.S. dollars shall remain the same as for the immediately preceding floating rate dividend period, or, if there was no preceding floating rate dividend period, the applicable dividend rate shall be the dividend rate applicable to the prior fixed rate dividend period.

Euro-denominated preferred securities:

Fixed Rate Payments.    MUFG Capital Finance 2 Limited will pay dividends on the euro-denominated preferred securities on a non-cumulative basis from the date of issue up to (but excluding) July 25, 2016, at a fixed rate of 4.850% per annum on the liquidation preference of €1,000 per preferred security payable semi-annually in arrears on January 25 and July 25 of each year. For this purpose, if a dividend is required to be calculated for a period of less than a fixed rate dividend period, as defined under “—Definitions” below, then it will be calculated on the basis of the actual number of days in such period divided by 365 (or, if any portion of that period falls in a leap year, the sum of (A) the actual number of days in that portion of that period falling in a leap year divided by 366 and (B) the actual number of days in that portion of the period falling in a non-leap year divided by 365), and rounding the resulting figure to the nearest euro cent (half a euro cent being rounded upwards). Up to (and including) the dividend payment date falling in July 2016, if any dividend payment date would fall on a day that is not a euro business day, as defined under “—Definitions” below, then payments due on such date shall be postponed to the next day which is a euro business day and no further sum will be payable in respect of such delay. The dividend amount for the first dividend payment date of July 25, 2006, subject to the occurrence of a suspension event, will be €17.27 per preferred security.

Floating Rate Payments.    MUFG Capital Finance 2 Limited will pay dividends on the liquidation preference amount of the euro-denominated preferred securities on a non-cumulative basis from (and including) July 25, 2016, at a floating rate equal to the Euro inter-bank offered rate for six-month deposits plus 2.050% per annum payable semi-annually in arrears on January 25 and July 25 of each year. For this purpose, the dividend amount for a euro-denominated preferred security will be calculated by applying the dividend rate to the liquidation preference of €1,000 per preferred security and multiplying such product by the actual number of days in the floating rate dividend period, as defined under “—Definitions” below, divided by 360 and rounding the resulting figure to the nearest euro cent (half a euro cent being rounded upwards). The determination by the calculation agent of the floating dividend rate shall (in the absence of manifest error) be final and binding upon all parties. After the dividend payment date falling in July 2016, if any dividend payment date would fall on a day that is not a euro business day, then payments due on such date shall be postponed to the next day which is a euro business day unless it would thereby fall into the next calendar month, in which case the dividend payment date will be the immediately preceding euro business day.

The Euro inter-bank offered rate for six-month deposits will be determined by the calculation agent as being the offered rate for six-month euro deposits that appears on the display designated as page 248 on the Telerate Monitor (or such other page or service as may replace it for the purpose of displaying Euro inter-bank offered rates of major banks for euro deposits) at 11:00 a.m. (Brussels time) on the second TARGET business day, as defined under “—Definitions” below, before the first day of each floating rate dividend period. If for any reason such offered rate does not appear or if the relevant page is unavailable, the calculation agent will request appropriate quotations and will determine the arithmetic mean of the rates (expressed as a percentage per annum)

at which six-month deposits in euro are offered by three major banks (or, if fewer than three rates are so quoted, two major banks, or, if fewer than two rates are so quoted, one major bank) in the euro-zone inter-bank market, selected by the calculation agent, at approximately 11:00 a.m., Brussels time on the relevant date to prime banks in the euro-zone inter-bank market for a period of six months and in an amount that is representative for a single transaction in the relevant market at the relevant time. If none of the banks so selected by the calculation agent are quoting rates as set forth above, the inter-bank offered rate for six-month deposits in euro shall remain the same as for the immediately preceding floating rate dividend period, or, if there was no preceding floating rate dividend period, the applicable dividend rate shall be the dividend rate applicable to the prior fixed rate dividend period.

Yen-denominated preferred securities:

Fixed Rate Payments.    MUFG Capital Finance 3 Limited will pay dividends on the yen-denominated preferred securities on a non-cumulative basis from the date of issue up to (but excluding) July 25, 2016, at a fixed rate of 2.680% per annum on the liquidation preference of ¥10,000,000 per preferred security payable semi-annually in arrears on January 25 and July 25 of each year. For this purpose, if a dividend is required to be calculated for a period of less than a fixed rate dividend period, as defined under “—Definitions” below, then it will be calculated on the basis of a 360-day year consisting of 12 months of 30 days each, and rounding the resulting figure down to the nearest yen. Up to (and including) the dividend payment date falling in July 2016, if any dividend payment date would fall on a day that is not a yen business day, as defined under “—Definitions” below, then payments due on such date shall be postponed to the next day which is a yen business day and no further sum will be payable in respect of such delay. The dividend amount for the first dividend payment date of July 25, 2006, subject to the occurrence of a suspension event, will be ¥95,288 per preferred security.

Floating Rate Payments.    MUFG Capital Finance 3 Limited will pay dividends on the liquidation preference amount of the yen-denominated preferred securities on a non-cumulative basis from (and including) July 25, 2016, at a floating rate equal to the London inter-bank offered rate for six-month deposits in yen plus 1.820% per annum payable semi-annually in arrears on January 25 and July 25 of each year. For this purpose, the dividend amount for a yen-denominated preferred security will be calculated by applying the dividend rate to the liquidation preference of ¥10,000,000 per preferred security and multiplying such product by the actual number of days in the floating rate dividend period, as defined under “—Definitions” below, divided by 360 and rounding the resulting figure down to the nearest yen. The determination by the calculation agent of the floating dividend rate shall (in the absence of manifest error) be final and binding upon all parties. After the dividend payment date falling in July 2016, if any dividend payment date would fall on a day that is not a yen business day, then payments due on such date shall be postponed to the next day which is a yen business day unless it would thereby fall into the next calendar month, in which case the dividend payment date will be the immediately preceding yen business day.

The London inter-bank offered rate for six-month deposits in yen will be determined by the calculation agent as being the offered rate for six-month yen deposits that appears on the display designated as page 3750 on the Telerate Monitor (or such other page or service as may replace it for the purpose of displaying London inter-bank offered rates of major banks for yen deposits) at 11:00 a.m. (London time) on the second London banking day, as defined under “—Definitions” below, before the first day of each floating rate dividend period. If for any reason such offered rate does not appear or if the relevant page is unavailable, the calculation agent will request appropriate quotations and will determine the arithmetic mean of the rates (expressed as a percentage per annum) at which six-month deposits in yen are offered by three major banks (or, if fewer than three rates are so quoted, two major banks, or, if fewer than two rates are so quoted, one major bank) in the London inter-bank market, selected by the calculation agent, at approximately 11:00 a.m., London time on the relevant date to prime banks in the London inter-bank market for a period of six months and in an amount that is representative for a single transaction in the relevant market at the relevant time. If none of the banks so selected by the calculation agent are quoting rates as set forth above, the London inter-bank offered rate for six-month deposits in yen shall remain the same as for the immediately preceding floating rate dividend period, or, if there was no preceding floating rate dividend period, the applicable dividend rate shall be the dividend rate applicable to the prior fixed rate dividend period.

Suspension of Dividends

Dividends will be deemed due and payable in full on each dividend payment date unless a mandatory suspension event or an optional suspension event has occurred as described below.

Mandatory Suspension Events:    If (i) a liquidation event, an insolvency event or a regulatory event, each as more fully described under “—Definitions” below, has occurred and is continuing, then MUFG will deliver a notice to each finance subsidiary, referred to as a suspension notice, on or before the fifth business day immediately preceding a dividend payment date, and the finance subsidiaries will pay no dividends with respect to the preferred securities on that dividend payment date (provided that, for the avoidance of doubt, the mandatory suspension event is continuing as at the fifth business day preceding the relevant dividend payment date), and (ii) if a distributable profits limitation or dividend limitation, each as described below, is in effect, then MUFG will deliver a suspension notice to each of the finance subsidiaries on or before the fifth business day immediately preceding a dividend payment date, and the finance subsidiaries will pay no dividends or reduced dividends with respect to the preferred securities on that dividend payment date.

Each of the events in (i) and (ii) above is referred to as a mandatory suspension event.

Optional Suspension Events:    If MUFG (i) has no outstanding preferred shares and (ii) has not paid and has declared that it will not pay dividends on any of its common stock for the most recently ended fiscal year, then MUFG may, at its sole discretion, deliver a suspension notice to each of the finance subsidiaries on or before the fifth business day immediately preceding each of the dividend payment dates that occur in July of the calendar year in which that fiscal year ends and the next succeeding January, in which case the finance subsidiaries must, as specified in that suspension notice, pay no dividends or reduced dividends with respect to the preferred securities on the relevant dividend payment date. For the avoidance of doubt, if MUFG has declared or paid dividends (including less than full dividends) on its preferred shares for the most recently ended fiscal year, the finance subsidiaries must pay dividends on the preferred securities on the dividend payment dates that occur in July of the calendar year in which that fiscal year ends and the next succeeding January, to the extent not limited or prohibited by a mandatory suspension event, if and to the extent applicable.

Suspension Notice:    A suspension notice delivered by MUFG will state the applicable mandatory suspension event or optional suspension event and the reason for the suspension or reduction of the dividend payment by the finance subsidiaries and, in the case of an insolvency event described in the first bullet point of the definition of insolvency event under “—Definitions” below, must be accompanied by a report of one representative director of MUFG or MUFG’s auditors or liquidator confirming the existing or incipient insolvency. If more than one mandatory suspension event or optional suspension event has occurred and is continuing, MUFG must specify in the corresponding suspension notice the event that contains the most restrictive dividend payment terms, and the finance subsidiaries will pay no dividends or reduced dividends in accordance with that suspension notice.

A suspension notice with respect to an optional suspension event will not be effective unless a valid notice or certificate limiting the payment of dividends by at least the same percentage as those on the preferred securities has also been delivered by MUFG to all issuers of parity securities, as described under “—Definitions” below. For the avoidance of doubt, each of the dollar-denominated preferred securities, euro-denominated preferred securities and yen-denominated preferred securities will be parity securities of one another.

MUFG will have no obligation under the subordinated guarantees with respect to a dividend payment or a portion of a dividend payment for which a suspension notice has been properly delivered.

Distributable Profits Limitation:    On or before the fifth business day immediately preceding each dividend payment date, MUFG will calculate the available distributable profits, as defined in the paragraph below, and determine whether its available distributable profits are less than the aggregate amount of the dividends on the relevant preferred securities to be paid on that dividend payment date. This type of funds shortfall is referred to as a distributable profits limitation. In the event a distributable profits limitation applies, MUFG will deliver a suspension notice to the relevant finance subsidiary on or before the fifth business day immediately preceding the relevant dividend payment date, and (subject to the other limitations provided for in the finance subsidiary’s articles if, and to the extent, applicable), the relevant finance subsidiary will pay on that dividend payment date dividends on the preferred securities in an amount equal to the available distributable profits set forth in the suspension notice delivered in respect of the distributable profits limitation. If there are no available distributable profits with respect to a dividend payment date, no payment of dividends on the relevant preferred securities will be made on that dividend payment date (as specified in the suspension notice).

With respect to any dividend payment in July, the available distributable profits are defined as the distributable profits (or distributable amounts under the New Company Law of Japan) of MUFG as determined under applicable Japanese law as of the end of the most recently ended fiscal year of MUFG after deducting as of the date immediately preceding the dividend payment date:

•	any dividends (other than interim dividends, if any) that have been declared, finally and conclusively, to be paid in relation to any class of preferred shares of MUFG in respect of such fiscal year, and

•	any dividends and other distributions that have been declared since the end of such fiscal year of MUFG in relation to parity securities.

With respect to any dividend payment date in January, the available distributable profits are defined as the amount by which the available distributable profits in respect of the immediately preceding dividend payment date in July exceeds the aggregate amount of:

•	any dividends which have been declared to be paid in relation to the preferred securities on the immediately preceding dividend payment date in July and

•	(as of the date immediately preceding the succeeding dividend payment date in January) any dividends and other distributions declared in relation to parity securities that have been declared on or after the immediately preceding dividend payment date in July and notified by MUFG to the finance subsidiaries on or before the fifth business day immediately preceding the succeeding dividend payment date in January (the available distributable profits will be zero if there is no such excess amount).

Despite the provisions above, if the aggregate amount of:

(1)	any dividends the finance subsidiaries otherwise must or may pay to the holders of preferred securities on a dividend payment date (in July or January) and

(2)	any dividends and other distributions on parity securities which must or may be paid on that date exceeds the available distributable profits that would otherwise apply on that date, the applicable available distributable profits will be reduced to the portion of available distributable profits that is in the same proportion as the amount set forth in (1) above bears to the aggregate amount set forth in (1) and (2) above.

Dividend Limitation:    If MUFG makes a final and conclusive declaration to pay less than full dividends on MUFG senior preferred dividend shares (as defined under “—Definitions”) with respect to any fiscal year of MUFG (commencing with the fiscal year ending on March 31, 2006), then the aggregate amount of dividends that the finance subsidiaries may pay on the preferred securities on the dividend payment dates that occur in July of the calendar year in which that fiscal year ends and the next succeeding January will (to the extent not limited or prohibited by the distributable profits limitation and subject to the effect of any mandatory suspension event, if, and to the extent, applicable) be equal to an amount that represents the same proportion of full dividends on the preferred securities as the amount of dividends so declared on the MUFG senior preferred dividend shares with respect to that immediately preceding fiscal year bore to full dividends on the senior preferred dividend shares. For this purpose, full dividends will be treated as having been paid for a particular fiscal year even if no interim dividend is paid on MUFG senior preferred dividend shares if a full dividend is paid after the end of the particular fiscal year. If MUFG makes a final and conclusive declaration not to pay dividends on MUFG senior preferred dividend shares with respect to a fiscal year of MUFG, no dividends will be paid on the preferred securities on the dividend payment dates that occur in July of the calendar year in which that fiscal year ends and the next succeeding January.

Dividends upon Liquidation or Redemption:    For the purposes of payments to holders of the preferred securities with respect to a liquidation of the relevant finance subsidiary or redemption of the preferred securities, unpaid dividends will accrue only if (and to the extent of), with respect to the relevant payment date for such liquidating distribution or redemption, conditions comparable to those set forth above for the payment of dividends on the preferred securities on a dividend payment date have been satisfied as of the relevant payment date (treating, for this purpose only, the relevant payment date as if it were a dividend payment date).

Liquidating Distributions

Under the articles of each of the finance subsidiaries, except as provided in the next sentence, the finance subsidiary may not be voluntarily liquidated or dissolved if a majority of the holders of the preferred securities (according to liquidation preference) cast votes against the approval of a special resolution for such liquidation or dissolution. Each finance subsidiary’s articles provide that it will be liquidated automatically upon the registration of the completion of the liquidation of MUFG with the relevant legal affairs bureau in Japan in accordance with applicable Japanese law.

In the event of any voluntary or involuntary dissolution, liquidation or winding up of a finance subsidiary, after satisfaction of liabilities to creditors, if any, the holders of the preferred securities at the time outstanding will be entitled to receive out of assets of the relevant finance subsidiary available for distribution to shareholders, before any distribution of assets is made to holders of any junior shares, liquidation distributions in respect of each preferred security in the amount of the stated liquidation preference of the preferred security, plus, if applicable, an amount equal to unpaid dividends, if any, on the preferred securities with respect to the current dividend period accrued on a daily basis through (but excluding) the date fixed by the finance subsidiary for redemption but without interest and without accumulation of dividends for any prior dividend period to the extent not due and payable in respect of such period.

After payment of the full amount of the liquidation distributions to which they are entitled, the holders of preferred securities will have no right or claim to any of the remaining assets of the relevant finance subsidiary. In the event that, upon any voluntary or involuntary dissolution, liquidation or winding up, the available assets of the relevant finance subsidiary are insufficient to pay the amount of the liquidation distributions on all outstanding preferred securities, then the holders of the preferred securities will share ratably in any such distribution of assets in proportion to the full liquidation distributions to which they would otherwise be respectively entitled.

The effect of the special dividend provision of the preferred securities is that in a liquidation event of MUFG, holders of each finance subsidiary’s ordinary shares will have a claim senior to holders of the preferred securities to the preferred shares of BTMU Preferred Capital 1 Limited, BTMU Preferred Capital 2 Limited or BTMU Preferred Capital 3 Limited held by such finance subsidiary, as the case may be, and other financial assets with the exception of the junior subordinated loan extended to MUFG and any amounts received or receivable under the junior subordinated loan. The junior subordinated loan will rank as core capital linked junior debt (as described under “—Definitions” below) of MUFG and therefore junior to the relevant subordinated guarantee. Accordingly, it is anticipated that the preferred securities’ claim in liquidation equal to the stated liquidation preference amount will be required to be satisfied under the terms of the relevant subordinated guarantee agreement. Each subordinated guarantee agreement will provide a contingent obligation on the part of

MUFG to pay to the finance subsidiary the guarantee payments, to the extent that any guarantee payments are claimed under the guarantees and are payable in accordance with the subordination provisions but remain unpaid.

Voting Rights

Except as expressly required by applicable law or as otherwise indicated in (1) and (2) below, the holders of preferred securities will not be entitled to vote. If the holders of preferred securities are entitled to vote as described below, each preferred security will be entitled to vote in proportion to the liquidation preference represented by the preferred securities held by that holder.

(1)	If full dividends on the preferred securities have not been paid for two consecutive dividend periods or while a bankruptcy event continues, the holders of the preferred securities of the relevant finance subsidiary, voting together as a single class, by majority vote of the votes cast on such matter (calculated by reference to liquidation preference) at a meeting properly called and held or by written instructions signed by the holders of a majority of the preferred securities (calculated by reference to liquidation preference), will have the right to remove the finance subsidiary’s independent director and to fill the vacancy created by such removal or any other vacancy existing in the office of the independent director.

(2)	Both the ordinary shares and the preferred securities of a finance subsidiary will carry the right to attend and vote where a special resolution to wind up a finance subsidiary is to be proposed. At any such meetings the holders of the ordinary shares and the preferred securities will, respectively, be able to cast 34 votes and 66 votes, such votes being divided equally between the ordinary shares and the preferred securities (according to liquidation preference), as the case may be, then in issue.

Other than in connection with a corresponding redemption of the relevant preferred securities or in the event of a special dividend, a finance subsidiary may not sell, assign or grant a participation or any other form of interest (whether by way of security or otherwise) in the preferred shares of BTMU Preferred Capital 1 Limited, BTMU Preferred Capital 2 Limited or BTMU Preferred Capital 3 Limited it holds, as the case may be, except upon the affirmative vote of a majority of the entire board of directors of the relevant finance subsidiary and with the consent of at least two-thirds (calculated by reference to liquidation preference) of the holders of the relevant preferred securities. In addition, so long as any preferred securities are outstanding, a finance subsidiary may not:

•	amend, alter or repeal or otherwise change any provision of its articles if that amendment, alteration, repeal or change would materially and adversely affect the rights, preferences, powers or privileges of the preferred securities as determined by the independent director, or

•	to the extent within its control, merge, convert, consolidate, reorganize or effect any other business combination involving the finance subsidiaries, with certain exceptions,

unless holders of two-thirds (calculated by reference to liquidation preference) of the preferred securities treated together as a single class consent to such action.

So long as any preferred securities are outstanding, the finance subsidiaries may not:

•	issue any class or series of equity securities (including any warrants, options or other rights convertible or exchangeable into any class or series of equity shares) expressly designated as being senior to, or on a parity with, the preferred securities as to dividend rights or rights upon dissolution, liquidation or winding up of the finance subsidiaries; or

•

alter or vary or abrogate the rights of holders of preferred securities relating to the amount or due date of dividends, liquidation distributions or additional amounts (as defined below under “—Payment of

Additional Amounts”) or the amount received upon redemption of preferred securities or the date of redemption, including currency and place of payment;

in each case without the prior consent of each holder of preferred securities.

The creation or issue of any additional junior shares, or an amendment to the articles of the finance subsidiaries that increases the number of its authorized ordinary shares or any other junior shares, will not be deemed to be a material and adverse change requiring a vote, or consent, of the holders of preferred securities.

Redemption

Except upon the occurrence of a tax event or special event, each as described below, the dollar-denominated preferred securities and the euro-denominated preferred securities may not be redeemed prior to July 25, 2016, and the yen-denominated preferred securities may not be redeemed prior to July 25, 2011.

On any dividend payment date on or after July 25, 2011, in the case of the yen-denominated preferred securities, or July 25, 2016, in the case of the dollar-denominated preferred securities and the euro-denominated preferred securities, the preferred securities may be redeemed for cash at the option of the relevant finance subsidiary, in whole or in part, on any dividend payment date on not less than 14 nor more than 60 days’ notice, at a redemption price of:

•	$1,000 per preferred security, in the case of the dollar-denominated preferred securities,

•	€1,000 per preferred security, in the case of the euro-denominated preferred securities,

•	¥10,000,000 per preferred security, in the case of the yen-denominated preferred securities,

in each case plus, if applicable, an amount equal to unpaid dividends, if any, on the preferred securities with respect to the current dividend period accrued on a daily basis through (but not including) the date fixed for redemption, without interest and without accumulation of dividends for any prior dividend period to the extent not due and payable in respect of that dividend period. The optional redemption rights of each finance subsidiary are independent of those of the other finance subsidiaries.

Any redemption is subject to compliance with applicable regulatory requirements, including the prior approval of the Financial Services Agency of Japan, or the FSA, if then required.

If dividends on any preferred securities of a finance subsidiary are due and payable but not paid, no preferred securities may be redeemed by that finance subsidiary unless it redeems all outstanding preferred securities and the relevant finance subsidiary may not purchase or otherwise acquire any preferred securities, provided, however, that it may purchase or acquire preferred securities pursuant to a purchase or exchange offer made on the same terms to the holders of all of its outstanding preferred securities.

In the event that fewer than all the outstanding preferred securities are to be redeemed on a redemption date, the number of preferred securities to be redeemed will be determined by the board of directors of the relevant finance subsidiary, and the preferred securities to be redeemed will be determined by lot or pro rata as may be determined by the board of directors of the finance subsidiary in its sole discretion to be equitable, provided that, for so long as any preferred securities are registered in the name of DTC or its nominee, or deposited with a common depositary for Euroclear and Clearstream, the method must satisfy any applicable requirements of the relevant clearing system.

Tax Event Redemption

At any time prior to July 25, 2011, in the case of the yen-denominated preferred securities, or July 25, 2016, in the case of the dollar-denominated preferred securities and the euro-denominated preferred securities upon the occurrence of a tax event, each finance subsidiary will have the right to redeem the preferred securities, subject to compliance with applicable regulatory requirements, including the prior approval of the FSA (if then required), in whole but not in part, on not less than 14 nor more than 60 days’ notice, for cash at a redemption price equal to:

•	$1,000 per preferred security, in the case of the dollar-denominated preferred securities,

•	€1,000 per preferred security, in the case of the euro-denominated preferred securities,

•	¥10,000,000 per preferred security, in the case of the yen-denominated preferred securities,

in each case plus, if applicable, an amount equal to unpaid dividends, if any, on the preferred securities with respect to the current dividend period accrued on a daily basis through (but not including) the date fixed for redemption, without interest and without accumulation of dividends for any prior dividend period to the extent not due and payable in respect of that dividend period. The election to redeem preferred securities by each finance subsidiary is independent of those of the other finance subsidiaries.

Prior to giving notice of a redemption in connection with a tax event, MUFG will deliver to the preferred securities paying agent:

•	a certificate signed by one director of MUFG stating that MUFG is entitled to effect such redemption and

•	an opinion of counsel or other tax advisor to MUFG experienced in tax matters to the effect that a tax event has occurred.

The delivery of the opinion referred to above will constitute conclusive evidence of the occurrence of a tax event.

A “tax event” will be deemed to occur upon the receipt by the relevant finance subsidiary of an opinion of a nationally recognized law firm or other tax advisor in the applicable taxing jurisdiction (as defined in “—Payment of Additional Amounts” below) experienced in such matters to the effect that, as a result of:

•	any amendment to, clarification of, or change (including any announced prospective change) in the laws or treaties (or any regulations thereunder) of the applicable taxing jurisdiction (as defined in “—Payment of Additional Amounts” below),

•	any administrative action, which refers to any judicial decision, official administrative pronouncement, published or private ruling, regulatory procedure, notice or announcement (including any notice or announcement of intent to adopt such procedures or regulations) by any court, governmental authority or regulatory body having appropriate jurisdiction, or

•	any amendment to, clarification of, or change (including any announced prospective change) in the official position, general application or official interpretation of any legislative or administrative body, court, governmental authority or regulatory body having appropriate jurisdiction, which amendment, clarification, change or administrative action is effective or announced on or after the issue date of the preferred securities, (i) the relevant finance subsidiary is or will be subject to more than a de minimis amount of additional taxes, duties or other governmental charges, (ii) the relevant finance subsidiary or MUFG pays, or on the next dividend payment date would be obligated to pay, any additional amounts or (iii) the Bank of Tokyo-Mitsubishi UFJ is or will be required to pay any additional amounts in respect of any taxes, duties or other governmental charges with respect to payments of interest on or principal of the senior and junior subordinated loans between it and BTMU Preferred Capital 1 Limited, BTMU Preferred Capital 2 Limited or BTMU Preferred Capital 3 Limited, as the case may be, in each case which obligation cannot be avoided by the relevant entity taking reasonable measures available to it.

Special Event Redemption

At any time a special event has occurred and is continuing, each finance subsidiary will have the right to redeem the relevant preferred securities, subject to compliance with applicable regulatory requirements, including the prior approval of the FSA (if then required), in whole but not in part, on not less than 14 nor more than 60 days’ notice, for cash at a redemption price equal to:

•	in the case of redemption prior to July 25, 2011, in the case of the yen-denominated preferred securities, or July 25, 2016, in the case of the dollar-denominated preferred securities and the euro-denominated preferred securities, the relevant make-whole amount provided below, or

•	in the case of a redemption on or after July 25, 2011, in the case of the yen-denominated preferred securities, or July 25, 2016, in the case of the dollar-denominated preferred securities and the euro-denominated preferred securities, the redemption price provided under “—Tax Event Redemption” above.

A finance subsidiary will notify the holders of the amount of the redemption price to be paid in a redemption in connection with a special event as soon as reasonably practicable after it has been determined (and in any event not later than the second business day before the redemption date). Prior to giving notice of such redemption, MUFG will deliver to the preferred securities paying agent a certificate signed by one director of MUFG stating that MUFG is entitled to effect the redemption and specifying which provision of the definition of “special event” is applicable. The delivery of this certificate will constitute conclusive evidence of the occurrence of a special event. The election to redeem the preferred securities by each finance subsidiary is independent of those of the other finance subsidiaries.

A “special event” will be deemed to occur upon the occurrence of any of the following:

•	MUFG determines after consultation with the FSA that the relevant preferred securities may not be included in the core capital of MUFG under each applicable standard set forth in Japanese banking regulations (other than for the reason that the amount of preferred securities exceeds any limitations under such applicable standard with respect to the amount of preference shares issued by foreign special purpose vehicle subsidiaries that qualifies as core capital);

•	the treatment of any item of income, gain, loss, deduction or expense of the relevant finance subsidiary or MUFG related to MUFG’s ownership of the finance subsidiary, in each case as reflected on the tax returns (including estimated returns) filed (or to be filed) by MUFG, will not be respected by a taxing authority, as a result of which MUFG or the finance subsidiary is or will be subject to more than a de minimis amount of additional taxes, duties or other governmental charges, in each case which obligation cannot be avoided by the relevant finance subsidiary or MUFG taking reasonable measures available to it;

•	the relevant finance subsidiary or MUFG pays, or on the next dividend payment date would be obligated to pay, any additional amounts, other than as a result of the occurrence of a tax event, which obligation cannot be avoided by the finance subsidiary or MUFG taking reasonable measures available to it;

•	Bank of Tokyo-Mitsubishi UFJ is or will be required to pay any additional amounts in respect of any taxes, duties or other governmental charges with respect to payments of interest on or principal of the senior or junior subordinated loan between it and BTMU Preferred Capital 1 Limited, BTMU Preferred Capital 2 Limited or BTMU Preferred Capital 3 Limited, as the case may be, in each case other than as a result of the occurrence of a tax event; or

•	the relevant finance subsidiary receives an opinion of a nationally recognized law firm in the U.S. experienced in such matters to the effect that there is more than an insubstantial risk that the finance subsidiary is deemed an “investment company” within the meaning of the U.S. Investment Company Act of 1940, as amended.

The “make-whole amount” refers to:

•	in the case of the dollar-denominated preferred securities the higher of (x) $1,000 per preferred security, plus if applicable an amount equal to unpaid dividends, if any, thereon with respect to the current dividend period accrued to (but excluding) the date fixed for redemption, without interest and without accumulation of dividends for any prior dividend period to the extent not duly payable in respect of such period and (y) an amount equal to the sum of (i) the present value of the liquidation preference of the preferred securities, assuming a repayment thereof on the dividend payment date in July 2016, plus (ii) the present value of the remaining payments of dividends scheduled to be paid to and including the dividend payment date in July 2016, in each case discounted from the relevant dividend payment date to the redemption date on the basis of a 360-day year consisting of 12 months of 30 days each at the applicable treasury yield plus 0.25%. For purposes of this definition, the applicable “treasury yield” will be calculated as follows: The calculation agent, in consultation with MUFG, will appoint five primary U.S. Government securities dealers in New York City or their respective successors as reference dealers, provided, however, that if any such dealer ceases to be a primary U.S. Government securities dealer, the calculation agent will (in consultation with MUFG) substitute such dealer with another primary U.S. Government securities dealer. The calculation agent will (in consultation with MUFG) also appoint one of the reference dealers as the quotation agent. The quotation agent will select a United States Treasury security having an actual or interpreted maturity comparable to the time period between the redemption date and the dividend payment date in July 2016, which would be used in accordance with customary financial practice to price new issues of corporate debt securities with a maturity comparable to such date. The reference dealers will provide the calculation agent with the bid and asked prices for the comparable United States Treasury security as of 3:30 p.m. (New York City time) on the third dollar business day before the redemption date. The calculation agent will calculate the average of the bid and asked prices provided by each reference dealer to obtain such reference dealer’s quotation. The calculation agent will eliminate the highest and the lowest quotations and then calculate the average of the remaining quotations; provided, however, that if the calculation agent obtains fewer than four quotations, it will calculate the average of all the quotations without eliminating any of them. The average quotation is called the “comparable treasury price”. The applicable treasury yield will be determined by the quotation agent and will be the semi-annual equivalent yield to maturity of a security whose price is equal to the comparable treasury price, in each case expressed as a percentage of its principal amount;

•

in the case of the euro-denominated preferred securities the higher of (x) €1,000 per preferred security, plus if applicable an amount equal to unpaid dividends, if any, thereon with respect to the current dividend period accrued to (but excluding) the date fixed for redemption, without interest and without accumulation of dividends for any prior dividend period to the extent not duly payable in respect of such period and (y) an amount equal to the sum of (i) the present value of the liquidation preference of the preferred securities, assuming a repayment thereof on the dividend payment date in July 2016, plus (ii) the present value of the remaining payments of dividends scheduled to be paid to and including the dividend payment date in July 2016, in each case discounted from the relevant dividend payment date to the redemption date on the basis of the actual number of days in such period divided by 365 (or, if any portion of that period falls in a leap year, the sum of (A) the actual number of days in that portion of that period falling in a leap year divided by 366 and (B) the actual number of days in that portion of the period falling in a non-leap year divided by 365), at the applicable euro bond yield plus 0.20%. The applicable “euro bond yield” will be calculated as follows: The calculation agent, in consultation with MUFG, will appoint five primary bond dealers who are credit institutions or financial services institutions that regularly deal in bonds and other debt securities in the euro market. The calculation agent will, in consultation with MUFG, also appoint one of the primary bond dealers as quotation agent. The quotation agent will select a euro benchmark security that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the euro-denominated preferred securities from the redemption date to the dividend payment date in July 2016. The primary bond dealers will provide bid and asked prices for the comparable bond issue (expressed in each case as a percentage of its principal amount) quoted in writing to the calculation agent at 3:30 p.m. (London time) on the third euro business day before the redemption date. The calculation agent will calculate the average of the bid and asked prices provided by each primary bond dealer to obtain such bond dealer’s quotation. The calculation agent will eliminate the highest and the lowest quotations and then calculate the average of the remaining quotations; provided, however, that if the calculation agent obtains fewer than five quotations, it will calculate the average of all the quotations without eliminating any of them. The average quotation is called the “comparable bond price”. The applicable euro bond yield will be determined by the quotation agent and will be the semi-annual equivalent yield to maturity of a security whose price is equal to the comparable bond price, in each case expressed as a percentage of its principal amount; and

•	in the case of the yen-denominated preferred securities the higher of (x) ¥10,000,000 per preferred security, plus if applicable an amount equal to unpaid dividends, if any, thereon with respect to the current dividend period accrued to (but excluding) the date fixed for redemption, without interest and without accumulation of dividends for any prior dividend period to the extent not duly payable in respect of such period and (y) an amount equal to the sum of (i) the present value of the liquidation preference of the preferred securities, assuming a repayment thereof on the dividend payment date in July 2011, plus (ii) the present value of the remaining payments of dividends scheduled to be paid to and including the dividend payment date in July 2011, in each case discounted from the relevant dividend payment date to the redemption date on the basis of a 360-day year consisting of 12 months of 30 days each, at the applicable Japanese government bond yield plus 0.20%. The applicable “Japanese government bond yield” will be calculated as follows: The calculation agent, in consultation with MUFG, will appoint five primary bond dealers who are credit institutions or financial services institutions that regularly deal in bonds and other debt securities in the yen market. The calculation agent will, in consultation with MUFG, also appoint one of the primary bond dealers as quotation agent. The quotation agent will select a Japanese government benchmark security that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the yen-denominated preferred securities from the redemption date to the dividend payment date in July 2011. The primary bond dealers will provide bid and asked prices for the comparable bond issue (expressed in each case as a percentage of its principal amount) quoted in writing to the calculation agent at 3:00 p.m. (Tokyo time) on the third yen business day before the redemption date. The calculation agent will calculate the average of the bid and asked prices provided by each primary bond dealer to obtain such bond dealer’s quotation. The calculation agent will eliminate the highest and the lowest quotations and then calculate the average of the remaining quotations; provided, however, that if the calculation agent obtains fewer than five quotations, it will calculate the average of all the quotations without eliminating any of them. The average quotation is called the “comparable bond price”. The applicable Japanese government bond yield will be determined by the quotation agent and will be the semi-annual equivalent yield to maturity of a security whose price is equal to the comparable bond price, in each case expressed as a percentage of its principal amount.

In each case above, the calculation agent may, in consultation with MUFG and the relevant finance subsidiary, delegate its responsibilities to a third party.

Purchase

Each finance subsidiary may, subject to compliance with applicable regulatory requirements (including the prior approval of the FSA, if then required), purchase preferred securities, in whole or in part, in the market at any time and at any price provided that the finance subsidiaries may fund the purchase of the preferred securities only with funds legally available to make those purchases. Under the articles of each finance subsidiary, any preferred securities purchased by a finance subsidiary will be cancelled and may not be reissued or resold and the obligations of the finance subsidiary in respect of the repurchased preferred securities will be discharged.

Payment of Additional Amounts

All payments made by the finance subsidiaries and MUFG under, or with respect to, the preferred securities and the subordinated guarantees will be made free and clear of, and without withholding or deduction for or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related to the preceding items) (collectively, referred to as “Taxes”), unless the relevant finance subsidiary or MUFG is required to withhold or deduct such Taxes by law or by official interpretation or administration of applicable law.

If a finance subsidiary or MUFG is required to withhold or deduct any amount for or on account of certain Taxes imposed or levied on behalf of:

•	any jurisdiction in which the finance subsidiary or MUFG is organized or otherwise considered to be a resident for tax purposes,

•	any jurisdiction from which the finance subsidiary or MUFG makes a payment on the preferred securities or guarantees, as the case may be, or

•	any political subdivision or taxing authority of either of the above,

(the above are collectively referred to as “taxing jurisdictions”), the relevant finance subsidiary or MUFG, as the case may be, will pay any additional amounts as may be necessary so that the net amount received by each holder of preferred securities (including those additional amounts) after that withholding or deduction (including any withholding or deduction from those additional amounts) will not be less than the amount that holder would have received if the relevant Taxes had not been required to be withheld or deducted; provided, however, that the obligation to pay additional amounts does not apply to:

(1)	any Taxes that would not have been imposed but for the existence of any present or former connection between the relevant holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over, the relevant holder, if the relevant holder is an estate, nominee, trust or corporation) and the taxing jurisdiction (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the taxing jurisdiction) other than by the mere ownership or holding of the preferred securities or guarantee, enforcement of rights under the preferred securities or guarantee or under the receipt of payments in respect of the preferred securities or the guarantee;

(2)	any estate, inheritance, gift, sales, transfer, personal property tax or similar tax, assessment or governmental charge;

(3)	any Taxes payable otherwise than by withholding from payments of dividends and other amounts due on the preferred securities or the guarantee;

(4)	any Taxes that would not have been imposed if the holder had made a declaration of nonresidence or any other claim or filing for exemption to which it is entitled (provided that (a) a declaration of non-residence or other claim or filing for exemption is required by the applicable law of the taxing jurisdiction as a precondition to exemption from the requirement to deduct or withhold such Taxes and (b) at least 30 days prior to the first payment date with respect to which such declaration of non-residence or other claim or filing for exemption is required under the applicable law of the taxing jurisdiction, the holder at that time has been notified by MUFG, the finance subsidiaries or any other person through whom payment may be made that a declaration of non-residence or other claim or filing for exemption is required to be made);

(5)	any Taxes imposed as a result of the presentation of a certificate for the preferred security for payment (where presentation is required) more than 30 days after the relevant payment is first made available to the holder (except to the extent that the holder would have been entitled to receive additional amounts had the relevant certificate been presented on the last day of such 30-day period); or

(6)	any combination of items (1) through (5) above.

Additional amounts will also not be payable where, had the beneficial owner of the preferred security been the holder, it would not have been entitled to payment of additional amounts by reason of items (1) to (6) inclusive above.

The finance subsidiaries and MUFG will (i) make any required withholding or deduction and (ii) remit the full amount deducted or withheld to the taxing jurisdiction in accordance with applicable law. The finance subsidiaries and MUFG will use all reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes deducted or withheld from each taxing jurisdiction imposing Taxes and will provide those certified copies to each affected holder. The finance subsidiaries and MUFG will attach to each certified copy a certificate stating:

•	that the amount of withholding Taxes evidenced by the certified copy was paid in connection with payments in respect of the preferred securities then outstanding or the guarantees and

•	the amount of such withholding Taxes paid per relevant preferred security.

Copies of this documentation will be available at the office of the relevant preferred securities paying agent during regular business hours for inspection upon request.

At least 30 days prior to each date on which any payment under or with respect to the preferred securities or the subordinated guarantees is due and payable (unless an obligation to pay additional amounts arises shortly before or after the 30th day prior to that date, in which case it will be promptly thereafter), if a finance subsidiary or MUFG will be obligated to pay additional amounts with respect to that payment, the relevant finance subsidiary or MUFG will deliver to the relevant preferred securities paying agent a certificate signed by a director of the finance subsidiary stating that those additional amounts will be payable, specifying the country, the amount to be withheld or deducted and stating the additional amounts payable and will set forth any other information necessary to enable the preferred securities paying agent to pay the additional amounts to holders on the payment date. Each such certificate will be relied upon until receipt of a further certificate addressing such matters.

The finance subsidiaries or MUFG will pay any present or future stamp, court or documentary taxes, or any other excise or property taxes, charges or similar levies that arise in any jurisdiction from the execution, delivery or registration of the preferred securities or any other document or instrument referred to in the preferred securities (other than a transfer of the preferred securities), or the receipt of any payments with respect to the preferred securities or the subordinated guarantees, excluding any taxes, charges or similar levies imposed by any jurisdiction that is not a taxing jurisdiction that has imposed or levied taxes resulting in the requirement to pay additional amounts.

References to the payment of any dividend or liquidation preference with respect to the preferred securities or the subordinated guarantees will be deemed to include the payment of additional amounts to the extent that, in the context of referring to those payments, additional amounts are, were or would be payable in respect of those payments.

Payments

Payments of dividends and redemption amounts in respect of the preferred securities and the subordinated guarantees will be made to the holder of record of the preferred securities shown on the relevant finance subsidiary’s register of holders on the date immediately preceding the dividend payment date (whether or not a business day), or, as the case may be, the due date for redemption amounts on the preferred securities.

At any time when the dollar-denominated preferred securities are held by a custodian for DTC, Euroclear or Clearstream and so long as Cede & Co. as nominee of DTC is the registered holder of the preferred securities, payments with respect to the dollar-denominated preferred securities will be made subject to the procedures of DTC. At any time when the euro-denominated and the yen-denominated preferred securities are deposited with a common depositary for Euroclear and Clearstream, payments with respect to the euro-denominated and yen-denominated preferred securities will be made subject to the procedures of Euroclear and Clearstream.

Any dividends on the preferred securities that are unclaimed within five years from the dividend payment date on which they were paid and any redemption amounts in relation to the preferred securities that are unclaimed within ten years from the redemption date on which they were paid will be forfeited for the benefit of the finance subsidiaries.

Independent Director Approval

The articles of each finance subsidiary require the appointment of one independent director for so long as any preferred securities are outstanding, and that for so long as any preferred securities are outstanding, certain actions by the finance subsidiary require the prior consent of the independent director in addition to the approval of a majority of the board of directors. In order to be considered “independent”, a director must not, during the preceding ten years, have been a director or employee of MUFG or any of its direct or indirect subsidiaries or affiliates (other than a director of any direct or indirect subsidiary of MUFG acting pursuant to provisions similar to the articles of the finance subsidiaries).

The actions that require the prior consent of the independent director include:

•	the issue by the finance subsidiary of any class or series of equity securities other than its ordinary shares, other junior shares or shares approved by each holder of preferred securities pursuant to its articles,

•	the establishment, amendment or modification of the investment policies,

•	the redemption or repurchase of any junior shares (except for the pro rata redemption of the ordinary shares of the finance subsidiary on any date of redemption of the preferred securities),

•	to the extent within the control of the board of directors of the finance subsidiary, the conversion of the finance subsidiary into another type of entity or the consolidation or merger of the finance subsidiary with or into any other entity, the consolidation or merger of any other entity with or into the finance subsidiary or the sale of all or substantially all of the assets of the finance subsidiary, and

•	the appointment or designation of the preferred securities paying agent or registrar.

Additionally, the independent director, acting alone and without the vote or consent of the other members of the board of directors, has the right on behalf of the finance subsidiary to enforce the subordinated guarantee. The independent director will be under a duty to consider the interests of the finance subsidiary as a whole as to all matters, including those relating to the enforcement of the subordinated guarantee, without reference to any conflicting interests of MUFG as the holder of the finance subsidiary’s ordinary shares or otherwise.

No member of the board of directors of a finance subsidiary will have any liability to holders of the preferred securities for voting not to take enforcement action if he considered this in good faith to be in the best interests of the finance subsidiary.

Notices

Notices given by the finance subsidiaries with respect to the preferred securities will be given by or on behalf of the finance subsidiaries to the person shown in the register of holders of the preferred securities.

The articles of each finance subsidiary will require that, promptly upon its receipt of any suspension notice, it must give notice to the persons shown in the register of holders of the preferred securities of its receipt of that suspension notice.

At any time when the dollar-denominated preferred securities are held by a custodian for DTC and so long as Cede & Co. as nominee of DTC is the registered holder of the dollar-denominated preferred securities, notices to holders of the beneficial interests in the dollar-denominated preferred securities will be made in accordance with the procedures of DTC. At any time when the euro-denominated and the yen-denominated preferred securities are deposited with a common depositary for Euroclear and Clearstream, notices to holders of beneficial interests in the euro-denominated and yen-denominated preferred securities will be made in accordance with the procedures of Euroclear and Clearstream.

Paying Agents, Registrar and Calculation Agents

JPMorgan Chase Bank, N.A. will serve as the paying agent, registrar and calculation agent for the dollar-denominated preferred securities and as registrar for the euro-denominated and yen-denominated securities. JPMorgan Chase Bank, N.A., acting through its London Branch, will act as the paying agent and calculation agent for the euro-denominated preferred securities and the yen-denominated preferred securities. The agents for the preferred securities may resign or be removed by the finance subsidiaries at any time. If an agent resigns, is removed, or becomes incapable of acting as agent or if a vacancy occurs in the office of the agent for any reason, a successor agent will be appointed in accordance with the provisions of the preferred securities agency agreement.

Form, Clearance and Settlement

Form and Transfers

The preferred securities will be issued only in registered form and will be evidenced by one or more global certificates. Legal title to the preferred securities will be constituted by registration in the register of members of the relevant finance subsidiary (which includes a register of holders of preferred securities).

The preferred securities will be traded on the Singapore Stock Exchange in a minimum board lot size of:

•	US$200,000 in the case of the dollar-denominated preferred securities,

•	€200,000 in the case of the euro-denominated preferred securities, and

•	¥200,000 with a minimum of 80 lots to be traded in a single transaction in the case of the yen-denominated preferred securities.

Dollar-denominated preferred securities. The dollar-denominated preferred securities will be evidenced by one or more global certificates registered in the name of Cede & Co., as nominee for DTC. Beneficial interests in the dollar-denominated preferred securities will be evidenced by, and transfers of the preferred securities will be effected only through, records maintained by participants in DTC, including Euroclear and Clearstream. Except as described below, preferred securities in certificated form will not be issued in exchange for the global certificates representing the preferred securities.

Upon the issuance of the preferred securities evidenced by the global certificates and delivery of those global certificates, DTC will credit, on its book-entry registration and transfer system, the respective liquidation preference of the preferred securities represented by the global certificates to the accounts of persons that have accounts with DTC, referred to as participants, including depositaries for Euroclear and Clearstream. The accounts to be initially credited will be designated by the initial purchasers.

Investors may hold their interests in dollar-denominated preferred securities evidenced by a global certificate directly through DTC, if they are participants in DTC, or indirectly through organizations that are participants in DTC, including Euroclear and Clearstream. Beneficial owners will be permitted to exercise their rights only indirectly through DTC, Euroclear, Clearstream and their participants.

The CUSIP number for the dollar-denominated preferred securities is G63255 AA 4, the ISIN is USG63255AA42 and the Common Code is 024769836.

Euro-denominated preferred securities and yen-denominated preferred securities. Global certificates for the euro-denominated preferred securities and the yen-denominated preferred securities will be deposited with a common depositary on behalf of Euroclear and Clearstream, and the preferred securities evidenced thereby will be registered in the register of members of the relevant finance subsidiary in the name of the common depositary or its nominee.

Upon the issuance of the euro-denominated preferred securities and the yen-denominated preferred securities evidenced by global certificates and delivery of such global certificates, Euroclear and/or Clearstream will credit, on their book-entry registration and transfer system, the respective liquidation preference of the euro-denominated preferred securities and the yen-denominated preferred securities represented by the global certificates to the accounts of persons that have accounts with Euroclear and/or Clearstream. The accounts to be initially credited shall be designated by the initial purchasers. Ownership of beneficial interests in euro-denominated preferred securities and the yen-denominated preferred securities evidenced by global certificates will be shown on, and the transfer of that ownership will be effected only through, records maintained by Euroclear and/or Clearstream (with respect to interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants).

Investors may hold their interests in euro-denominated preferred securities and the yen-denominated preferred securities evidenced by a global certificate directly through Euroclear or Clearstream, if they are participants in such systems, or indirectly through organizations that are participants in such systems. The beneficial interests in the euro-denominated preferred securities and the yen-denominated preferred securities may not be held through the facilities of DTC.

The CUSIP number for the euro-denominated preferred securities is G63256 AA 2, the ISIN is XS0247684490 and the Common Code is 24768449. The CUSIP number for the yen-denominated preferred securities is G63257 AA 0, the ISIN is XS0247685117 and the Common Code is 24768511.

DTC, Euroclear and Clearstream

DTC advises that it is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities for its participants and facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of securities certificates or transfers on the register of the relevant issuer. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly, referred to as indirect participants.

Euroclear Bank S.A./N.V. holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear participants, and between Euroclear participants and participants of certain other securities intermediaries, through electronic book-entry changes in accounts of those participants or other securities intermediaries. Euroclear provides Euroclear participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services. Euroclear participants are investment banks, securities brokers and dealers, banks, central banks, supranationals, custodians, investment managers, corporations, trust companies and certain other organizations. Certain of the initial purchasers, or other financial entities involved in this offering, may be Euroclear participants. Nonparticipants in the Euroclear system may hold and transfer book-entry interests in the preferred securities through accounts with a participant in the

Euroclear system or any other securities intermediary that holds a book-entry interest in the preferred securities through one or more securities intermediaries standing between such other securities intermediary and Euroclear.

Investors electing to acquire a beneficial interest in preferred securities through an account with Euroclear or some other securities intermediary must follow the settlement procedures of that intermediary with respect to the settlement of new issues of securities. Dollar-denominated preferred securities to be acquired against payment through an account with Euroclear will be credited to the securities clearance accounts of the respective Euroclear participants in the securities processing cycle for the business day following the settlement date for value as of the settlement date, if against payment.

Investors electing to acquire, hold or transfer a beneficial interest in preferred securities through an account with Euroclear or some other securities intermediary must follow the settlement procedures of that intermediary with respect to the settlement of secondary market transactions in preferred securities. Euroclear will not monitor or enforce any transfer restrictions with respect to the preferred securities. Investors that acquire, hold and transfer interests in the preferred securities by book-entry through accounts with Euroclear or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such intermediary and each other intermediary, if any, standing between themselves and the individual preferred securities.

Euroclear has advised that, under Belgian law, investors that are credited with securities on the records of Euroclear have a co-property right in the fungible pool of interests in securities on deposit with Euroclear in an amount equal to the amount of interests in securities credited to their accounts. In the event of the insolvency of Euroclear, Euroclear participants would have a right under Belgian law to the return of the amount and type of interests in securities credited to their accounts with Euroclear. If Euroclear did not have a sufficient amount of interests in securities on deposit of a particular type to cover the claims of all participants credited with such interests in securities on Euroclear’s records, all participants having an amount of interests in securities of such type credited to their accounts with Euroclear would have the right under Belgian law to the return of their pro rata share of the amount of interests in securities actually on deposit. Under Belgian law, Euroclear is required to pass on the benefits of ownership in any interests in preferred securities on deposit with it (such as dividends, voting rights and other entitlements) to any person credited with such interests in securities on its records.

Distributions with respect to the preferred securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear terms and conditions.

Clearstream advises that it is incorporated under the laws of Luxembourg and licensed as a bank and professional depositary. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream has established an electronic bridge with the Euroclear operator to facilitate the settlement of trades between Clearstream and Euroclear. As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. In the United States, Clearstream customers are limited to securities brokers and dealers and banks, and may include the underwriters of this offering. Other institutions that maintain a custodial relationship with a Clearstream customer may obtain indirect access to Clearstream. Clearstream is an indirect participant in DTC.

Distributions with respect to preferred securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures.

Purchases of preferred securities within the DTC system must be made by or through DTC participants, which will receive a credit for the preferred securities on DTC’s records. The ownership interest of each actual purchaser of preferred securities is in turn to be recorded on the DTC participants’ and indirect participants’ records. Beneficial owners of interests in preferred securities will not receive written confirmation from DTC of their purchases, but they are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the DTC participants or indirect participants through which they purchased the preferred securities. Transfers of ownership interests in the preferred securities are to be accomplished by entries made on the books of DTC participants and indirect participants acting on behalf of beneficial owners of interests in the dollar-denominated preferred securities. Beneficial owners of interests in preferred securities will not receive preferred securities in certificated form representing their ownership interests in the preferred securities unless use of the book-entry system for the preferred securities is discontinued.

Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds. Transfers between participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Crossmarket transfers between persons holding dollar-denominated preferred securities directly or indirectly through DTC, on the one hand, and directly or indirectly through Euroclear or Clearstream participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant European depositary; however, those cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant European depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the European depositaries.

Because of time zone differences, credits of securities received in Euroclear or Clearstream as a result of a transaction with a person that does not hold the preferred securities through Euroclear or Clearstream will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Those credits or any transactions in those securities settled during that processing will be reported to the relevant Euroclear or Clearstream participants on that business day. Cash received in Euroclear or Clearstream as a result of sales of securities by or through a Euroclear participant or a Clearstream participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.

Limitations on Responsibilities.    DTC, Euroclear and Clearstream have no knowledge of the actual beneficial owners of interests in preferred securities. DTC’s records reflect only the identity of the DTC participants to whose accounts the preferred securities are credited, which may or may not be the beneficial owners of interests in the preferred securities. Similarly, the records of Euroclear and Clearstream reflect only the identity of the Euroclear or Clearstream participants to whose accounts the preferred securities are credited, which also may or may not be the beneficial owners of interests in preferred securities. DTC, Euroclear and Clearstream participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Procedures for Notices, Voting and Payments.    So long as DTC, Cede & Co. as its nominee or a common depositary is the registered owner of the relevant preferred securities, DTC, that nominee or the common depositary, as the case may be, will be considered the sole owner of the preferred securities for all purposes under the articles of the finance subsidiaries, the preferred securities and the preferred securities agency agreement.

DTC, Euroclear and Clearstream have advised that they will take any action permitted to be taken by a holder of the preferred securities only at the direction of one or more of its participants to whose account the beneficial interests in preferred securities are credited and only in respect of that portion of the aggregate liquidation preference of preferred securities as to which that participant or participants has or have given the direction.

Conveyance of notices and other communications by DTC to its participants, by those participants to its indirect participants, and by participants and indirect participants to beneficial owners of interests in preferred securities will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

The finance subsidiaries will send any notices in respect of the preferred securities registered in the name of Cede & Co. to Cede & Co.

Under its usual procedures, DTC mails an omnibus proxy to the finance subsidiaries as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s voting rights to those participants to whose account the preferred securities are credited on the record date.

Payment of dividends and other amounts on the dollar-denominated preferred securities will be made to Cede & Co. or another nominee of DTC by the preferred securities paying agent in immediately available funds. DTC’s practice is to credit its participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records. Payments by DTC’s participants and indirect participants to beneficial owners of interests in preferred securities will be governed by standing instructions and customary practices and will be the responsibility of those participants and indirect participants and not of DTC or the finance subsidiaries, subject to any statutory or regulatory requirements that may be in effect from time to time. Payment of dividends on the preferred securities or other amounts to DTC is the responsibility of the finance subsidiaries, disbursement of these payments to participants is the responsibility of DTC, and disbursement of those payments to the beneficial owner of an interest in preferred securities is the responsibility of participants and indirect participants. None of the finance subsidiaries, MUFG, the agents or any other paying agent for the preferred securities will have any responsibility or liability for any aspect of DTC’s reports and records relating to, or payments made on account of, beneficial ownership interests in preferred securities or for maintaining, supervising or reviewing any of DTC’s records relating to beneficial ownership interests.

Although DTC, Euroclear and Clearstream are expected to follow the procedures described above in order to facilitate transfers of interests in preferred securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of the finance subsidiaries, MUFG, or the agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their respective operations.

Exchanges of Global Certificates for Preferred Securities in Definitive Form

If:

(1)	at any time DTC is unwilling or unable to continue as, or is ineligible to act as, the depositary for the global certificates representing the dollar-denominated preferred securities and a successor depositary is not appointed by the finance subsidiaries within 90 days after the finance subsidiaries is notified by DTC or becomes aware of such condition,

(2)	with respect to the euro-denominated preferred securities or the yen-denominated preferred securities, at any time Euroclear or Clearstream is closed for business for a continuous period of 14 days (other than by reason of statutory or other holidays) or announces an intention permanently to cease operations or does in fact do so, or

(3)	the finance subsidiaries should suffer a material disadvantage as a result of a change in laws or regulations (taxation or otherwise) or as a result of a change in the practice of DTC or Euroclear and Clearstream, as the case may be that would not be suffered were the preferred securities in individual form and not held through the applicable clearing system as described herein and a certificate to this effect is given by the relevant finance subsidiary to the preferred securities paying agent.

In all cases, definitive certificates delivered in exchange for any global certificates or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the relevant depositary (in accordance with its customary procedures) and will bear a legend related to the acceptance of the guarantees by the holder.

If such transfer is made and definitive certificates representing the preferred securities are issued, payments of dividends and other amounts on the preferred securities will be made in accordance with, and transfers and exchanges of the preferred securities will be effected subject to, the provisions of the articles of the relevant finance subsidiary and the preferred securities agency agreement.

So long as the preferred securities are listed on the Singapore Stock Exchange and the rules of the Singapore Stock Exchange so require, in the event that the global certificates of the relevant preferred securities are exchanged for preferred securities in definitive form, MUFG Capital Finance 1 Limited, MUFG Capital Finance 2 Limited or MUFG Capital Finance 3 Limited, as the case may be, shall appoint and maintain a paying agent in Singapore for the purposes of making payments with respect to the relevant preferred securities. In addition, an announcement of such exchange shall be made on behalf of the relevant issuer through the Singapore Stock Exchange. Such announcements will include all material information with respect to the delivery of the relevant preferred securities in definitive form, including details of the paying agent in Singapore.

Definitions

The following terms used in this prospectus supplement with respect to the preferred securities, the subordinated guarantees and the ordinary shares of the finance subsidiaries have the following meanings:

“assets”

the total assets of MUFG as shown by the latest audited non-consolidated balance sheet of MUFG but adjusted for contingencies and subsequent events, all valued in such manner as MUFG’s representative director, auditors or liquidator (as the case may be) may determine.

“bankruptcy event”	Will be deemed to occur:

• upon the occurrence of a liquidation event; or

• if a competent court in Japan will have

•	adjudicated the commencement of corporate reorganization proceedings (kaisha kousei) in respect of MUFG under the Corporate Reorganization Law (Law No. 154 of 2002 as amended),

•	adjudicated the commencement of corporate rehabilitation proceedings (kaisha seiri) in respect of MUFG under the Commercial Code (Law No. 48 of 1899 as amended) or

•	adjudicated the commencement of civil rehabilitation proceedings (minji saisei) in respect of MUFG under the Civil Rehabilitation Law (Law No. 225 of 1999 as amended).

“calculation agent”

The calculation agent with respect to the preferred securities to be appointed by the finance subsidiaries from time to time, which initially will be JPMorgan Chase Bank, N.A. with respect to the dollar-denominated preferred securities and JPMorgan Chase Bank, N.A., acting through its London Branch, with respect to the euro-denominated preferred securities and the yen-denominated preferred securities.

“condition for liquidation payment”	Either of the following conditions:

•	in the case of a liquidation of MUFG, all MUFG senior debt (as defined in this “—Definitions” section) held by creditors of MUFG entitled to payment or satisfaction prior to commencement of distribution of residual assets to shareholders is paid or otherwise satisfied in full pursuant to the provisions of the Commercial Code (Law No. 48 of 1899 as amended) or the Company Law (Law No. 86 of 2005) on or after the effective date thereof; or

•	in the case of a corporate reorganization of MUFG where a decree of approbation of a corporate reorganization plan for abolishment of all business (jigyo no zenbu no haishi wo naiyotosuru kousei keikakuan) of MUFG becomes final and conclusive, all MUFG senior debt as modified or reduced by such plan appearing in such plan at the date such decree has become final and conclusive is paid or otherwise satisfied in full in accordance with the terms of such plan;

provided, however, that in either case described above, the finance subsidiaries must have distributed a special dividend on its ordinary shares pursuant to its articles.

“core capital”

Core capital (kihonteki koumoku) as that term is used in the capital adequacy guidelines of or supervised by the Financial Services Agency of Japan as replaced, modified or superseded from time to time.

“core capital-linked junior debt”	Liabilities of MUFG incurred in connection with its funding of core capital which are treated for purposes of claims upon a liquidation of MUFG as ranking:

•	senior in priority of payment as to liquidation distributions to common shares of MUFG and

•	junior in priority of payment as to liquidation distributions to MUFG senior preferred liquidation shares (as defined in this “—Definitions” section).

“core capital-linked most junior debt”

Liabilities of MUFG incurred in connection with its funding of core capital which are treated for purposes of claims upon a liquidation of MUFG as ranking junior in priority of payment as to liquidation distributions to core capital-linked junior debt.

“core capital-linked senior debt”	Both:

•	liabilities of MUFG under the subordinated guarantee agreements, and

•	other liabilities of MUFG incurred in connection with its funding of core capital which are treated for purposes of claims upon a liquidation of MUFG as ranking equal in priority of payment as to liquidation distributions to MUFG senior preferred liquidation shares (as defined in this “—Definitions” section).

“dollar business day”	a day on which banks are open for dealing in foreign currency and exchange in New York, London and Tokyo.

“euro business day”	a day on which banks are open for dealing in foreign currency and exchange in London and Tokyo and which is also a TARGET business day.

“euro-zone”	the geographic region comprising the European Union member states that have adopted the euro as a common currency in accordance with the Treaty establishing the European Community, as amended.

“fixed rate dividend period”

the period beginning on (and including) the issue date of the preferred securities and ending on (but excluding) the first dividend payment date thereafter and each successive period beginning on (and including) a dividend payment date and ending on (but excluding) the next succeeding dividend payment date up to (but excluding) the dividend payment date falling in July 2016.

“floating rate dividend period”

the period beginning on (and including) the dividend payment date falling in July 2016 and ending on (but excluding) the first dividend payment date thereafter and each successive period beginning on (and including) a dividend payment date and ending on (but excluding) the next succeeding dividend payment date.

“insolvency event”	The occurrence of any of the following:

•	(i) MUFG is not able or as a result of the payment of dividends otherwise due on a dividend payment date will not be able to pay generally its debts as they become due (meaning insolvent (shiharai-funo) within the meaning of the Bankruptcy Law of Japan (Law No. 75 of 2004 as amended) or (ii) MUFG’s liabilities (other than core capital-linked senior debt, core capital-linked junior debt and core capital-linked most junior debt) exceed or after giving effect to the payment of such dividends would exceed its assets or

•	the Financial Services Agency of Japan or other administrative agency in charge of financial supervision in Japan has taken any statutory action in relation to MUFG based upon its or its determination that MUFG is insolvent.

Each of the following terms is used as defined in this “—Definitions” section: liabilities, core capital-linked senior debt, core capital-linked junior debt, core capital-linked most junior debt and assets.

“junior subordinated loan”	The subordinated loan extended by the finance subsidiaries to MUFG, constituting core capital-linked junior debt of MUFG.

“liabilities”

The total liabilities of MUFG as shown by the latest audited non-consolidated balance sheet of MUFG but adjusted for contingencies and subsequent events, all valued in the manner that MUFG’s representative director, auditors or liquidators (as the case may be) may determine.

“liquidation distribution amount”

In relation to claims evidenced by the subordinated guarantee agreements, the amount payable in respect of the liquidation claim represented or evidenced thereby equal to the amount which would have been paid from the assets of MUFG if:

•	all core capital-linked senior debt had been MUFG senior preferred liquidation shares,

•	all core capital-linked junior debt had been preferred shares directly issued by MUFG which rank in priority of payment as to liquidation distributions

•	senior to common shares of MUFG and

•	junior to MUFG senior preferred liquidation shares and

•	all core capital-linked most junior debt had been subordinated shares directly issued by MUFG which rank equal or junior in priority of payment as to liquidation distributions to common shares of MUFG.

Each of the following terms is used as defined in this “—Definitions” section: liquidation claim and MUFG senior preferred liquidation shares.

“liquidation event”	The occurrence of:

•	the commencement of liquidation proceedings (seisan) in respect of MUFG under the laws of Japan (including special liquidation proceedings (tokubetsu seisan) in respect of MUFG under the Commercial Code (Law No. 48 of 1899 as amended) or the Company Law (Law No. 86 of 2005) on or after the effective date thereof)

•	a competent court in Japan having

•	adjudicated the commencement of bankruptcy proceedings (hasan) in respect of MUFG pursuant to the provisions of the Bankruptcy Law of Japan (Law No. 75 of 2004 as amended) or

•	approved a preparation of a reorganization plan for abolishment of all business (jigyo no zenbu no haishi wo naiyotosuru kousei keikakuan) of MUFG pursuant to the provisions of the Corporate Reorganization Law (Law No. 154 of 2002 as amended).

“London banking day”	any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in London.

“MUFG senior debt”

In relation to the liquidation claim evidenced by each subordinated guarantee agreement, MUFG senior debt means all liabilities of MUFG other than core capital-linked senior debt, core capital-linked junior debt and core capital-linked most junior debt.

In relation to the liquidation claim evidenced by each junior subordinated loan agreement, all liabilities of MUFG other than core capital-linked junior debt and core capital-linked most junior debt.

The following terms are used here as defined in this “—Definitions” section: liquidation claim, dollar subordinated guarantee agreement, junior subordinated loan agreement, core capital-linked senior debt, core capital-linked junior debt and core capital-linked most junior debt.

“MUFG senior preferred dividend shares”	Preferred shares directly issued by MUFG which rank most senior in priority of payment as to dividends and which qualify as core capital of MUFG.

“MUFG senior preferred liquidation shares”	Preferred shares directly issued by MUFG which rank most senior in priority of payment as to liquidation distributions and which qualify as core capital of MUFG.

“parity securities”

Securities issued by MUFG’s direct or indirect subsidiaries (other than the relevant finance subsidiary) ranking on a parity with any class of MUFG’s preferred shares as to the payment of dividends, so that, for the avoidance of doubt, parity securities on the date hereof include (i) the preferred securities issued by each of the other respective finance subsidiaries; (ii) 13,000 floating rate non-cumulative preference shares issued by Sanwa Capital Finance 2 Limited on March 25, 1999; (iii) 9,000 floating rate non-cumulative preference shares issued by UFJ Capital Finance 1 Limited on October 24, 2001; (iv) 11,800 floating rate non-cumulative preference shares issued by UFJ Capital Finance 2 Limited on November 8, 2001; (v) 1,000 fixed rate non-cumulative preference shares issued by UFJ Capital Finance 3 Limited on November 8, 2001; (vi) 9,450 series A floating rate non-cumulative preference shares, 1,150 series B fixed rate non-cumulative preference shares, and 500 series C floating rate non-cumulative preference shares, each issued by UFJ Capital Finance 4 Limited on September 26, 2002; and (vii) 16,500 fixed/floating rate non-cumulative preferred securities issued by MTFG Capital Finance Limited on August 24, 2005.

“regulatory event”

Will be deemed to have occurred if MUFG’s risk-weighted total capital ratio or risk-weighted core capital ratio, calculated in accordance with each applicable standard set forth in the Japanese banking regulations as of the end of any annual or semi-annual period in respect of which MUFG files with the Prime Minister of Japan:

•	an annual securities report or semi-annual securities report that is required to be filed under the Securities and Exchange Law (Law No. 25 of 1948 as amended) or

•	if no such reports are required to be filed under the Securities and Exchange Law, an annual business report or semi-annual business report that is required to be filed under the Banking Law (Law No. 59 of 1981 as amended), were to decline below the minimum percentages required by Japanese banking regulations (being, as of the date of this prospectus supplement, 8% in the case of the risk-weighted total capital ratio and 4% in the case of the risk-weighted core capital ratio).

“TARGET system”	Trans-European Automated Real-time Gross Settlement Express Transfer system, a real-time gross settlement system for the euro or any successor thereto.

“TARGET business day”	a day (other than a Saturday or a Sunday) on which all relevant parts of the TARGET system are operational.

“yen business day”	a day on which banks are open for dealing in foreign currency and exchange in London and Tokyo.

DESCRIPTION OF SUBORDINATED GUARANTEES

This section describes the general terms and conditions of the subordinated guarantee agreements which MUFG, as guarantor, will execute and deliver for the benefit of the holders of the preferred securities of each finance subsidiary in connection with their issuance and for the benefit of each finance subsidiary. Terms used herein have the meanings given under “Description of the Preferred Securities.” The subordinated guarantee agreements are filed as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus are a part.

General

With respect to each of the dollar-denominated preferred securities, the euro-denominated preferred securities and the yen-denominated preferred securities, MUFG will execute a subordinated guarantee agreement among it, the relevant finance subsidiary and the relevant paying agent, providing that MUFG will irrevocably and unconditionally, subject to the terms of subordination described below, guarantee the payment to the holders of the relevant preferred securities, regardless of any defense, right of set-off or counterclaim that the relevant finance subsidiary may have, of:

•	any dividends that are due and payable on any dividend payment date and not subject to an optional suspension event or mandatory suspension event (for purposes of the guarantees, dividends shall be deemed due and payable regardless of any failure by the relevant finance subsidiary to declare dividends for any reason other than an optional suspension event or a mandatory suspension event);

•	the redemption price in respect of the preferred securities on any date of redemption of the preferred securities plus, if applicable, unpaid dividends that are due and payable on that date; and

•	upon any voluntary or involuntary dissolution, liquidation or winding up of the relevant finance subsidiary, the liquidation preference of the relevant preferred securities plus, if applicable, unpaid dividends that are due and payable on the date of redemption of the preferred securities;

in each case including any additional amounts relating to the preferred securities or the subordinated guarantee as described under “Description of the Preferred Securities—Additional Amounts.”

The subordinated guarantee agreement with each finance subsidiary provides that during any period in which a liquidation event has occurred and is continuing, MUFG’s obligation to make any payment under the guarantee is subordinated such that, in a liquidation of MUFG, each holder of the preferred securities shall only have a claim in such liquidation proceedings evidenced by the guarantee in an amount equal to the liquidation preference of the preferred securities (plus unpaid dividends previously deemed due and payable under the terms of the guarantee); provided however that such claim shall not accrue and become payable unless and until a condition for liquidation payment shall have occurred and then only to the extent of the liquidation distribution amount. The effect of these subordination provisions is that in a liquidation of MUFG, each holder of the preferred securities will have a claim which entitles such holder of the preferred securities to substantially the same liquidation distributions that holders of the preferred securities would be entitled to if such claim under the guarantee were preferred shares of MUFG ranking most senior in priority as to liquidation distributions and having a liquidation preference equal to the liquidation preference of the preferred securities. The senior liquidation claim constitutes a core capital linked senior debt of MUFG. Each of “liquidation event,” “condition for liquidation payment,” “liquidation distribution amount” and “core capital linked senior debt” is defined under “Description of the Preferred Securities—Definitions.”

Each of the subordinated guarantee agreement also provides a contingent obligation on the part of MUFG to pay to the relevant finance subsidiary the guarantee payments, to the extent that any such guarantee payments are claimed under the subordinated guarantee and are payable in accordance with the subordination provisions but remain unpaid. If a claim under the relevant guarantee remains unpaid for 30 days or more, then the independent director of the relevant finance subsidiary, pursuant to the terms of the finance subsidiary’s articles of incorporation, will be entitled to enforce the claim of the finance subsidiary under the contingent obligation without prejudice to the claims of the holders of the preferred securities under the subordinated guarantee. Pursuant to the articles, the finance subsidiary will distribute any contingent distribution it receives to the holders of the preferred securities pro rata, except to the extent than any such holders received prior payment under the subordinated guarantee. MUFG will no longer be subject to this contingent obligation following payment to holders of the preferred securities of the liquidation distribution amount payable pursuant to the terms of the relevant subordinated guarantee agreement.

If MUFG has failed to make a payment under a subordinated guarantee agreement, a holder of the relevant preferred securities may directly institute a proceeding in such holder’s own name against MUFG for enforcement of such payment without any requirement to first bring an action against the relevant finance subsidiary or any other person or entity.

Certain Covenants of MUFG

MUFG will covenant in each subordinated guarantee agreement, for as long as the relevant preferred securities or any claims under the guarantees are outstanding:

•	to own directly or indirectly 100% of the ordinary shares of the relevant finance subsidiary,

•	not to permit, or take any action to cause, the dissolution, liquidation or winding up of the relevant finance subsidiary, to the fullest extent permitted by law, unless MUFG is itself in liquidation,

•	to procure that dividends on any parity securities are only declared or payable on the same date as the preferred securities (absent prior consent of all holders of the preferred securities), and

•	to pay on behalf of the relevant finance subsidiary the finance subsidiary’s operating expenses or to contribute to the finance subsidiary such funds as are necessary in order to enable the finance subsidiary to pay all of its operating expenses.

No Assignment

MUFG may not assign its obligations under the subordinated guarantee agreements, except in the case of a merger, consolidation, corporate split or a sale, lease or other transfer of substantially all of its assets where MUFG is not the surviving entity.

Termination

Each subordinated guarantee agreement shall terminate upon the earlier of:

•	the redemption or purchase by the relevant finance subsidiary of all the relevant preferred securities, or

•	following a liquidation event of MUFG, full payment of the liquidation distribution amount payable pursuant to the terms of the subordinated guarantee agreement.

Amendment

Except under certain circumstances, MUFG shall not modify a subordinated guarantee agreement unless holders of two-thirds (calculated by reference to liquidation preference) of the relevant preferred securities (excluding any preferred securities held by MUFG or any of its affiliates, with certain exceptions) consent to such modification of the subordinated guarantee agreement.

Governing Law

The subordinated guarantee agreements will be governed by, and construed in accordance with, the laws of the State of New York.

TAXATION

Japanese Taxation

The following sets forth the material Japanese tax consequences to owners of the preferred securities who are non-resident individuals or non-Japanese corporations without a permanent establishment in Japan to which the relevant income is attributable, which we refer to as “non-resident holders” in this section. The statements regarding Japanese tax laws below are based on the laws in force and as interpreted by the Japanese taxation authorities as at the date hereof and are subject to changes in the applicable Japanese laws, double taxation treaties, conventions or agreements or interpretations thereof occurring after that date. This summary is not exhaustive of all possible tax considerations that may apply to a particular investor, and potential investors are advised to satisfy themselves as to the overall tax consequences of the acquisition, ownership and disposition of the preferred securities including specifically the tax consequences under Japanese law, the laws of the jurisdiction of which they are resident and any tax convention between Japan and their country of residence, by consulting their own tax advisers.

Preferred Securities

Under Japanese tax laws currently in effect, the payment of dividends on the preferred securities to a non-resident of Japan or non-Japanese corporation (within the meaning given by Japanese tax laws) in accordance with the terms and conditions of the preferred securities will not be subject to (i) Japanese withholding tax in any event; or (ii) any other income or corporate tax levied in Japan unless (solely in regard to income or corporate tax other than by withholding) such non-resident or non-Japanese corporation has a permanent establishment in Japan and payment of the dividend is attributable to the business of the non-resident or non-Japanese corporation carried on in Japan through such permanent establishment.

Gains derived from the sales of the preferred securities outside Japan by a non-resident of Japan or a non-Japanese corporation not having a permanent establishment in Japan, are not, in general, subject to Japanese income tax or corporate tax.

A non-resident of Japan who has acquired the preferred securities by inheritance, bequest or gift is in general not subject to Japanese inheritance or gift taxes unless such non-resident individual is a Japanese national and either such individual or the deceased or the donor, from whom such individual acquired the preferred securities by inheritance, bequest or gift, used to reside in Japan at any time during the five-year period preceding the commencement of inheritance, the time of the bequest or the time of the gift, as the case may be, or donation.

No stamp, issue, registration or similar taxes or duties will, under Japanese law, be payable by holders of the preferred securities in connection with the issue of the preferred securities.

Guarantees

Under existing Japanese laws, payments to a non-resident of Japan or non-Japanese corporation of dividend in respect of the preferred securities by MUFG pursuant to the guarantees will not be subject to Japanese withholding tax.

United States Taxation

The following is a general discussion of certain U.S. federal income tax considerations resulting from beneficial ownership of preferred securities by U.S. Holders (as defined below). The discussion is based on United States federal income tax laws, including the United States Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed Treasury Regulations thereunder, published rulings and court decisions, and on the Income Tax Convention between the United States and Japan (the “Tax Convention”), all of which are subject to change, possibly with retroactive effect. MUFG has not requested, and will not request, a ruling from the United States Internal Revenue Service (the “IRS”) with respect to any of the

U.S. federal income tax consequences described below, and as a result, there can be no assurance that the IRS will not disagree with or will not challenge any of the conclusions reached and described herein. This discussion does not purport to deal with all aspects of U.S. federal taxation that may be relevant to particular investors in light of their personal investment circumstances, nor does it discuss U.S. federal tax laws applicable to special classes of taxpayers (for example, insurance companies, dealers in securities or currencies, tax exempt organizations, banks or other financial institutions, persons that hold preferred securities as part of a “straddle,” “hedge,” “integrated transaction,” or “conversion transaction,” persons that have a functional currency other than the U.S. dollar, persons liable for the alternative minimum tax, regulated investment companies, real estate investment trusts, traders in securities who have elected the mark-to-market method of accounting for their securities, persons that own preferred securities through a partnership or other pass-through entity, U.S. expatriates and foreign corporations, non-resident alien individuals and other persons not subject to U.S. federal income tax on their worldwide income). In addition, the discussion does not consider the effect of any foreign, state, local, or other tax laws that may be applicable to a particular holder. This discussion assumes that holders will (except as otherwise indicated) hold preferred securities as capital assets within the meaning of Section 1221 of the Code.

As used herein, a “U.S. Holder” is a beneficial owner of preferred securities that is, for U.S. federal income tax purposes: (i) an individual citizen or resident of the United States; (ii) a corporation, or other entity taxable as a corporation, organized in or under the laws of the United States or of any political subdivision thereof; or (iii) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

If a partnership holds preferred securities, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding preferred securities, you should consult your tax advisors.

Potential investors are urged to consult their own tax advisors with respect to the particular consequences to them under U.S. federal, state, local and applicable foreign tax laws of the acquisition, ownership and disposition of preferred securities.

Preferred Securities

Partnership Status of MUFG Capital Finance 1 Limited, MUFG Capital Finance 2 Limited, and MUFG Capital Finance 3 Limited (collectively, “Issuer”)

A foreign ‘‘eligible entity’’ (such as Issuer) that has two or more members, none of which has unlimited liability, may elect to be treated as a partnership for U.S. federal income tax purposes. Issuer intends to make an election to be treated as a partnership for U.S. federal income tax purposes. An entity that is treated as a partnership for U.S. federal income tax purposes is not a taxable entity and incurs no U.S. federal income tax liability. Instead, beneficial owners are required to take into account their allocable share of items of income, gain, loss, and deduction of the partnership in computing their U.S. federal income tax liability, regardless of whether cash distributions are made to them.

Reporting Obligations

If you purchase preferred securities for a price in excess of $100,000, you must file IRS Form 8865 for your taxable year in which the purchase occurs. Failure by you to timely comply with such reporting requirements may result in substantial penalties. As a partner in a foreign partnership, you may be subject to additional reporting requirements. You should consult your tax advisors regarding any additional reporting requirements.

You must also (regardless of whether your purchase price exceeds $100,000) attach to your U.S. federal income tax return for the taxable year that includes the date of such election a copy of IRS Form 8832, on which Issuer elected to be treated as a partnership for U.S. federal income tax purposes. Failure to attach such form to your tax return may result in penalties. You will be provided with such information, through the DTC, Euroclear or Clearstream participant holding preferred securities for you, as is reasonably necessary for you to complete your U.S. federal income tax return (including a copy of IRS Form 8832).

Tax Consequences of Preferred Securities

You will generally be required to include in gross income for your taxable year in which Issuer’s taxable year ends (or if you dispose of your entire interest in the preferred securities, the taxable year including the date of disposition) your distributive share of items of income, gain, loss, and deduction of Issuer. We expect that your distributive share of income will consist of interest paid with respect to the senior subordinated loans to be made by BTMU Preferred Capital 1 Limited, BTMU Preferred Capital 2 Limited, and BTMU Preferred Capital 3 Limited (collectively, “Bank SPC”) to the Bank of Tokyo-Mitsubishi UFJ, Ltd (“Senior Subordinated Loans”) and income attributable to other eligible investments (as defined in ‘‘Description of the Preferred Securities’’), if any. Each item generally will have the same character and source (either United States or foreign) as though you had realized the item directly, and interest on the bonds will be foreign source.

A foreign ‘‘eligible entity’’ (such as Bank SPC) that has two or more members, none of which has unlimited liability, may elect to be treated as a partnership for U.S. federal income tax purposes. Bank SPC intends to make an election to be treated as a partnership for U.S. federal income tax purposes. An entity that is treated as a partnership for U.S. federal income tax purposes is not a taxable entity and incurs no U.S. federal income tax liability. Instead, U.S. holders are required to take into account their allocable share of items of income, gain, loss, and deduction of the partnership in computing their U.S. federal income tax liability, regardless of whether cash distributions are made to them. The partners of Bank SPC will be Issuer (which will own preferred interests) and the Bank of Tokyo-Mitsubishi UFJ, Ltd. (which will own common interests).

U.S. Tax Status of the Senior Subordinated Loans.    Despite the fact that the Senior Subordinated Loans are denominated as debt, in the opinion of U.S. counsel for the Bank of Tokyo-Mitsubishi UFJ, Ltd., for U.S. federal income tax purposes, the Senior Subordinated Loans will be treated as equity of the Bank of Tokyo-Mitsubishi UFJ, Ltd., and payments of interest on the Senior Subordinated Loans will be treated as dividends to the extent paid out of the Bank of Tokyo-Mitsubishi UFJ, Ltd.’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. The Bank of Tokyo-Mitsubishi UFJ, Ltd. intends to follow this characterization in its U.S. tax reporting. If the terms of the Senior Subordinated Loans were to be amended, that could change the U.S. federal income tax characterization of the Senior Subordinated Loans from equity to debt. However, MUFG does not anticipate that the terms will be amended in such manner.

Special adverse United States income tax rules apply if a U.S. holder holds preferred securities in any taxable year in which the Bank of Tokyo-Mitsubishi UFJ, Ltd. is treated as a PFIC for United States federal income tax purposes. The Bank of Tokyo-Mitsubishi UFJ, Ltd. is a private banking institution subject to regulation under Japanese banking law. The Bank of Tokyo-Mitsubishi UFJ, Ltd. believes that it is engaged in the active conduct of a banking business as defined in the Code and thus does not expect to be a PFIC in the current year or in future years. This determination is based in part upon proposed Treasury regulations which are not yet in effect but are proposed to become effective for taxable years beginning after December 31, 1994 or, for electing taxpayers, for taxable years beginning after December 31, 1986. However, there can be no assurance that the described proposed regulations will be finalized in their current form, and the determination of whether the Bank of Tokyo-Mitsubishi UFJ, Ltd. is a PFIC is based upon, among other things, the composition of its income and assets and the value of its assets from time to time. U.S. Holders should consult their own tax advisors as to the potential application of the PFIC rules to their ownership or disposition of preferred securities.

Payments of Interest on the Senior Subordinated Loans.    Interest paid by the Bank of Tokyo-Mitsubishi UFJ, Ltd. on the Senior Subordinated Loans will be treated for United States federal income tax purposes as a dividend paid by the Bank of Tokyo-Mitsubishi UFJ, Ltd. to Bank SPC. Bank SPC in turn pays such amount over to Issuer, who in turn pays such amount over to the U.S. Holders. Because both Bank SPC and Issuer will be treated as partnerships for United States federal income tax purposes, the share of partnership income received by the U.S. Holders from Issuer will be treated as a dividend from the Bank of Tokyo-Mitsubishi UFJ, Ltd.

In accordance with the treatment of interest payments on the Senior Subordinated Loans as dividends, U.S. Holders must include in gross income the gross amount of any payment received with respect to the Senior Subordinated Loans (before reduction for Japanese withholding taxes) to the extent paid out of the Bank of Tokyo-Mitsubishi UFJ, Ltd.’s current or accumulated earnings and profits (as determined for U.S. federal income tax purposes). However, we do not expect to make a determination of earnings and profits in accordance with United States federal income tax principles. Therefore, you should expect that the entire amount of a distribution will generally be treated as a dividend. Dividends received by a U.S. Holder will not be eligible for the “dividends-received deduction” allowed to United States corporations in respect of dividends received from other United States corporations.

The interest payments on the Senior Subordinated Loans may be denominated in U.S. dollars, Japanese yen or euro. The amount of the dividend received by a U.S. Holder will be the U.S. dollar value of payments received, whether in U.S. dollars, Japanese yen or euro. This value will be determined at the spot Japanese yen/U.S. dollar rate or euro/U.S. dollar rate, as applicable, on the date the dividend is received by such U.S. Holder, regardless of whether the dividend payment is in fact converted into U.S. dollars at that time. If the Japanese yen or euro received as a dividend are not converted into U.S. dollars on the date of receipt, the U.S. Holder will have basis in such Japanese yen or euro equal to their dollar value on the date of receipt, and any foreign currency gains or losses resulting from the conversion of the Japanese yen or euro will generally be treated as U.S. source ordinary income or loss.

For foreign tax credit limitation purposes, interest payments on the Senior Subordinated Loans will be income from sources without the United States. Subject to certain limitations under the Code, if a particular investor complies with applicable certification requirements, such investor may be entitled to a credit or deduction against its U.S. federal income taxes for the amount of any Japanese taxes that are withheld from payments made to it. The decision to claim either a credit or a deduction must be made each year and will apply to all foreign taxes paid by the investor to any foreign country or U.S. possession or territory with respect to that year. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, interest payments paid by the Bank of Tokyo-Mitsubishi UFJ, Ltd. will generally constitute “passive income.” Further, in certain circumstances, if a U.S. Holder:

•	has held preferred securities for less than a specified minimum period during which they are not protected from the risk of loss, or

•	is obligated to make payments related to the preferred securities,

such U.S. Holder will not be allowed a foreign tax credit for foreign taxes imposed on interest paid on debt securities. Because of the complexity of these limitations, U.S. Holders should consult their own tax advisors with respect to the availability of the foreign tax credit under their particular circumstances.

With respect to non-corporate U.S. Holders, certain dividends received for taxable years beginning on or before December 31, 2008 from a “qualified foreign corporation” may be subject to reduced rates of taxation. Qualified foreign corporations include those corporations eligible for the benefits of a comprehensive income tax treaty with the United States; the Tax Convention is such a treaty. Dividends received by U.S. Holders from a foreign corporation that was a PFIC in either the taxable year of the distribution or the preceding taxable year are not qualified dividends. We believe that the Bank of Tokyo-Mitsubishi UFJ, Ltd. is a qualified foreign corporation and that dividends received by U.S. Holders with respect to preferred securities will be qualified dividends. However, individuals that do not meet a minimum holding period requirement during which they are not protected from a risk of loss or that elect to treat the dividend income as “investment income” pursuant to section 163(d)(4) of the Code will not be eligible for the reduced rates of taxation for qualified dividends. In addition, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met.

Capital Gains on the Sale or other Disposition of Preferred Securities.    Upon a sale or other disposition of the preferred securities, a U.S. Holder will recognize gain or loss in an amount equal to the difference between the U.S. dollar value of the amount realized and the U.S. Holder’s tax basis (determined in U.S. dollars) in such preferred securities. Generally, such gain or loss will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder’s holding period for such preferred securities exceeds one year. The deductibility of capital losses is subject to limitations. A U.S. Holder’s adjusted tax basis in its preferred securities will generally be the cost to such U.S. Holder of such preferred securities. Any gain or loss realized by a U.S. Holder upon a disposition of preferred securities will be income or loss from sources within the U.S. for foreign tax credit limitation purposes.

Information Reporting and Backup Withholding

Payments by Issuer to U.S. Holders and proceeds of U.S. Holders from sales of preferred securities to or through a U.S. office or broker may be subject to information reporting requirements. Such payments or proceeds from sale or disposition may also be subject to backup withholding unless the U.S. holder:

•	is a corporation or comes within some other categories of exempt recipients, and, when required, demonstrates this fact, or

•	provides a correct taxpayer identification number on a properly completed U.S. Internal Revenue Service Form W-9 or substitute form, certifies that the U.S. holder is not subject to backup withholding, and otherwise complies with applicable requirements of the backup withholding rules.

Any amount withheld under these rules will be creditable against the U.S. Holder’s United States federal income tax liability or refundable to the extent that it exceeds such liability if the U.S. Holder provides the required information to the Internal Revenue Service. If a U.S. Holder is required to and does not provide a correct taxpayer identification number, the U.S. Holder may be subject to penalties imposed by the Internal Revenue Service. All U.S. Holders should consult their tax advisors as to their qualification for the exemption from backup withholding and the procedure for obtaining an exemption.

THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY OR MAY NOT BE APPLICABLE TO AN INVESTOR DEPENDING UPON THE INVESTOR’S PARTICULAR SITUATION. POTENTIAL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF OWNING, HOLDING, AND DISPOSING OF PREFERRED SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN, AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAW.

Cayman Islands Taxation

Preferred Securities

The government of the Cayman Islands, will not, under existing legislation, impose any income, corporate or capital gains tax, estate duty, inheritance tax, gift tax or withholding tax upon the finance subsidiaries or the holders of preferred securities. The Cayman Islands are not party to any double taxation treaties.

The finance subsidiaries have applied for and can each expect to receive an undertaking from the Governor-in-Cabinet of the Cayman Islands that, in accordance with section 6 of the Tax Concessions Law (1999 Revision) of the Cayman Islands, for a period of 20 years from the date of the undertaking, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to the applicable finance subsidiary or its operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (i) on the shares, debentures or other obligations of the applicable finance subsidiary or (ii) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by the applicable finance subsidiary to its members or a payment of principal or interest or other sums due under a debenture or other obligation of the applicable finance subsidiary.

Prospective investors should consult their professional advisers on the possible tax consequences of buying, holding or selling any preferred securities under the laws of their country of citizenship, residence or domicile.

Guarantees

Payments of principal and interest in respect of the preferred securities pursuant to the guarantees will not be subject to taxation in the Cayman Islands and no withholding will be required on such payments to any holder of preferred securities as a matter of Cayman Islands law.

ERISA CONSIDERATIONS

The U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), imposes fiduciary standards and certain other requirements on employee benefit plans subject thereto, including collective investment funds, separate accounts, and other entities or accounts whose underlying assets are treated as assets of such plans pursuant to the U.S. Department of Labor “plan assets” regulation (the “Plan Assets Regulation”), 29 CFR Section 2510.3-101 (collectively, “ERISA Plans”), and on those persons who are fiduciaries with respect to ERISA Plans. Before authorizing an investment in the preferred securities issued by MUFG Capital Finance 1 Limited, MUFG Capital Finance 2 Limited, and MUFG Capital Finance 3 Limited (each, an “Issuer” and collectively, the “Issuers”), fiduciaries of ERISA Plans should consider, among other matters, (i) ERISA’s fiduciary standards, (ii) whether the investment in the preferred securities by the ERISA Plan satisfies the prudence and diversification requirements of ERISA, taking into account the overall investment policies of the ERISA Plan, the composition of the ERISA Plan’s portfolio and the limitations on the marketability of the preferred securities, (iii) whether the fiduciaries have authority to make an investment in the preferred securities under the applicable ERISA Plan investment policies and governing instruments and (iv) rules under ERISA and the Code that prohibit ERISA Plan fiduciaries from causing an ERISA Plan to engage in a “prohibited transaction”.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in a non-exempt prohibited transaction, it is particularly important that fiduciaries or other persons considering purchasing the preferred securities on behalf of or with “plan assets” of any ERISA Plan consult with their counsel regarding the potential consequences if the assets of the relevant Issuer were deemed to be “plan assets” and the availability of exemptive relief under any applicable PTCE (as defined below).

Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan (as well as those plans that are not subject to ERISA but which are subject to Section 4975 of the Code (together with ERISA Plans, “Plans”)) and certain persons (referred to as “parties in interest” or “disqualified persons”) having certain relationships to such Plans, unless a statutory or administrative exemption applies to the transaction. In particular, a sale or exchange of property or an extension of credit between a Plan and a “party in interest” or “disqualified person” may constitute a prohibited transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes or other liabilities under ERISA and the Code.

Under the Plan Assets Regulation, the assets of an Issuer would be deemed to be “plan assets” of an ERISA Plan for purposes of ERISA and Section 4975 of the Code if “plan assets” of the ERISA Plan were used to acquire an equity interest in the Issuer and no exception were applicable under the Plan Assets Regulation. An “equity interest” is defined under the Plan Assets Regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. For purposes of the Plan Assets Regulation, the preferred securities are likely to be treated as “equity interests”.

Pursuant to an exception contained in the Plan Assets Regulation, the assets of an Issuer would not be deemed to be “plan assets” of investing ERISA Plans if, immediately after the most recent acquisition of any equity interest in the Issuer, less than 25% of the value of each class of equity interests in the Issuer were held by Plans, other employee benefit plans not subject to ERISA or Section 4975 of the Code (such as governmental, church and foreign plans), and any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (collectively, “Benefit Plan Investors”). No monitoring or other measures will be taken with respect to limiting the value of the preferred securities of any Issuer held by Benefit Plan Investors to less than 25% of the total value of the preferred securities issued by such Issuer at the completion of the initial offering or thereafter. Accordingly, the conditions of this exception may not be satisfied.

Under the terms of the Plan Assets Regulation, if an Issuer were deemed to hold “plan assets” by reason of a Plan’s investment in the preferred securities of that Issuer, those plan assets would include an undivided interest in the assets held by the Issuer (i.e., (i) in the case of MUFG Capital Finance 1 Limited, dollar-denominated preferred shares issued by BTMU Preferred Capital 1 Limited, (ii) in the case of MUFG Capital Finance 2 Limited, euro-denominated preferred shares issued by BTMU Preferred Capital 2 Limited, and (iii) in the case of MUFG Capital Finance 3 Limited, yen-denominated preferred shares issued BTMU Preferred Capital 3 Limited (in each case, the “Assets”)). In that event, any person providing services with respect to the assets of the relevant Issuer may become a “party in interest’’ with respect to an investing Plan, and may become subject to the fiduciary responsibility provisions of Title I of ERISA and the prohibited transaction provisions of ERISA and the Code with respect to transactions involving those assets. If the person with discretionary responsibility with respect to those assets were affiliated with the Issuers or MUFG, any discretionary actions taken with respect to those Plan assets could be deemed to constitute a prohibited transaction under ERISA or the Code (e.g., the use of such fiduciary authority or responsibility in circumstances where the person has interests that may conflict with the interests of the Plans for which they act, and could affect the exercise of their best judgement as fiduciaries.) In order to lessen the likelihood of any such prohibited transaction, each investing Plan, by purchasing one or more preferred securities from the Issuers or any interest therein, will be deemed to have (among other things) directed the applicable Issuers to invest in the applicable Assets.

In addition, the Issuers or MUFG, directly or through their respective affiliates, may be considered a party in interest or disqualified person with respect to many Plans. Prohibited transactions within the meaning of Section 406 of ERISA or Section 4975 of the Code may arise if the preferred securities are acquired by a Plan with respect to which the Issuers, MUFG or any of their respective affiliates is a party in interest or a disqualified person, unless the preferred securities are acquired pursuant to and in accordance with an applicable exemption. Certain exemptions from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code may apply depending in part on the type of Plan fiduciary making the decision to acquire a preferred security and the circumstances under which that decision is made. Included among these exemptions are:

Prohibited Transaction Class Exemption (“PTCE’’) 91-38 (relating to investments by bank collective investment funds),

PTCE 84-14 (relating to transactions effected by a “qualified professional asset manager’’),

PTCE 90-1 (relating to investments by insurance company pooled separate accounts),

PTCE 95-60 (relating to investments by insurance company general accounts) and

PTCE 96-23 (relating to transactions determined by an in-house asset manager).

There can be no assurance that any of these class exemptions or any other exemption will be available with respect to any particular transaction involving the preferred securities.

Because of the foregoing restrictions, the preferred securities may not be purchased or held by any Plan, or any person investing “plan assets” of any Plan, unless that purchase and holding is covered by an applicable PTCE. Each purchaser and holder of the preferred securities or any interest therein will be deemed to have represented by its purchase or holding thereof that either (a) it is not and is not using the assets of any, (i) Plan or (ii) governmental, church or non-U.S. plan that is subject to any federal, state or local law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”), or (iii) entity whose assets are treated as assets of any such plan, or (b) its purchase and holding of a preferred security will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or a violation of applicable Similar Law.

Governmental plans and certain church and non-U.S. plans, while not subject to the fiduciary responsibility provisions of ERISA or the provisions of Section 4975 of the Code, may nevertheless be subject to state or other laws that are substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans should consult with their counsel before purchasing any preferred securities.

Any Plan fiduciary that proposes to cause a Plan to purchase preferred securities should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code to such an investment, and to confirm that such investment will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA or the Code.

The sale of preferred securities to a plan is in no respect a representation by either the Issuers or MUFG that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for Plans generally or any particular plan.

UNDERWRITING

Each of the finance subsidiaries intends to offer the preferred securities through a syndicate of underwriters.

Dollar-Denominated Preferred Securities

Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc. are acting as representatives of the underwriters for the dollar-denominated preferred securities named below. Subject to the terms and conditions contained in a purchase agreement among us, MUFG Capital Finance 1 Limited and the underwriters listed below, MUFG Capital Finance 1 Limited has agreed to sell to the underwriters and the underwriters severally have agreed to purchase from MUFG Capital Finance 1 Limited, the number of preferred securities listed opposite their names below:

Underwriter	Number of Dollar-Denominated Preferred Securities
Merrill Lynch, Pierce, Fenner & Smith
Incorporated	1,173,000
J.P. Morgan Securities Inc.	575,000
Morgan Stanley & Co. Incorporated	230,000
UBS Limited	115,000
Mitsubishi UFJ Securities International plc	115,000
Deutsche Bank Securities Inc.	46,000
Nomura International plc	46,000

Total	2,300,000

Euro-Denominated Preferred Securities

Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank AG, London Branch and Mitsubishi UFJ Securities International plc are acting as representatives of the underwriters for the euro-denominated preferred securities named below. Subject to the terms and conditions contained in a purchase agreement among us, MUFG Capital Finance 2 Limited and the underwriters listed below, MUFG Capital Finance 2 Limited has agreed to sell to the underwriters and the underwriters severally have agreed to purchase from MUFG Capital Finance 2 Limited, the number of preferred securities listed opposite their names below:

Underwriter	Number of Euro-Denominated Preferred Securities
Merrill Lynch, Pierce, Fenner & Smith
Incorporated	382,500
Deutsche Bank AG, London Branch	150,000
Mitsubishi UFJ Securities International plc	112,500
UBS Limited	30,000
Morgan Stanley & Co. International Limited	30,000
Nomura International plc	30,000
J.P. Morgan Securities Ltd.	15,000

Total	750,000

Yen-Denominated Preferred Securities

Merrill Lynch, Pierce, Fenner & Smith Incorporated, Nomura International plc and Mitsubishi UFJ Securities International plc are acting as representatives of the underwriters for the yen-denominated preferred securities named below. Subject to the terms and conditions contained in a purchase agreement among us, MUFG Capital Finance 3 Limited and the underwriters listed below, MUFG Capital Finance 3 Limited has agreed to sell to the underwriters and the underwriters severally have agreed to purchase from MUFG Capital Finance 3 Limited, the number of preferred securities listed opposite their names below:

Underwriter	Number of Yen-Denominated Preferred Securities
Merrill Lynch, Pierce, Fenner & Smith
Incorporated	2,400
Nomura International plc	6,000
Mitsubishi UFJ Securities International plc	3,600

Total	12,000

In each case, the underwriters have agreed to purchase all of the preferred securities sold pursuant to the relevant purchase agreement if any of these preferred securities are purchased. If an underwriter defaults, the relevant purchase agreement provides that the purchase commitments of the non defaulting underwriters may be increased or the relevant purchase agreement may be terminated. Each purchase agreement is an independent agreement and is not conditioned on the completion of the other two agreements.

We and each of the finance subsidiaries have agreed, jointly and severally, in each case, to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the preferred securities, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the preferred securities, and other conditions contained in the relevant purchase agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. In each case, the underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions

The underwriters have advised us and each of the finance subsidiaries, in each case, that they propose initially to offer the preferred securities to the public at the public offering price on the cover page of this prospectus supplement. We and the respective finance subsidiaries have agreed to pay the underwriters an underwriting commission of $10 per dollar-denominated preferred security, €10 per euro-denominated preferred security and ¥100,000 per yen-denominated preferred security. After the initial public offering, the public offering price may be changed.

The expenses of the offering, other than the underwriting commissions, are estimated to be $6.97 million in total and are payable by us. The expenses consist of the following:

•	a U.S. Securities and Exchange Commission registration fee of $450,611;

•	Singapore Stock Exchange listing fee of $50,000;

•	estimated printing expenses of $400,000;

•	estimated legal fees and expenses of $750,000;

•	estimated accounting fees and expenses of $4,630,000; and

•	estimated miscellaneous fees and expenses of $690,000.

The underwriters will bear certain expenses relating to investor roadshow meetings.

No Sale of Similar Securities

We and each of the finance subsidiaries have agreed, with exceptions, not to sell or transfer any preference stock for 30 days after the date of this prospectus supplement without obtaining the prior written consent of the representatives of the underwriters. Specifically, we and each of the finance subsidiaries have agreed not to directly or indirectly

•	offer, pledge, sell or contract to sell any preference stock,

•	sell any option or contract to purchase any preference stock,

•	purchase any option or contract to sell any preference stock,

•	grant any option, right or warrant for the sale of any preference stock,

•	file a registration statement for any preference stock, or

•	lend or otherwise dispose of or transfer any preference stock.

This lockup provision applies only to any preference stock of MUFG, each of the finance subsidiaries or any other finance subsidiary of MUFG established for the purpose of issuing securities that would qualify as Tier 1 capital of MUFG, as well as to any securities that are convertible into, or exchangeable for, the preferred securities or such other preference stock.

New Issue of Preferred Securities

The preferred securities are a new issue of securities with no established trading market. We have been advised by the relevant underwriters that, in each case, they presently intend to make a market in the preferred securities after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the preferred securities or that an active public market for the preferred securities will develop. If an active public trading market for the preferred securities does not develop, the market price and liquidity of the preferred securities may be adversely affected.

Selling Restrictions

General

No action has been or will be taken by us or any of the finance subsidiaries that would permit a public offering of the preferred securities, or possession or distribution of this prospectus supplement, the accompanying prospectus, any amendment or supplement hereto or thereto, or any other offering or publicity material relating to the preferred securities in any country or jurisdiction outside the United States where, or in any circumstances in which, action for that purpose is required. Accordingly, the preferred securities may not be offered or sold, directly or indirectly, and this prospectus supplement, the accompanying prospectus and any other offering or publicity material relating to the preferred securities may not be distributed or published, in or from any country or jurisdiction outside the United States except under circumstances that will result in compliance with applicable laws and regulations.

Each underwriter has represented and agreed that it will not offer or sell the relevant preferred securities, make the preferred securities the subject of an invitation for subscription or purchase, or circulate or distribute this prospectus supplement, the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the preferred securities, whether directly or indirectly, to the public in any country or jurisdiction outside the United States except as permitted under applicable laws.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of preferred securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the preferred securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of preferred securities to the public in that Relevant Member State at any time:

•	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year, (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

•	in any other circumstances which do not require the publication by us or the relevant finance subsidiary of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression “an offer of preferred securities to the public” in relation to any preferred securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the preferred securities to be offered so as to enable an investor to decide to purchase or subscribe the preferred securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

Each underwriter has represented and agreed that:

•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”) ) received by it in connection with the issue or sale of any preferred securities in circumstances in which section 21(1) of the FSMA does not apply to us or the relevant finance subsidiary; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the preferred securities in, from or otherwise involving the United Kingdom.

Cayman Islands

Each underwriter has represented and agreed that it has not made and will not make any offer or invitation to the public in the Cayman Islands to subscribe for the preferred securities.

Japan

Each underwriter has represented, warranted and agreed that it understands that the preferred securities have not been and will not be registered under the Securities and Exchange Law of Japan, that the preferred securities being purchased by it will be purchased by it as principal and that, in connection with the offering of the preferred securities, it will not, directly or indirectly, offer or sell any preferred securities in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and governmental guidelines of Japan. As used in this paragraph, “resident of Japan” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Singapore

Each underwriter has acknowledged that this document has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented, warranted and agreed that it has not offered or sold any preferred securities or caused such preferred securities to be made the subject of an invitation for subscription or purchase and will not offer or sell such preferred securities or cause such preferred securities to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this document or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of such Preferred Securities, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Each underwriter has further represented, warranted and agreed to notify and hereby notifies each of the following relevant persons specified in Section 275 of the SFA which has subscribed or purchased preferred securities from or through that initial purchaser, namely a person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

that shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the preferred securities pursuant to an offer made under Section 275 except:

(1)	to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

(2)	where no consideration is or will be given for the transfer; or

(3)	where the transfer is by operation of law.

Price Stabilization and Short Positions

In connection with the offering, the underwriters are permitted to engage in transactions that stabilize the market price of the preferred securities, subject to applicable laws and regulations. Such transactions consist of bids or purchases to peg, fix or maintain the price of the preferred securities. If the underwriters create a short position in the preferred securities in connection with the offering, i.e., if they sell more preferred securities than are listed on the cover page of this prospectus supplement, the underwriters may reduce that short position by purchasing preferred securities in the open market. Purchases of a security to stabilize the price or to reduce a short position could cause the price of the security to be higher than it might be in the absence of these purchases.

In particular, an underwriter or underwriters, if any, designated by the representatives of the underwriters for the euro-denominated and yen-denominated preferred securities as the stabilizing manager(s) (or persons acting on behalf of any stabilizing manager(s)) may, subject to applicable laws and regulations, over-allot preferred securities or effect transactions with a view to supporting the market price of the preferred securities at a level higher than that which might otherwise prevail. However, there is no assurance that the stabilizing manager(s) (or persons acting on behalf of any stabilizing manager(s)) will undertake such stabilization. Any such stabilization, if commenced, may be discontinued at any time and must be brought to an end after a limited period.

We, each finance subsidiary and the underwriters make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the relevant preferred securities. In addition, we, each of the finance subsidiaries and the underwriters make no representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Stamp Taxes and Other Charges

Purchasers of the preferred securities offered by this prospectus supplement may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the offer price on the cover of this prospectus supplement.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us. They have received customary fees and commissions for these transactions.

Merrill Lynch has an interest in, and provides know-how and expertise to, MU Strategic Partner Co., Ltd., a subsidiary of Bank of Tokyo-Mitsubishi UFJ, and Genesis Capital K.K. and the Genesis Fund, joint ventures with Bank of Tokyo-Mitsubishi UFJ, MU Strategic Partner and Mitsubishi UFJ Securities, all of which are engaged in the management of non-performing loans. Merrill Lynch has also entered into an agreement to establish a private banking and wealth management joint venture with Bank of Tokyo-Mitsubishi UFJ and Mitsubishi UFJ Securities. The joint venture is expected to commence operations in the first half of 2006.

Mitsubishi UFJ Securities International plc, our subsidiary, is acting as an underwriter in connection with the offer and sale of the euro-denominated and yen-denominated preferred securities.

LEGAL MATTERS

Paul, Weiss, Rifkind, Wharton & Garrison LLP, our U.S. counsel, will pass for us upon the validity of the subordinated guarantees under New York law and upon certain U.S. federal income tax matters. The address of Paul, Weiss, Rifkind, Wharton & Garrison LLP is Fukoku Seimei Building 2F, 2-2 Uchisaiwaicho 2-chome, Chiyoda-ku, Tokyo 100-0011, Japan. Nagashima Ohno & Tsunematsu, our Japanese counsel, will pass upon certain Japanese tax matters. The address of Nagashima Ohno & Tsunematsu is Kioicho Building, 3-12, Kioicho, Chiyoda-ku, Tokyo 102-0094, Japan. Maples and Calder, our Cayman Islands counsel, will pass upon the validity of the preferred securities under Cayman Islands law and upon certain Cayman Islands tax matters. The address of Maples and Calder is PO Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands. Simpson Thacher & Bartlett LLP will pass upon certain matters for the underwriters. The address of Simpson Thacher & Bartlett LLP is Ark Mori Building 37F, 12-32 Akasaka 1-chome, Minato-ku, Tokyo 107-6037, Japan.

EXPERTS

The consolidated financial statements incorporated in this prospectus supplement by reference from MTFG’s annual report on Form 20-F/A for the year ended March 31, 2005 have been audited by Deloitte Touche Tohmatsu, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes explanatory paragraphs referring to (i) the restatement discussed in Notes 5, 6, 10, 11, 12 and 25 to the consolidated financial statements, and (ii) changes in methods of accounting for (a) goodwill and other intangible assets and (b) variable interest entities), which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. Deloitte Touche Tohmatsu’s address is MS Shibaura Building, 13-23, Shibaura 4-chome, Minato-ku, Tokyo 108-8530, Japan.

The consolidated financial statements of UFJ Holdings as of and for the fiscal years ended March 31, 2003, 2004 and 2005 incorporated by reference in this prospectus supplement have been audited by ChuoAoyama PricewaterhouseCoopers, independent auditors, as stated in their report, which is incorporated by reference in this prospectus supplement, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. ChuoAoyama PricewaterhouseCoopers’ address is Kasumigaseki Building 2-5, Kasumigaseki 3-chome, Chiyoda-ku, Tokyo 100-6088, Japan.

WHERE YOU CAN OBTAIN MORE INFORMATION

This prospectus supplement is part of a registration statement on Form F-3 that we filed with the SEC. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit from this prospectus supplement some of the information included in the registration statement.

In addition, as required by the U.S. securities laws, we file annual reports, special reports and other information with the SEC. You may read and copy any document filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the Public Reference Room. The SEC also maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC (http://www.sec.gov). You may also inspect the information we file with the SEC at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

We are currently exempt from the rules under the U.S. Securities Exchange Act of 1934 that prescribe the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the U.S. Securities Exchange Act. We are not required under the U.S. Securities Exchange Act to publish financial statements as frequently or as promptly as are U.S. companies subject to the U.S. Securities Exchange Act. We will, however, continue to furnish our shareholders with annual reports containing audited financial statements and will publish unaudited interim results of operations as well as such other reports as may from time to time be authorized by our board of directors or as may be otherwise required.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus supplement some or all of the documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information in a document that is incorporated by reference is considered to be a part of this prospectus supplement. We incorporate by reference the following documents or information we have filed with the SEC:

•	our Annual Report on Form 20-F for the fiscal year ended March 31, 2005, filed on August 25, 2005, as amended by the Form 20-F/A we filed on February 28, 2006,

•	our current report on Form 6-K relating to MTFG’s financial review and results for the interim financial periods ended September 30, 2004 and 2005, filed on February 28, 2006,

•	our current report on Form 6-K relating to UFJ Holdings’ financial review and results for the fiscal years ended March 31, 2003, 2004 and 2005, and the interim financial periods ended September 30, 2004 and 2005, filed on February 28, 2006,

•	our current report on Form 6-K relating to the notice of repayment of public fund preferred shares, repurchase of own shares and repurchase through ToSTNeT-2 filed on February 28, 2006, and

•	our current report on Form 6-K relating to the notice regarding the results of repurchase of own shares through ToSTNeT-2 filed on March 1, 2006.

In addition, all documents that we file with the SEC in the future pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, any future reports on Form 6-K that indicate they are incorporated into this registration statement and any future annual reports on Form 20-F after the date of this prospectus supplement and prior to the termination of an offering shall be deemed to be incorporated by reference in this prospectus supplement.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will provide you without charge upon written or oral request a copy of any of the documents that are incorporated by reference in this prospectus supplement, other than exhibits that are specifically incorporated by reference into these documents. If you would like us to provide you with any of these documents, please contact us at the following address or telephone number: 7-1, Marunouchi 2-chome, Chiyoda-ku, Tokyo 100-8330, Japan, Attention: Public Relations Office, telephone: 81-3-3240-8111.

Except as described above, no other information is incorporated by reference in this prospectus supplement (including, without limitation, information on our website).

LIMITATIONS ON ENFORCEMENT OF U.S. LAWS

MUFG is a joint stock company incorporated in Japan. All of our directors and executive officers (as well as the directors and officers of the finance subsidiary), and certain experts named in this prospectus supplement, are residents of countries other than the United States. As a result, you should note that it may be difficult or impossible to serve legal process on us or our directors and executive officers, or to force us or them to appear in a U.S. court. Our legal counsel in Japan, Nagashima Ohno & Tsunematsu, has advised us that there is doubt as to the enforceability in Japan, in original actions or in actions to enforce judgments of U.S. courts, of civil liabilities based solely on U.S. securities laws. A Japanese court may refuse to allow an original action based on U.S. securities laws.

Our legal counsel has further advised that the United States and Japan do not currently have a treaty providing for reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. Therefore, if you obtain a civil judgment by a U.S. court, you will not necessarily be able to enforce it in Japan.

Each of the finance subsidiaries is incorporated under the laws of the Cayman Islands. All of the directors are residents of countries other than the United States. As a result, you should note that it may be difficult or impossible to serve legal process on the finance subsidiaries or its directors, or to enforce, in the U.S. courts, judgments against the relevant finance subsidiaries or such persons or such judgments obtained such courts predicated upon the civil liability provisions of the federal securities laws of the United States.

Our legal counsel in the Cayman Islands, Maples and Calder, has advised us that there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States. However, the courts of the Cayman Islands will recognize a foreign judgment as the basis for a claim at common law in the Cayman Islands provided such judgment is given by a competent foreign court, imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, is final, is not in respect of taxes, a fine or a penalty and was not obtained in a manner and is not of a kind the enforcement of which is contrary to the public policy of the Cayman Islands.

The agent for service of process for MUFG and the finance subsidiaries is Mitsubishi UFJ Financial Group, Inc., Corporate Governance Division for the United States, 1251 Avenue of the Americas, New York, New York 10020-1104, Attention: Robert E. Hand, Esq., General Counsel.

SELECTED STATISTICAL DATA FOR MTFG

Due to close integration of our foreign and domestic activities, it is difficult to make a precise determination of the assets, liabilities, income and expenses of our foreign operations. The foreign operations as presented include the business conducted by overseas subsidiaries and branches, and the international business conducted by the several international banking related divisions headquartered in Japan. Management believes that the results appropriately represent our domestic and foreign activities.

During the fiscal year ended March 31, 2003, the Bank of Japan changed its industry segment loan classification. Such change primarily includes the introduction of a new “Communication and information services” category. Due to the introduction of the new category, certain businesses previously included in “Manufacturing,” “Services” and “Other” industries were reclassified into “Communication and information services.” This change is expected to provide a more suitable and detailed description of the loan portfolio. In response to the change, we modified our loan reporting system. For comparative purposes, we provide the loan information by industry segment as of March 31, 2003, 2004 and 2005 and September 30, 2004 and 2005, including III. Loan Portfolio and IV. Summary of Loan Loss Experience, based on both the old and new industry segment classifications.

I. Distribution of Assets, Liabilities and Shareholders’ Equity; Interest Rates and Interest Differential

Average Balance Sheets, Interest and Average Rates

The following table shows our average balances, interests and average interest rates for the six months ended September 30, 2004 and 2005. Average balances are generally based on a daily average while a month-end average is used for certain average balances when it is not practicable to obtain applicable daily averages. The average balances determined by such methods are considered to be representative of our operations.

	Six months ended September 30,
	2004			2005
	Average balance	Interest	Average rate (Annualized)	Average balance	Interest	Average rate (Annualized)
	(in millions, except percentages)
Assets:
Interest-earning assets:
Interest-earning deposits in other banks	¥3,066,169	¥25,311	1.65%	¥3,811,662	¥55,525	2.91%
Call loans, funds sold, and receivables under resale agreements and securities borrowing transactions	5,977,304	19,437	0.65	5,909,266	29,670	1.00
Trading account assets	5,658,449	23,181	0.82	6,229,685	23,547	0.75
Investment securities (see Note 1)	31,763,337	176,931	1.11	33,257,017	205,326	1.23
Loans (see Note 2)	50,394,822	450,682	1.78	51,413,414	499,459	1.94

Total interest-earning assets	96,860,081	695,542	1.43	100,621,044	813,527	1.61

Non-interest-earning assets:
Cash and due from banks	4,265,280			5,059,876
Other non-interest-earning assets	8,373,783			8,083,475
Allowance for credit losses	(888,504)			(739,978)

Total non-interest-earning assets	11,750,559			12,403,373

Total average assets	¥108,610,640			¥113,024,417

Liabilities and Shareholders’ Equity: Interest-bearing liabilities:
Deposits	¥62,797,011	¥94,088	0.30%	¥60,676,878	¥174,525	0.57%
Debentures	119,905	348	0.58	—	—	—
Call money, funds purchased, and payables under repurchase agreements and securities lending transactions	10,842,264	30,452	0.56	9,613,618	58,275	1.21
Due to trust account, other short-term borrowings and trading account liabilities	10,752,593	34,983	0.65	13,243,626	43,445	0.65
Long-term debt	5,060,306	55,745	2.20	6,100,358	50,268	1.64

Total interest-bearing liabilities	89,572,079	215,616	0.48	89,634,480	326,513	0.73

Non-interest-bearing liabilities	15,166,209			18,286,573

Shareholders’ equity	3,872,352			5,103,364

Total average liabilities and shareholders’ equity	¥108,610,640			¥113,024,417

Net interest income and average interest rate spread		¥479,926	0.95%		¥487,014	0.88%

Net interest income as a percentage of total average interest-earning assets			0.99%			0.97%

Notes:	(1) Tax-exempt income of tax-exempt investment securities has not been calculated on a tax equivalent basis because the effect of such calculation would not be material.

(2)    Average balances on loans outstanding include all nonaccrual and restructured loans. See “III. Loan Portfolio.” The amortized portion of net loan origination fees (costs) is included in interest income on loans, representing an adjustment to the yields with insignificant impact.

The following table shows our average balances, interest and average interest rates for the fiscal years ended March 31, 2003, 2004 and 2005. Average balances are generally based on a daily average while a month-end average is used for certain average balances when it is not practicable to obtain applicable daily averages. The average balances determined by such methods are considered to be representative of our operations.

	Fiscal years ended March 31,
	2003			2004			2005
	Average balance	Interest	Average rate	Average balance	Interest	Average rate	Average balance	Interest	Average rate
	(in millions, except percentages)
Assets:
Interest-earning assets:
Interest-earning deposits in other banks:
Domestic	¥365,166	¥3,773	1.03%	¥314,643	¥4,072	1.29%	¥311,368	¥6,115	1.96%
Foreign	3,199,131	68,837	2.15	2,804,134	44,021	1.57	3,052,860	60,583	1.98

Total	3,564,297	72,610	2.04	3,118,777	48,093	1.54	3,364,228	66,698	1.98

Call loans, funds sold, and receivables under resale agreements and securities borrowing transactions:
Domestic	1,504,164	4,518	0.30	3,436,564	3,130	0.09	3,578,564	3,284	0.09
Foreign	2,483,718	56,857	2.29	2,392,079	38,145	1.59	2,476,391	48,694	1.97

Total	3,987,882	61,375	1.54	5,828,643	41,275	0.71	6,054,955	51,978	0.86

Trading account assets:
Domestic	3,753,237	10,330	0.28	5,455,464	23,005	0.42	5,177,032	25,780	0.50
Foreign	634,006	1,710	0.27	555,837	5,446	0.98	687,253	5,049	0.73

Total	4,387,243	12,040	0.27	6,011,301	28,451	0.47	5,864,285	30,829	0.53

Investment securities (see Note 1):
Domestic	17,957,078	122,348	0.68	18,989,987	111,772	0.59	25,978,515	125,081	0.48
Foreign	6,651,616	268,790	4.04	7,951,162	270,497	3.40	7,261,113	245,486	3.38

Total	24,608,694	391,138	1.59	26,941,149	382,269	1.42	33,239,628	370,567	1.11

Loans (see Note 2):
Domestic	39,025,438	602,899	1.54	39,328,149	572,157	1.45	41,380,643	577,088	1.39
Foreign	10,673,412	442,431	4.15	9,622,611	349,509	3.63	9,581,539	345,463	3.61

Total	49,698,850	1,045,330	2.10	48,950,760	921,666	1.88	50,962,182	922,551	1.81

Total interest-earning assets:
Domestic	62,605,083	743,868	1.19	67,524,807	714,136	1.06	76,426,122	737,348	0.96
Foreign	23,641,883	838,625	3.55	23,325,823	707,618	3.03	23,059,156	705,275	3.06

Total	86,246,966	1,582,493	1.83	90,850,630	1,421,754	1.56	99,485,278	1,442,623	1.45

Non-interest-earning assets:
Cash and due from banks	1,978,884			4,217,976			4,663,475
Other non-interest-earning assets	8,841,807			8,949,009			7,526,806
Allowance for credit losses	(1,668,959)			(1,210,948)			(846,153)

Total non-interest-earning assets	9,151,732			11,956,037			11,344,128

Total assets from discontinued operations	80,280			21,183			—

Total average assets	¥95,478,978			¥102,827,850			¥110,829,406

Notes: (1)	Tax-exempt income of tax-exempt investment securities has not been calculated on a tax equivalent basis because the effect of such calculation would not be material.
(2)	Average balances on loans outstanding include all nonaccrual and restructured loans. See “III. Loan Portfolio.” The amortized portion of net loan origination fees (costs) is included in interest income on loans, representing an adjustment to the yields with insignificant impact.

	Fiscal years ended March 31,
	2003			2004			2005
	Average balance	Interest	Average rate	Average balance	Interest	Average rate	Average balance	Interest	Average rate
	(in millions, except percentages)
Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Deposits:
Domestic	¥50,445,839	¥86,460	0.17%	¥52,741,521	¥67,115	0.13%	¥53,201,971	¥74,960	0.14%
Foreign	8,964,019	157,295	1.75	8,883,246	111,434	1.25	9,764,563	146,320	1.50

Total	59,409,858	243,755	0.41	61,624,767	178,549	0.29	62,966,534	221,280	0.35

Debentures—Domestic	1,343,078	8,508	0.63	498,518	4,035	0.81	68,296	351	0.51

Call money, funds purchased, and payables under repurchase agreements and securities lending transactions:
Domestic	4,839,272	13,402	0.28	6,729,173	20,792	0.31	7,565,432	31,005	0.41
Foreign	3,647,691	93,553	2.56	4,199,303	63,161	1.50	3,143,399	50,275	1.60

Total	8,486,963	106,955	1.26	10,928,476	83,953	0.77	10,708,831	81,280	0.76

Due to trust account— Domestic	1,691,359	8,673	0.51	1,326,313	4,950	0.37	1,349,118	3,887	0.29

Other short-term borrowings and trading account liabilities:
Domestic	2,825,797	13,853	0.49	4,536,380	26,997	0.60	10,410,410	29,826	0.29
Foreign	624,089	17,287	2.77	558,848	7,265	1.30	1,319,028	24,215	1.84

Total	3,449,886	31,140	0.90	5,095,228	34,262	0.67	11,729,438	54,041	0.46

Long-term debt:
Domestic	3,682,571	92,213	2.50	4,319,231	93,891	2.17	4,600,095	91,519	1.99
Foreign	1,594,637	48,026	3.01	1,182,522	26,874	2.27	943,511	18,873	2.00

Total	5,277,208	140,239	2.66	5,501,753	120,765	2.20	5,543,606	110,392	1.99

Total interest-bearing liabilities:
Domestic	64,827,916	223,109	0.34	70,151,136	217,780	0.31	77,195,322	231,548	0.30
Foreign	14,830,436	316,161	2.13	14,823,919	208,734	1.41	15,170,501	239,683	1.58

Total	79,658,352	539,270	0.68	84,975,055	426,514	0.50	92,365,823	471,231	0.51

Non-interest-bearing liabilities	13,337,356			14,547,857			14,583,539

Total liabilities from discontinued operations	50,991			15,155			—

Shareholders’ equity	2,432,279			3,289,783			3,880,044

Total average liabilities and shareholders’ equity	¥95,478,978			¥102,827,850			¥110,829,406

Net interest income and average interest rate spread		¥1,043,223	1.15%		¥995,240	1.06%		¥971,392	0.94%

Net interest income as a percentage of average total interest-earning assets			1.21%			1.10%			0.98%

The percentage of average total assets attributable to foreign activities was 29.3%, 27.2% and 23.9%, respectively, for the fiscal years ended March 31, 2003, 2004 and 2005.

The percentage of average total liabilities attributable to foreign activities was 29.9%, 27.9% and 24.8%, respectively, for the fiscal years ended March 31, 2003, 2004 and 2005.

Analysis of Net Interest Income

The following table shows changes in our net interest income between changes in volume and changes in rate for the six months ended September 30, 2005 compared to the six months ended September 30, 2004.

	Six months ended September 30, 2004 versus six months ended September 30, 2005
	Increase (decrease) due to changes in
	Volume	Rate	Net change
	(in millions)
Interest income:
Interest-earning deposits in other banks	¥7,287	¥22,927	¥30,214
Call loans, funds sold, and receivables under resale agreements and securities borrowing transactions	(4,696)	14,929	10,233
Trading account assets	351	15	366
Investment securities (see Note 2)	6,591	21,804	28,395
Loans	22,581	26,196	48,777

Total interest income	¥32,114	¥85,871	¥117,985

Interest expense:
Deposits	4,821	75,616	80,437
Debentures	(348)	—	(348)
Call money, funds purchased, and payables under repurchase agreements and securities lending transactions	(5,858)	33,681	27,823
Due to trust account, other short-term borrowings and trading account liabilities	5,904	2,558	8,462
Long-term debt	9,504	(14,981)	(5,477)

Total interest expense	¥14,023	¥96,874	¥110,897

Net interest income	¥18,091	¥(11,003)	¥7,088

Notes: (1)	Rate/volume variance is allocated based on the percentage relationship of changes in volume and changes in rate to the total “net change.”
(2)	Tax-exempt income of tax-exempt investment securities has not been calculated on a tax equivalent basis because the effect of such calculation would not be material.

The following table shows changes in our net interest income between changes in volume and changes in rate for the fiscal year ended March 31, 2004 compared to the fiscal year ended March 31, 2003 and the fiscal year ended March 31, 2005 compared to the fiscal year ended March 31, 2004.

	Fiscal year ended March 31, 2003 versus fiscal year ended March 31, 2004			Fiscal year ended March 31, 2004 versus fiscal year ended March 31, 2005
	Increase (decrease) due to changes in		Net change	Increase (decrease) due to changes in		Net change
	Volume	Rate		Volume	Rate
	(in millions)
Interest income:
Interest-earning deposits in other banks:
Domestic	¥(522)	¥821	¥299	¥(42)	¥2,085	¥2,043
Foreign	(6,834)	(17,982)	(24,816)	4,164	12,398	16,562

Total	(7,356)	(17,161)	(24,517)	4,122	14,483	18,605

Call loans, funds sold, and receivables under resale agreements and securities borrowing transactions:
Domestic	1,760	(3,148)	(1,388)	130	24	154
Foreign	(1,513)	(17,199)	(18,712)	1,386	9,163	10,549

Total	247	(20,347)	(20,100)	1,516	9,187	10,703

Trading account assets:
Domestic	5,832	6,843	12,675	(1,174)	3,949	2,775
Foreign	(211)	3,947	3,736	965	(1,362)	(397)

Total	5,621	10,790	16,411	(209)	2,587	2,378

Investment securities (see Note 2):
Domestic	6,080	(16,656)	(10,576)	33,648	(20,339)	13,309
Foreign	44,210	(42,503)	1,707	(23,466)	(1,545)	(25,011)

Total	50,290	(59,159)	(8,869)	10,182	(21,884)	(11,702)

Loans:
Domestic	4,404	(35,146)	(30,742)	28,624	(23,693)	4,931
Foreign	(40,517)	(52,405)	(92,922)	(1,485)	(2,561)	(4,046)

Total	(36,113)	(87,551)	(123,664)	27,139	(26,254)	885

Total interest income:
Domestic	17,554	(47,286)	(29,732)	61,186	(37,974)	23,212
Foreign	(4,865)	(126,142)	(131,007)	(18,436)	16,093	(2,343)

Total	¥12,689	¥(173,428)	¥(160,739)	¥42,750	¥(21,881)	¥20,869

Notes: (1)	Rate/volume variance is allocated based on the percentage relationship of changes in volume and changes in rate to the total “net change.”
(2)	Tax-exempt income of tax-exempt investment securities has not been calculated on a tax equivalent basis because the effect of such calculation would not be material.

	Fiscal year ended March 31, 2003 versus fiscal year ended March 31, 2004			Fiscal year ended March 31, 2004 versus fiscal year ended March 31, 2005
	Increase (decrease) due to changes in			Increase (decrease) due to changes in
	Volume	Rate	Net change	Volume	Rate	Net change
	(in millions)
Interest expense:
Deposits:
Domestic	¥2,921	¥(22,266)	¥(19,345)	¥591	¥7,254	¥7,845
Foreign	(1,022)	(44,839)	(45,861)	11,782	23,104	34,886

Total	1,899	(67,105)	(65,206)	12,373	30,358	42,731

Debentures—Domestic	(5,350)	877	(4,473)	(3,376)	(308)	(3,684)

Call money, funds purchased, and payables under repurchase agreements and securities lending transactions:
Domestic	5,701	1,689	7,390	2,816	7,397	10,213
Foreign	8,297	(38,689)	(30,392)	(15,882)	2,996	(12,886)

Total	13,998	(37,000)	(23,002)	(13,066)	10,393	(2,673)

Due to trust account—Domestic	(1,578)	(2,145)	(3,723)	66	(1,129)	(1,063)

Other short-term borrowings and trading account liabilities:
Domestic	9,712	3,432	13,144	16,829	(14,000)	2,829
Foreign	(938)	(9,084)	(10,022)	13,008	3,942	16,950

Total	8,774	(5,652)	3,122	29,837	(10,058)	19,779

Long-term debt:
Domestic	13,840	(12,162)	1,678	5,588	(7,960)	(2,372)
Foreign	(10,941)	(10,211)	(21,152)	(5,204)	(2,797)	(8,001)

Total	2,899	(22,373)	(19,474)	384	(10,757)	(10,373)

Total interest expense:
Domestic	25,246	(30,575)	(5,329)	22,514	(8,746)	13,768
Foreign	(4,604)	(102,823)	(107,427)	3,704	27,245	30,949

Total	¥20,642	¥(133,398)	¥(112,756)	¥26,218	¥18,499	¥44,717

Net interest income:
Domestic	¥(7,692)	¥(16,711)	¥(24,403)	¥38,672	¥(29,228)	¥9,444
Foreign	(261)	(23,319)	(23,580)	(22,140)	(11,152)	(33,292)

Total	¥(7,953)	¥(40,030)	¥(47,983)	¥16,532	¥(40,380)	¥(23,848)

Note — Rate/volume variance is allocated based on the percentage relationship of changes in volume and changes in rate to the total “net change.”

II. Investment Portfolio

The following table shows information as to the value of our investment securities available for sale and being held to maturity at March 31, 2005 and September 30, 2005:

	At March 31, 2005			At September 30, 2005
	Amortized cost	Estimated fair value	Net unrealized gains	Amortized cost	Estimated fair value	Net unrealized gains
	(in millions)
Securities available for sale:
Debt securities, principally Japanese government bonds and corporate bonds	¥22,464,285	¥22,604,984	¥140,699	¥23,577,502	¥23,755,307	¥177,805
Marketable equity securities	2,333,379	3,953,554	1,620,175	2,336,572	4,553,546	2,216,974

Total securities available for sale	¥24,797,664	¥26,558,538	¥1,760,874	¥25,914,074	¥28,308,853	¥2,394,779

Debt securities being held to maturity, principally Japanese government bonds	¥2,191,316	¥2,213,585	¥22,269	¥2,177,113	¥2,188,789	¥11,676

Investment securities other than available for sale or being held to maturity (i.e., nonmarketable equity securities presented in Other investment securities) were carried at cost of ¥341,744 million and ¥341,022 million, at March 31, 2005 and September 30, 2005, respectively. The corresponding estimated fair values at those dates were not readily determinable. In addition, in September 2004, we purchased ¥700,000 million in preferred shares issued by UFJ Bank. These preferred shares were carried at cost on our consolidated balance sheets at March 31, 2005 and September 30, 2005. The estimated fair value of the investment is not readily determinable.

The following table shows information as to the value of our investment securities available for sale and being held to maturity at March 31, 2003, 2004 and 2005.

	At March 31,
	2003			2004			2005
	Amortized cost	Estimated fair value	Net unrealized gains	Amortized cost	Estimated fair value	Net unrealized gains (losses)	Amortized cost	Estimated fair value	Net unrealized gains (losses)
	(in millions)
Securities available for sale:
Domestic:
Japanese national government and Japanese government agency bonds	¥10,912,961	¥11,023,887	¥110,926	¥14,651,744	¥14,677,458	¥25,714	¥13,888,641	¥13,947,014	¥58,373
Corporate bonds	1,179,487	1,185,335	5,848	1,355,202	1,357,784	2,582	1,717,312	1,725,628	8,316
Marketable equity securities	2,710,220	3,418,558	708,338	2,177,964	3,831,528	1,653,564	2,182,825	3,782,435	1,599,610
Other securities	824,975	834,750	9,775	581,848	584,837	2,989	519,327	521,813	2,486

Total domestic	15,627,643	16,462,530	834,887	18,766,758	20,451,607	1,684,849	18,308,105	19,976,890	1,668,785

Foreign:
U.S. Treasury and other U.S. government agencies bonds	2,524,559	2,559,314	34,755	2,861,664	2,855,529	(6,135)	909,464	898,813	(10,651)
Other governments and official institutions bonds	2,705,042	2,853,815	148,773	1,642,737	1,668,420	25,683	1,463,311	1,498,627	35,316
Mortgage-backed securities	1,195,741	1,211,111	15,370	1,157,197	1,153,570	(3,627)	2,106,233	2,111,164	4,931
Other securities	1,222,506	1,267,510	45,004	1,459,841	1,501,190	41,349	2,010,551	2,073,044	62,493

Total foreign	7,647,848	7,891,750	243,902	7,121,439	7,178,709	57,270	6,489,559	6,581,648	92,089

Total	¥23,275,491	¥24,354,280	¥1,078,789	¥25,888,197	¥27,630,316	¥1,742,119	¥24,797,664	¥26,558,538	¥1,760,874

Securities being held to maturity:
Domestic:
Japanese national government and Japanese government agency bonds	¥70,208	¥74,095	¥3,887	¥1,050,931	¥1,053,611	¥2,680	¥2,038,450	¥2,056,528	¥18,078
Other securities	95,904	101,833	5,929	109,881	113,227	3,346	92,363	96,067	3,704

Total domestic	166,112	175,928	9,816	1,160,812	1,166,838	6,026	2,130,813	2,152,595	21,782

Foreign:
U.S. Treasury and other U.S. government agencies bonds	—	—	—	5,584	5,584	—	14,134	14,209	75
Other governments and official institutions bonds	25,020	27,596	2,576	32,577	33,551	974	9,846	9,957	111
Other securities	—	—	—	51,786	51,928	142	36,523	36,824	301

Total foreign	25,020	27,596	2,576	89,947	91,063	1,116	60,503	60,990	487

Total	¥191,132	¥203,524	¥12,392	¥1,250,759	¥1,257,901	¥7,142	¥2,191,316	¥2,213,585	¥22,269

Nonmarketable equity securities presented in Other investment securities in the consolidated financial statements were carried at costs of ¥145,431 million, ¥200,557 million and ¥341,744 million, at March 31, 2003, 2004 and 2005, respectively. The corresponding estimated fair values at those dates were not readily determinable. In addition, in September 2004, we purchased ¥700,000 million in preferred shares issued by UFJ Bank. These preferred shares were carried at cost on our consolidated balance sheet at March 31, 2005. The estimated fair value of the investment is not readily determinable.

The following table presents the book values, maturities and weighted average yields of investment securities available for sale and being held to maturity, excluding equity securities, at March 31, 2005. Weighted average yields are calculated based on amortized cost. Yields on tax-exempt obligations have not been calculated on a tax equivalent basis because the effect of such calculation would not be material:

	Maturities within one year		Maturities after one year but within five years		Maturities after five years but within ten years		Maturities after ten years		Total
	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield
	(in millions, except percentages)
Securities available for sale:
Domestic:
Japanese national government and Japanese government agency bonds	¥5,112,156	0.05%	¥6,535,887	0.41%	¥1,014,437	1.30%	¥1,284,534	0.79%	¥13,947,014	0.38%
Corporate bonds	239,250	1.22	1,378,500	0.78	100,277	1.13	7,601	0.87	1,725,628	0.86
Other securities	302,888	0.71	110,286	2.08	40,874	1.06	67,765	0.77	521,813	1.03

Total domestic	5,654,294	0.14	8,024,673	0.50	1,155,588	1.28	1,359,900	0.79	16,194,455	0.45

Foreign:
U.S. Treasury and other U.S. government agencies bonds	200,139	2.97	515,521	3.01	181,460	4.30	1,693	8.86	898,813	3.27
Other governments and official institutions bonds	187,050	2.63	835,107	3.22	440,798	4.27	35,672	4.52	1,498,627	3.49
Mortgage-backed securities	219	4.57	7,891	3.68	173,563	3.60	1,929,491	4.36	2,111,164	4.30
Other securities	107,017	2.27	816,316	1.81	347,752	3.02	630,840	3.94	1,901,925	2.77

Total foreign	494,425	2.69	2,174,835	2.65	1,143,573	3.79	2,597,696	4.27	6,410,529	3.51

Total	¥6,148,719	0.34%	¥10,199,508	0.95%	¥2,299,161	2.54%	¥3,957,596	3.07%	¥22,604,984	1.32%

Securities being held to maturity:
Domestic:
Japanese national government and Japanese government agency bonds	¥11,855	1.87%	¥2,021,269	0.53%	¥5,326	1.90%	¥—	—%	¥2,038,450	0.54%
Other securities	3,468	2.68	44,898	1.78	43,000	1.48	997	1.50	92,363	1.67

Total domestic	15,323	2.06	2,066,167	0.55	48,326	1.53	997	1.50	2,130,813	0.59

Foreign:
U.S. Treasury and other U.S. government agencies bonds	654	6.57	9,535	2.38	—	—	3,945	8.31	14,134	4.23
Other governments and official institutions bonds	9,153	4.46	693	8.80	—	—	—	—	9,846	4.76
Other securities	5,288	2.57	25,288	3.37	5,947	1.56	—	—	36,523	2.96

Total foreign	15,095	3.89	35,516	3.21	5,947	1.56	3,945	8.31	60,503	3.55

Total	¥30,418	2.97%	¥2,101,683	0.60%	¥54,273	1.53%	¥4,942	6.94%	¥2,191,316	0.67%

Excluding U.S. Treasury and other U.S. government agencies bonds and Japanese national government bonds, the following table sets forth the securities of individual issuers held in our investment securities portfolio which exceeded 10% of our consolidated shareholders’ equity at March 31, 2005.

	Amortized cost	Fair value
	(in millions)
Mortgage-backed securities issued by U.S. Federal National Mortgage Association	¥1,581,381	¥1,583,470
Germany government bonds	722,111	750,645
Mortgage-backed securities issued by U.S. Federal Home Loan Mortgage Corporation	669,543	669,641
Deposit Insurance Corporation of Japan	509,823	510,685

III. Loan Portfolio

The following table shows our loans outstanding, before deduction of allowance for credit losses, by domicile and type of industry of borrower at March 31, 2005 and September 30, 2005. Classification of loans by industry is based on the industry segment loan classification as defined by The Bank of Japan for regulatory reporting purposes and is not necessarily based on use of proceeds.

	At March 31, 2005				At September 30, 2005
	Old classification		New classification		Old classification		New classification
	(in millions)
Domestic:
Manufacturing	¥6,541,504		¥6,475,361		¥6,366,326		¥6,313,822
Construction	974,060		974,060		897,673		897,673
Real estate	5,266,097		5,266,553		5,402,426		5,402,876
Services	3,887,649		3,621,673		3,703,600		3,439,333
Wholesale and retail	5,374,042		5,228,318		5,199,739		5,063,179
Banks and other financial institutions(1)	3,691,908		3,691,908		3,396,467		3,396,467
Communication and information services	—		784,301		—		714,182
Other industries	7,090,189		6,783,275		7,411,368		7,150,067
Consumer	8,162,062		8,162,062	(3)	8,393,796		8,393,796	(3)

Total domestic	40,987,511		40,987,511		40,771,395		40,771,395

Foreign:
Governments and official institutions	212,750		212,750		226,140		226,140
Banks and other financial institutions(1)	917,409		917,409		926,587		926,587
Commercial and industrial	8,687,162		8,687,162		9,797,750		9,797,750
Other	285,474		285,474		298,548		298,548

Total foreign	10,102,795		10,102,795		11,249,025		11,249,025

Less unearned income and deferred loan fees—net	18,768		18,768		17,070		17,070

Total	¥51,071,538	(2)	¥51,071,538	(2)	¥52,003,350	(2)	¥52,003,350	(2)

Notes: (1)	Loans to the so-called non-bank finance companies are generally included in the “Banks and other financial institutions” category. Non-bank finance companies are primarily engaged in consumer lending, factoring, mortgage lending and credit card businesses.
(2)	The above table includes loans held for sale of ¥36,424 million at March 31, 2005 and ¥14,016 million at September 30, 2005, respectively.
(3)	Domestic loans within the “consumer” category in the above table include loans to individuals who utilize loan proceeds to finance their proprietor activities and not for their personal financing needs. A precise breakdown of the balance of such consumer loans by the type of proprietor business is presented below:

	Manufacturing	Construction	Real estate	Services	Wholesale and retail	Banks and other financial institutions	Communication and information services	Other industries	Total included in Consumer
	(in millions)
March 31, 2005	¥23,023	¥16,157	¥542,969	¥193,417	¥39,806	¥1,126	¥3,681	¥7,782	¥827,961
September 30, 2005	¥20,552	¥15,126	¥514,341	¥181,106	¥36,535	¥1,084	¥3,245	¥6,692	¥778,681

The following table shows our loans outstanding, before deduction of allowance for credit losses, by domicile and type of industry of borrower at March 31 of each of the five fiscal years ended March 31, 2005. Classification of loans by industry is based on the industry segment loan classification as defined by the Bank of Japan for regulatory reporting purposes and is not necessarily based on use of proceeds:

	At March 31,
	2001	2002		2003				2004				2005
	Old classification	Old classification		Old classification		New classification		Old classification		New classification		Old classification		New classification
	(in millions)
Domestic:
Manufacturing	¥6,451,672	¥6,394,459		¥6,119,502		¥6,034,347		¥6,073,182		¥6,000,095		¥6,541,504		¥6,475,361
Construction	1,726,278	1,535,191		1,277,407		1,277,407		1,010,439		1,010,439		974,060		974,060
Real estate	5,272,787	4,923,688		4,297,718		4,298,146		4,584,882		4,585,299		5,266,097		5,266,553
Services	4,763,938	4,549,692		5,062,035		4,953,830		4,630,528		4,344,833		3,887,649		3,621,673
Wholesale and retail	6,592,660	5,983,958		5,634,752		5,458,337		5,149,173		4,998,952		5,374,042		5,228,318
Banks and other financial institutions(1)	3,964,033	4,168,582		3,502,621		3,502,621		3,745,586		3,745,586		3,691,908		3,691,908
Communication and information services	—	—		—		1,516,020		—		874,564		—		784,301
Other industries	2,797,419	3,850,153		5,004,906		3,858,233		6,535,434		6,169,456		7,090,189		6,783,275
Consumer	7,040,235	7,151,695		7,520,907		7,520,907		8,039,797		8,039,797	(3)	8,162,062		8,162,062	(3)

Total domestic	38,609,022	38,557,418		38,419,848		38,419,848		39,769,021		39,769,021		40,987,511		40,987,511

Foreign:
Governments and official institutions	315,321	326,086		235,093		235,093		183,117		183,117		212,750		212,750
Banks and other financial institutions(1)	783,501	680,449		928,059		928,059		1,043,904		1,043,904		917,409		917,409
Commercial and industrial	8,820,141	9,708,102		8,413,452		8,413,452		7,239,896		7,239,896		8,687,162		8,687,162
Other	1,173,223	1,000,044		510,179		510,179		318,543		318,543		285,474		285,474

Total foreign	11,092,186	11,714,681		10,086,783		10,086,783		8,785,460		8,785,460		10,102,795		10,102,795

Total	49,701,208	50,272,099		48,506,631		48,506,631		48,554,481		48,554,481		51,090,306		51,090,306
Less unearned income and deferred loan fees—net	30,305	42,374		41,062		41,062		28,625		28,625		18,768		18,768

Total	¥49,670,903	¥50,229,725	(2)	¥48,465,569	(2)	¥48,465,569	(2)	¥48,525,856	(2)	¥48,525,856	(2)	¥51,071,538	(2)	¥51,071,538	(2)

Notes: (1)	Loans to the so-called non-bank finance companies are generally included in the “Banks and other financial institutions” category. Non-bank finance companies are primarily engaged in consumer lending, factoring and credit card businesses.
(2)	The above table includes loans held for sale of ¥3,178 million, ¥3,965 million, ¥12,893 million and ¥36,424 million at March 31, 2002, 2003, 2004 and 2005, respectively.
(3)	Domestic loans within the “consumer” category in the above table include loans to individuals who utilize loan proceeds to finance their proprietor activities and not for their personal financing needs. During the fiscal year ended March 31, 2004, our credit administration system was upgraded and became able to present a precise breakdown of the balance of such consumer loans by the type of proprietor business. This breakdown at March 31, 2004 and 2005 is presented below in accordance with our new classification:

	Manufacturing	Construction	Real estate	Services	Wholesale and retail	Banks and other financial institutions	Communication and information services	Other industries	Total included in Consumer
	(in millions)
March 31, 2004	¥28,229	¥19,283	¥738,377	¥230,730	¥52,253	¥1,200	¥4,121	¥10,620	¥1,084,813
March 31, 2005	¥23,023	¥16,157	¥542,969	¥193,417	¥39,806	¥1,126	¥3,681	¥7,782	¥827,961

Since the system upgrade was effective during the fiscal year ended March 31, 2004, no equivalent information is obtainable for prior fiscal year-end dates.

Maturities and Sensitivities of Loans to Changes in Interest Rates

The following table shows the maturities of our loan portfolio at March 31, 2005:

Old Classification

	Maturity
	One year or less	One to five years	Over five years	Total
	(in millions)
Domestic:
Manufacturing	¥4,531,686	¥1,788,620	¥221,198	¥6,541,504
Construction	668,517	238,658	66,885	974,060
Real estate	1,534,037	1,842,907	1,889,153	5,266,097
Services	1,991,713	1,390,175	505,761	3,887,649
Wholesale and retail	3,667,413	1,534,970	171,659	5,374,042
Banks and other financial institutions	2,108,005	1,054,914	528,989	3,691,908
Other industries	5,399,979	1,194,064	496,146	7,090,189
Consumer:
Installment loans to individuals	424,412	1,708,951	5,428,389	7,561,752
Other	486,790	46,425	67,095	600,310

Total domestic	20,812,552	10,799,684	9,375,275	40,987,511
Foreign	4,848,731	3,089,940	2,164,124	10,102,795

Total	¥25,661,283	¥13,889,624	¥11,539,399	¥51,090,306

New Classification

	Maturity
	One year or less	One to five years	Over five years	Total
	(in millions)
Domestic:
Manufacturing	¥4,491,037	¥1,773,670	¥210,654	¥6,475,361
Construction	668,517	238,658	66,885	974,060
Real estate	1,534,469	1,842,931	1,889,153	5,266,553
Services	1,802,804	1,323,128	495,741	3,621,673
Wholesale and retail	3,592,598	1,479,661	156,059	5,228,318
Banks and other financial institutions	2,108,005	1,054,914	528,989	3,691,908
Communication and information services	509,571	230,148	44,582	784,301
Other industries	5,194,349	1,101,198	487,728	6,783,275
Consumer:
Installment loans to individuals	424,412	1,708,951	5,428,389	7,561,752
Other	486,790	46,425	67,095	600,310

Total domestic	20,812,552	10,799,684	9,375,275	40,987,511
Foreign	4,848,731	3,089,940	2,164,124	10,102,795

Total	¥25,661,283	¥13,889,624	¥11,539,399	¥51,090,306

The above loans due after one year which had predetermined interest rates and floating or adjustable interest rates at March 31, 2005 are shown below.

	Domestic	Foreign	Total
	(in millions)
Predetermined rate	¥8,634,980	¥1,848,793	¥10,483,773
Floating or adjustable rate	11,539,979	3,405,271	14,945,250

Total	¥20,174,959	¥5,254,064	¥25,429,023

Nonaccrual, Past Due and Restructured Loans

We generally discontinue accrual of interest income on loans when substantial doubt exists as to the full and timely collection of either principal or interest, or when principal or interest is contractually past due one month or more with respect to loans of banking subsidiaries, including Bank of Tokyo-Mitsubishi and Mitsubishi Trust Bank, and 90 days or more with respect to loans of certain foreign banking subsidiaries.

The following table shows the distribution of our nonaccrual loans, restructured loans and accruing loans which are contractually past due 90 days or more as to principal or interest payments at March 31, 2005 and September 30, 2005, based on the domicile and type of industry of the borrowers.

	At March 31, 2005			At September 30, 2005
	Old classification	New classification		Old classification	New classification
	(in millions)
Nonaccrual loans:
Domestic:
Manufacturing	¥114,115	¥113,884		¥102,742	¥102,411
Construction	47,764	47,764		31,687	31,687
Real estate	121,962	121,962		88,454	88,454
Services	167,553	169,602		128,409	131,855
Wholesale and retail	99,048	85,659		80,752	69,132
Banks and other financial institutions	4,346	4,346		6,529	6,529
Communication and information services	—	11,829		—	8,828
Other industries	22,582	22,324		19,913	19,590
Consumer	119,229	119,229	(2)	108,366	108,366	(2)

Total domestic	696,599	696,599		566,852	566,852

Foreign:
Governments and official institutions	466	466		49	49
Banks and other financial institutions	45,091	45,091		49,057	49,057
Commercial and industrial	56,379	56,379		46,019	46,019
Other	23,835	23,835		14,209	14,209

Total foreign	125,771	125,771		109,334	109,334

Total	822,370	822,370		676,186	676,186

Restructured loans:
Domestic	431,036	431,036		370,192	370,192
Foreign	23,153	23,153		49,543	49,543

Total	454,189	454,189		419,735	419,735

Accruing loans contractually past due 90 days or more:
Domestic	9,232	9,232		12,082	12,082
Foreign	879	879		1,021	1,021

Total	10,111	10,111		13,103	13,103

Total	¥1,286,670	¥1,286,670		¥1,109,024	¥1,109,024

Notes: (1)	The above table does not include real estate acquired in full or partial satisfaction of debt and certain assets under the management of the Cooperative Credit Purchasing Company which are recorded at estimated fair value less estimated cost to sell.
(2)	Domestic nonaccrual loans within the “consumer” category in the above table include loans to individuals who utilize loan proceeds to finance their proprietor activities and not for their personal financing needs. A precise breakdown of the balance of such consumer loans by the type of proprietor business is presented below:

	Manufacturing	Construction	Real estate	Services	Wholesale and retail	Banks and other financial institutions	Communication and information services	Other industries	Total included in Consumer
	(in millions)
March 31, 2005	¥1,345	¥986	¥43,334	¥13,692	¥3,185	¥18	¥219	¥378	¥63,157
September 30, 2005	¥1,239	¥838	¥39,203	¥12,146	¥2,019	¥17	¥217	¥384	¥56,063

The following table shows the distribution of our nonaccrual loans, restructured loans and accruing loans which are contractually past due 90 days or more as to principal or interest payments at March 31 of each of the five fiscal years ended March 31, 2005, based on the domicile and type of industry of the borrowers:

	At March 31,
	2001	2002	2003		2004			2005
	Old classification	Old classification	Old classification	New classification	Old classification	New classification		Old classification	New classification
	(in millions)
Nonaccrual loans:
Domestic:
Manufacturing	¥118,935	¥142,572	¥112,152	¥111,107	¥175,904	¥175,691		¥114,115	¥113,884
Construction	202,506	213,491	149,918	149,918	59,031	59,031		47,764	47,764
Real estate	939,267	841,414	266,408	266,408	154,776	154,776		121,962	121,962
Services	247,697	214,877	85,602	87,492	68,085	72,951		167,553	169,602
Wholesale and retail	229,965	251,061	238,986	224,468	118,058	108,516		99,048	85,659
Banks and other financial institutions	125,649	58,568	17,794	17,794	21,367	21,367		4,346	4,346
Communication and information services	—	—	—	14,081	—	5,128		—	11,829
Other industries	39,963	39,687	54,330	53,922	40,022	39,783		22,582	22,324
Consumer	163,076	166,333	150,989	150,989	141,844	141,844	(2)	119,229	119,229	(2)

Total domestic	2,067,058	1,928,003	1,076,179	1,076,179	779,087	779,087		696,599	696,599

Foreign:
Governments and official institutions	2,336	3,341	1,747	1,747	877	877		466	466
Banks and other financial institutions	8,403	9,119	8,387	8,387	87,162	87,162		45,091	45,091
Commercial and industrial	180,760	226,054	271,090	271,090	153,477	153,477		56,379	56,379
Other	32,345	7,059	56,156	56,156	62,521	62,521		23,835	23,835

Total foreign	223,844	245,573	337,380	337,380	304,037	304,037		125,771	125,771

Total	2,290,902	2,173,576	1,413,559	1,413,559	1,083,124	1,083,124		822,370	822,370

Restructured loans:
Domestic	1,855,616	1,859,176	1,212,832	1,212,832	577,348	577,348		431,036	431,036
Foreign	98,879	109,190	106,236	106,236	55,015	55,015		23,153	23,153

Total	1,954,495	1,968,366	1,319,068	1,319,068	632,363	632,363		454,189	454,189

Accruing loans contractually past due 90 days or more:
Domestic	24,005	20,276	17,533	17,533	14,696	14,696		9,232	9,232
Foreign	3,392	2,764	2,866	2,866	900	900		879	879

Total	27,397	23,040	20,399	20,399	15,596	15,596		10,111	10,111

Total	¥4,272,794	¥4,164,982	¥2,753,026	¥2,753,026	¥1,731,083	¥1,731,083		¥1,286,670	¥1,286,670

Notes: (1)	The above table does not include real estate acquired in full or partial satisfaction of debt and certain assets under the management of the Cooperative Credit Purchasing Company which are recorded at estimated fair value less estimated cost to sell.
(2)	Domestic nonaccrual loans within the “consumer” category in the above table include loans to individuals who utilize loan proceeds to finance their proprietor activities and not for their personal financing needs. During the fiscal year ended March 31, 2004, our credit administration system was upgraded and became able to present a precise breakdown of the balance of such consumer loans by the type of proprietor business. This breakdown at March 31, 2004 and 2005 is presented below in accordance with our new classification:

	Manufacturing	Construction	Real estate	Services	Wholesale and retail	Banks and other financial institutions	Communication and information services	Other industries	Total included in Consumer
	(in millions)
March 31, 2004	¥1,566	¥877	¥52,271	¥14,203	¥5,765	¥21	¥264	¥—	¥74,967
March 31, 2005	¥1,345	¥986	¥43,334	¥13,692	¥3,185	¥18	¥219	¥378	¥63,157

Since the system upgrade was effective during the fiscal year ended March 31, 2004, no equivalent information is obtainable for prior fiscal year-end dates.

Gross interest income which would have been accrued at the original terms on domestic nonaccrual and restructured loans outstanding during the fiscal year ended March 31, 2005 was approximately ¥26.4 billion, of which ¥21.3 billion was included in the results of operations for the fiscal year. Gross interest income which would have been accrued at the original terms on foreign nonaccrual and restructured loans outstanding for the fiscal year ended March 31, 2005 was approximately ¥7.9 billion, of which ¥5.2 billion was included in the results of operations for the fiscal year.

Foreign Loans Outstanding

Cross-border outstandings are defined, for this purpose, as loans (including accrued interest), acceptances, interest-earning deposits with other banks, other interest-earning investments and any other monetary assets denominated in Japanese yen or other non-local currencies. Material local currency loans outstanding which are neither hedged nor funded by local currency borrowings are included in cross-border outstandings.

At March 31, 2004 and 2005, we had no cross-border outstandings to borrowers in any foreign country which in total exceeded 0.75% of consolidated total assets. The following table sets forth our cross-border outstandings for the country in which the total was between 0.75% and 1% of consolidated total assets at March 31, 2003:

	Cross-border outstandings	Percentage of total assets
	(in millions)
United Kingdom	¥810,668	0.84%

Guarantees of outstandings of borrowers of other countries are considered to be outstandings of the guarantor. Loans made to, or deposits placed with, a branch of a foreign bank located outside the foreign bank’s home country are considered to be loans to, or deposits with, the foreign bank. Outstandings of a country do not include principal or interest amounts of which are supported by written, legally enforceable guarantees by guarantors of other countries or the amounts of outstandings to the extent that they are secured by tangible, liquid collateral held and realizable by Bank of Tokyo-Mitsubishi, Mitsubishi Trust Bank and their subsidiaries outside the country in which they operate.

In addition to credit risk, cross-border outstandings are subject to country risk that as a result of political or economic conditions in a country, borrowers may be unable or unwilling to pay principal and interest according to contractual terms. Other risks related to cross-border outstandings include the possibility of insufficient foreign exchange and restrictions on its availability.

In order to manage country risk, we establish various risk management measures internally. Among other things, we first regularly monitor economic conditions and other factors globally and assess country risk in each country where we have cross-border exposure. For purposes of monitoring and controlling the amount of credit exposed to country risk, we set a country limit, the maximum amount of credit exposure for an individual country, in consideration of the level of country risk and our ability to bear such potential risk. We also determine our credit policy for each country in accordance with our country risk level and our business plan with regard to the country. Assessment of country risk, establishment of country limits, and determination of country credit policies are subject to review and approval by senior management and are updated periodically.

Exposure to East Asia

We maintain a substantial network of branches and subsidiaries in East Asia and the region has been an important market for our financial services. Certain economies in this region are growing at a rapid pace and are not always stable. Accordingly, we are exposed to country risk in this region to a greater extent than in developed countries. In response to on-going and possible developments in the regional economy, we regularly reassess the country risk of each country in the region, to adjust exposure levels, and to review and revise country credit policies.

The following table represents our cross-border outstandings and unused commitments at March 31, 2004 and 2005, to certain East Asian countries:

	At March 31,
	2004		2005
	Cross-border outstanding	Unused commitments	Cross-border outstanding	Unused commitments
	(in billions)
Hong Kong	¥333.4	¥—	¥358.3	¥—
Singapore	226.5	2.7	291.4	2.8
People’s Republic of China	213.6	0.7	288.7	—
South Korea	226.1	0.5	256.3	4.8
Thailand	164.1	4.4	235.3	1.0
Malaysia	106.3	1.0	109.2	—
Philippines	53.5	—	44.4	—
Indonesia	28.4	0.2	36.6	—

Exposure to Latin America

Similar to the economies in East Asia, economic growth together with instability has been observed in the Latin American region. The following is a summary of cross-border outstandings to counterparties in major Latin American countries at March 31, 2004 and 2005:

	At March 31,
	2004	2005
	(in billions)
Brazil	¥82.5	¥72.0
Mexico	46.3	47.4
Argentina	18.2	0.9

Loan Concentrations

At March 31, 2005, there were no concentrations of loans to a single industry group of borrowers, as defined by the Bank of Japan industry segment loan classifications, which exceeded 10% of our consolidated total loans, except for loans in a category disclosed in the table of loans outstanding above.

Credit Risk Management

We have a credit rating system, under which borrowers and transactions are graded on a worldwide basis. We calculate probability of default by statistical means and manage our credit portfolio based on this credit rating system.

IV. Summary of Loan Loss Experience

The following table shows an analysis of our loan loss experience by type of borrowers’ business for the six months ended September 30, 2004 and 2005:

	Six months ended September 30,
	2004		2005
	Old classification	New classification	Old classification	New classification
	(in millions, except percentages)
Allowance for credit losses at beginning of period	¥888,127	¥888,127	¥740,706	¥740,706

Provision (credit) for credit losses	167,059	167,059	(82,927)	(82,927)

Charge-offs:
Domestic:
Manufacturing	55,595	55,591	6,143	6,106
Construction	2,196	2,196	11,661	11,661
Real estate	6,108	6,108	8,014	8,014
Services	3,723	3,726	18,987	18,548
Wholesale and retail	3,300	2,885	7,633	6,950
Banks and other financial institutions	8,108	8,108	12	12
Communication and information services	—	458	—	1,202
Other industries	2,789	2,747	474	431
Consumer	12,569	12,569 (2)	16,444	16,444 (2)

Total domestic	94,388	94,388	69,368	69,368
Total foreign	44,161	44,161	4,965	4,965

Total	138,549	138,549	74,333	74,333

Recoveries:
Domestic	9,193	9,193	20,052	20,052
Foreign	8,175	8,175	9,121	9,121

Total	17,368	17,368	29,173	29,173

Net charge-offs	121,181	121,181	45,160	45,160

Others—principally foreign exchange translation adjustments	4,203	4,203	4,641	4,641

Allowance for credit losses at end of period	¥938,208	¥938,208	¥617,260	¥617,260

Allowance for credit losses applicable to foreign activities:
Balance at beginning of period	¥245,842	¥245,842	¥92,535	¥92,535

Balance at end of period	¥158,696	¥158,696	¥93,243	¥93,243

Provision (credit) for credit losses	¥(72,539)	¥(72,539)	¥(7,509)	¥(7,509)

Ratio of net charge-offs during the period to average loans outstanding during the period(1)	0.48%	0.48%	0.18%	0.18%

Notes: (1)	Annualized for the six months ended September 30, 2004 and 2005.
(2)	Charge-offs of domestic loans within the “consumer” category in the above table include charge-offs of loans to individuals who utilize loan proceeds to finance their proprietor activities and not for their personal financing needs. A precise breakdown of charge-offs of such consumer loans by the type of proprietor business is presented below:

	Manufacturing	Construction	Real estate	Services	Wholesale and retail	Banks and other financial institutions	Communication and information services	Other industries	Total included in Consumer
	(in millions)
September 30, 2004	¥—	¥—	¥146	¥402	¥—	¥—	¥—	¥—	¥548
September 30, 2005	¥—	¥—	¥823	¥54	¥365	¥—	¥—	¥—	¥1,242

The following table shows an analysis of our loan loss experience by type of borrowers’ business for each of the five fiscal years ended March 31, 2005:

	Fiscal years ended March 31,
	2001	2002	2003		2004		2005
	Old classification	Old classification	Old classification	New classification	Old classification	New classification	Old classification	New classification
	(in millions, except percentages)
Allowance for credit losses at beginning of fiscal year	¥1,486,212	¥1,716,984	¥1,735,180	¥1,735,180	¥1,360,136	¥1,360,136	¥888,127	¥888,127

Provision (credit) for credit losses	783,855	598,412	437,972	437,972	(114,109)	(114,109)	109,502	109,502

Charge-offs:
Domestic:
Manufacturing	31,386	55,916	75,430	75,278	18,726	18,644	81,422	81,370
Construction	82,078	35,365	60,837	60,837	35,612	35,612	10,634	10,634
Real estate	154,887	150,684	332,264	332,414	119,005	119,005	43,983	43,983
Services	72,673	51,803	82,478	87,573	17,019	17,647	11,776	11,711
Wholesale and retail	152,723	96,745	117,138	109,257	47,010	44,282	27,886	26,822
Banks and other financial institutions	22,453	64,615	20,817	20,817	1,516	1,516	8,920	8,920
Communication and information services	—	—	—	5,002	—	2,256	—	1,312
Other industries	6,069	11,500	25,304	23,090	6,114	6,040	6,535	6,404
Consumer	34,291	46,550	39,594	39,594	49,162	49,162 (2)	26,343	26,343 (2)

Total domestic	556,560	513,178	753,862	753,862	294,164	294,164	217,499	217,499
Total foreign	87,879	156,203	139,776	139,776	83,930	83,930	80,762	80,762

Total	644,439	669,381	893,638	893,638	378,094	378,094	298,261	298,261

Recoveries:
Domestic	26,666	42,112	57,790	57,790	17,299	17,299	22,063	22,063
Foreign	19,411	23,865	21,037	21,037	23,671	23,671	15,271	15,271

Total	46,077	65,977	78,827	78,827	40,970	40,970	37,334	37,334

Net charge-offs	598,362	603,404	814,811	814,811	337,124	337,124	260,927	260,927

Others(1)	45,279	23,188	1,795	1,795	(20,776)	(20,776)	4,004	4,004

Allowance for credit losses at end of fiscal year	¥1,716,984	¥1,735,180	¥1,360,136	¥1,360,136	¥888,127	¥888,127	¥740,706	¥740,706

Allowance for credit losses applicable to foreign activities:
Balance at beginning of fiscal year	¥190,571	¥243,716	¥244,650	¥244,650	¥263,929	¥263,929	¥245,842	¥245,842

Balance at end of fiscal year	¥243,716	¥244,650	¥263,929	¥263,929	¥245,842	¥245,842	¥92,535	¥92,535

Provision (credit) for credit losses	¥105,664	¥127,348	¥151,783	¥151,783	¥55,796	¥55,796	¥(90,739)	¥(90,739)

Ratio of net charge-offs during the fiscal year to average loans outstanding during the fiscal year	1.21%	1.23%	1.64%	1.64%	0.69%	0.69%	0.51%	0.51%

Notes: (1)	Others primarily include foreign exchange translation and discontinued operations adjustments.

(2)	Charge-offs of domestic loans within the “consumer” category in the above table include charge-offs of loans to individuals who utilize loan proceeds to finance their proprietor activities and not for their personal financing needs. During the fiscal year ended March 31, 2004, our credit administration system was upgraded and became able to present a precise breakdown of charge-offs of such consumer loans by the type of proprietor business. This breakdown for the fiscal years ended March 31, 2004 and 2005 is presented below in accordance with our new classification:

	Manufacturing	Construction	Real estate	Services	Wholesale and retail	Banks and other financial institutions	Communication and information services	Other industries	Total included in Consumer
	(in millions)
March 31, 2004	¥39	¥—	¥9,481	¥2,270	¥486	¥—	¥—	¥108	¥12,384
March 31, 2005	¥—	¥—	¥450	¥137	¥—	¥—	¥—	¥64	¥651

Since the system upgrade was effective during the fiscal year ended March 31, 2004, no equivalent information is obtainable for prior fiscal years.

The following table shows an allocation of our allowance for credit losses at March 31,2005 and September 30, 2005:

	At March 31, 2005				At September 30, 2005
	Old classification		New classification		Old classification		New classification
	Amount	% of loans in each category to total loans	Amount	% of loans in each category to total loans	Amount	% of loans in each category to total loans	Amount	% of loans in each category to total loans
	(in millions, except percentages)
Domestic:
Manufacturing	¥90,685	12.80%	¥90,319	12.67%	¥81,982	12.24%	¥81,686	12.14%
Construction	44,604	1.91	44,604	1.91	28,618	1.73	28,618	1.73
Real estate	89,878	10.31	89,882	10.31	64,291	10.39	64,301	10.39
Services	148,812	7.61	143,957	7.09	107,920	7.12	106,735	6.61
Wholesale and retail	100,398	10.52	93,619	10.23	84,150	10.00	77,974	9.73
Banks and other financial institutions	22,225	7.23	22,225	7.23	21,051	6.53	21,051	6.53
Communication and information services	—	—	13,586	1.54	—	—	8,828	1.37
Other industries	62,468	13.87	60,878	13.27	52,549	14.24	51,368	13.75
Consumer	80,484	15.98	80,484	15.98	73,182	16.14	73,182	16.14
Foreign:	92,535	19.77	92,535	19.77	93,243	21.61	93,243	21.61
Unallocated	8,617	—	8,617	—	10,274	—	10,274	—

Total	¥740,706	100.00%	¥740,706	100.00%	¥617,260	100.00%	¥617,260	100.00%

Allowance as a percentage of loans	1.45%		1.45%		1.19%		1.19%
Allowance as a percentage of nonaccrual and restructured loans and accruing loans contractually past due 90 days or more	57.57%		57.57%		55.66%		55.66%

*	The credit loss allowance for domestic loans within the “consumer” category in the above table include the credit loss allowance for loans to individuals who utilize loan proceeds to finance their proprietor activities and not for their personal financing needs. During the fiscal year ended March 31, 2004, our credit administration system was upgraded and became able to present a precise breakdown of the balance of the credit loss allowance for such consumer loans by the type of proprietor business. This breakdown at March 31, 2005 and September 30,2005 is presented below in accordance with our new classification:

	Manufacturing	Construction	Real estate	Services	Wholesale and retail	Banks and other financial institutions	Communication and information services	Other industries	Total included in Consumer
	(in millions)
March 31, 2005	¥211	¥146	¥4,962	¥1,769	¥363	¥12	¥35	¥70	¥7,568
September 30, 2005	¥166	¥122	¥4,147	¥1,460	¥295	¥9	¥26	¥54	¥6,279

The following table shows an allocation of our allowance for credit losses at March 31 of each of the five fiscal years ended March 31, 2005:

	At March 31,
	2001		2002		2003				2004				2005
	Old classification		Old classification		Old classification		New classification		Old classification		New classification		Old classification		New classification
	Amount	% of loans in each category to total loans	Amount	% of loans in each category to total loans	Amount	% of loans in each category to total loans	Amount	% of loans in each category to total loans	Amount	% of loans in each category to total loans	Amount	% of loans in each category to total loans	Amount	% of loans in each category to total loans	Amount	% of loans in each category to total loans
	(in millions, except percentages)
Domestic:
Manufacturing	¥159,387	12.98%	¥162,828	12.72%	¥143,262	12.62%	¥141,549	12.44%	¥124,735	12.51%	¥124,262	12.36%	¥90,685	12.80%	¥90,319	12.67%
Construction	133,752	3.47	168,595	3.05	139,662	2.63	139,662	2.63	31,908	2.08	31,908	2.08	44,604	1.91	44,604	1.91
Real estate	505,479	10.61	541,093	9.79	231,686	8.86	231,686	8.86	111,628	9.44	111,629	9.44	89,878	10.31	89,882	10.31
Services	172,568	9.59	175,281	9.05	124,182	10.44	129,678	10.21	77,589	9.54	82,236	8.95	148,812	7.61	143,957	7.09
Wholesale and retail	203,814	13.26	216,510	11.90	209,594	11.62	198,053	11.25	112,178	10.60	103,577	10.30	100,398	10.52	93,619	10.23
Banks and other financial institutions	86,470	7.98	59,971	8.29	51,204	7.22	51,204	7.22	33,944	7.71	33,944	7.71	22,225	7.23	22,225	7.23
Communication and information services	—	—	—	—	—	—	19,385	3.13	—	—	6,395	1.80	—	—	13,586	1.54
Other industries	47,607	5.63	48,466	7.67	74,060	10.32	62,433	7.97	46,543	13.45	44,574	12.69	62,468	13.87	60,878	13.27
Consumer	106,031	14.16	95,156	14.23	99,247	15.51	99,247	15.51	85,232	16.57	85,232 *	16.57	80,484	15.98	80,484 *	15.98
Foreign:
Governments and official institutions	18,571	0.63	33,304	0.65	2,298	0.48	2,298	0.48	1,428	0.38	1,428	0.38	193	0.42	193	0.42
Banks and other financial institutions	11,322	1.58	6,847	1.35	6,366	1.91	6,366	1.91	60,064	2.15	60,064	2.15	10,840	1.80	10,840	1.80
Commercial and industrial	192,484	17.75	189,332	19.31	216,058	17.34	216,058	17.34	148,894	14.91	148,894	14.91	70,935	17.00	70,935	17.00
Other	21,339	2.36	15,167	1.99	39,207	1.05	39,207	1.05	35,456	0.66	35,456	0.66	10,567	0.55	10,567	0.55
Unallocated	58,160	—	22,630	—	23,310	—	23,310	—	18,528	—	18,528	—	8,617	—	8,617	—

Total	¥1,716,984	100.00%	¥1,735,180	100.00%	¥1,360,136	100.00%	¥1,360,136	100.00%	¥888,127	100.00%	¥888,127	100.00%	¥740,706	100.00%	¥740,706	100.00%

Allowance as a percentage of loans	3.46%		3.45%		2.81%		2.81%		1.83%		1.83%		1.45%		1.45%
Allowance as a percentage of nonaccrual and restructured loans and accruing loans contractually past due 90 days or more	40.18%		41.66%		49.41%		49.41%		51.30%		51.30%		57.57%		57.57%

*	The credit loss allowance for domestic loans within the “consumer” category in the above table include the credit loss allowance for loans to individuals who utilize loan proceeds to finance their proprietor activities and not for their personal financing needs. During the fiscal year ended March 31, 2004, our credit administration system was upgraded and became able to present a precise breakdown of the balance of the credit loss allowance for such consumer loans by the type of proprietor business. This breakdown at March 31, 2004 and 2005 is presented below in accordance with our new classification:

	Manufacturing	Construction	Real estate	Services	Wholesale and retail	Banks and other financial institutions	Communication and information services	Other industries	Total included in Consumer
	(in millions)
March 31, 2004	¥292	¥196	¥7,671	¥2,371	¥554	¥13	¥42	¥104	¥11,243
March 31, 2005	¥211	¥146	¥4,962	¥1,769	¥363	¥12	¥35	¥70	¥7,568

Since the system upgrade was effective during the fiscal year ended March 31, 2004, no equivalent information is obtainable for prior fiscal year-end dates.

While the allowance for credit losses contains amounts allocated to components of specifically identified loans as well as a group on portfolio of loans, the allowance for credit losses is available for credit losses in the entire loan portfolio and the allocations shown above are not intended to be restricted to the specific loan category. Accordingly, as the evaluation of credit risks changes, allocations of the allowance will be changed to reflect current conditions and various other factors.

V. Deposits

The following table shows the average amount of, and the average rate paid on, the following deposit categories for the fiscal years ended March 31, 2003, 2004 and 2005:

	Fiscal years ended March 31,
	2003		2004		2005
	Average amount	Average rate	Average amount	Average rate	Average amount	Average rate
	(in millions, except percentages)
Domestic offices:
Non-interest-bearing demand deposits	¥3,427,440	—%	¥4,557,564	—%	¥4,887,253	—%
Interest-bearing demand deposits	21,255,898	0.02	23,616,838	0.02	25,065,022	0.02
Deposits at notice	1,504,532	0.75	1,697,565	0.60	1,360,089	0.72
Time deposits	24,734,506	0.29	24,344,515	0.22	24,048,365	0.25
Certificates of deposit	2,950,903	0.03	3,082,603	0.02	2,728,495	0.02
Foreign offices, principally from banks located in foreign countries:
Non-interest-bearing demand deposits	2,053,080	—	2,321,091	—	2,676,717	—
Interest-bearing deposits, principally time deposits and certificates of deposit	8,964,019	1.75	8,883,246	1.25	9,764,563	1.50

Total	¥64,890,378		¥68,503,422		¥70,530,504

Deposits at notice represent interest-bearing demand deposits which require the depositor to give two or more days notice in advance of withdrawal.

The average amounts of total deposits by foreign depositors included in domestic offices for the fiscal years ended March 31, 2003, 2004 and 2005 were ¥667,129 million, ¥945,755 million and ¥705,937 million, respectively.

At March 31, 2005, the balance and remaining maturities of time deposits and certificates of deposit issued by domestic offices in amounts of ¥10 million (approximately US$93 thousand at the Federal Reserve Bank of New York’s noon buying rate on March 31, 2005) or more and total foreign deposits issued in amounts of US$100,000 or more are shown in the following table:

	Time deposits	Certificates of deposit	Total
	(in millions)
Domestic offices:
Three months or less	¥5,881,299	¥1,694,751	¥7,576,050
Over three months through six months	2,169,510	181,265	2,350,775
Over six months through twelve months	2,270,874	77,774	2,348,648
Over twelve months	2,483,332	12,120	2,495,452

Total	¥12,805,015	¥1,965,910	¥14,770,925

Foreign offices			¥7,236,237

VI. Short-Term Borrowings

The following table shows certain additional information with respect to our short-term borrowings for the fiscal years ended March 31, 2003, 2004 and 2005:

	Fiscal years ended March 31,
	2003	2004	2005
	(in millions, except percentages)
Call money, funds purchased, and payables under repurchase agreements and securities lending transactions:
Average balance outstanding during the fiscal year	¥8,486,963	¥10,928,476	¥10,708,831
Maximum balance outstanding at any month-end during the fiscal year	17,520,365	12,891,989	11,923,247
Balance at end of fiscal year	9,319,870	9,397,338	7,057,526
Weighted average interest rate during the fiscal year	1.26%	0.77%	0.76%
Weighted average interest rate on balance at end of fiscal year	1.18%	0.65%	1.11%
Due to trust account:
Average balance outstanding during the fiscal year	¥1,691,359	¥1,326,313	¥1,349,118
Maximum balance outstanding at any month-end during the fiscal year	2,188,326	1,403,734	1,411,055
Balance at end of fiscal year	1,401,618	1,380,269	1,231,050
Weighted average interest rate during the fiscal year	0.51%	0.37%	0.29%
Weighted average interest rate on balance at end of fiscal year	0.51%	0.30%	0.28%
Other short-term borrowings:
Average balance outstanding during the fiscal year	¥2,763,028	¥3,727,461	¥9,413,280
Maximum balance outstanding at any month-end during the fiscal year	2,870,339	5,663,067	12,380,021
Balance at end of fiscal year	2,854,028	5,663,067	10,724,775
Weighted average interest rate during the fiscal year	1.02%	0.40%	0.24%
Weighted average interest rate on balance at end of fiscal year	0.48%	0.12%	0.24%

SELECTED STATISTICAL DATA FOR UFJ HOLDINGS

Due to close integration of foreign and domestic activities, it is difficult to make a precise determination of assets, liabilities, income and expenses of UFJ Holdings’ foreign operations. The foreign operations as presented include the business conducted by overseas subsidiaries and branches and the international business conducted by the several international banking related divisions headquartered in Japan. UFJ Holdings’ management believes that the results appropriately represent UFJ Holdings’ domestic and foreign activities.

I. Investment Portfolio

The following table shows information as to the value of UFJ Holdings’ investment securities available for sale at March 31, 2005 and September 30, 2005:

	At March 31, 2005			At September 30, 2005
	Amortized cost	Estimated fair value	Net unrealized gains	Amortized cost	Estimated fair value	Net unrealized gains
	(in millions)
Securities available for sale:
Debt securities, principally Japanese government bonds and corporate bonds	¥18,147,105	¥18,221,437	¥74,332	¥18,088,124	¥18,166,966	¥78,842
Marketable equity securities	1,020,313	1,653,291	632,978	917,847	1,760,065	842,218

Total	¥19,167,418	¥19,874,728	¥707,310	¥19,005,971	¥19,927,031	¥921,060

Investment securities other than available for sale (i.e., nonmarketable equity securities presented in Other investment securities) were carried at cost of ¥392,804 million and ¥431,058 million, at March 31, 2005 and September 30, 2005, respectively. The corresponding estimated fair values at those dates were not readily determinable.

The following table shows information as to the value of UFJ Holdings’ investment securities available for sale at March 31, 2003, 2004 and 2005:

	At March 31,
	2003			2004			2005
	Amortized Cost	Estimated Fair Value	Net Unrealized Gains (losses)	Amortized Cost	Estimated Fair Value	Net Unrealized Gains (losses)	Amortized Cost	Estimated Fair Value	Net Unrealized Gains (losses)
	(in millions)
Domestic:
Japanese national government and Japanese government agency bonds	¥10,474,855	¥10,605,293	¥130,438	¥13,528,628	¥13,564,072	¥35,444	¥13,700,724	¥13,762,158	¥61,434
Corporate bonds	1,155,393	1,177,761	22,368	1,890,146	1,912,250	22,104	2,295,436	2,320,942	25,506
Marketable equity securities	1,487,169	1,770,283	283,114	1,011,169	1,667,317	656,148	856,789	1,458,717	601,928
Other securities	448,987	469,338	20,351	385,029	391,143	6,114	235,320	240,742	5,422

Total domestic	13,566,404	14,022,675	456,271	16,814,972	17,534,782	719,810	17,088,269	17,782,559	694,290

Foreign:
U.S. Treasury and other U.S. government agencies bonds	1,151,759	1,156,728	4,969	1,220,223	1,207,872	(12,351)	1,133,510	1,111,829	(21,681)
Other governments and official institutions bonds	681,562	737,795	56,233	614,720	611,528	(3,192)	116,196	114,958	(1,238)
Mortgage-backed and asset-backed securities	859,394	870,646	11,252	471,463	469,974	(1,489)	506,085	507,976	1,891
Other securities	217,716	238,967	21,251	257,265	282,892	25,627	323,358	357,406	34,048

Total foreign	2,910,431	3,004,136	93,705	2,563,671	2,572,266	8,595	2,079,149	2,092,169	13,020

Total	¥16,476,835	¥17,026,811	¥549,976	¥19,378,643	¥20,107,048	¥728,405	¥19,167,418	¥19,874,728	¥707,310

Nonmarketable equity securities presented in Other investment securities in the consolidated balance sheets are ¥171,031 million, ¥293,295 million and ¥392,804 million at March 31, 2003, 2004 and 2005, respectively. UFJ Holdings monitors the status of each investee including the credit ratings and changes in UFJ Holdings’ share of net assets in the investees as compared with its share at the time of investment, to determine if any impairment losses are to be recognized.

The following table presents the estimated market value, maturity and weighted average yield of available for sale debt investment securities at March 31, 2005. Weighted average yield is calculated based on amortized cost.

	Maturity within One Year		Maturity after One Year but within Five Years		Maturity after Five Years but within Ten Years		Maturity after Ten years		Total
	Estimated Fair Value	Yield	Estimated Fair Value	Yield	Estimated Fair Value	Yield	Estimated Fair Value	Yield	Estimated Fair Value	Yield
	(in millions, except percentages)
Domestic:
Japanese national government and Japanese government agency bonds	¥9,252,392	0.15%	¥1,250,088	0.21%	¥2,700,578	1.33%	¥559,100	0.54%	¥13,762,158	0.40%
Corporate bonds	211,735	1.96	1,383,156	0.93	699,388	0.67	26,663	1.47	2,320,942	0.95
Other debt securities	25,852	1.79	62,154	1.27	105,912	1.57	46,824	1.94	240,742	1.59

Total domestic	9,489,979	0.19	2,695,398	0.60	3,505,878	1.21	632,587	0.69	16,323,842	0.50

Foreign:
U.S. Treasury and other U.S. government agencies bonds	319,143	1.26	383,030	3.37	375,899	4.16	33,757	4.82	1,111,829	3.08
Other governments and official institutions bonds	40,461	0.77	59,670	2.70	6,466	3.06	8,851	3.79	115,448	2.13
Mortgage-backed and asset-backed securities	52,635	0.52	18,489	0.58	1,000	1.30	435,852	5.44	507,976	4.75
Other debt securities	18,381	2.31	31,398	4.04	74,717	3.88	37,846	3.71	162,342	3.69

Total foreign	430,620	1.17	492,587	3.23	458,082	4.10	516,306	5.25	1,897,595	3.52

Total	¥9,920,599	0.24%	¥3,187,985	1.01%	¥3,963,960	1.54%	¥1,148,893	2.74%	¥18,221,437	0.81%

Excluding Japanese national government and Japanese government agency bonds and U.S. Treasury and other U.S. government agencies bonds, the following table sets forth the securities of individual issuers held in UFJ Holdings’ investment securities portfolio that exceeded 10% of UFJ Holdings’ consolidated stockholders’ equity at March 31, 2005:

	Amortized cost	Fair Value
	(in millions)
Mortgage-backed securities issued by Federal National Mortgage Association	¥460,684	¥462,621

II. Loan Portfolio

The following table shows UFJ Holdings’ loans outstanding, before deduction of allowance for credit losses, by domicile and type of industry of borrower at March 31, 2005 and September 30, 2005. Classification of loans by industry is based on the industry segment loan classification as defined by The Bank of Japan for regulatory reporting purposes and is not necessarily based on use of proceeds.

	At March 31, 2005	At September 30, 2005
	(in millions)
Domestic
Manufacturing	¥5,013,079	¥4,829,047
Construction	1,176,199	1,041,618
Real estate	3,582,281	3,247,488
Services	3,352,907	3,118,777
Wholesale and retail	4,808,338	4,597,106
Banks and other financial institutions(1)	2,961,485	2,872,584
Other industries	3,905,663	5,000,606
Consumer	14,532,760	15,066,535

Total domestic	39,332,712	39,773,761

Foreign:
Governments and official institutions	91,989	88,628
Banks and other financial institutions(1)	251,347	301,831
Commercial and industrial	2,087,330	2,048,622
Other	170,134	211,477

Total foreign	2,600,800	2,650,558

Less unearned income and deferred loan fees	21,615	20,531

Total	¥41,911,897	¥42,403,788

Note: (1)	Loans to the so-called non-bank finance companies are generally included in the “Banks and other financial institutions” category. Non-bank finance companies are primarily engaged in consumer lending, factoring, mortgage lending and credit card businesses.

The following table shows UFJ Holdings’ loans outstanding, before deduction of allowance for loan losses, by domicile and type of industry of borrower at March 31, 2003, 2004 and 2005. Classification of loans by industry is based on the industry segment loan classification as defined by The Bank of Japan for regulatory reporting purposes and is not necessarily based on use of proceeds:

	At March 31,
	2003	2004	2005
	(in millions)
Domestic:
Manufacturing	¥5,848,096	¥5,370,456	¥5,013,079
Construction	1,587,462	1,282,612	1,176,199
Real estate	5,299,655	4,580,942	3,582,281
Services	3,722,414	3,178,511	3,352,907
Wholesale and retail	5,710,457	5,500,396	4,808,338
Banks and other financial institutions(1)	4,610,625	4,181,529	2,961,485
Other industries	4,465,021	5,830,848	3,905,663
Consumer:
Mortgage loan	6,623,132	7,667,505	8,733,406
Other	5,804,241	5,231,207	5,799,354

Total domestic	43,671,103	42,824,006	39,332,712

Foreign:
Governments and official institutions	150,359	119,281	91,989
Banks and other financial institutions(1)	79,291	131,831	251,347
Commercial and industrial	2,743,031	2,322,885	2,087,330
Other	44,499	33,675	170,134

Total foreign	3,017,180	2,607,672	2,600,800

Total	46,688,283	45,431,678	41,933,512
Less unearned income and deferred loan fees—net	3,618	11,626	21,615

Total	¥46,684,665	¥45,420,052	¥41,911,897

Note: (1)	Loans to non-bank finance companies are generally included in the “Banks and other financial institutions” category. Non-bank finance companies are primarily engaged in consumer lending, leasing, factoring and credit card business.

Maturities and Sensitivities of Loans to Changes in Interest Rates

The following table shows the maturity of UFJ Holdings’ loan portfolio at March 31, 2005:

	Maturity
	One Year or Less	One to Five Years	Over Five Years	Total
	(in millions)
Domestic:
Manufacturing	¥3,413,587	¥1,404,418	¥195,074	¥5,013,079
Construction	773,097	308,045	95,057	1,176,199
Real estate	1,569,551	1,390,062	622,668	3,582,281
Services	1,672,222	1,300,257	380,428	3,352,907
Wholesale and retail	3,145,241	1,494,361	168,736	4,808,338
Banks and other financial institutions	1,413,492	949,211	598,782	2,961,485
Other industries	1,674,680	1,618,512	612,471	3,905,663
Consumer:
Mortgage loan	401,384	1,333,989	6,998,033	8,733,406
Other	2,324,420	1,235,354	2,239,580	5,799,354

Total domestic	16,387,674	11,034,209	11,910,829	39,332,712
Foreign	1,703,399	729,665	167,736	2,600,800

Total	¥18,091,073	¥11,763,874	¥12,078,565	¥41,933,512

As is customary in Japan, UFJ Holdings may roll over its working capital short-term loans after its normal loan review procedures. Such loans are classified as loans with maturity of one year or less in the above tables.

Loans due after one year classified by type of interest rate at March 31, 2005, are as follows:

	Domestic	Foreign	Total
	(in millions)
Pre-determined rate	¥10,538,111	¥88,021	¥10,626,132
Floating or adjustable rate	12,406,927	809,380	13,216,307

Total	¥22,945,038	¥897,401	¥23,842,439

Non-accrual, Past Due and Restructured Loans

UFJ Holdings generally discontinues accrual of interest income on loans when substantial doubt exists as to the full and timely collection of either principal or interest, or when principal or interest is contractually past due one month or more. Cash receipts on such non-accrual loans, for which the ultimate collectibility of principal is doubtful, are first applied as principal reductions; otherwise, such collections are credited to income.

The following table shows the distribution of our nonaccrual loans, restructured loans and accruing loans which are contractually past due 90 days or more as to principal or interest payments at March 31, 2005 and September 30, 2005, based on the domicile and type of industry of the borrowers.

	At March 31, 2005	At September 30, 2005
	(in millions)
Nonaccrual loans:
Domestic:
Manufacturing	¥137,754	¥164,044
Construction	141,586	55,604
Real estate	315,735	347,321
Services	191,937	211,029
Wholesale and retail	478,191	411,543
Banks and other financial institutions	9,797	21,913
Other industries	86,274	86,010
Consumer	353,477	390,213

Total domestic	1,714,751	1,687,677

Foreign:
Governments and official institutions	375	234
Banks and other financial institutions	106	—
Commercial and industrial	97,312	116,132
Other	1,041	615

Total foreign	98,834	116,981

Total	1,813,585	1,804,658

Restructured loans:
Domestic	495,503	411,175
Foreign	6,021	3,307

Total	501,524	414,482

Accruing loans contractually past due 90 days or more:
Domestic	11,737	6,756
Foreign	6	9

Total	11,743	6,765

Total	¥2,326,852	¥2,225,905

Note:	The above table does not include real estate acquired in full or partial satisfaction of debt and certain assets under the management of the Cooperative Credit Purchasing Company which are recorded at estimated fair value less estimated cost to sell.

The following table shows the distribution of UFJ Holdings’ non-accrual loans, restructured loans which are on an accrual basis and accruing loans which are contractually past due 90 days or more as to principal or interest payments at March 31, 2003, 2004 and 2005:

	At March 31,
	2003	2004	2005
	(in millions)
Non-accrual loans:
Domestic:
Manufacturing	¥570,656	¥305,130	¥137,754
Construction	488,965	296,039	141,586
Real estate	2,277,751	1,390,574	315,735
Services	598,410	393,844	191,937
Wholesale and retail	1,280,103	1,103,333	478,191
Banks and other financial institutions	420,675	307,383	9,797
Other industries	703,446	611,193	86,274
Consumer	211,030	205,946	353,477

Total domestic	6,551,036	4,613,442	1,714,751

Foreign:
Governments and official institutions	11,327	9,318	375
Banks and other financial institutions	1,280	766	106
Commercial and industrial	381,559	266,036	97,312
Other	9,353	16,285	1,041

Total foreign	403,519	292,405	98,834

Total non-accrual loans	6,954,555	4,905,847	1,813,585

Restructured loans (accruing):
Domestic	186,549	156,145	495,503
Foreign	5,786	3,081	6,021

Total restructured loans	192,335	159,226	501,524

Accruing loans contractually past due 90 days or more:
Domestic	22,904	19,787	11,737
Foreign	—	7	6

Total accruing loans contractually past due 90 days or more	22,904	19,794	11,743

Total	¥7,169,794	¥5,084,867	¥2,326,852

Gross interest income which would have been accrued during the fiscal year ended March 31, 2005 at the original terms on domestic non-accrual and restructured loans outstanding at the end of the fiscal year is approximately ¥99.6 billion, of which ¥49.3 billion is included in the results of operations for the fiscal year. Gross interest income which would have been accrued during the fiscal year ended March 31, 2005 at the original terms on foreign non-accrual and restructured loans outstanding at the end of the fiscal year is approximately ¥5.0 billion, of which ¥3.5 billion is included in the results of operations for the fiscal year.

Potential Problem Loans

Potential problem loans are loans where known information about possible credit problems causes management to have concern as to the borrowers’ ability to comply with the present loan repayment terms. Interest continues to be accrued to the profit and loss account until, in the opinion of management; its ultimate recoverability becomes doubtful.

Management does not believe that there are any credits additional to the non-performing lending disclosed in the section above that meet the definition of potential problem loans as at March 31, 2003, 2004 and 2005 and September 30, 2005.

Cross-border Outstandings

Cross-border outstandings are defined, for this purpose, as loans (including accrued interest), acceptances, interest-earning deposits with other banks, other interest-earning investments and any other monetary assets in foreign countries denominated in Japanese yen or other non-local currencies. Material local currency loans outstanding which are neither hedged nor funded by local currency borrowings are included in cross-border outstandings.

At March 31, 2003, 2004 and 2005, UFJ Holdings has no cross-border outstandings to borrowers in any foreign country other than the United States of America, which in total exceed 0.75% of consolidated assets. Total cross-border outstandings to the United States of America was 1.76% of total assets at March 31, 2003, 1.66% of total assets at March 31, 2004 and 1.88% of total assets at March 31, 2005.

The following table shows the distribution by types of cross-border outstanding:

	At March 31,
	2003	2004	2005
	(in millions)
United States of America
Securities:
Government and official institutions	¥810,762	¥1,152,070	¥914,287
Other corporate	453,824	106,165	621,242
Others	93,448	78,251	29,417

Total	¥1,358,034	¥1,336,486	¥1,564,946

Guarantees of cross-border outstandings of borrowers of other countries are considered to be cross-border outstandings of the guarantor. Loans made to, or deposits placed with, a branch of a foreign bank located outside the foreign bank’s home country are considered to be loans to, or deposits with, the foreign bank. Cross-border outstandings of a country do not include principal or interest amounts that are supported by written, legally enforceable guarantees by guarantors of other countries or the amount of outstandings to the extent that they are secured by tangible, liquid collateral held and realizable by UFJ Bank, UFJ Trust Bank and their subsidiaries outside the country in which they operate.

In addition to credit risk, cross-border outstandings are subject to country risk, which is the risk that as a result of political or economic conditions in a country, borrowers may be unable or unwilling to pay principal and interest according to contractual terms. Other risks related to cross-border outstandings include the possibility of insufficient foreign exchange and restrictions on its availability.

In order to manage country risk, UFJ Holdings establishes various risk management measures internally. Among other things, UFJ Holdings regularly monitors economic conditions and other factors globally and assesses country risk in each country where it has cross-border exposure. For purposes of monitoring and controlling its country risk, UFJ Holdings sets a country limit, which is the maximum amount of credit exposure for an individual country, in consideration of the level of country risk and UFJ Holdings’ ability to bear such potential risk. UFJ Holdings also determines its credit policy for each country in accordance with its country risk level and UFJ Holdings’ business plan with regard to the country. Assessment of country risk, establishment of country limits, and determination of country credit policies are subject to review and approval by UFJ Holdings’ senior management and are updated periodically.

Loan Concentrations

At September 30, 2005, there are no concentrations of loans to a single industry group of borrowers, as defined by The Bank of Japan industry segment loan classifications, that exceeded 10% of UFJ Holdings’ consolidated total loans, except for loans in a category disclosed in the table of loans outstanding above.

Credit Risk Management

UFJ Holdings has a credit rating system, under which borrowers and transactions are graded consistently on a worldwide basis. UFJ Holdings calculates probability of default by statistical means and manages its credit portfolio based on this credit rating system.

III. Summary of Loan Loss Experience

The following table shows an analysis of UFJ Holdings’ loan loss experience for the six months ended September 30, 2005:

September 30, 2005
(in millions)

Allowance for loan losses at beginning of fiscal year	¥1,041,818

Provision for loan losses	75,714

Charge-offs:
Domestic:
Manufacturing	(7,895)
Construction	(1,358)
Real estate	(31,484)
Services	(27,892)
Wholesale and retail	(9,553)
Banks and other financial institutions	(1,265)
Other industries	(11,423)
Consumer:	(42,208)

Total domestic	(133,078)
Total foreign	(5,889)

Total charge-offs	(138,967)

Recoveries(1):
Domestic	51,514
Foreign	630

Total recoveries	52,144

Net Charge-offs	(86,823)

Other changes(2)	(1,481)

Allowance for loan losses at end of fiscal year	¥1,029,228

Allowance for loan losses applicable to foreign activities:

September 30, 2005
Balance at beginning of fiscal year	¥61,996

Balance at end of fiscal year	¥63,141

Provision for loan losses	¥6,003

Notes:
(1)	Sufficient information was not available to enable UFJ Holdings to present recovery information by industry.
(2)	Other changes primarily included foreign exchange translation.

The following table shows an analysis of UFJ Holdings’ loan loss experience for the fiscal years ended March 31, 2003, 2004 and 2005:

	March 31,
	2003	2004	2005
	(in millions)
Allowance for loan losses at beginning of fiscal year	¥3,479,268	¥3,195,187	¥2,438,309

Provision for loan losses	511,898	313,124	91,866

Charge-offs:
Domestic:
Manufacturing	(88,270)	(148,299)	(36,396)
Construction	(93,882)	(76,429)	(133,502)
Real estate	(238,412)	(526,730)	(305,702)
Services	(105,017)	(105,687)	(100,609)
Wholesale and retail	(204,985)	(105,432)	(437,990)
Banks and other financial institutions	(6,350)	(31,566)	(143,177)
Other industries	(30,397)	(28,869)	(252,314)
Consumer:	(111,049)	(113,547)	(193,789)

Total domestic	(878,362)	(1,136,559)	(1,603,479)
Total foreign	(18,789)	(12,299)	(85,157)

Total charge-offs	(897,151)	(1,148,858)	(1,688,636)

Recoveries(1):
Domestic	93,384	76,663	74,416
Foreign	4,452	3,762	3,071

Total recoveries	97,836	80,425	77,487

Net Charge-offs	(799,315)	(1,068,433)	(1,611,149)

Other changes(2)	3,336	(1,569)	122,792

Allowance for loan losses at end of fiscal year	¥3,195,187	¥2,438,309	¥1,041,818

Allowance for loan losses applicable to foreign activities:

	March 31,
	2003	2004	2005
	(in millions)
Balance at beginning of fiscal year	¥226,718	¥210,878	¥150,870

Balance at end of fiscal year	¥210,878	¥150,870	¥61,996

Provision for loan losses	¥1,208	¥(49,679)	¥(7,044)

Notes:
(1)	For the fiscal years ended March 31, 2003, 2004 and 2005, sufficient information was not available to enable UFJ Holdings to present recovery information by industry.
(2)	Other changes at March 31, 2005 include an allowance for loan losses relating to Nippon Shinpan Co., Ltd., which was consolidated from April 1, 2004.

The following table shows an allocation of UFJ Holdings’ allowance for losses at March 31, 2005 and September 30, 2005:

	March 31, 2005			September 30, 2005
	Amount		% of loans in each category to total loans	Amount	% of loans in each category to total loans
	(in millions, except percentages)

Domestic:
Manufacturing	¥82,063		11.95%	¥101,621	11.38%
Construction	49,004		2.80	27,245	2.46
Real estate	151,840		8.54	91,461	7.65
Services	179,564		8.00	137,919	7.35
Wholesale and retail	195,861		11.47	137,873	10.84
Banks and other financial institutions	13,088		7.06	16,292	6.77
Other industries	102,169		9.31	73,407	11.79
Consumer:	206,233		34.66	380,269	35.51
Foreign:
Governments and official institutions	97		0.22	103	0.21
Banks and other financial institutions	325		0.60	693	0.71
Commercial and industrial	60,828		4.98	60,907	4.83
Other	746		0.41	1,438	0.50

Total	¥1,041,818		100.00%	¥1,029,228	100.00%

Allowance as a percentage of loans	2.4	9%		2.43%
Allowance as a percentage of non-accrual and restructured loans and accruing loans contractually past due 90 days or more	44.	77%		46.24%

The following table shows an allocation of UFJ Holdings’ allowance for losses at March 31, 2003, 2004 and 2005:

	At March 31,
	2003		2004		2005
	Amount	% of loans in each category to total loans	Amount	% of loans in each category to total loans	Amount	% of loans in each category to total loans
	(in millions, except percentages)
Domestic:
Manufacturing	¥280,848	12.53%	¥173,136	11.82%	¥82,063	11.95%
Construction	190,414	3.40	145,808	2.82	49,004	2.80
Real estate	1,088,293	11.35	518,191	10.08	151,840	8.54
Services	295,051	7.97	304,569	7.00	179,564	8.00
Wholesale and retail	482,685	12.23	557,882	12.11	195,861	11.47
Banks and other financial institutions	179,338	9.88	145,881	9.20	13,088	7.06
Other industries	274,254	9.56	306,450	12.84	102,169	9.31
Consumer:	193,427	26.62	135,522	28.39	206,233	34.66
Foreign:
Governments and official institutions	5,371	0.32	2,968	0.26	97	0.22
Banks and other financial institutions	1,833	0.17	927	0.29	325	0.60
Commercial and industrial	197,046	5.87	145,534	5.11	60,828	4.98
Other	6,627	0.10	1,441	0.08	746	0.41

Total	¥3,195,187	100.00%	¥2,438,309	100.0%	¥1,041,818	100.00%

Allowance as a percentage of loans	6.84%		5.37%		2.49%
Allowance as a percentage of non-accrual and restructured loans and accruing loans contractually past due 90 days or more	44.56%		47.95%		44.77%

While the allowance for loan losses contains amounts allocated to components of specifically identified loans as well as a group on portfolio of loans, the allowance for loan losses is available for loan losses in the entire loan portfolio and the allocations shown above are not intended to be restricted to the specific loan category. Accordingly, as the evaluation of credit risks changes, allocations of the allowance will be changed to reflect current conditions.

IV. Deposits

The aggregate amounts of total deposits by foreign domiciled depositors included in domestic offices as of March 31, 2003, 2004 and 2005 are ¥1,228,217 million, ¥707,037 million and ¥577,619 million, respectively.

At March 31, 2005, the balance and remaining maturity of time deposits and certificates of deposit issued by domestic offices in amounts of ¥10 million (approximately U.S.$93 thousand at the Federal Reserve Bank of New York’s noon buying rate on March 31, 2005) or more and the balance of total foreign deposits issued in amounts of U.S.$100,000 or more are shown in the following table:

	Time deposits	Certificates of deposit	Total
	(in millions)
Domestic offices:
Three months or less	¥3,814,038	¥3,459,379	¥7,273,417
Over three months through six months	945,755	216,700	1,162,455
Over six months through twelve months	1,356,220	21,100	1,377,320
Over twelve months	1,430,905	36,500	1,467,405

Total	¥7,546,918	¥3,733,679	¥11,280,597

Foreign offices	¥1,763,021	¥48,195	¥1,811,216

V. Short-Term Borrowings

The following table shows short-term borrowings outstanding at March 31, 2003, 2004 and 2005:

	At March 31,
	2003	2004	2005
	(in millions, except percentages)
Call money, funds purchased, and payables under repurchase agreement and security lending transactions:
Balance at end of fiscal year	¥5,729,183	¥4,618,116	¥6,355,494
Weighted average interest rate on balance at end of fiscal year	0.74%	0.39%	0.90%
Maximum balance outstanding at any month-end during the fiscal year	5,729,183	7,785,037	8,192,128

Due to trust account:
Balance at end of fiscal year	¥1,250,246	¥1,753,929	¥1,241,661
Weighted average interest rate on balance at end of fiscal year	0.48%	0.47%	0.45%
Maximum balance outstanding at any month-end during the fiscal year	1,610,403	1,753,929	1,796,019

Other short-term borrowings:
Balance at end of fiscal year	¥5,598,427	¥5,027,995	¥5,830,806
Weighted average interest rate on balance at end of fiscal year	0.18%	0.11%	0.15%
Maximum balance outstanding at any month-end during the fiscal year	5,598,427	5,445,534	7,024,028

Total:
Balance at end of fiscal year	¥12,577,856	¥11,400,040	¥13,427,961
Weighted average interest rate on balance at end of fiscal year	0.47%	0.28%	0.53%
Maximum balance outstanding at any month-end during the fiscal year	12,577,856	14,957,064	16,734,180

PROSPECTUS

MITSUBISHI UFJ FINANCIAL GROUP, INC.

DEBT SECURITIES

SUBORDINATED GUARANTEES

MUFG Capital Finance 1 Limited

MUFG Capital Finance 2 Limited

MUFG Capital Finance 3 Limited

PREFERRED SECURITIES

Mitsubishi UFJ Financial Group, Inc., or MUFG, may offer, from time to time, any of the following securities:

•	debt securities; and

•	subordinated guarantees.

In addition, MUFG Capital Finance 1 Limited, MUFG Capital Finance 2 Limited and MUFG Capital Finance 3 Limited may sell preferred securities that are fully and unconditionally guaranteed on a subordinated basis by MUFG.

In a supplement to this prospectus, we will identify the particular securities to be offered and provide the specific terms of any securities we offer. The prospectus supplement will further describe the manner in which the securities will be offered and will also contain the names of any underwriters, dealers or agents involved in the offering of the securities, together with any applicable commissions or discounts. This prospectus may not be used to offer securities unless accompanied by a prospectus supplement. You should read this prospectus and any prospectus supplement carefully before you make a decision to invest.

The applicable prospectus supplement will contain information, where applicable, as to any listing on any securities exchange of the securities covered by the prospectus supplement.

Investing in the securities involves risks. See “ Risk Factors” beginning on page 4.

Neither the U.S. Securities and Exchange Commission nor any state securities regulators have approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

These securities are not deposits or savings accounts. These securities are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

The date of this prospectus is February 28, 2006.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or SEC, using the “shelf” registration process. Under the shelf registration process, we may sell any combination of the securities described in this prospectus from time to time in the future in one or more offerings.

This prospectus provides you with a general description of the securities that can be offered. Each time securities are offered under this prospectus, we will provide prospective investors with a prospectus supplement that will contain specific information about the terms of the securities. The prospectus supplement may also add to or update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Obtain More Information.”

You should rely only on the information provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different or additional information. You should not assume that the information in this prospectus or any prospectus supplement, or in any document incorporated by reference, is accurate as of any date after its respective date.

As the context requires, when we use the words “we,” “us,” “our,” or “MUFG,” we mean the combined business and operations of Mitsubishi UFJ Financial Group, Inc., or formerly MTFG, and its consolidated subsidiaries, including the finance subsidiaries indicated on the front page of this prospectus, as well as Mitsubishi UFJ Financial Group, Inc. Unless the context otherwise requires, references to the “merger” are to the merger between MTFG and UFJ Holdings to form MUFG, which was implemented on October 1, 2005. References to “MTFG” and “UFJ Holdings” are to the Mitsubishi Tokyo Financial Group, Inc. and to UFJ Holdings, Inc., respectively, as well as to MTFG and UFJ Holdings and their respective consolidated subsidiaries, as the context requires. Unless the context otherwise requires, references in this document to the financial results or business of the “UFJ group” refer to those of UFJ Holdings and its consolidated subsidiaries. We use the word “you” to refer to prospective investors in the securities.

Our head office is located at 7-1, Marunouchi 2-chome, Chiyoda-ku, Tokyo 100-8330, Japan and our telephone number is 81-3-3240-8111.

In this prospectus and any prospectus supplement, when we refer to “dollars,” “U.S.$” and “$,” we mean U.S. dollars and, when we refer to “yen” and “¥,” we mean Japanese yen. This prospectus contains a translation of some Japanese yen amounts into U.S. dollars solely for your convenience.

The financial information presented in this prospectus and our consolidated financial statements, which are incorporated by reference into this prospectus, are prepared in accordance with accounting principles generally accepted in the United States, or U.S. GAAP. References to fiscal 2004 are to the fiscal year ended March 31, 2005 and references to other fiscal years have the corresponding meaning.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described below as well as all the other information presented in, or incorporated by reference into, this prospectus and any prospectus supplement before investing in our securities.

Our business, operating results and financial condition could be materially adversely affected by any of the factors discussed below. The trading price of our securities could decline due to any of these factors. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including the risks faced by us described below and elsewhere in this prospectus. See “Cautionary Statement Concerning Forward-Looking Statements.”

Risks Relating to Our Business

We may have difficulty integrating our business and operations with those previously operated by the UFJ group and, as a result, may have difficulty achieving the benefits expected from the integration.

Our ability to realize the growth opportunities and other expected benefits of our recent merger with UFJ Holdings will depend in part on the successful integration of the domestic and overseas branch and subsidiary network, head office functions, information and management systems, personnel and customer base and other resources and aspects of the two financial groups. To realize the anticipated benefits of the merger, we must implement a business integration plan that is complex, time-consuming and costly. Achieving the targeted revenue synergies and cost savings is dependent on the successful implementation of the integration plan. Risks to the successful completion of the integration process include:

•	potential disruptions of our ongoing business and the distraction of our management;

•	delays or other difficulties in coordinating, consolidating and integrating the domestic and overseas branch and subsidiary networks, head office functions, information and management systems, and customer products and services of the two groups, which may prevent us from enhancing the convenience and efficiency of our branch and subsidiary network and operational systems as planned;

•	impairment of relationships with customers, employees and strategic partners;

•	corporate cultural or other difficulties in integrating our management, key employees and other personnel with those of the UFJ group;

•	unanticipated difficulties in identifying and streamlining redundant operations and assets;

•	delays, increased costs or other problems in transitioning relevant operations and facilities smoothly to a common information technology system;

•	additional credit-related expenses or losses that may be incurred as uniform accounting policies, policies for establishing allowances, internal controls, disclosure policies and procedures and other standards are applied to the asset and loan portfolio of the two groups;

•	unanticipated asset-quality problems in the asset portfolio previously held by UFJ Holdings that may cause significant losses on write-downs or require additional allowances to be established; and

•	unanticipated expenses related to the integration process.

We may not succeed in addressing these risks or other problems encountered in the integration process. The merger between our two bank subsidiaries, The Bank of Tokyo-Mitsubishi, Ltd. and UFJ Bank Limited, was

implemented on January 1, 2006 after being postponed from October 1, 2005 to enable additional testing of the two banks’ systems intended to minimize risks arising from the merger. We have set the objective of commencing the transfer to our commercial bank subsidiary’s new IT system from the first half of 2008. The transfer to the trust bank’s new system is expected to be effectively completed during the fiscal year ending March 31, 2008.

Significant or unexpected costs may be incurred during the integration process, preventing us from achieving the previously announced cost reduction targets as scheduled or at all. In addition, previously expected revenue synergies may not materialize in the expected time period if we fail to address any problems that arise in the integration process. If we are unable to resolve smoothly any problems that arise in the integration process, our business, results of operations, financial condition and stock price may be materially and adversely affected.

Significant costs have been and will continue to be incurred in the course of the integration process.

We have incurred and expect to incur significant costs related to the integration of our business with that of the UFJ group. We will incur, for the first few years following the merger, significant expenses to close overlapping branches and subsidiaries and to integrate IT systems and other operations. In addition, we expect to report under accounting principles generally accepted in Japan, or Japanese GAAP, for the fiscal year ending March 31, 2006 a significant amount of extraordinary charges, including credit costs arising from the integration of credit rating systems as well as disposal costs of information systems, premises and equipment. A majority of these extraordinary charges are non-cash items. Additional litigation-related costs may also be incurred as a result of the civil suit brought by Sumitomo Trust & Banking Co., Ltd. against UFJ Holdings in October 2004, following a failed negotiation over a proposed business transfer, or any other litigation that may arise in connection with the merger. In February 2006, the Tokyo District Court rendered a judgment denying Sumitomo Trust’s claim for damages, and Sumitomo Trust is currently appealing the ruling. We may also incur additional unanticipated expenses in connection with the integration of the operations, information systems, domestic and overseas branch office network and personnel of the two groups.

We may suffer additional losses in the future due to problem loans.

We suffered from asset quality problems beginning in the early 1990s. Despite our progress in reducing the level of our problem loans, UFJ Holdings had a particularly concentrated exposure to large troubled borrowers and we currently have a considerable amount of problem loans on our balance sheet. A number of borrowers are still facing challenging circumstances, and our problem loans and credit-related expenses could increase if:

•	current restructuring plans of borrowers are not successfully implemented;

•	additional large borrowers become insolvent or must be restructured;

•	economic conditions in Japan deteriorate;

•	real estate or stock prices in Japan decline;

•	the rate of corporate bankruptcies in Japan or elsewhere in the world rises;

•	additional economic problems arise elsewhere in the world; or

•	the global economic environment deteriorates generally.

An increase in problem loans and credit-related expenses would adversely affect our results of operations, weaken our financial condition and erode our capital base. Credit losses may increase if we elect, or are forced by economic or other considerations, to sell or write off our problem loans at a larger discount, in a larger amount or in a different time or manner than we may otherwise want.

Our allowance for credit losses may be insufficient to cover future loan losses.

Our allowance for credit losses in our loan portfolios is based on evaluations, assumptions and estimates about customers, the value of collateral and the economy as a whole. Our loan losses could prove to be materially different from the estimates and could materially exceed these allowances. If actual loan losses are higher than those currently expected, the current allowances for credit losses will be insufficient. We may incur credit losses or have to provide for additional allowance for credit losses if:

•	economic conditions, either generally or in particular industries in which large borrowers operate, deteriorate;

•	the standards for establishing allowances change, causing us to change some of the evaluations, assumptions and estimates used in determining the allowances;

•	the value of collateral we hold declines; or

•	we are adversely affected by other factors to an extent that is worse than anticipated.

The credit quality of our loan portfolio may be adversely affected by the continuing financial difficulties facing some companies operating in the Japanese real estate, construction, trading, wholesale and retail, and automotive sectors.

We have large exposures to some borrowers in the Japanese real estate, construction, trading, wholesale and retail, and automotive sectors, and are thus exposed to the ongoing financial difficulties faced by some borrowers operating in those sectors. Some of the companies in these sectors to which we extended credit are exposed to ongoing financial difficulties and they may be in restructuring negotiations or considering whether to seek corporate reorganization or other insolvency protection. If these companies are unsuccessful in their restructuring efforts due to continuing financial and operational difficulties or other factors or are otherwise forced to seek corporate reorganization or other insolvency protection, or if other lenders discontinue or decrease their financial support to these companies for any reason, there may be further significant deterioration in the credit quality of our loan portfolio, which would expose us to further loan losses.

Our exposure to troubled borrowers may increase, and our recoveries from these borrowers may be lower than expected.

We may provide additional loans, equity capital or other forms of support to troubled borrowers in order to facilitate their restructuring and revitalization efforts. We may forbear from exercising some or all of our rights as a creditor against them, and we may forgive loans to them in conjunction with their debt restructuring. We may take these steps even when our legal rights might permit us to take stronger action against the borrower and even when others might take stronger action against the borrower to maximize recovery or to reduce exposure in the short term. We may provide support to troubled borrowers for various reasons, including any of the following reasons arising from Japan’s business environment and customs:

•	political or regulatory considerations;

•	reluctance to push a major client into default or bankruptcy or to disrupt a restructuring plan supported by other lenders; and

•	a perceived responsibility for the obligations of our affiliated and associated companies, as well as companies with which we had historical links or other long-standing relationships.

These practices may substantially increase our exposure to troubled borrowers and increase our losses.

We may experience losses because our remedies for credit defaults by borrowers are limited.

We may not be able to realize the value of the collateral we hold or enforce our rights against defaulting customers because of:

•	the difficulty of foreclosing on collateral in Japan;

•	the illiquidity of and depressed values in the Japanese real estate market; and

•	the depressed values of pledged securities held as collateral.

Corporate credibility issues among our borrowers could increase our problem loans or otherwise negatively affect our results of operations.

During the past few years, high-profile bankruptcy filings and reports of past accounting or disclosure irregularities, including fraud, in the United States, Japan and other countries have raised corporate credibility issues, particularly with respect to public companies. In response to these developments and regulatory responses to these developments in the United States, Japan and elsewhere, regulators, auditors and corporate managers generally have begun to review financial statements more thoroughly and conservatively. As a result, additional accounting irregularities and corporate governance issues may be uncovered and bring about additional bankruptcy filings and regulatory action in the United States, Japan and elsewhere. Such developments could increase our credit costs if they directly involve our borrowers or indirectly affect our borrowers’ credit.

Our business may be adversely affected by negative developments with respect to other Japanese financial institutions, both directly and through the effect they may have on the overall Japanese banking environment and on their borrowers.

Some Japanese financial institutions, including banks, non-bank lending and credit institutions, affiliates of securities companies and insurance companies, are still experiencing declining asset quality and capital adequacy and other financial problems. This may lead to severe liquidity and solvency problems, which have in the past resulted in the liquidation, government control or restructuring of affected institutions. The continued financial difficulties of other financial institutions could adversely affect us because:

•	we extended loans, some of which are classified as nonaccrual and restructured loans, to banks and other financial institutions that are not our consolidated subsidiaries;

•	we are a shareholder of some other banks and financial institutions that are not our consolidated subsidiaries;

•	we may be requested to participate in providing assistance to support distressed financial institutions that are not our consolidated subsidiaries;

•	financial institutions may become majority owned or controlled by the Japanese government as a result of the government’s conversion of their preferred stock into common stock or injection of additional public funds into financial institutions pursuant to the Deposit Insurance Law of Japan, such as the injection of public funds into Resona Bank, Ltd. and Ashikaga Bank, Ltd. in 2003, or other newly introduced frameworks for the injection of public funds into financial institutions;

•	if the government takes control of major financial institutions, we will become a direct competitor of government-controlled financial institutions and may be at a competitive disadvantage if the Japanese government provides regulatory, tax, funding or other benefits to those financial institutions to strengthen their capital, facilitate their sale or otherwise;

•	deposit insurance premiums could rise if deposit insurance funds prove to be inadequate;

•	repeated or large-scale bankruptcies or government support or control of financial institutions could generally undermine depositor confidence or adversely affect the overall banking environment; and

•	negative media coverage of the Japanese banking industry, regardless of its accuracy and applicability to us, could affect customer or investor sentiment, harm our reputation and have a materially adverse effect on our business or stock price.

Charges to earnings resulting from the application of the purchase method of accounting may adversely affect our financial results and the price of our securities following the merger.

In accordance with U.S. GAAP, we are accounting for the merger with UFJ Holdings using the purchase method of accounting. We will allocate the total purchase price to our assets and liabilities based on the proportionate share of the fair values of those assets and liabilities. We will incur additional amortization expense over the estimated useful lives of certain of the identifiable intangible assets acquired in connection with the transaction. In addition, we will record the excess of the purchase price over the fair values of UFJ Holdings’ assets and liabilities as goodwill. If the recorded goodwill becomes impaired, we may be required to incur material charges relating to the impairment of goodwill. If we do not achieve the anticipated benefits of the merger, we may be required to record impairment charges relating to the recorded goodwill and our financial results and the price of our securities could be adversely affected.

We may experience difficulties implementing effective internal controls.

In order to operate as a global financial institution, it is essential for us to have effective internal controls, corporate compliance functions, and accounting systems to manage our assets and operations. Moreover, under the U.S. Sarbanes-Oxley Act of 2002, which applies by reason of our status as an SEC reporting company, we are required to establish internal control over our financial reporting and management is required to assess the effectiveness of internal control over financial reporting and disclose whether such internal control is effective beginning from our fiscal year ending March 31, 2007. Our auditors must also conduct an audit to evaluate management’s assessment of the effectiveness of the internal control over financial reporting, and then render an opinion on our assessment and the effectiveness of our internal control over financial reporting.

Designing and implementing an effective system of internal controls capable of monitoring and managing our business and operations represents a significant challenge. Particularly, UFJ Holdings previously admitted, in response to administrative action from the Financial Services Agency, to failures in its internal controls that led to inappropriate responses to Financial Services Agency inspections of UFJ Bank’s large borrower classifications, errors in the management of loans to small- and medium-sized borrowers and deficiencies in their system for monitoring and managing credit risk. Our internal control framework needs to have the ability to identify and prevent similar occurrences on a group-wide basis. The design and implementation of internal controls may require significant management and human resources, and result in considerable costs. In addition, as a result of unanticipated issues, we may need to take a permitted scope limitation on our assessment of internal control over financial reporting, may report material weaknesses in our internal control over financial reporting or may be unable to assert that our internal control over financial reporting is effective. If such circumstances arise, it could adversely affect the market’s perception of us.

We may be adversely affected if economic conditions in Japan worsen.

Since the early 1990s, the Japanese economy has performed poorly due to a number of factors, including weak consumer spending and lower capital investment by Japanese companies, causing a large number of corporate bankruptcies and the failure of several major financial institutions. Although some economic indicators and stock prices have recently improved, if the economy weakens, then our earnings and credit quality may be adversely affected.

Changes in interest rate policy, particularly unexpected or sudden increases in interest rates, could adversely affect the value of our bond portfolio, problem loans and results of operations.

We hold a significant amount of Japanese government bonds and foreign bonds, including U.S. Treasury bonds. An increase in relevant interest rates, particularly if such increase is unexpected or sudden, may negatively affect the value of our bond portfolios and reduce the so called “spread,” which is the difference between the rate of interest earned and the rate of interest paid. In addition, an increase in relevant interest rates may increase our problem loans as some borrowers may not be able to meet the increased interest payment requirements, thereby adversely affecting our results of operations and financial condition.

We may not be able to maintain our capital ratios above minimum required levels, which could result in the suspension of some or all of our operations.

We, as a holding company, and our Japanese subsidiary banks, are required to maintain risk-weighted capital ratios above the levels specified in the capital adequacy guidelines of the Financial Services Agency. The capital ratios are calculated in accordance with Japanese banking regulations based on information derived from the relevant entity’s financial statements prepared in accordance with Japanese GAAP. Our subsidiaries in California, UnionBanCal Corporation and Union Bank of California, N.A., referred to collectively as UNBC, are subject to similar U.S. capital adequacy guidelines. We or our subsidiary banks may be unable to continue to satisfy the capital adequacy requirements because of:

•	credit costs we or our subsidiary banks may incur as we or our subsidiary banks dispose of problem loans and remove impaired assets from our balance sheets;

•	credit costs we or our subsidiary banks may incur due to losses from a future deterioration in asset quality;

•	a reduction in the value of our or our subsidiary banks’ deferred tax assets;

•	changes in accounting rules or in the guidelines regarding the calculation of bank holding companies’ or banks’ capital ratios;

•	declines in the value of our or our subsidiary banks’ securities portfolio;

•	our or our subsidiary banks’ inability to refinance subordinated debt obligations with equally subordinated debt;

•	adverse changes in foreign currency exchange rates; or

•	other adverse developments discussed in these risk factors.

If our capital ratios fall below required levels, the Financial Services Agency could require us to take a variety of corrective actions, including withdrawal from all international operations or suspension of all or part of our business operations.

Our capital ratios may also be negatively affected by regulatory changes.

Several proposed regulatory changes could have an adverse impact on our capital ratios. For example, in December 2005, the Financial Services Agency promulgated revised capital adequacy guidelines, effective March 31, 2006, that will limit the portion of Tier I capital that can be comprised of deferred tax assets. The revised restrictions are targeted at major Japanese banks and their holding companies, which will include us and our subsidiary banks. The limit initially will be set at 40% for the fiscal year ending March 31, 2006. It will then be lowered to 30% for the fiscal year ending March 31, 2007 and to 20% for the fiscal year ending March 31, 2008. The imposition of such limits may reduce our regulatory capital, perhaps materially. As of September 30, 2005,

•	our net deferred tax assets amounted to ¥37 billion under Japanese GAAP, or approximately 0.8% of the amount of our Tier I capital of ¥4,647 billion calculated in accordance with Japanese GAAP as required by the Financial Services Agency, and

•	UFJ Holdings’ net deferred tax assets amounted to ¥930 billion under Japanese GAAP, or approximately 33.7% of the amount of its Tier I capital of ¥2,759 billion calculated in accordance with Japanese GAAP as required by the Financial Services Agency.

In addition, effective March 31, 2003, the Financial Services Agency strongly suggested that major banks calculate loan loss reserves for certain impaired loans by analyzing the projected cash flows from those loan assets, discounted to present value, instead of basing reserves on historical loan loss data. We employed a methodology to calculate loan loss reserves for these credits based on their estimated cash flows. However, if in the future the Financial Services Agency adopts a calculation methodology that is different from the methodology we employed, the size of our allowance for loan losses under Japanese GAAP could increase. Because capital ratios are calculated under Japanese GAAP, this change may materially reduce our capital ratios.

In addition to the revised capital adequacy guidelines described above, further regulatory changes are expected based on the new framework relating to regulatory capital requirements that were established by the Basel Committee on Banking Supervision and endorsed by the central bank governors and the heads of bank supervisory authorities of the Group of Ten (G10) countries in June 2004. The Financial Services Agency is expected to issue revised rules for the new capital adequacy framework in March 2006, which will become effective (with certain exceptions) for the fiscal year ending March 31, 2007. At this stage, we are unable to determine how the revised rules will affect our capital ratios and the impact of these rules on other aspects of our operations.

We may fail to meet the operating targets in the revitalization plan we have submitted to the Financial Services Agency, which could subject us to administrative actions, the replacement of senior management, the conversion of preferred shares held by the Resolution and Collection Corporation and other adverse actions.

UFJ Holdings was a recipient of public funds from the Resolution and Collection Corporation, a Japanese government entity. The public funds were injected in the form of a preferred stock investment, and this preferred stock was exchanged as part of the merger for newly issued preferred shares of MUFG. As a result, we are required to prepare and submit a revitalization plan to the Financial Services Agency, and to periodically update such revitalization plan. We submitted an updated revitalization plan to the Financial Services Agency in February 2006. Material failure to achieve the operating targets outlined in the revitalization plan could result in the following:

•	we or our affiliates may be subject to administrative action from the Financial Services Agency;

•	the Financial Services Agency may take steps to replace our or our bank subsidiaries’ senior management; or

•	the Resolution and Collection Corporation may convert the preferred shares we issued as part of the merger (in which case the Financial Services Agency may require us to suspend or limit dividend payments), which may make the Japanese government our largest shareholder.

In addition, the Financial Services Agency, the Resolution and Collection Corporation or other governmental agencies could take other actions, as a regulator or shareholder, that are designed to protect the interests of depositors or the Japanese government’s investment but may be materially adverse to the interests of other investors in our securities.

The Japanese government could become a significant shareholder.

As of February 28, 2006, the Resolution and Collection Corporation held preferred shares that do not have voting rights but are convertible into 4.3% of our common stock. If the remaining preferred shares are converted into common stock, the Japanese government would hold a substantial interest in us. In April 2003, the Financial Services Agency issued revised guidelines concerning when the Japanese government may convert the preferred shares of banks or bank holding companies that it owns into common stock. Among the conditions under which the Japanese government may convert its preferred shares under those guidelines is the non-payment of dividends on those preferred shares for two consecutive fiscal years, or non-payment for one fiscal year and only a partial payment of preferred dividends for the second fiscal year. If we are unable to pay the necessary amount of dividends on our preferred shares for any reason, the Japanese government could elect to convert the preferred shares it holds into common stock. This could result in significant reputational harm and significant changes to our strategic goals and operations.

Administrative sanctions by the Financial Services Agency against the UFJ group could have a materially adverse effect on our reputation, business, results of operations and stock price.

In June 2004, the Financial Services Agency levied business improvement administrative sanctions against the UFJ group after concluding that members of the UFJ group’s management had taken actions that amounted to evasions of inspections conducted by the Financial Services Agency on the classification of large borrowers. The causes of these sanctions led to the resignation of the top management of UFJ Holdings, UFJ Bank and UFJ Trust Bank Limited, or UFJ Trust Bank. The Financial Services Agency also directed the UFJ group to address serious deficiencies in its internal control framework. Subsequently, in October 2004, the Financial Services Agency filed criminal indictments against UFJ Bank and former members of its management. In conjunction with these indictments, the Tokyo District Public Prosecutors Office announced in December 2004 that they would seek to prosecute UFJ Bank, its former executive officers and a former employee on suspicion of violations of the Banking Law of Japan. In February 2005, three former executives of UFJ Bank pleaded guilty to obstructing the Financial Services Agency’s inspections in violation of the Banking Law. On April 25, 2005, UFJ Bank and its former executives were convicted of breaches of the Banking Law. UFJ Bank was fined ¥90 million, a former executive officer was sentenced to ten months imprisonment with a stay of execution for three years and two other former executive officers were sentenced to eight months imprisonment with a stay of execution for three years. The resulting reputational harm from these events may adversely impact customer perception or relationships with both existing and potential business partners, negatively affecting our business and operations.

Our results of operations and capital ratios will be negatively affected if we are required to reduce our deferred tax assets.

We and our Japanese subsidiary banks determine the amount of net deferred tax assets and regulatory capital pursuant to Japanese GAAP and Japanese banking regulations, which differ from U.S. GAAP and U.S. regulations. Under current Japanese banking regulations, all deferred tax assets established pursuant to Japanese GAAP are included in regulatory capital. Currently, Japanese GAAP generally permits the establishment of deferred tax assets for tax benefits that are expected to be realized during a period that is reasonably foreseeable, generally five fiscal years. The calculation of deferred tax assets under Japanese GAAP is based upon various assumptions, including assumptions with respect to future taxable income. Actual results may differ significantly from these assumptions. Even if our ability to include deferred tax assets in regulatory capital is not affected by rule changes that will be effective starting March 31, 2006 (see “—Our capital ratios may also be negatively affected by regulatory changes” above), if we conclude, based on our projections of future taxable income, that we or our Japanese bank subsidiaries will be unable to realize a portion of the deferred tax assets, our deferred tax assets may be reduced and, as a result, our results of operations may be negatively affected and our capital ratios may decline.

We may not be able to refinance our subordinated debt obligations with equally subordinated debt, and as a result our capital ratios may be adversely affected.

As of September 30, 2005, subordinated debt accounted for approximately

•	31.5% of our total regulatory capital,

•	31.1% of Bank of Tokyo-Mitsubishi’s total regulatory capital,

•	42.0% of Mitsubishi Trust Bank’s total regulatory capital,

•	29.0% of UFJ Holdings’ total regulatory capital,

•	29.4% of UFJ Bank’s total regulatory capital, and

•	27.8% of UFJ Trust Bank’s total regulatory capital,

in each case, as calculated under Japanese GAAP. We or our subsidiary banks may not be able to refinance our subordinated debt obligations with equally subordinated debt. The failure to refinance these subordinated debt obligations with equally subordinated debt may reduce our total regulatory capital and, as a result, negatively affect our capital ratios.

If the Japanese stock market declines in the future, we may incur losses on our securities portfolio and our capital ratios will be adversely affected.

We hold large amounts of marketable equity securities. The market values of these securities are volatile. For example, the Nikkei 225 stock average declined to a 20-year low of ¥7,607.88 in April 2003 before recovering during the fiscal years ended March 31, 2004 and 2005. As of February 24, 2006, the Nikkei 225 stock average was ¥16,101.91. We will incur losses on our securities portfolio if the Japanese stock market declines in the future. Material declines in the Japanese stock market may also materially adversely affect our capital ratios.

Our efforts to reduce our holdings of equity securities may adversely affect our relationships with customers as well as our stock price, and we could also be forced to sell some holdings of equity securities at prices lower than we would otherwise sell at in order to remain compliant with relevant Japanese laws.

Like many Japanese financial institutions, a substantial portion of our equity securities portfolio is held for strategic and business-relationship purposes. In November 2001, the Japanese government enacted a law forbidding bank holding companies and banks, including us and our bank subsidiaries, from holding, after September 30, 2006, stock with an aggregate value that exceeds their adjusted Tier I capital. Additionally, Japanese banks are also generally prohibited by the Banking Law and the Anti-Monopoly Law of Japan from purchasing or holding more than 5% of the equity interest in any domestic third party. In order to comply with this requirement after the merger with UFJ Holdings, we are required to sell some holdings of equity securities within five years from the date of the merger so that our holdings do not exceed this 5% threshold.

The sale of equity securities, whether to remain compliant with the prohibition on holding stock in excess of our adjusted Tier I capital, to reduce our risk exposure to fluctuations in equity security prices, to comply with the requirements of the Banking Law and the Anti-Monopoly Law or otherwise, will reduce our strategic shareholdings, which may have an adverse effect on relationships with our customers. In addition, our plans to reduce our strategic shareholdings may encourage some of our customers to sell their shares of our common stock, which may have a negative impact on our stock price. In order to remain compliant with the legal requirements described above, we may also sell some equity securities at prices lower than we would otherwise sell at.

Our trading and investment activities expose us to interest rate, exchange rate and other risks.

We undertake extensive trading and investment activities involving a variety of financial instruments, including derivatives. Our income from these activities is subject to volatility caused by, among other things, changes in interest rates, foreign currency exchange rates and equity and debt prices. For example:

•	increases in interest rates may have an adverse effect on the value of our fixed income securities portfolio, as discussed in “—Changes in interest rate policy, particularly unexpected or sudden increases in interest rates, could adversely affect the value of our bond portfolio, problem loans and results of operations” above; and

•	the strengthening of the yen against the U.S. dollar and other foreign currencies will reduce the value, in our financial statements, of our substantial portfolio of foreign currency denominated investments.

In addition, downgrades of the credit ratings of some of the fixed income securities in our portfolio could negatively affect our results of operations. Our results of operations and financial condition are exposed to the risks of loss associated with these activities.

A downgrade of our credit ratings could have a negative effect on our business.

A downgrade of our credit ratings by one or more of the credit rating agencies could have a negative effect on our treasury operations and other aspects of our business. In the event of a downgrade of our credit ratings, our treasury business unit may have to accept less favorable terms in our transactions with counterparties, including capital raising activities, or may be unable to enter into some transactions. This could have a negative impact on the profitability of our treasury and other operations and adversely affect our results of operations and financial condition.

We may not be able to achieve the goals of our business strategies.

We currently plan to pursue various business strategies to improve our profitability. In addition to the risks associated with the merger, there are various other risks that could adversely impact our ability to achieve our business objectives. For example:

•	we may be unable to cross-sell our products and services as effectively as anticipated;

•	we may have difficulty in coordinating the operations of our subsidiaries and affiliates as planned due to legal restrictions, internal conflict or market resistance;

•	we may lose customers and business as some of our subsidiaries’ or affiliates’ operations are reorganized and, in some cases, rebranded;

•	our efforts to streamline operations may require more time than expected and cause some negative reactions from customers;

•	new products and services we introduce may not gain acceptance among customers; and

•	we may have difficulty developing and operating the necessary information systems.

We are exposed to new or increased risks as we expand the range of our products and services.

As we expand the range of our products and services beyond our traditional banking and trust businesses and as the sophistication of financial products and management systems grows, we will be exposed to new and increasingly complex risks. We may have only limited experience with the risks related to the expanded range of these products and services. To the extent we expand our product and service offerings through acquisitions, we face risks relating to the integration of acquired businesses with our existing operations. Moreover, some of the activities that our subsidiaries are expected to engage in, such as derivatives and foreign currency trading, present substantial risks. Our risk management systems may prove to be inadequate and may not work in all cases or to the degree required. As a result, we are subject to substantial market, credit and other risks in relation to the expanding scope of our products, services and trading activities, which could result in us incurring substantial losses. In addition, our efforts to offer new services and products may not succeed if product or market opportunities develop more slowly than expected or if the profitability of opportunities is undermined by competitive pressures.

Any adverse changes in UNBC’s business could significantly affect our results of operations.

UNBC contributes a significant portion of our net income. Any adverse change in the business or operations of UNBC could significantly affect our results of operations. Factors that could negatively affect UNBC’s results include adverse economic conditions in California, including the decline in the technology sector, the state government’s financial condition, a potential downturn in the real estate and housing industries in California, substantial competition in the California banking market, growing uncertainty over the U.S. economy due to the threat of terrorist attacks, fluctuating oil prices and rising interest rates, negative trends in debt ratings and equity valuations of various borrowers increasing the risk of corporate bankruptcy filings, and additional costs which may arise from enterprise-wide compliance with applicable laws and regulations such as the U.S. Bank Secrecy Act and related amendments under the USA PATRIOT Act.

We are exposed to substantial credit and market risks in Asia, Latin America and other regions.

We are active in Asia, Latin America and other regions through a network of branches and subsidiaries and are thus exposed to a variety of credit and market risks associated with countries in these regions. A decline in the value of Asian, Latin American or other relevant currencies could adversely affect the creditworthiness of some of our borrowers in those regions. For example, the loans we made to Asian, Latin American and other overseas borrowers and banks are often denominated in yen, U.S. dollars or other foreign currencies. These borrowers often do not hedge the loans to protect against fluctuations in the values of local currencies. A devaluation of the local currency would make it more difficult for a borrower earning income in that currency to pay its debts to us and other foreign lenders. In addition, some countries in which we operate may attempt to support the value of their currencies by raising domestic interest rates. If this happens, the borrowers in these countries would have to devote more of their resources to repaying their domestic obligations, which may adversely affect their ability to repay their debts to us and other foreign lenders. The limited credit availability resulting from these and related conditions may adversely affect economic conditions in some countries. This could cause a further deterioration of the credit quality of borrowers and banks in those countries and cause us to incur further losses. In addition, we are active in other regions that expose us to risks similar to the risks described above and also risks specific to those regions, which may cause us to incur losses or suffer other adverse effects.

Our income and expenses relating to our international operations, as well as our foreign assets and liabilities, are exposed to foreign currency fluctuations.

Our international operations are subject to fluctuations in foreign currency exchange rates against the Japanese yen. When the yen appreciates, yen amounts for transactions denominated in foreign currencies, including a substantial portion of UNBC’s transactions, decline. In addition, a portion of our assets and liabilities is denominated in foreign currencies. To the extent that our foreign currency denominated assets and liabilities are not matched in the same currency or appropriately hedged, fluctuations in foreign currency exchange rates against the yen may adversely affect our financial condition, including our capital ratios. In addition, fluctuations in foreign exchange rates will create foreign currency translation gains or losses.

Losses relating to our pension plans and a decline in returns on our plan assets may negatively affect our results of operations and financial condition.

We may incur losses if the fair value of our pension plans’ assets declines, if the rate of return on our pension assets declines or if there is a change in the actuarial assumptions on which the calculations of the projected benefit obligations are based. We may also experience unrecognized service costs in the future due to amendments to existing pension plans. Changes in the interest rate environment and other factors may also adversely affect the amount of unfunded pension obligations and the resulting annual amortization expense. Additionally, the assumptions used in the computation of future pension expenses may not remain constant.

We may have to compensate for losses in our loan trusts and jointly operated designated money in trusts. This could have a negative effect on our results of operations.

Our trust bank subsidiary may have to compensate for losses of principal of all loan trusts and some jointly operated designated money in trusts. Funds in those guaranteed trusts are generally invested in loans and securities. Our trust bank subsidiary is required to maintain reserves in the accounts of those guaranteed trusts for loan losses and other impairments of principal, but the amount of these compensation obligations would not appear as a liability on our balance sheet. If the amount of assets and reserves held in the guaranteed trusts falls below the principal as a result of loan losses, losses in the investment portfolio or otherwise, which are not absorbed by the profit earned by the trusts, our trust bank subsidiary would be required to make a payment on the guarantees.

Trust beneficiaries of loan trusts and jointly operated designated money in trust are entitled to a semiannual dividend, which in practice is the “projected rate” published semiannually. Sharp declines in interest rates or in the value of the securities held in our trusts’ investment portfolios will partly reduce performance-dependent trust fees that our trust bank subsidiary generates from our loan trusts and jointly operated designated money in trust, thereby adversely affecting our results of operations.

Our information systems and other aspects of our business and operations are exposed to various system, political and social risks.

As a major financial institution, our information systems and other aspects of our business and operations are exposed to various system, political and social risks beyond our control. Incidents such as the recent disruptions of the Internet and other information networks due to major virus outbreaks, major terrorist activity such as the July 2005 London attacks, serious political instability and major health epidemics such as the outbreak of severe acute respiratory syndrome, or SARS, have the potential to directly affect our business and operations by disrupting our operational infrastructure or internal systems. Such incidents may also negatively impact the economic conditions, political regimes and social infrastructure of countries and regions in which we operate, and possibly the global economy as a whole. Our risk management policies and procedures may be insufficient to address these and other large-scale unanticipated risks.

In particular, the capacity and reliability of our electronic information technology systems are critical to our day-to-day operations and a failure or disruption of these systems would adversely affect our capacity to conduct our business. In addition to our own internal information systems, we also provide our customers with access to our services and products through the Internet and ATMs. These systems as well as our hardware and software are subject to malfunction or incapacitation due to human error, accidents, power loss, sabotage, hacking, computer viruses and similar events, as well as the loss of support services from third parties such as telephone and Internet service providers.

Additionally, as with other Japanese companies, our offices and other facilities are subject to the risk of earthquakes and other natural disasters. Our redundancy and backup measures may not be sufficient to avoid a material disruption in our operations, and our contingency plans may not address all eventualities that may occur in the event of a material disruption.

These various factors, the threat of such risks or related countermeasures, or a failure to address such risks, may materially and adversely affect our business, operating results and financial condition.

We may be subject to liability and regulatory action if we are unable to protect personal and other confidential information.

In recent years, there have been many cases of personal information and records in the possession of corporations and institutions being leaked or improperly accessed. In the event that personal information in our possession about our customers or employees is leaked or improperly accessed and subsequently misused, we may be subject to liability and regulatory action. The standards applicable to us have become more stringent under the new Personal Information Protection Act of Japan, which became fully effective from April 2005. As an institution in possession of personal information, we may have to provide compensation for economic loss and emotional distress arising out of a failure to protect such information in accordance with the Personal Information Protection Act. In addition, such incidents could create a negative public perception of our operations, systems or brand, which may in turn decrease customer and market confidence and materially and adversely affect our business, operating results and financial condition.

Adverse regulatory developments or changes in laws, government policies or economic controls could have a negative impact on our business and results of operations.

We conduct our business subject to ongoing regulation and associated regulatory risks, including the effects of changes in the laws, regulations, policies, voluntary codes of practice and interpretations in Japan and the other markets in which we operate. Future developments or changes in laws, regulations, policies, voluntary codes of practice, fiscal or other policies and their effects are unpredictable and beyond our control. In particular, the Financial Services Agency has announced various regulatory changes that it would consider. For example, in December 2004, the Financial Services Agency launched an initiative designed to identify additional subjects for future financial reforms to be enacted over the next two years relating to various financial issues, including the possible enactment of an investment services law, which aims to provide an overall regulatory regime applicable to financial institutions and financial products, as well as the improvement of corporate governance and risk management of financial institutions. The Financial Services Agency and other regulatory authorities also have the authority to conduct, at any time, inspections to review banks’ accounts, including those of our bank subsidiaries. Any of the changes referred to above or any action that must be taken by us, whether as a result of regulatory developments or changes or inspections, could negatively affect our business and results of operations.

Our business may be adversely affected by competitive pressures, which have increased significantly due to regulatory changes.

In recent years, the Japanese financial system has been increasingly deregulated and barriers to competition have been reduced. In addition, the Japanese financial industry has been undergoing significant consolidation, as a result of which larger and more integrated financial institutions have emerged as competitors. The planned privatization of the Japanese postal savings system and the establishment of a Postal Saving Bank in 2007, as well as the planned privatization of certain governmental financial institutions, could also substantially increase competition within the financial services industry. If we are unable to compete effectively in this more competitive and deregulated business environment, our business, results of operations and financial condition will be adversely affected.

Risks Related to Owning Our Securities

It may not be possible for investors to effect service of process within the U.S. upon us, the finance subsidiaries or the directors, senior management or corporate auditors of MUFG or the finance subsidaries, or to enforce judgments obtained in U.S. courts against us, the finance subsidiaries or those persons.

We are a joint stock company incorporated under the laws of Japan and each of the finance subsidiaries shown on the front page of this prospectus is incorporated under the laws of the Cayman Islands. All of our directors, senior management and corporate auditors and that of the finance subsidiaries reside outside the United States. Many of our assets and that of the finance subsidiaries and these persons are located in Japan and elsewhere outside the United States. It may not be possible, therefore, for U.S. investors to effect service of process within the United States upon us, the finance subsidiaries or these persons or to enforce, against us or these persons, judgments obtained in the U.S. courts. We believe that there is doubt as to the enforceability in Japan and the Cayman Islands, in original actions or in actions to enforce judgments of U.S. courts.

Risks Related to Owning Our Debt Securities

The indentures will not limit our ability to incur additional debt, including senior debt.

The indentures relating to the debt securities do not limit or restrict the amount of other indebtedness, including senior indebtedness, that we or our subsidiaries may incur in the future.

There may be no active market for the debt securities.

The debt securities will constitute new issues of securities for which there is not established trading market. No market for the debt securities may develop, and there may be no liquidity for the debt securities. As a result, you may not be able to resell the debt securities at all or at prices that you desire.

Risks Related to Owning Our Subordinated Debt Securities

The subordination provisions in the subordinated debt securities could hinder your ability to receive payment.

Under some circumstances, your right to receive payment on the subordinated debt securities will be subordinated and subject in the right of payment to the prior payment in full of our senior indebtedness. We expect from time to time to incur additional indebtedness and other obligations that will constitute senior indebtedness, and the subordinated debt indenture does not contain any provisions restricting our ability to incur senior indebtedness.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

We may from time to time make written or oral forward-looking statements. Written forward-looking statements may appear in documents filed with the SEC, including this prospectus and any prospectus supplement, documents incorporated by reference, reports to shareholders and other communications.

The U.S. Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking information to encourage companies to provide prospective information about themselves without fear of litigation so long as the information is identified as forward looking and is accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in the information. We rely on this safe harbor in making forward-looking statements.

Forward-looking statements appear in a number of places in this prospectus and include statements regarding our current intent, belief, targets or expectations or the current intent, belief, targets or expectations of our management with respect to, among others:

•	financial condition;

•	results of operations;

•	business plans and other management objectives;

•	business strategies, competitive positions and growth opportunities;

•	the benefits of the merger and realization of financial and operating synergies and efficiencies, including estimated cost savings and revenue enhancement;

•	the financial and regulatory environment in which we operate;

•	our problem loan levels and loan losses; and

•	the equity and foreign exchange markets.

In many, but not all cases, we use words such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “hope,” “intend,” “may,” “plan,” “predict,” “probability,” “risk,” “should,” “will,” “would” and similar expressions, as they relate to us or our management, to identify forward-looking statements. These statements reflect our current views with respect to future events and are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may vary materially from those which are anticipated, aimed at, believed, estimated, expected, intended or planned.

Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual results may differ from those in forward-looking statements as a result of various factors. We identify in this prospectus, in “Risk Factors” and elsewhere, important factors that could cause these differences. Important factors that could cause actual results to differ materially from estimates or forecasts contained in the forward-looking statements include, among others:

•	the ability to integrate our businesses, product lines and branch offices with those previously held by UFJ Holdings in a manner that achieves the expected benefits of our recent merger;

•	timing, impact and other uncertainties associated with our other or future acquisitions or combinations within relevant industries and the integration of these other future acquisitions;

•	changes in the monetary and interest rate policies of the Bank of Japan and other G-8 central banks;

•	fluctuations in the interest rates, equity prices and foreign currencies, the adequacy of loan loss reserves, the inability to hedge certain risks economically, changes in consumer spending and other habits, as well as the impact of tax and other legislation and other regulations in the jurisdictions in which we and our affiliates operate;

•	risks of international business;

•	regulatory risks;

•	contingent liabilities;

•	competitive factors in the industries in which we compete, and the impact of competitive services and pricing in our market;

•	risks associated with debt service requirements and interest rate fluctuations;

•	degree of financial leverage; and

•	other risks referenced from time to time in our filings with the SEC.

We do not intend to update these forward-looking statements. We are under no obligation, and disclaim any obligation, to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

RATIOS OF EARNINGS TO FIXED CHARGES AND RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table shows our ratios of earnings to fixed charges and preferred stock dividends for the periods indicated:

	Year Ended March 31,					Six Months Ended Sep. 30,
	2001	2002	2003	2004	2005	2005
	(in billions, except ratios)
U.S. GAAP:
Ratio of earnings to fixed charges:
Excluding interest on deposits	1.07	—	1.88	5.59	3.75	4.00
Including interest on deposits	1.03	—	1.49	3.75	2.50	2.44
Fixed charge deficiency		306
Ratio of earnings to combined fixed charges and preferred stock dividends:
Excluding interest on deposits	1.04	—	1.76	5.33	3.59	3.90
Including interest on deposits	1.02	—	1.44	3.64	2.44	2.41
Fixed charge deficiency	—	306

The ratios of earnings to fixed charges are computed by dividing earnings by fixed charges. Earnings consist primarily of income (loss) before taxes and the cumulative effect of change in accounting standards, as adjusted for some equity method investments and for fixed charges. Fixed charges consist primarily of interest expense on deposits, debentures and short-term and long-term debt, amortization of debt expense and discount and one-third (the portion deemed representative of the interest factor) of net rental expense under long-term leases. To compute the ratios of earnings to combined fixed charges and preferred stock dividends, fixed charges are then combined with preferred stock dividend requirements. As of the date of this prospectus, our outstanding classes of preferred stock are class 3, 8, 9, 10, 11 and 12 preferred stock.

For the fiscal years ended March 31, 2002, as the ratios of earnings to (combined) fixed charges (and preferred stock dividends) indicated less than one-to-one coverage, only the yen amounts of the deficiencies are disclosed in the above table. In the fiscal year ended March 31, 2002, the deficiency resulted primarily due to the increase in other non-interest expenses.

DETERMINATION OF OFFERING PRICE

We may sell securities from time to time on any national securities exchange or automated interdealer quotation system on which our securities are listed or quoted, through negotiated transactions with underwriters or with other persons, through a combination of such methods of sale or otherwise, including private sales. We may sell securities at market prices at the time of sale, at prices related to those market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by agreement between ourselves and underwriters, brokers, dealers or agents, or purchasers.

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

The following unaudited pro forma combined condensed balance sheet as of September 30, 2005 and the unaudited pro forma combined condensed statements of income for the year ended March 31, 2005 and for the six months ended September 30, 2005 combine the historical consolidated balance sheets and consolidated statements of income of MTFG and UFJ Holdings under U.S. GAAP, giving effect to the merger, after reflecting the pro forma adjustments described in the notes to the unaudited pro forma combined condensed financial information. The merger is accounted for by the purchase method of accounting with MTFG treated as the acquirer.

Under U.S. GAAP, as a result of the application of the purchase method of accounting in connection with the merger, the purchase price of all outstanding shares of UFJ Holdings is allocated to UFJ Holdings’ consolidated assets and liabilities based on the estimated fair values of those assets and liabilities.

The unaudited pro forma combined condensed balance sheet gives effect to the merger as if it had been effective on September 30, 2005. The unaudited pro forma combined condensed statements of income give effect to the merger as if it had been effective from April 1, 2004. This information has been derived from and should be read in conjunction with the historical consolidated financial statements of MTFG and UFJ Holdings, including their respective notes thereto, which have been prepared in accordance with U.S. GAAP.

The unaudited pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have occurred had the merger been made at the beginning of the periods presented or the future results of the combined operations. In addition, the allocation of the purchase price reflected in the unaudited pro forma financial information is subject to adjustments and will vary from the actual purchase price allocation that will be determined through the allocation period.

UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

AS OF SEPTEMBER 30, 2005

	MTFG	UFJ Holdings	Pro forma adjustments			Pro forma combined
	(in millions)
Assets
Cash and due from banks	¥5,451,520	¥5,592,294	¥(81,022)	(A	)	¥11,164,720
			203,363	(C	)
			(1,435)	(D	)
Interest-earning deposits in other banks	4,655,181	913,211	(145,030)	(A	)	5,414,980
			2,893	(C	)
			(11,275)	(D	)
Call loans, funds sold, and receivables under resale agreements	3,712,620	1,915,822	(350,000)	(A	)	5,286,984
			8,542	(D	)
Receivables under securities borrowing transactions	4,529,438	1,882,198	(1,568,421)	(A	)	4,843,215
Trading account assets	8,650,002	4,765,041	(85,915)	(A	)	12,586,294
			(752,684)	(B	)
			924	(C	)
			8,926	(D	)
Investment securities:
Securities available for sale	28,308,853	19,927,031	558,209	(B	)	49,111,910
			313,296	(C	)
			4,521	(D	)
Securities being held to maturity	2,177,113	—	84,060	(B	)	2,276,459
			15,286	(C	)
Preferred stock investment in UFJ Bank Limited	700,000	—	(700,000)	(A	)	—
Other investment securities	341,022	431,058	(3,567)	(A	)	978,369
			(80,826)	(B	)
			10,513	(C	)
			280,169	(D	)

Total investment securities	31,526,988	20,358,089	481,661			52,366,738

Loans, net of unearned income and deferred loan fees	52,003,350	42,403,788	(112,371)	(A	)	93,692,378
			39	(C	)
			(602,428)	(D	)
Allowance for credit losses	(617,260)	(1,029,228)	40	(A	)	(890,485)
			(150)	(C	)
			756,113	(D	)

Net loans	51,386,090	41,374,560	41,243			92,801,893

Premises and equipment-net	586,586	561,810	2,758	(C	)	1,107,219
			(43,935)	(D	)
Accrued interest	160,744	99,802	(452)	(A	)	263,678
			67	(C	)
			3,517	(D	)
Customers’ acceptance liability	38,700	42,752				81,452
Intangible assets-net	253,872	603,630	31,227	(C	)	1,538,302
			(603,630)	(D	)
			1,253,203	(D	)
Goodwill	91,887	2,323,781	211	(C	)	3,109,917
			(2,323,781)	(D	)
			3,017,819	(D	)
Deferred tax assets	352,601	27,433	(280)	(A	)	521,051
			515	(C	)
			140,782	(D	)
Accounts receivable	1,333,731	618,728	(9,678)	(A	)	1,942,463
			(318)	(D	)
Other assets	1,944,445	957,314	(11,121)	(A	)	2,981,329
			80,826	(B	)
			(7,673)	(C	)
			17,538	(D	)

Total	¥114,674,405	¥82,036,465	¥(700,635)			¥196,010,235

(continued)

The accompanying notes are an integral part of the unaudited pro forma combined condensed financial information.

	MTFG	UFJ Holdings	Pro forma adjustments			Pro forma combined
	(in millions)
Liabilities and Shareholders’ Equity
Deposits:
Domestic offices:
Non-interest-bearing	¥9,073,175	¥11,162,282	¥(78,497)	(A	)	¥20,215,221
			58,261	(C	)
Interest-bearing	49,742,338	40,065,715	(13,745)	(A	)	89,811,240
			5	(C	)
			16,927	(D	)
Overseas offices, principally interest-bearing	14,134,204	2,109,908	(134,284)	(A	)	16,127,584
			17,756	(D	)

Total deposits	72,949,717	53,337,905	(133,577)			126,154,045
Call money, funds purchased, and payables under repurchase agreements	6,797,651	5,094,411	(350,000)	(A	)	11,541,420
			(642)	(D	)
Payables under securities lending transactions	3,837,099	910,654	(1,568,421)	(A	)	3,179,332
Due to trust account and other short-term borrowings	10,873,944	7,982,347	(132,279)	(A	)	19,093,108
			401,633	(C	)
			(32,537)	(D	)
Trading account liabilities	2,376,724	3,110,988	(15,915)	(A	)	4,713,943
			(757,409)	(B	)
			(445)	(D	)
Obligations to return securities received as collateral	2,601,759	151,042	646,994	(B	)	3,399,795
Bank acceptances outstanding	38,700	42,752				81,452
Accrued interest	107,147	88,413	(452)	(A	)	195,538
			87	(C	)
			343	(D	)
Long-term debt	6,486,017	5,755,419	(50,086)	(A	)	12,380,994
			27,890	(C	)
			161,754	(D	)
Accounts payable	2,104,021	1,017,174	(9,678)	(A	)	3,101,334
			(10,183)	(D	)
Other liabilities	1,537,036	2,014,526	(714,762)	(A	)	2,801,157
			85,393	(C	)
			(121,036)	(D	)

Total liabilities	109,709,815	79,505,631	(2,573,328)			186,642,118

Commitments and contingent liabilities
Shareholders’ equity:
Capital stock:
Preferred stock	247,100	700,001	(700,001)	(E	)	247,100
Common stock	1,084,708	299,999	(299,999)	(E	)	1,084,708
Capital surplus	958,366	2,555,564	4,403,225	(D	)	5,361,591
			(2,555,564)	(E	)
Retained earnings:
Appropriated for legal reserve	239,571	—				239,571
Unappropriated	1,588,792	(1,825,668)	302	(A	)	1,589,094
			1,825,668	(E	)
Accumulated other changes in equity from nonowner sources, net of taxes	849,750	804,404	(804,404)	(E	)	849,750

Total	4,968,287	2,534,300	1,869,227			9,371,814
Less treasury stock, at cost	3,697	3,466	(3,466)	(E	)	3,697

Shareholders’ equity-net	4,964,590	2,530,834	1,872,693			9,368,117

Total	¥114,674,405	¥82,036,465	¥(700,635)			¥196,010,235

The accompanying notes are an integral part of the unaudited pro forma combined condensed financial information.

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2005

	MTFG	UFJ Holdings	Pro forma adjustments			Pro forma combined
	(in millions, except per share data)
Interest income:
Loans, including fees	¥499,459	¥477,433	¥(652)	(A	)	¥966,322
			(9,918)	(C	)
Deposits in other banks	55,525	21,707	(2,384)	(A	)	74,848
Investment securities	205,326	100,834	203	(B	)	296,561
			(9,802)	(D	)
Trading account assets	23,547	9,211				32,758
Call loans, funds sold, and receivables under resale agreements and securities borrowing transactions	29,670	42,378	(74)	(A	)	71,977
			3	(B	)

Total	813,527	651,563	(22,624)			1,442,466

Interest expense:
Deposits	174,525	54,079	(2,384)	(A	)	226,220
Call money, funds purchased, and payables under repurchase agreements and securities lending transactions	58,275	49,313	(74)	(A	)	107,514
Due to trust account, other short-term borrowings, and trading account liabilities	43,445	15,394	(64)	(A	)	58,818
			43	(B	)
Long-term debt	50,268	66,105	(588)	(A	)	95,321
			283	(B	)
			(20,747)	(C	)

Total	326,513	184,891	(23,531)			487,873

Net interest income	487,014	466,672	907			954,593
Provision (credit) for credit losses	(82,927)	75,714	3	(B	)	(7,210)

Net interest income after provision (credit) for credit losses	569,941	390,958	904			961,803

Non-interest income:
Fees and commissions	323,513	305,049	(6,053)	(A	)	664,458
			41,949	(B	)
Foreign exchange losses-net	(163,658)	(87,927)				(251,585)
Trading account profits-net	90,011	122,094	195	(B	)	212,300
Investment securities gains-net	165,888	88,310	3,697	(B	)	257,895
Government grant for transfer of substitutional portion of Employees’ Pension Fund plans	108,468	—				108,468
Other non-interest income	46,247	60,830	(18,520)	(A	)	92,650
			7,186	(B	)
			(3,093)	(D	)

Total	570,469	488,356	25,361			1,084,186

Non-interest expense:
Salaries and employee benefits	318,441	168,763	(528)	(A	)	492,692
			3,518	(B	)
			2,498	(C	)
Occupancy expenses-net	55,048	65,913	(8,555)	(A	)	123,737
			13,171	(B	)
			(1,840)	(C	)
Fees and commission expenses	45,253	47,434	(6,053)	(A	)	102,874
			16,240	(B	)
Amortization of intangible assets	39,714	58,359	5,814	(B	)	106,334
			(58,359)	(F	)
			60,806	(F	)
Insurance premiums, including deposit insurance	26,430	27,126	2	(B	)	53,558
Minority interest in income (loss) of consolidated subsidiaries	32,122	(10,681)	6,516	(B	)	27,957
Communications	14,668	16,239	324	(B	)	31,231
Other non-interest expenses	148,339	244,469	(9,437)	(A	)	384,797
			1,426	(B	)

Total	680,015	617,622	25,543			1,323,180

(continued)

The accompanying notes are an integral part of the unaudited pro forma combined condensed financial information.

	MTFG	UFJ Holdings	Pro forma adjustments		Pro forma combined
	(in millions, except per share data)
Income from continuing operations before income tax expense	460,395	261,692	722		722,809
Income tax expense	157,874	41,865	3,986	(E)	203,725

Income from continuing operations	302,521	219,827	(3,264)		519,084
Income from continuing operations allocable to preferred shareholders	2,386	14,197	—		16,583

Income from continuing operations available to common shareholders	¥300,135	¥205,630	¥(3,264)		¥502,501

Amounts per share (in yen):
Basic earnings per common share—income from continuing operations available to common shareholders	¥45,903.29	¥39,962.51			¥51,651.49
Diluted earnings per common share—income from continuing operations available to common shareholders	45,803.88	30,532.23			46,903.62
Weighted average common shares outstanding (in thousands)	6,538	5,146			9,729
Weighted average diluted common shares outstanding (in thousands)	6,538	7,200			11,002

The accompanying notes are an integral part of the unaudited pro forma combined condensed financial information.

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME

FOR THE FISCAL YEAR ENDED MARCH 31, 2005

	MTFG	UFJ Holdings	Pro forma adjustments			Pro forma combined
	(in millions, except per share data)
Interest income:
Loans, including fees	¥922,551	¥968,811	¥(865)	(A	)	¥1,870,662
			1	(B	)
			(19,836)	(C	)
Deposits in other banks	66,698	20,735	(2,554)	(A	)	84,879
Investment securities:
Interest	330,387	188,852	22	(B	)	503,499
			(15,762)	(D	)
Dividends	40,180	24,594	17	(B	)	64,791
Trading account assets	30,829	18,809				49,638
Call loans and funds sold	6,398	3,888	(8)	(A	)	10,286
			8	(B	)
Receivables under resale agreements and securities borrowing transactions	45,580	19,442	(131)	(A	)	64,891

Total	1,442,623	1,245,131	(39,108)			2,648,646

Interest expense:
Deposits	221,280	83,506	(2,554)	(A	)	272,502
			(29,730)	(C	)
Debentures	351	—				351
Call money and funds purchased	7,199	1,673	(8)	(A	)	8,864
Payables under repurchase agreements and securities lending transactions	74,081	31,068	(131)	(A	)	105,032
			14	(B	)
Due to trust account	3,887	7,349	7	(B	)	11,243
Other short-term borrowings and trading account liabilities	54,041	16,680	(227)	(A	)	70,548
			54	(B	)
Long-term debt	110,392	142,877	(638)	(A	)	211,743
			605	(B	)
			(41,493)	(C	)

Total	471,231	283,153	(74,101)			680,283

Net interest income	971,392	961,978	34,993			1,968,363
Provision for credit losses	109,502	91,866				201,368

Net interest income after provision for credit losses	861,890	870,112	34,993			1,766,995

Non-interest income:
Fees and commissions	649,210	595,159	(10,692)	(A	)	1,305,798
			72,121	(B	)
Foreign exchange gains (losses)-net	(47,000)	89,294	1	(B	)	42,295
Trading account profits (losses)-net	62,048	(45,863)	8	(B	)	16,193
Investment securities gains-net	198,006	291,392	11	(B	)	489,409
Equity in earnings of equity method investees	26,272	20,448	(4,538)	(B	)	42,182
Other non-interest income	106,554	220,953	(20,400)	(A	)	319,838
			18,917	(B	)
			(6,186)	(D	)

Total	995,090	1,171,383	49,242			2,215,715

Non-interest expense:
Salaries and employee benefits	476,258	317,497	(1,052)	(A	)	804,630
			6,512	(B	)
			5,415	(C	)
Occupancy expenses-net	116,850	116,283	(17,353)	(A	)	238,332
			26,232	(B	)
			(3,680)	(C	)
Fees and commission expenses	87,190	80,227	(10,692)	(A	)	182,906
			26,181	(B	)
Amortization of intangible assets	69,531	111,498	11,354	(B	)	202,497
			(111,498)	(F	)
			121,612	(F	)
(continued)

The accompanying notes are an integral part of the unaudited pro forma combined condensed financial information.

	MTFG	UFJ Holdings	Pro forma adjustments			Pro forma combined
	(in millions, except per share data)
Insurance premiums, including deposit insurance	56,962	51,565	1	(B	)	108,528
Minority interest in income of consolidated subsidiaries	37,642	21,398	8,331	(B	)	67,371
Communications	27,940	31,160	714	(B	)	59,814
Other non-interest expenses	263,218	453,093	(1,995)	(A	)	716,051
			1,735	(B	)

Total	1,135,591	1,182,721	61,817			2,380,129

Income from continuing operations before income tax expense	721,389	858,774	22,418			1,602,581
Income tax expense	305,257	142,950	11,149	(E	)	459,356

Income from continuing operations	416,132	715,824	11,269			1,143,225
Income from continuing operations allocable to preferred shareholders	6,837	40,399				47,236

Income from continuing operations available to common shareholders	¥409,295	¥675,425	¥11,269			¥1,095,989

Amounts per share (in yen):
Basic earnings per common share—income from continuing operations available to common shareholders	¥62,867.28	¥132,172.03				¥113,236.28
Diluted earnings per common share—income from continuing operations available to common shareholders	62,626.69	99,190.88				103,280.36
Weighted average common shares outstanding (in thousands)	6,510	5,110				9,679
Weighted average diluted common shares outstanding (in thousands)	6,516	7,215				10,989

The accompanying notes are an integral part of the unaudited pro forma combined condensed financial information.

Notes to Unaudited Pro Forma Combined Condensed Financial Information

1.    Basis of Pro Forma Presentation

The unaudited pro forma financial information is based on the purchase method of accounting, and the pro forma adjustments include adjustments to record the consolidated assets and liabilities of UFJ Holdings at their estimated fair values on the date of acquisition. The pro forma adjustments also eliminate intercompany balances and transactions as of the date and during the periods presented. Although management uses its best judgment in estimating fair values based on information currently available, the estimation methodologies and assumptions used in estimating fair values are inherently subjective. The use of different estimation methodologies or market assumptions may have a significant effect on the estimated fair values. In addition, the fair values of the consolidated assets and liabilities of UFJ Holdings as of the closing date and the allocation of the purchase price will finally be determined through the allocation period. The final results of the application of the purchase method of accounting to the merger may be materially different from the pro forma adjustments presented in this prospectus as additional information becomes available and as additional analysis is performed. Further, the unaudited pro forma financial information does not reflect the impact of targeted cost savings and other synergies and incremental costs of the merger, all of which can not be objectively quantified.

We have issued shares of convertible preferred stock in exchange for the outstanding convertible preferred stock of UFJ Holdings. However, since the actual payment of dividends depends on both the sufficiency of the retained earnings of the combined entity and the resolution of the shareholders at the relevant ordinary general meeting of shareholders in the case of annual preferred dividends, or the board of directors in the case of the interim preferred dividends, the unaudited pro forma combined condensed statements of income do not include any pro forma adjustments to the amount of income from continuing operations allocable to preferred shareholders.

The unaudited pro forma financial information does not reflect changes to our capitalization subsequent to September 30, 2005, including the conversion of 69,300 shares of class 8 and 57,850 shares of class 9 preferred stock held by the Resolution and Collection Corporation (“RCC”) on October 4, 2005, the conversion of 51,900 shares of class 8 and 24,700 shares of class 12 preferred stock held by the RCC on December 6, 2005, the conversion of 51,800 shares of class 8 preferred stock and 12,450 shares of class 9 preferred stock held by the RCC on February 28, 2006, and the repurchase of 256,159 shares and 117,969 shares of MUFG common stock on October 5, 2005 and on December 7, 2005, respectively.

Japanese banks generally are prohibited by the Banking Law and the Anti-Monopoly Law of Japan from purchasing or holding more than 5% of the equity interest in any domestic third party. In order to comply with this requirement, we may sell some available-for-sale equity securities. No adjustments have been made to the unaudited pro forma financial information to reflect the potential impact of such sales. The pro forma effect of such sales would not materially change the pro forma balance sheet since such investment is already carried at fair value in the historical balance sheet with unrealized gains/losses recorded in the shareholders’ equity. The actual gains or losses, if any, to be recorded upon the sale of such securities, will depend on the future market price of these investments at the time of sale, which is not currently determinable.

2.    Pro Forma Adjustments

Acquisition of UFJ Holdings

On August 12, 2004, MTFG, UFJ Holdings, Bank of Tokyo-Mitsubishi, UFJ Bank, Mitsubishi Trust Bank, UFJ Trust Bank, Mitsubishi Securities and UFJ Tsubasa Securities concluded a basic agreement with regard to the management integration of the holding companies, banks, trust banks, and securities companies of the two groups. Subsequently, on September 17, 2004, MTFG purchased 3.5 billion class E preferred shares issued by UFJ Bank for ¥700 billion. The closing date of the acquisition of UFJ Holdings was October 1, 2005. The purchase price was ¥4,412,159 million.

The merger is accounted for by the purchase method of accounting for business combinations. UFJ Holdings’ assets and liabilities are recorded at fair value, with the excess of the purchase price over the fair value of UFJ Holdings’ net assets accounted for as goodwill.

The paragraphs below refer to the corresponding items set forth in the pro forma combined condensed balance sheet and statements of income.

Unaudited Pro Forma Combined Condensed Balance Sheet

(A)	Adjustments to eliminate intercompany receivables and payables, including an adjustment to eliminate MTFG’s investment in UFJ Bank’s preferred stock and corresponding minority interest included in “Other liabilities” in the historical balance sheet of UFJ Holdings, and an adjustment to recognize settlement gains and losses as well as related tax effects.

(B)	Adjustments to reclassify certain items included in the historical consolidated balance sheet of UFJ Holdings to conform with MUFG’s presentation, including reclassification of certain investment securities and trading account assets and liabilities.

(C)	Adjustments to consolidate the balance sheets of companies that are controlled by the combined entity in which the investments of MTFG had been accounted for by the equity method. The book values of certain assets of those companies are also adjusted to reflect the elimination of intercompany unrealized profits.

(D)	Measurement of the purchase consideration and allocation of the purchase price to the assets acquired and liabilities assumed.

The total purchase price includes MUFG convertible preferred stock, MUFG common stock and certain direct acquisition costs determined as follows:

	(in millions except per share amounts)
Convertible preferred stock	¥1,310,365	(a	)

Outstanding common stock issued by UFJ Holdings	5,183,379
Exchange ratio	0.62

MUFG common stock issued	3,213,695
Average closing market price of MTFG common stock	962,500

	3,093,181	(b	)
Less costs of registration and issuance	321	(c	)
Direct acquisition costs	8,934	(d	)

Total purchase price	¥4,412,159

(a)	We have issued shares of the class 8, class 9, class 10, class 11 and class 12 convertible preferred stock in exchange for the class II, class IV, class V, class VI and class VII convertible preferred stock of UFJ Holdings, respectively. The fair value of such securities is estimated based on the terms and conditions of the new securities and the outstanding number of shares of the corresponding convertible preferred stock of UFJ Holdings as of September 30, 2005, and is derived from the present value of the cash dividend and principal payment streams as well as the conversion feature valued using a binomial option model.

The entire amount is included in capital surplus in the pro forma combined condensed balance sheet.

The details of the method used to determine the fair value of the convertible preferred stock are as follows:

Valuation Approach

The embedded conversion feature is a non-standard American-type option where the payoff depends on the path followed by the price of the common stock and not just its final value. In other words, if the conversion option is exercised, the number of shares of common stock received for each share of preferred stock depends on the stock price evolution up to that point in time. This characteristic precludes the application of pricing formulae (closed-form solutions) such as Black-Scholes type calculators. The alternative is to use a numerical method to derive the value of the preferred shares. These procedures include binomial / trinomial trees, Monte Carlo simulation, etc. For the valuation date under consideration, we used the method of Hull & White, 1993, “Efficient Procedures for Valuing European and American Path-Dependent Options” to determine the present value of the capital appreciation and conversion feature. This solution adapts lattices to handle path-dependency by using a type of forward process for the path-dependent variable. The value of the derivative is then determined using backwards induction, comparing at each time-step the value from the early exercise to the rollback value. The dividend stream was valued separately by discounting the cash flows at the pre-tax cost of debt.

Assumptions

Major assumptions in the calculation of fair value were as follows:

•	Maturity: we used the period from February 18, 2005 to the date of mandatory conversion for each class of preferred stock, which ranges from 3.45 to 9.45 years.

•	Discount rate:

•	For the capital appreciation and conversion option segment, we used the applicable risk free rate, which ranges from 0.351% to 1.396%.

•	For the present value of the dividend stream, we used the applicable risk free rate plus the spread for BBB rated Japanese banks, which ranges from 0.13% to 1.91%.

•	Volatility: we used 44.19% as the volatility for all classes of preferred shares. The historical volatility of MTFG was calculated as the annualized standard deviation of the continuously compounded return since April 2, 2001, the date of incorporation of MTFG, to February 18, 2005, the valuation date.

•	Common stock price: we used the market price of ¥963,000 per share of MTFG’s common stock as of February 18, 2005.

(b)	We have issued shares of common stock in exchange for 100% of common stock of UFJ Holdings at an exchange ratio of 0.62 shares of MTFG for each share of UFJ Holdings. The estimated fair value of MUFG shares is based on the average closing market price of MTFG common stock for the period commencing two trading days prior to and ending two trading days after the merger ratio was agreed to and announced on February 18, 2005. The entire amount is included in capital surplus in the pro forma combined condensed balance sheet.

(c)	Represents estimated costs of registration and issuance of the MUFG common stock recognized as a reduction of the otherwise determinable fair value of the securities.

(d)	Represents estimated direct costs of the business combination, including professional service fees paid to financial advisors and consultants for accounting and legal issues.

The purchase price was allocated to UFJ Holdings’ tangible assets and liabilities, identifiable intangible assets and goodwill as follows:

				(in millions)
Total purchase price				¥4,412,159
Less (Add):
Book value of UFJ Holdings’ net assets	2,530,834
UFJ Holdings’ goodwill and other intangible assets	(2,927,411)
Estimated adjustments to reflect assets acquired at fair value
Cash and due from banks	(1,435)	(p	)
Interest-earning deposits in other banks	(11,275)	(p	)
Call loans	8,542	(p	)
Trading account assets	8,926	(p	)
Investment securities	284,690	(e	),(p)
Net loans	153,685	(f	),(p)
Premises and equipment	(43,935)	(g	),(p)
Accrued interest	3,517	(p	)
Core deposit intangible assets	576,065	(h	)
Overdraft relationship intangible assets	50,500	(h	)
Credit card relationship and co-brand contract right intangible assets	200,389	(h	)
Trust customer relationship intangible assets	172,700	(h	)
Asset management relationship intangible assets	39,400	(h	)
Broker dealer customer relationship intangible assets	3,304	(h	)
Information technology intangible assets	142,710	(h	)
Trade name intangible assets	51,672	(h	)
Other intangible assets	16,463	(h	)
Deferred tax assets	140,782	(i	)
Prepaid pension cost included in other assets	(18,131)	(j	)
Investments in equity method investees included in other assets	46,600	(k	)
Other assets	(3,965)	(p	)
Estimated amounts allocated to liabilities assumed at fair value
Deposits	(34,683)	(l	),(p)
Call money	642	(p	)
Other short-term borrowings	32,537	(p	)
Trading account liabilities	445	(p	)
Accrued interest	(343)	(p	)
Long-term debt	(161,754)	(m	),(p)
Accrued pension liability included in other liabilities	(5,163)	(j	)
Deferred revenues included in other liabilities	107,373	(n	)
Minority interest included in other liabilities	38,749	(o	),(p)
Deferred tax liabilities included in other liabilities	(15,487)	(i	)
Other liabilities	7,397	(p	)
Total fair value of net assets acquired				1,394,340

Goodwill				¥3,017,819

(e)	Investment securities: Fair value of non-public equity investments is based on their expected dividend streams, sale proceeds, and liquidity, using the income approach. Fair value of non-public convertible preferred equity investments is estimated taking into consideration the value of the preferred dividends prior to conversion as well as the present value of the options to convert.

(f)	Net loans: Fair value is determined using discounted cash flows based on current rates at which loans would be made to borrowers for the same maturities, net of general reserve. Fair value of non-performing loans is valued based on their principal balance net of specific reserve.

(g)	Premises and equipment: Fair value is mainly based on appraised values, either through independent third party appraisals or internal appraisals.

(h)

Intangible assets: Fair values of core deposit intangible assets, overdraft relationship intangible assets, credit card relationship and co-brand contract right intangible assets, trust customer relationship intangible assets, asset management relationship intangible assets, broker dealer customer relationship intangible assets, information technology intangible assets and trade name intangible assets are based on an independent valuation report and based on current assumptions and estimates, which are subject to change.

(i)	Deferred tax assets and liabilities are created as a result of fair value adjustments, assuming an effective statutory tax rate of approximately 40.6%.

(j)	Prepaid pension cost and Accrued pension liability: Reflects an adjustment to remeasure the fair value of UFJ Holdings’ projected benefit obligation and plan assets.

(k)	Investments in equity method investees: Fair value of public equity investments is based on their market prices. Fair value of non-public equity investments is determined considering the value of assets and liabilities held by the investees.

(l)	Interest-bearing deposits: Fair value of time deposits is determined using the discounted cash flow method based on rates offered for deposits with similar maturities.

(m)	Long-term debt: Fair value is determined based on discounted cash flows using current rates for issues of similar maturity and credit quality.

(n)	Deferred revenue: Reflects adjustments not to recognize deferred revenue which does not represent any legal performance obligations.

(o)	Minority interest: Reflects changes in MUFG’s interest in certain partially-owned subsidiaries as a result of conversion of preferred stock of one of those subsidiaries into common stock and mergers among those subsidiaries.

(p)	Certain foreign subsidiaries and variable interest entities were consolidated in the historical information of UFJ Holdings at dates different from September 30, 2005, due to the balance sheet dates being treated as coterminous. Adjustments have been made to reflect the assets and liabilities of these entities as of September 30, 2005.

(E)	Adjustments to eliminate UFJ Holdings’ historical shareholders’ equity.

Unaudited Pro Forma Combined Condensed Statements of Income

(A)	Adjustments to eliminate income and expenses from transactions between MTFG and UFJ Holdings.

(B)	Adjustments to consolidate statements of income of companies that are controlled by the combined entity in which the investments of MTFG had been accounted for by the equity method.

(C)	Includes the adjustments related to the difference between the carrying values and fair values of UFJ Holdings’ loans, deposits, long-term debt, pension liabilities, and premises acquired, as follows:

•	Interest income on loans: The adjustment will be recognized over the estimated remaining life of the loan portfolio of nine years. The impact of this adjustment is to reduce pre-tax interest income by ¥19,836 million and ¥9,918 million for the fiscal year ended March 31, 2005 and six months ended September 30, 2005, respectively.

•	Interest expense on deposits: The adjustment will be recognized over the estimated remaining life of the deposit liability portfolio of one year. The impact of this adjustment is to reduce pre-tax interest expense by ¥29,730 million for the fiscal year ended March 31, 2005.

•	Interest expense on long-term debt: The adjustment will be recognized over the estimated remaining life of the long-term debt liabilities over three to four years. The impact of this adjustment is to reduce pre-tax interest expense by ¥41,493 million and ¥20,747 million for the fiscal year ended March 31, 2005 and six months ended September 30, 2005, respectively.

•	Pension expense: The amounts of amortization of unrecognized prior service cost and the amortization of net actuarial loss recorded in the historical statements of income of UFJ Holdings are eliminated. The impact of the adjustment is to increase pre-tax salaries and employee benefits by ¥5,415 million and ¥2,498 million for the fiscal year ended March 31, 2005 and six months ended September 30, 2005, respectively.

•	Depreciation expense on premises: The adjustment will be recognized over the estimated remaining life of the premises of sixteen years. The impact of this adjustment is to decrease pre-tax occupancy expense by ¥3,680 million and ¥1,840 million for the fiscal year ended March 31, 2005 and six months ended September 30, 2005, respectively.

(D)	Includes the adjustments related to derecognition of deferred revenue of UFJ Holdings.

•	Interest income on investment securities: The adjustment will be recognized over the estimated remaining life of the bonds of five years for which UFJ Holdings had received underwriting fees up-front and deferred the recognition of them as profits. The impact of this adjustment is to decrease pre-tax interest income by ¥15,762 million and ¥9,802 million for the fiscal year ended March 31, 2005 and six months ended September 30, 2005, respectively.

•	Gains on sales of premises and equipment: The adjustment will be recognized over the remaining lease term of the property of eight years which UFJ Holdings had sold and leased back and deferred the profit on the sale. The impact of this adjustment is to decrease pre-tax non-interest income by ¥6,186 million and ¥3,093 million for the fiscal year ended March 31, 2005 and six months ended September 30, 2005, respectively.

(E)	Adjustments to record the tax effect of the pro forma adjustments using a statutory tax rate of approximately 40.6%.

(F)	Adjustments to amortization expense related to acquired intangible assets amounted to ¥121,612 million and ¥60,806 million for the fiscal year ended March 31, 2005 and six months ended September 30, 2005, respectively. The amounts of amortization expense recorded in the historical statements of income of UFJ Holdings are eliminated.

The analysis of the adjustments by type of intangible asset is as follows.

	For the Six Months Ended September 30, 2005	For the Fiscal Year Ended March 31, 2005
	(in millions)
Core deposit intangible	¥28,803	¥57,607
Information technology	16,123	32,246
Trust relationship	6,642	13,285
Credit card relationship	5,668	11,336
Others	3,570	7,138

Total	¥60,806	¥121,612

The estimated useful lives of the intangible assets are as follows:

Core deposit intangible	10 years
Overdraft relationships	13 years
Credit card relationships	10 years
Co-brand contract rights	Indefinite Life
Trust customer relationships	13 years
Asset management relationships	30 years
Broker dealer customer relationships (Retail)	11 years
Broker dealer customer relationships (Wholesale)	30 years
Information technology	3 to 6 years
Trade name—UFJ	20 years
Trade name—NICOS	Indefinite Life

(G)	To derive the combined pro forma income from continuing operations available to common shareholders, combined pro forma income from continuing operations has been reduced by income allocable to preferred shareholders. For income allocable to preferred shareholders, amounts recorded in the historical statements of income are used without adjustment. No payment of dividends on our preferred stock can be made unless we have sufficient retained earnings and, in the case of annual preferred dividends, the shareholders at the relevant ordinary general meeting of shareholders or, in the case of the interim preferred dividends, the board of directors, resolves to distribute the retained earnings.

	For the Six Months Ended September 30, 2005		For the Fiscal Year Ended March 31, 2005
	(in millions)
Income (Numerator):
Combined pro forma income from continuing operations available to common stockholders—Basic		¥502,501		¥1,095,989
Add back:
Income from continuing operations allocable to preferred shareholders	¥16,583		¥47,236
Less:
Income from continuing operations allocable to antidilutive preferred shareholders	—		198
Income from continuing operations allocable to non-convertible preferred shareholders	2,386		6,716
Income from continuing operations allocable to dilutive preferred shareholders		14,197		40,322
Dilutive securities of MTFG’s subsidiaries		(650)		(1,317)
Combined pro forma income from continuing operations available to common stockholders—Diluted		¥516,048		¥1,134,994

Weighted average shares used for the computation of basic income from continuing operations per share of the combined entity were calculated using the historical weighted average shares outstanding of MTFG and UFJ Holdings for the year ended March 31, 2005 and six months ended September 30, 2005, adjusted using the merger ratio.

Weighted average shares used for the computation of diluted income from continuing operations per share of the combined entity were calculated as follows:

	For the Six Months Ended September 30, 2005	For the Fiscal Year Ended March 31, 2005
	(in thousands)
Shares (Denominator):
Basic weighted average shares outstanding	9,729	9,679
Convertible preferred stock	1,273	1,310
Diluted weighted average shares outstanding	11,002	10,989

3.    Management’s restructuring and integration plan, and its financial consequences

In connection with the merger, the parties have been developing a business plan for integrating the operations of MTFG and UFJ Holdings. Based on the current plan, the costs related to the integration plan have been estimated to be approximately ¥760 billion, which will be incurred over the five-year period through the fiscal year ending March 31, 2010. The plan at this time does not specifically identify the offices, branches, and components of systems to be integrated. The employee redeployment plan also depends on the details of the consolidation of the branch network and the integration of operations and systems. Therefore, these integration costs are not reflected in the unaudited pro forma financial information as they are not yet factually supportable, except the direct acquisition costs described in Note (D) to the unaudited pro forma combined condensed balance sheet.

The plan includes the integration of head office functions and management resources, consolidation of overlapping outlets, establishment of joint outlets, redeployment of staff and other human resources, and reduction of infrastructure costs through standardization of operations and systems. System integration costs have been estimated at approximately ¥413 billion, of which approximately ¥92 billion, ¥73 billion, ¥85 billion, ¥95 billion and ¥68 billion will be incurred in the fiscal years ending March 31, 2006, 2007, 2008, 2009 and 2010 respectively. Costs related to the branch network have been estimated to be approximately ¥64 billion over the five-year period through the fiscal year ending March 31, 2010. Other integration costs, including those related to the integration of head office functions, redeployment of staff, advertising and signage, taxes, and miscellaneous expenses, have been estimated at approximately ¥283 billion, of which approximately ¥149 billion, ¥36 billion, ¥36 billion, ¥37 billion and ¥25 billion will be incurred in the fiscal year ending March 31, 2006, 2007, 2008, 2009 and 2010 respectively.

SELECTED UNAUDITED PRO FORMA PER SHARE DATA OF MTFG AND UFJ HOLDINGS

The following table sets forth unaudited pro forma and pro forma equivalent information with respect to income from continuing operations per share and dividends per share for the fiscal year ended March 31, 2005 and the six months ended September 30, 2005 and net book value per share as of September 30, 2005 for MTFG and UFJ Holdings. The historical information for MTFG and UFJ Holdings has been prepared under U.S. GAAP. The information that follows should be read in conjunction with the unaudited pro forma combined condensed financial information and related notes included elsewhere in this prospectus, together with the historical U.S. GAAP consolidated financial statements of MTFG and UFJ Holdings incorporated by reference in this prospectus.

The comparative pro forma and pro forma equivalent per share data has been included for comparative purposes only and do not purport to be indicative of (1) the actual results of operations or financial position which would have been obtained if the merger had been completed at the beginning of the earliest period presented or as of the date indicated or (2) the results of operations or financial position which may be obtained in the future.

	Fiscal Year Ended March 31, 2005
	UFJ Holdings		MTFG
	Historical(1)	Pro Forma Equivalent(2)	Historical(1)	Pro Forma
Cash dividends per share(3)	¥—	¥3,720.00	¥6,000.00	¥6,000.00
Income from continuing operations per share:
Basic	132,172.03	70,206.49	62,867.28	113,236.28
Diluted	99,190.88	64,033.82	62,626.69	103,280.36

	Six Months Ended September 30, 2005
	UFJ Holdings		MTFG
	Historical(1)	Pro Forma Equivalent(2)	Historical(1)	Pro Forma
Net book value per share (as of the end of the period)	¥218,165.24	¥490,702.14	¥721,093.60	¥791,455.06
Cash dividends per share(3)	—	3,720.00	6,000.00	6,000.00
Income from continuing operations per share:
Basic	39,962.51	32,023.92	45,903.29	51,651.49
Diluted	30,532.23	29,080.25	45,803.88	46,903.62

(1)	Calculated using the weighted average number of shares outstanding for the period.
(2)	Pro forma equivalent per share amounts were calculated by multiplying the pro forma income from continuing operations per share, pro forma net book value per share and pro forma cash dividends per share by the merger ratio, which is each share of common stock of UFJ Holdings to 0.62 shares of common stock of MTFG.
(3)	Cash dividends per share reflect those paid during each of the periods indicated.

CAPITALIZATION AND INDEBTEDNESS

The following table presents our capitalization and indebtedness at September 30, 2005:

•	on an actual basis, and

•	on a pro forma basis to give effect to the merger between MTFG and UFJ Holdings assuming the merger was completed as of September 30, 2005.

	At September 30, 2005(1)
	Actual		Pro Forma
	(in millions)

Total short-term borrowings	¥21,508,694	$189,856	¥33,813,860	$298,472

Long-term debt:
Obligations under capital leases	30,045	265	106,254	938
Unsubordinated debt(2)	3,613,987	31,900	7,108,069	62,742
Subordinated debt(3)	2,841,985	25,086	5,166,671	45,606

Total long-term debt	6,486,017	57,251	12,380,994	109,286

Minority interest	488,323	4,310	879,178	7,760

Shareholders’ equity:
Preferred stock (Class 1), with no par value	122,100	1,078	122,100	1,078
Preferred stock (Class 3), with no par value	125,000	1,103	125,000	1,103
Common stock, with no par value(4)	1,084,708	9,575	1,084,708	9,575
Capital surplus(4)	958,366	8,459	5,361,591	47,325
Retained earnings:
Appropriated for legal reserve	239,571	2,115	239,571	2,115
Unappropriated	1,588,792	14,024	1,589,094	14,027
Accumulated other changes in equity from nonowner sources, net of taxes	849,750	7,501	849,750	7,501

Total	4,968,287	43,855	9,371,814	82,724
Less treasury stock, at cost: 7,242 common shares(4)	3,697	33	3,697	33

Shareholders’ equity—net	4,964,590	43,822	9,368,117	82,691

Total capitalization and indebtedness	¥33,447,624	$295,239	¥56,442,149	$498,209

(1)	The U.S. dollar amounts represents translations, for the convenience of readers, of yen amounts at the rate of ¥113.29 = U.S.$1, the Federal Reserve Bank of New York’s noon buying rate on September 30, 2005.
(2)	MUFG issued unsubordinated bonds of ¥100.0 billion between October 1, 2005 and January 31, 2006. In addition, between October 1, 2005 and January 31, 2006, Bank of Tokyo-Mitsubishi UFJ, Mitsubishi UFJ Trust Bank and Mitsubishi UFJ Securities, which are the three most active MUFG’s subsidiaries with respect to the issuance of bonds, issued ¥123.1 billion aggregate principal amount of unsubordinated bonds. During the same period, the three subsidiaries redeemed ¥407.9 billion aggregate principal amount of unsubordinated bonds.
(3)	Between October 1, 2005 and January 31, 2006, Bank of Tokyo-Mitsubishi UFJ, Mitsubishi UFJ Trust Bank and Mitsubishi UFJ Securities issued ¥237.6 billion aggregate principal amount of subordinated bonds, and redeemed ¥150.2 billion aggregate principal amount of subordinated bonds. During the same period, MUFG and the three subsidiaries obtained ¥3.0 billion aggregate principal amount of subordinated borrowings, and repaid ¥16.0 billion aggregate principal amount of subordinated borrowings.

(4)	As part of the merger, we issued common shares and class 8, class 9, class 10, class 11 and class 12 preferred shares in exchange for UFJ Holdings’ common shares and shares of UFJ Holdings’ class II, class IV, class V, class VI and class VII convertible preferred stock, respectively. The fair value of such common and preferred shares is included in capital surplus in the pro forma presentation above. Between October 1, 2005 and January 31, 2006, we repurchased 374,128 common shares immediately following the conversion of 121,200 class 8 preferred shares, 57,850 class 9 preferred shares and 24,700 class 12 preferred shares into common shares by the Resolution and Collection Corporation. The weighted average purchase price was ¥1,472,523 per common share. On February 28, 2006, we announced the planned repurchase on March 1, 2006 of up to ¥210 billion, or up to 120,000 shares, of our common stock issued on that same date upon the conversion of 51,800 class 8 preferred shares and 12,450 class 9 preferred shares held by the Resolution and Collection Corporation.

USE OF PROCEEDS

Unless otherwise disclosed in the applicable prospectus supplement, we will use the proceeds from the sale of securities to fund our business and the businesses of our wholly-owned operating subsidiaries and, except with respect to senior debt securities, to strengthen our capital base.

EXCHANGE RATES

We maintain our accounts in Japanese yen. Merely for your convenience, this prospectus contains translations of certain yen amounts into U.S. dollars at specified rates. These translations should not be construed as representations that the yen amounts actually represent such U.S. dollar amounts or could be converted into U.S. dollars at the rate indicated. Unless otherwise stated, the translations of yen into U.S. dollars have been made at the rate of ¥113.29 = U.S.$1.00, the noon buying rate in New York City for cable transfers in yen as certified for customs purposes by the Federal Reserve Bank of New York on September 30, 2005.

The tables below set forth, for each period indicated, the Federal Reserve Bank of New York’s noon buying rate for Japanese yen, expressed in Japanese yen per $1.00. On February 24, 2006, the noon buying rate was $1.00 equals ¥116.87.

	Year 2005					Year 2006
	August	September	October	November	December	January	February(1)
High	¥112.12	¥113.32	¥116.36	¥119.66	¥120.93	¥117.55	¥118.95
Low	109.37	109.66	113.54	116.63	115.78	113.96	116.87
(1) From February 1 to February 24, 2006.
	Year Ended March 31,					Six Months Ended September 30,
	2001	2002	2003	2004	2005	2004	2005
High	¥125.54	¥134.77	¥133.40	¥120.55	¥114.30	¥114.30	¥113.42
Low	104.19	115.89	115.71	104.18	102.26	103.70	104.41
Average (of month-end rates)	111.65	125.64	121.10	112.75	107.28	110.10	109.98
At period-end	125.54	132.70	118.07	104.18	107.22	110.20	113.29

BUSINESS

Overview

MUFG is a bank holding company incorporated as a joint stock company (kabushiki kaisha) under the Commercial Code of Japan. Formed through the merger between Mitsubishi Tokyo Financial Group, Inc. and UFJ Holdings, Inc. on October 1, 2005, we are the largest bank holding company in the world when measured by total assets. We are a holding company for The Bank of Tokyo-Mitsubishi UFJ, Ltd., Mitsubishi UFJ Trust and Banking Corporation and Mitsubishi UFJ Securities Co., Ltd. Through our direct and indirect subsidiaries, we provide a broad range of financial services domestically in Japan and internationally to retail and corporate customers, including:

• banking;	• credit cards and consumer finance;
• trust banking;	• leasing; and
• securities;	• international banking.
• investment trusts;

Our registered address is 7-1, Marunouchi 2-chome, Chiyoda-ku, Tokyo 100-8330, Japan, and our telephone number is 81-3-3240-8111.

The Bank of Tokyo-Mitsubishi UFJ, Ltd.

The Bank of Tokyo-Mitsubishi UFJ, Ltd. is a major commercial banking organization in Japan and provides a broad range of domestic and international banking services from its offices in Japan and around the world. Bank of Tokyo-Mitsubishi UFJ was formed on January 1, 2006 through a merger between Bank of Tokyo-Mitsubishi and UFJ Bank. As the surviving entity, Bank of Tokyo-Mitsubishi was renamed “The Bank of Tokyo-Mitsubishi UFJ, Ltd.” As of January 4, 2006, Bank of Tokyo-Mitsubishi UFJ’s network in Japan included 663 branches, 114 sub-branches, 189 loan plazas, 2,051 branch ATMs and 20,530 convenience store-based, non-exclusive ATMs.

Mitsubishi UFJ Trust and Banking Corporation

Mitsubishi UFJ Trust and Banking Corporation is a major trust bank in Japan, providing trust and banking services to meet the financing and investment needs of clients in Japan and the rest of Asia, as well as in the United States and Europe. Mitsubishi UFJ Trust Bank was formed on October 1, 2005 through the merger of Mitsubishi Trust Bank and UFJ Trust Bank. As the surviving entity, Mitsubishi Trust Bank was renamed “Mitsubishi UFJ Trust and Banking Corporation”. As of January 4, 2006, Mitsubishi Trust Bank had a network of 77 branches and 19 sub-branches in Japan.

Mitsubishi UFJ Securities Co., Ltd.

Mitsubishi UFJ Securities Co., Ltd. was formed through the merger between Mitsubishi Securities and UFJ Tsubasa Securities on October 1, 2005. As the surviving entity, Mitsubishi Securities was renamed “Mitsubishi UFJ Securities Co., Ltd.” As of January 4, 2006, MUFG held Mitsubishi UFJ Securities common stock representing 63% of the voting rights. Mitsubishi UFJ Securities common stock is listed on the Tokyo Stock Exchange, the Osaka Securities Exchange and the Nagoya Stock Exchange.

Integrated Business Group System

Effective April 1, 2004, we implemented a new integrated business group system, which currently integrates the operations of Bank of Tokyo-Mitsubishi UFJ, Mitsubishi UFJ Trust Bank and Mitsubishi UFJ Securities in the following three areas—Retail, Corporate, and Trust Assets. These three businesses serve as our core sources of net operating profit. Under the integrated business group system, each of our business units cooperates with the various business units and groups of Bank of Tokyo-Mitsubishi UFJ, Mitsubishi UFJ Trust Bank and

Mitsubishi UFJ Securities. Although this new measure did not change the relevant legal entities, it is intended to enhance synergies by promoting more effective and efficient collaboration between our subsidiaries. Under this integrated business group system, the holding company formulates strategy for the group on an integrated basis, which is then executed by the subsidiaries. Through this system, we aim to reduce overlapping of functions within the group, thereby increasing efficiency and realizing the benefits of group resources and scale of operations. Moreover, through greater integration of our shared expertise in banking, trust and securities businesses, we aim to deliver a more diverse but integrated lineup of products and services for our customers. Details of each integrated business group’s primary products and services are presented below.

Effective April 1, 2005, we have changed the classification of our business segments. UNBC has become part of Integrated Corporate Banking Business Group. We have also introduced a unified core deposit concept when measuring the performance of each business segment and made minor changes in the managerial accounting method. The presentation for the fiscal year ended March 31, 2004 and 2005, as well as for the six month ended September 30, 2004, has been reclassified to conform to the new basis of segmentation and managerial accounting method for the six month ended September 30, 2005.

Integrated Retail Banking Business Group

The Integrated Retail Banking Business Group covers all domestic retail businesses, including commercial banking, trust banking and securities businesses, and enables us to offer a full range of banking products and services, including financial consulting services, to retail customers in Japan. This business group integrates the retail business of Bank of Tokyo-Mitsubishi UFJ, Mitsubishi UFJ Trust Bank and Mitsubishi UFJ Securities as well as retail product development, promotion and marketing in a single management structure. Many of our retail services are offered through our network of MUFG Plazas providing individual customers with one-stop access to our comprehensive financial product lineup of integrated commercial bank, trust bank and securities services.

Deposits and retail asset management services.    We offer a full range of bank deposit products. We have also introduced a new non-interest-bearing deposit account that is redeemable on demand and intended primarily for payment and settlement functions, and is fully insured without a maximum amount limitation. In addition, we also offer a wide range of foreign currency deposit accounts.

We also offer a variety of asset-management and asset administration services to individuals, including savings instruments such as current accounts, ordinary deposits, time deposits, deposits at notice and other deposit facilities. We also offer trust products, such as loan trusts and money trusts, and other investment products, such as investment trusts, performance-based money trusts and foreign-currency deposits.

We create portfolios tailored to customer needs by combining savings instruments and investment products. We also provide a range of asset management and asset administration products as well as customized trust products for high net worth individuals, as well as advisory services relating to, among other things, the purchase and disposal of real estate and effective land utilization and testamentary trusts.

Investment trusts.    We offer equity and public utility bond funds as well as a program fund, the M-CUBE program, which was developed exclusively for Bank of Tokyo-Mitsubishi UFJ by Frank Russell Company and combines four specific funds. We offer a diverse menu of funds that allows customers to achieve their desired balance of risk diversification and return.

Individual annuity insurance.    We have been actively promoting sales of individual annuity insurance products since the Japanese government lifted the prohibition against sales of such products by banks in October 2002. Our current product lineup features capital guaranteed variable annuity products, foreign currency-denominated variable annuity products and foreign currency- and yen-denominated fixed annuity insurance products.

Securities intermediation operations.    We intend to increase the number of employees and expand our range of product offerings in the future.

Loans.    We offer housing loans, card loans and other loans to individuals. With respect to housing loans, we have begun offering long-term fixed interest loans with a maximum period of 35 years. Furthermore, we conduct business development as an integrated group through activities such as offering favorable interest rates for housing loans that combine the resources of Bank of Tokyo-Mitsubishi UFJ and Mitsubishi UFJ Trust Bank.

Credit cards.    We offer a comprehensive IC card service that adds VISA credit card and electronic money functions to the standard Bank of Tokyo-Mitsubishi UFJ bank cash card. The card is also equipped with a biometric verification security system that enhances security for customers. This comprehensive IC card with biometric verification system is the first such product in Japan. Our subsidiary UFJ NICOS Co., Ltd. offers a range of innovative products, including the Smartplus, a payment services using a contact-less IC card. In addition, our subsidiaries, DC Card Co., Ltd. and Tokyo Credit Services, Ltd., offer co-branded VISA and MasterCard credit cards.

DC Card Co., Ltd. and UFJ NICOS Co., Ltd. will merge to create Mitsubishi UFJ NICOS Co., Ltd. in April 2007. This merger will integrate the networks and products of our core credit card subsidiaries. Additional details of the merger will be determined through continuing discussions between the two entities.

Domestic Network.    In addition to our branch offices, we offer products and services through other direct distribution channels such as ATMs (including a convenience store-based ATM network utilized by a number of different banks), “Tokyo-Mitsubishi UFJ Direct” (telephone and internet banking services), “MUFG Telebank” (utilizes broadband video technology to provide counter services) and mail order. Similar to some other banks in Japan, Bank of Tokyo-Mitsubishi UFJ has engaged in a business alliance with Japan Post in ATM/CD services since December 2004.

Our MUFG Plazas provide individual customers with one-stop access to our comprehensive financial product lineup by integrating commercial bank, trust bank and securities services. We operated 60 MUFG Plazas as of January 4, 2006.

Trust agency operations.    As a trust agency, we market Mitsubishi UFJ Trust Bank products to retail customers. In addition, we offer Mitsubishi UFJ Trust Bank’s inheritance-related services.

Integrated Corporate Banking Business Group

The Integrated Corporate Banking Business Group covers all domestic and overseas corporate businesses, including commercial banking, investment banking, trust banking and securities businesses as well as UNBC. UNBC consists of Bank of Tokyo-Mitsubishi UFJ’s subsidiaries in California, UnionBanCal Corporation and Union Bank of California, N.A. Through the integration of these business lines, diverse financial products and services are provided to our corporate clients, from large corporations to medium-sized and small businesses. The business group has clarified strategic domains, sales channels and methods to match the different growth stages and financial needs of our corporate customers.

Corporate Financing and fund management.    We advise on financing methods to meet various financing needs, including loans with derivatives, corporate bonds, commercial paper, asset backed securities, securitization programs and syndicated loans. We also offer a wide range of products to meet fund management needs, such as deposits with derivatives, government bonds, debenture notes and investment funds.

Examples of traditional commercial banking services include loans, the arrangement of syndicated loans, securitization and the establishment of loan commitments. Mitsubishi UFJ Trust Bank’s experience and know-how in the asset management business, real estate brokerage and appraisal services also enable us to offer services tailored to the financial strategies of each client, including securitization of real estate, receivables and other assets.

Settlement services.    We provide electronic banking services that allow customers to make domestic and overseas remittances electronically. Settlement and cash management services include global settlement services, Global Cash Management Services, a global pooling/netting service, and Treasury Station, a fund management system for group companies.

Risk management.    We offer swap, option and other risk-hedge programs to customers seeking to control foreign exchange, interest rate and other business risks.

Corporate management/financial strategies.    We provide advisory services to customers in the areas of mergers and acquisitions, inheritance-related business transfers and stock listings. We also help customers develop financial strategies to restructure their balance sheets. These strategies include the use of credit lines, factoring services and securitization of real estate.

Corporate welfare facilities.    We offer products and administrative services to help customers with employee benefit plans. As a service to customers, we often provide housing loans to customers’ employees. We also provide company-sponsored employee savings plans and defined contribution plans.

Overseas business support.    We provide a full range of services to support customers’ overseas activities, including loans, deposits, assistance with mergers and acquisitions and cash management services. We also provide advisory services to help customers develop financial strategies, such as arranging the issuance of asset-backed commercial paper, providing credit commitments and securitizing real estate in Japan.

Advice on business expansion overseas.    We provide advisory services to clients launching businesses overseas, particularly Japanese companies expanding into other Asian countries.

UNBC.    As of January 4, 2006, Bank of Tokyo-Mitsubishi UFJ owned 62% of UnionBanCal Corporation, a publicly traded company listed on the New York Stock Exchange. UnionBanCal is a U.S. commercial bank holding company. Union Bank of California, N.A., UnionBanCal’s bank subsidiary, is one of the largest commercial banks in California based on total assets and total deposits. UNBC provides a wide range of financial services to consumers, small businesses, middle market companies and major corporations, primarily in California, Oregon and Washington but also nationally and internationally.

UNBC provides a wide range of financial services to consumers, small businesses, middle-market companies and major corporations, primarily in California, Oregon and Washington but also nationally and internationally. In October 2005, Union Bank of California sold its international correspondent banking business to Wachovia Corp. for approximately U.S.$245 million. As a result of this transaction, the activities of the Global Markets Group have been transferred to the remaining groups, and UNBC’s operations are now focused in two primary areas.

Integrated Trust Assets Business Group

The Integrated Trust Assets Business Group covers asset management and administration services for products such as pension trusts and security trusts by integrating the trust banking expertise of Mitsubishi UFJ Trust Bank and the international strengths of Bank of Tokyo-Mitsubishi UFJ. The business group provides a full range of services to corporate and other pension funds, including stable and secure pension fund management and administration, advice on pension schemes, and payment of benefits to scheme members. We also provide capital markets, derivatives, securitization, syndicated loans, structured finance and other investment banking services through the Integrated Trust Assets Business Group. Our Integrated Trust Assets Business Group combines Bank of Tokyo-Mitsubishi UFJ’s asset management services and global custody services with asset management and investment banking services and products offered respectively by Mitsubishi UFJ Trust Bank and Mitsubishi UFJ Securities. The Integrated Trust Assets Business Group also offers trust assets management services and asset administration and custodial services through Mitsubishi UFJ Trust Bank’s trust assets business.

Mitsubishi UFJ Securities functions as the core of the Integrated Trust Assets Business Group’s securities and investment banking business. Mitsubishi UFJ Securities provides most of the products and services that comprise our securities and investment banking businesses, such as mergers and acquisitions, derivatives, corporate advisory and securitization operations. Through Mitsubishi UFJ Securities, the Integrated Trust Assets Business Group also offers customers a wide range of investment products.

Mitsubishi UFJ Asset Management Co., Ltd., which was established on October 1, 2005 through a merger between Mitsubishi Asset Management Co., Ltd. and UFJ Partners Asset Management Co., Ltd., provides asset management and trust products and services mainly to high net worth individuals, branch customers and corporate clients in Japan.

In addition, BTM Capital Corporation and BTM Leasing & Finance, Inc. provide leasing services to their customers.

Treasury

Treasury consists of the treasury business unit at Bank of Tokyo-Mitsubishi UFJ, which conducts asset liability management and liquidity management for Bank of Tokyo-Mitsubishi UFJ, and the global markets business group at Mitsubishi UFJ Trust Bank. Treasury provides various financial operations such as money markets and foreign exchange operations and securities investments.

Other

Other mainly consists of the corporate center of us, Bank of Tokyo-Mitsubishi UFJ and Mitsubishi UFJ Trust Bank. The elimination of duplicated amounts of net revenue among business segments is also reflected in Other.

Regulatory Developments in Japan

Deregulation of financial industries in Japan.

The amendment to the Securities and Exchange Law enacted as of June 2, 2004 lifted the ban on banks engaging in securities intermediation. Due to the amendment, effective December 1, 2004, banks are now allowed to solicit customers for securities trades and intermediate the resulting trades for securities companies. In addition, the amendment to the Banking Law enacted as of October 26, 2005 and expected to take effect in April 2006 relaxes the standards relating to bank-agent eligibility and is expected to facilitate efforts by banks to expand their operations through the use of bank agents.

Further, legislative bills regarding the privatization of Japan Post were approved by the Diet in October 2005. According to the approved bill, the Japan Post will be dissolved and a holding company and four operating companies, including the Postal Saving Bank, will be established in 2007. The shares of the newly established bank are planned to be sold by the holding company and the privatization at the bank is planned to be completed by 2017. In accordance with this legislation, Japan Post Corporation, which is to be the holding company for the four operating subsidiaries, was established on January 23, 2006. On January 25, 2006 the Financial Services Agency and the Ministry of Internal Affairs and Communications determined a basic plan for the succession of Japan Post’s business, and instructed Japan Post Corporation to prepare an implementation plan in accordance with such basic plan by April 2007.

On December 24, 2005, the Cabinet announced a core policy for an administrative reform that included reforms relating to governmental financial institutions. According to the policy, to restore the fiscal health of the government, certain types of operations currently undertaken by governmental financial institutions will be integrated or undertaken by private institutions, including through the privatization of certain governmental financial institutions. A legislative bill for the basic plan and policy for such reform is expected to be submitted to the Diet during 2006. Further increase in competition among financial institutions is expected in these and other new areas of permissible activities.

Capital adequacy.    The capital adequacy guidelines adopted by the Financial Services Agency that are applicable to Japanese bank holding companies and banks with international operations closely follow the risk-weighted approach proposed by the Basel Committee on Banking Supervision of the Bank for International Settlements, and are intended to further strengthen the soundness and stability of Japanese banks.

Under the risk-based capital framework for credit risk purposes of the capital adequacy guidelines, on-balance sheet assets and off-balance sheet exposures are assessed according to broad categories of relative risk, based primarily on the credit risk of the counterparty, country transfer risk and the risk regarding the category of transaction. Five categories of risk weights (0%, 10%, 20%, 50% and 100%) are applied to the different types of balance sheet assets. Off-balance sheet exposures are taken into account by applying different categories of “credit conversion factors” or by using the “current exposure” method to arrive at credit-equivalent amounts, which are then weighted in the same manner as on-balance sheet assets involving similar counterparties, except that the maximum risk weight is 50% for exposures relating to foreign exchange, interest rate and other derivative contracts.

In addition to credit risks, the guidelines regulate market risks. Market risk is defined as the risk of losses in on- and off-balance-sheet positions arising from movements in market prices. The risks subject to these guidelines are:

•	the risks pertaining to interest rate-related instruments and equities in the trading book; and

•	foreign exchange risks and commodities risks of the bank.

With regard to capital, the capital adequacy guidelines are in accordance with the standards of the Bank for International Settlement for a target minimum standard ratio of capital to modified risk-weighted assets of 8.0% on both a consolidated and non-consolidated basis for banks with international operations, including Bank of Tokyo-Mitsubishi UFJ and Mitsubishi UFJ Trust Bank, or on a consolidated basis for bank holding companies with international operations, such as MUFG. Modified risk-weighted assets is the sum of risk-weighted assets compiled for credit risk purposes and market risks multiplied by 12.5. The capital adequacy guidelines place considerable emphasis on tangible common stockholders’ equity as the core element of the capital base, with appropriate recognition of other components of capital.

Capital is classified into three tiers, referred to as Tier I, Tier II and Tier III. Tier I capital generally consists of stockholders’ equity items, including common stock, preferred stock, capital surplus, retained earnings (which includes deferred tax assets) and minority interests, but recorded goodwill and other items, such as treasury stock, are deducted from Tier I capital. Tier II capital generally consists of:

•	general reserves for credit losses, subject to a limit of 1.25% of modified risk-weighted assets;

•	45% of the unrealized gains on investment securities classified as “other securities” under Japanese accounting rules;

•	45% of the land revaluation excess;

•	the balance of perpetual subordinated debt; and

•	the balance of subordinated term debt with an original maturity of over five years and preferred shares with a maturity up to 50% of Tier I capital.

Tier III capital generally consists of short-term subordinated debt with an original maturity of at least two years and which is subject to a “lock-in” provision, which stipulates that neither interest nor principal may be paid if such payment would cause the bank’s overall capital amount to be less than its minimum capital requirement. At least 50% of the minimum total capital requirements must be maintained in the form of Tier I capital.

In December 2005, amendments to the capital adequacy guidelines limiting the portion of Tier I capital that can comprise deferred tax assets were promulgated. The amended guidelines will be effective on March 31, 2006. The restrictions are targeted at major Japanese banks and their holding companies, which will include MUFG and its subsidiary banks. The cap initially will be set at 40% for the fiscal year ending March 31, 2006. It will then be lowered to 30% for the fiscal year ending March 31, 2007 and to 20% for the fiscal year ending March 31, 2008. The banks subject to the restrictions will not be able to reflect in their capital ratios any deferred tax assets that exceed the relevant limit.

In June 2004, the Basel Committee announced amended rules with respect to, among others, minimum capital requirements, including amended risk-weight calculations, the inclusion of operational risk, and the introduction of internal rating systems and supervisory review. The amendments adopt variable risk weights according to the credit rating given to the obligor of the risk assets. The better the credit rating of an obligor, the less the risk weight applicable to the risk assets owed by it would be. The new rules also require financial institutions to establish an internal risk management system, to make thorough disclosure of relevant information and to establish appropriate reserves against operational risks based upon fair evaluation thereof. These amendments do not change the minimum capital adequacy ratio of 8% applicable to banks with international operations. These new rules are currently scheduled to take effect in Japan from the end of the fiscal year ending March 31, 2007, except for those relating to the introduction of alternative variable risk weights, which are scheduled to take effect from the end of the fiscal year ending March 31, 2008.

Deposit insurance system and government investment in financial institutions. The Deposit Insurance Law is intended to protect depositors if a financial institution fails to meet its obligations. The Deposit Insurance Corporation was established in accordance with that law.

City banks, regional banks, trust banks, long-term credit banks and various other credit institutions participate in the deposit insurance system on a compulsory basis.

Under the Deposit Insurance Law, the maximum amount of protection is ¥10 million per customer within one bank. Since April 1, 2005, all deposits are subject to the ¥10 million maximum, except non-interest bearing deposits that are redeemable on demand and used by the depositor primarily for payment and settlement functions, which are fully protected without a maximum amount limitation. Currently, the Deposit Insurance Corporation charges insurance premiums equal to 0.115% on the deposits in current accounts, ordinary accounts and other similar accounts, which are fully protected as mentioned above, and premiums equal to 0.083% on the deposits in other accounts.

Since 1998, the failure of a number of large-scale financial institutions has led to the introduction of various measures with a view to stabilize Japan’s financial system, including financial support from the national budget.

The Law Concerning Emergency Measures for Revitalization of Financial Function, or the Financial Revitalization Law, enacted in October 1998, provides for (1) temporary national control of a failed financial institution, (2) the dispatch of a financial resolution administrator to the failed financial institution, and (3) the establishment of a bridge bank which takes over the business of the failed financial institution on a temporary basis.

The Law Concerning Emergency Measures for Early Strengthening of Financial Function, or the Financial Function Early Strengthening Law, also enacted in October 1998, provided for government funds to be made available to financial institutions “prior to failure” as well as to financial institutions with “sound” management, to increase the capital ratio of such financial institutions and to strengthen their function as financial market intermediaries. The availability of new funds for this purpose ended in March 2001. Capital injections made under the Financial Function Early Strengthening Law amounted to approximately ¥10 trillion.

Banks and bank holding companies that have received investments from the Resolution and Collection Corporation under the framework that previously existed under the Financial Function Early Strengthening Law, including UFJ Holdings, are required to submit and, if necessary, update their revitalization plans relating to their management, finances and other activities. If a bank or bank holding company materially fails to meet the operating targets set in its revitalization plan, the Financial Services Agency can require it to report on alternative measures to achieve the targets, and also issue a business improvement order requiring it to submit a business improvement plan that indicates concrete measures to achieve the targets. See “—Administrative Sanctions by the Financial Services Agency against the UFJ group could have a materially adverse effect on our reputation, business, results of operations and stock price.” The preferred shares that were previously issued by UFJ Holdings to the Resolution and Collection Corporation have been exchanged for our newly issued preferred shares, and as a result, we are required to submit revitalization plans until those preferred shares are redeemed. See “Risk Factors—Risks Relating to our Business—We may fail to meet the operating targets in the revitalization plan we have submitted to the Financial Services Agency, which could subject us to administrative actions, the replacement of senior management, the conversion of preferred shares held by the Resolution and Collection Corporation and other adverse actions.”

Starting in April 2001, amendments to the Deposit Insurance Law established a new framework which enables the Deposit Insurance Corporation to inject capital into a bank if the Commissioner of the Financial Services Agency recognizes it must do so to guard against financial systemic risk. In May 2003, Resona Bank, Ltd., a subsidiary bank of Resona Holdings, Inc., was recognized by the Prime Minister to be in need of a subscription of shares and other measures to expand its capital. The recognition was made in accordance with Article 102, Section 1 of the Deposit Insurance Law. In response to the recognition, Resona Bank, Ltd. applied for and received an injection of public funds in the total amount of ¥1.96 trillion.

On June 14, 2004, the Strengthening Financial Functions Law was enacted to establish a new framework for injecting public funds into financial institutions. The Strengthening Financial Functions Law broadens the range of financial institutions eligible to receive public funds and facilitates the preventive injection of public funds into troubled or potentially troubled financial institutions in order to avert financial crises. Applications for public-funds injection under the Strengthening Financial Functions Law must be made by March 31, 2008.

On October 28, 2005, the Financial Services Agency announced that the disposal of preferred stock and other publicly held securities should be profitable and give due consideration to taxpayer interest, but noted that disposals would generally be made at the request of the issuing financial institution in accordance with the financial institution’s capital policy. Later that day, DIC announced that, while disposal of publicly held securities would generally be made upon the request of the issuing financial institution, it will decide whether to voluntarily dispose of publicly held securities based on consultations with the relevant financial institution and on the following criteria: (i) whether the disposal would be profitable and advantageous (for preferred stock, when the common stock’s market price is at least 150% of the preferred stock’s conversion price for approximately 30 consecutive trading days); (ii) whether the disposal would adversely affect the market due to the method or size of repayment or otherwise impair the financial system; and (iii) whether the disposal would impair the bank’s or bank holding company’s financial condition.

Personal Information Protection Law.    With regards to protection of personal information, the new Personal Information Protection Law became fully effective on April 1, 2005. Among other matters, the law requires Japanese banking institutions to limit the use of personal information to the stated purpose and to properly manage the personal information in their possession, and forbids them from providing personal information to third parties without consent. If a bank violates certain provisions of the law, the Financial

Services Agency may advise or order the bank to take proper action. Furthermore, stricter rules than the standards stated in the law may be introduced for financial institutions in the near future.

Law Concerning Protection of Depositors from Illegal Withdrawals Made by Counterfeit or Stolen Cards.    This new law, which was promulgated in August 2005 and is scheduled to become effective in February 2006, requires financial institutions to establish internal systems to prevent illegal withdrawals of deposits made using counterfeit or stolen bank cards. The law also requires financial institutions to compensate depositors for any amount illegally withdrawn using counterfeit bank cards, unless the financial institution can verify that it acted in good faith without negligence, and there is gross negligence on the part of the relevant account holder.

Business Improvement Order Issued to Bank of Tokyo-Mitsubishi by the Financial Services Agency.    The Financial Services Agency announced on August 26, 2005 that it had issued a business improvement order to Bank of Tokyo-Mitsubishi after a temporary employee at Bank of Tokyo-Mitsubishi was found to have embezzled more than ¥900 million over a period of more than ten years. The order requires Bank of Tokyo-Mitsubishi to establish a compliance system by adopting measures to prevent similar misconduct and to ensure the effectiveness of internal audit functions.

Organizational Structure

The following chart presents our basic corporate structure as at January 4, 2006:

Set forth below is a list of our significant subsidiaries at January 4, 2006:

Name	Country of Incorporation	Proportion of Ownership Interest (%)	Proportion of Voting Interest (%)
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	Japan	100	100
Mitsubishi UFJ Trust and Banking Corporation	Japan	100	100
Mitsubishi UFJ Securities Co., Ltd.	Japan	61	63
Mitsubishi UFJ Asset Management Co., Ltd.	Japan	100	100
Mitsubishi UFJ Wealth Management Securities, Ltd.	Japan	100	100
Mitsubishi UFJ Factors Limited	Japan	76	76
UFJ NICOS Co., Ltd.	Japan	69	69
Mitsubishi UFJ Home Loan Credit Co., Ltd.	Japan	99	99
The Diamond Home Credit Company Limited	Japan	99	99
Defined Contribution Plan Consulting of Japan Co., Ltd.	Japan	70	70
MU Investments Co., Ltd.	Japan	100	100
The Senshu Bank, Ltd.	Japan	69	69
MU Strategic Partner Co., Ltd.	Japan	100	100
UnionBanCal Corporation	United States	62	62
Union Bank of California, N.A.	United States	62	62
Bank of Tokyo-Mitsubishi UFJ Trust Company	United States	100	100
Mitsubishi UFJ Securities International plc	United Kingdom	100	100
Mitsubishi UFJ Wealth Management Bank (Switzerland), Ltd.	Switzerland	100	100
Mitsubishi UFJ Trust International Limited	United Kingdom	100	100
Mitsubishi UFJ Trust & Banking Corporation (U.S.A.)	United States	100	100

Directors and Senior Management

The following are the directors and corporate auditors of MUFG:

Name	Position
Ryosuke Tamakoshi	Chairman
Haruya Uehara	Deputy Chairman and Chief Audit Officer
Nobuo Kuroyanagi	President & CEO
Tatsunori Imagawa	Deputy President
Hajime Sugizaki	Senior Managing Director and Chief Financial Officer
Yoshihiro Watanabe	Senior Managing Director and Chief Risk Management Officer
Toshihide Mizuno	Senior Managing Director and Chief Planning Officer
Shigemitsu Miki	Director
Shintaro Yasuda	Director
Hirohisa Aoki	Director
Kinya Okauchi	Director
Nobuyuki Hirano	Director
Hiroshi Hamada	Director
Iwao Okijima	Director
Takuma Otoshi	Director
Setsuo Uno	Corporate Auditor (Full-time)
Haruo Matsuki	Corporate Auditor (Full-time)
Takeo Imai	Corporate Auditor
Tsutomu Takasuka	Corporate Auditor
Kunie Okamoto	Corporate Auditor

DESCRIPTION OF FINANCE SUBSIDIARIES

MUFG Capital Finance 1 Limited, MUFG Capital Finance 2 Limited and MUFG Capital Finance 3 Limited were incorporated as exempt companies with limited liability under the laws of the Cayman Islands. The finance subsidiaries exist for the purpose of issuing preferred securities, the proceeds of which will be advanced to, or otherwise invested in, our subsidiaries or affiliates. We will irrevocably guarantee the payment of dividends and payments on liquidation or redemption with respect to the preferred securities on a full, unconditional and subordinated basis.

The ordinary shares of each of the finance subsidiaries will be issued in uncertificated form and will not be evidenced by share certificates.

Each finance subsidiary’s fiscal year will end on the calendar day prior to the dividend payment date in January of each year for the preferred securities issued by it.

The registered address of each finance subsidiary is c/o M&C Corporate Services Limited, P.O. Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands.

Management

Directors

The articles of each finance subsidiary will provide that its board of directors may not comprise fewer than two or more than four members, including its independent director. No finance subsidiary expects to have any further officers or other employees.

Independent Director

The articles of each finance subsidiary will require that, so long as any preferred securities issued by it are outstanding, certain actions by the finance subsidiary are subject to prior approval by its independent director.

Each finance subsidiary’s independent director will be under a duty to consider the interests of the finance subsidiary as a whole as to all matters, including those relating to the enforcement (in some circumstances) of the relevant subordinated guarantee agreement, without reference to any conflicting interests of the MUFG as the holder of the ordinary shares of that finance subsidiary or otherwise.

Each finance subsidiary’s independent director will be a member of the board of directors of the finance subsidiary and will not have been, during the preceding ten years, a director or employee of MUFG or any of its direct or indirect subsidiaries or affiliates, other than a director of any direct or indirect subsidiary of MUFG acting pursuant to provisions similar to the articles of the finance subsidiaries.

DESCRIPTION OF COMMON STOCK

We summarize below the material provisions of our articles of incorporation, our share handling regulations, and the Commercial Code of Japan (Law No. 48 of 1899) as they relate to joint stock companies, also known as kabushiki kaisha. To the extent necessary or appropriate in the context, the description below also refers to the New Company Law (Kaisha-hou) (Law No. 86 of 2005). The New Company Law, which modernizes and makes overall amendments to the Commercial Code by replacing the current provisions with regard to corporations, was promulgated on July 26, 2005 and is currently expected to take effect in May 2006.

Because it is a summary, this discussion should be read together with our articles of incorporation and share handling regulations, which have been filed, or incorporated by reference, as exhibits to the registration statement of which this prospectus is a part.

General

A joint stock company is a legal entity incorporated under the Commercial Code (or when the New Company Law becomes effective, the New Company Law). The investment and rights of the shareholders of a joint stock company are represented by shares of stock in the company and shareholders’ liability is limited to the amount of the subscription for the shares.

Our authorized common share capital is 33,000,000 shares of common stock with no par value. As of December 31, 2005, a total of 10,133,355.28 shares of common stock (including 381,259.10 shares of common stock held by us, excluding our subsidiaries, as treasury stock) were issued. Each of the shares issued and outstanding is fully paid and non-assessable. We are authorized to issue 1,416,251 shares of preferred stock comprising 120,000 class 3 preferred shares, 400,000 class 5 preferred shares, 200,000 class 6 preferred shares, 200,000 class 7 preferred shares, 78,800 class 8 preferred shares, 92,150 class 9 preferred shares, 150,000 class 10 preferred shares, one class 11 preferred share, 175,300 class 12 preferred shares. As of February 28, 2006, we had 100,000 class 3 preferred shares, 27,000 class 8 preferred shares, 79,700 class 9 preferred shares, 150,000 class 10 preferred shares, one class 11 preferred share and 175,300 class 12 preferred shares issued and outstanding.

We may issue shares from our authorized but unissued share capital following a resolution to that effect by our board of directors. An increase in our authorized share capital is only possible by amendment of our articles of incorporation, which generally requires shareholders’ approval.

Under the Commercial Code as well as the New Company Law, shares are transferable by delivery of share certificates representing such shares. In order to assert shareholders’ rights against us, a shareholder must have its name and address registered on our register of shareholders, in accordance with our share handling regulations.

A holder of shares may choose, at his or her discretion, to participate in the central clearing system for share certificates under the Law Concerning Central Securities Depository and Book-Entry Transfer of Stock Certificates and Other Securities of Japan. Participating shareholders must deposit certificates representing the shares to be included in this clearing system with the Japan Securities Depository Center, Inc. If a holder is not a participating institution in the Japan Securities Depository Center, he or she must participate through a participating institution, such as a securities company or bank having a clearing account with the Japan Securities Depository Center. All shares deposited with the Japan Securities Depository Center will be registered in the name of the Japan Securities Depository Center on our register of shareholders. Each participating shareholder will in turn be registered on our register of beneficial shareholders and be treated in the same way as shareholders registered on our register of shareholders. Delivery of share certificates is not required to transfer deposited shares. Entry of the share transfer in the books maintained by the Japan Securities Depository Center for participating institutions, or in the books maintained by a participating institution for its customers, has the same effect as delivery of share certificates. This central clearing system is intended to reduce paperwork required in connection with transfers of shares. Beneficial owners may at any time withdraw their shares from deposit and receive share certificates.

A new law to establish a new central clearing system for shares of listed companies and to eliminate the issuance and use of certificates for such shares was promulgated in June 2004 and the relevant part of the law will come into effect within five years of the date of the promulgation. On the effective date, a new central clearing system will be established and the shares of all Japanese companies listed on any Japanese stock exchange will be subject to the new central clearing system. On the same day, all existing share certificates for such shares will become null and void, and companies will not be required to collect those share certificates from shareholders. The transfer of such shares will be effected through entry in the books maintained under the new central clearing system.

Dividends

Dividends are distributed in proportion to the number of shares owned by each shareholder on the record date for the dividend. Dividends for each financial period may be distributed following shareholders’ approval at an ordinary general meeting of shareholders.

Payment of dividends on common stock is subject to the preferential dividend rights of holders of preferred shares.

Under the Banking Law of Japan and our articles of incorporation, our financial accounts are closed on March 31 of each year, and dividends, if any, are paid to shareholders of record as of March 31 following approval of our shareholders at an ordinary general meeting of shareholders. In addition to year-end dividends, our board of directors may by resolution declare an interim cash dividend to shareholders of record as of September 30 of each year.

Under the New Company Law, distribution of dividends will take the form of distribution of surplus (as defined below). We will be permitted to make distributions of surplus to our shareholders any number of times per fiscal year pursuant to resolutions of our general meetings of shareholders, subject to certain limitations described below. Distributions of surplus will be required in principle to be authorized by a resolution of a general meeting of shareholders. Distributions of surplus will, however, be permitted pursuant to a resolution of our board of directors if:

(a)	our articles of incorporation so provide;

(b)	the normal term of office of our directors is one year; and

(c)	our non-consolidated annual financial statements and certain documents for the latest fiscal year fairly present our assets and profit and loss, as required by an ordinance of the Ministry of Justice.

In an exception to the above rule, even if the requirements described in (a) through (c) are not met, we will be permitted to make distributions of surplus in cash to our shareholders by resolutions of the board of directors once per fiscal year if our articles of incorporation so provide. This exception is designed to enable companies to make interim dividend payments substantially in the same manner as permitted under the Commercial Code.

Under the New Company Law, distributions of surplus may be made in cash or in kind in proportion to the number of shares of common stock held by each shareholder. A resolution of a general meeting of shareholders or our board of directors authorizing a distribution of surplus must specify the kind and aggregate book value of the assets to be distributed, the manner of allocation of such assets to shareholders, and the effective date of the distribution. If a distribution of surplus is to be made in kind, we may, pursuant to a resolution of a general meeting of shareholders or (as the case may be) our board of directors, grant to our shareholders the right to require us to make such distribution in cash instead of in kind. If no such right is granted to shareholders, the relevant distribution of surplus must be approved by a special resolution of a general meeting of shareholders (see the description of a “special resolution” in “—Voting Rights”).

Under the Commercial Code, we may distribute annual or interim dividends only if:

•	we have set aside in our legal reserve an amount equal to at least one-tenth of the annual dividend and any other amount paid by us as an appropriation of retained earnings or of any interim dividend, as the case may be; or

•	the sum of the amount in our legal reserve and additional paid-in capital is at least one-quarter of our stated capital.

We may distribute annual or interim dividends out of the excess of our net assets, on a non-consolidated basis, over the aggregate of:

(1)	our stated capital;

(2)	our additional paid-in capital;

(3)	our accumulated legal reserve;

(4)	the legal reserve to be set aside in respect of the dividend concerned and any other proposed payment by way of appropriation of retained earnings;

(5)	the excess, if any, of unamortized expenses incurred in preparation for the commencement of business and in connection with research and development over the aggregate of the amounts referred to in (2), (3) and (4) above;

(6)	subscription money for new shares, or security money to be applied to such subscription money, if any, recorded on our balance sheet;

(7)	if assets are stated at market value on our balance sheet, the excess, if any, of the aggregate market value over the aggregate acquisition cost of those assets; and

(8)	the balance, if any, recorded on our balance sheet as a result of reevaluating land which we own for business purposes.

In the case of interim dividends, if we decrease our stated capital or our legal reserve after the preceding fiscal year end, such decreased figures, less the amount paid to shareholders upon such reduction and certain other amounts, shall be applied to (1) and (3) above.

In the case of interim dividends, net assets are calculated by reference to the balance sheet as of the end of the preceding fiscal year, adjusted to reflect:

(a)	any subsequent payment by way of appropriation of retained earnings and transfer to legal reserve in respect of such payment;

(b)	any subsequent transfer of retained earnings to stated capital; and

(c)	if we have been authorized, pursuant to a resolution of an ordinary general meeting of shareholders or the board of directors, to repurchase our own shares, the total amount of the repurchase price for those shares that may be paid by us.

Interim dividends may not be paid if there is a risk that at the end of the fiscal year, there may not be any excess of net assets over the aggregate of the amounts referred to in (1) through (8) above.

Under the New Company Law, we may make distribution of surplus to the extent that the aggregate book value of the assets to be distributed to shareholders does not exceed the distributable amount (as defined below) as of the effective date of such distribution of surplus. The amount of surplus (the “surplus”) at any given time shall be the amount of our assets and the book value of our treasury stock after subtracting the amounts of items (1) through (5) below as they appear on our non-consolidated balance sheet as of the end of our last fiscal year, and after reflecting the changes in our surplus after the end of our last fiscal year, by adding the amounts of items (6), (7) and (8) below and/or subtracting the amounts of items (9), (10) and (11) below:

(1)	our liabilities;

(2)	our stated capital;

(3)	our additional paid-in capital;

(4)	our accumulated legal reserve;

(5)	other amounts as are set out in an ordinance of the Ministry of Justice;

(6)	(if we transferred our treasury stock after the end of the last fiscal year) the transfer price of our treasury stock after subtracting the book value thereof;

(7)	(if we decreased our stated capital after the end of the last fiscal year) the amount of decrease in our stated capital (excluding the amount transferred to additional paid-in capital or legal reserve);

(8)	(if we decreased our additional paid-in capital or legal reserve after the end of the last fiscal year) the amount of decrease in our additional paid-in capital or legal reserve (excluding the amount transferred to stated capital);

(9)	(if we cancelled our treasury stock after the end of the last fiscal year) the book value of the cancelled treasury stock;

(10)	(if we distributed surplus to shareholders after the end of the last fiscal year) the amount of the assets distributed to shareholders by way of such distribution of surplus; and

(11)	other amounts as are set out in an ordinance of the Ministry of Justice.

Our distributable amount (the “distributable amount”) at any given time shall be the aggregate amount of (a) the surplus, (b) the amount of profit as recorded for the period after the end of our last fiscal year until the date of an extraordinary settlement of account (if any) as is set out in an ordinance of the Ministry of Justice and (c) the transfer price of our treasury stock in the same period, after subtracting the amounts of the following items:

(1)	the book value of our treasury stock;

(2)	(if we transferred our treasury stock after the end of the last fiscal year) the transfer price of our treasury stock;

(3)	the losses are recorded for the period after the end of our last fiscal year until the date of an extraordinary settlement of account (if any) as are set out in an ordinance of the Ministry of Justice; and

(4)	other amounts as are set out in an ordinance of the Ministry of Justice.

In Japan, the “ex-dividend” date and the record date for any dividends precede the date of determination of the amount of the dividend to be paid. The market price of shares generally becomes ex-dividend on the third business day prior to the record date. Under our articles of incorporation, we are not obligated to pay any dividends which are left unclaimed for a period of five years after the date on which they first became payable.

Capital and Reserves

Under the Commercial Code, when we issue new shares of common stock, the entire amount of the issue price of the new shares is required to be accounted for as stated capital, although we may account for an amount not exceeding one-half of the issue price as additional paid-in capital by resolution of our board of directors.

Under the Commercial Code, we may at any time transfer the whole or any part of our additional paid-in capital and legal reserve to stated capital by resolution of the board of directors. The whole or any part of retained earnings which may be distributed as annual dividends may also be transferred to stated capital by resolution of an ordinary general meeting of shareholders. We may reduce stated capital by special resolution of a general meeting of shareholders, as discussed under “—Voting Rights.” We may also reduce additional paid-in capital and/or legal reserve by resolution of a general meeting of shareholders, provided that the sum of additional paid-in capital and legal reserve remaining after such reduction may not be less than one-quarter of our stated capital.

Under the New Company Law, we may reduce our additional paid-in capital or legal reserve (without limitation as to the amount of such reduction) as mentioned in the preceding paragraph, generally by resolution of a general meeting of shareholders and, if so resolved in the same resolution, may account for the whole or any part of the amount of such reduction as stated capital. On the other hand, we may reduce our stated capital generally by special resolution of a general meeting of shareholder and, if so resolved in the same resolution, may account for the whole or any part of the amount of such reduction as additional paid-in capital or legal reserve. In addition, we may reduce our surplus and increase either (i) stated capital or (ii) additional paid-in capital and/or legal reserve by the same amount, in either case by resolution of a general meeting of shareholders.

Stock Splits

Stock splits of our outstanding stock may be effected at any time by resolution of our board of directors. When a stock split is to be effected, we may increase the amount of the authorized share capital to cover the stock split by amending our articles of incorporation by resolution of the board of directors without approval by special resolution of the general meeting of shareholders, unless more than one class of stock is issued and outstanding. Shareholders will not be required to exchange stock certificates for new stock certificates, but certificates representing the additional stock resulting from the stock split will be issued to shareholders. We must give public notice of the stock split, specifying a record date at least two weeks prior to the record date and, in addition, promptly after the stock split takes effect, give notice to each shareholder specifying the number of shares to which such shareholder is entitled by virtue of the stock split. After the New Company Law becomes effective, no such notice to each shareholder will be required.

Fractional Shares

Fractional shares may arise from, among other things, a stock split or a combination of outstanding shares into a smaller number of shares. A holder of fractional shares constituting one-hundredth of one share or any integral multiple of one-hundredth of one share will be registered in our register of fractional shares. Fractional shares will carry no voting rights, but, pursuant to the Commercial Code and our articles of incorporation, the holders of fractional shares will have the right to receive dividends and interim dividends, if any, on their fractional shares. No certificates for fractional shares will be issued and therefore fractional shares will not normally be transferable. However, the registered holders of fractional shares may at any time require us to purchase the fractional shares at the current market price. Also, registered holders of fractional shares may require us to sell them a number of fractional shares, of which number, when combined with the number already held by such holder, shall become one share; provided that such request is met only when we own the necessary number of our shares.

The New Company Law abolishes the fractional share system. We may adopt a unit share system by amending our articles of incorporation as described in the first paragraph under “—Unit Share (tan-gen kabu) System,” although it will also be possible for us to continue to use the fractional share system.

Unit Share (tan-gen kabu) System

Currently, we do not use the unit share (tan-gen kabu) system which was introduced on October 1, 2001. However, we may use the unit share system by amending our articles of incorporation, which requires the approval of all classes of shareholders. Under the New Company Law, if a unit share system is adopted by us simultaneously with a free allotment of shares and fractions less than one share to all classes of shareholders and fractional shareholders, the relevant amendment to our articles of incorporation may be authorized by a special resolution of the general meeting of shareholders without the approval of class shareholders, provided that, among other things, following such amendment, the number of shares comprising a unit is the number obtained by (a) dividing the number of allotted shares and fractions less than one share by the number of shares outstanding immediately prior to the effective date of such free allotment, and (b) adding one.

Under the unit share system, a company may provide in its articles of incorporation that a unit comprises a specified number of shares that may not exceed 1,000 shares or one-two hundredth of the number of issued shares, whichever is smaller. The number of shares comprising a unit may vary for different classes of stock. A company may provide in its articles of incorporation that the company will not, as a general rule, issue certificates representing a number of shares less than a unit, in which case any fraction of a unit for which no share certificate is issued will not be transferable. Under the unit share system, one unit of shares has one voting right. A holder of less than one unit of shares has no voting right. If we adopt the unit share system, shareholders may require us to purchase shares constituting less than a unit at the current market price. Our board of directors may reduce the number of shares constituting a unit or cease to use the unit share system by amendments to our articles of incorporation without shareholders’ approval even though amendments to the articles of incorporation generally require a special resolution of the general meeting of shareholders.

Under the New Company Law, if the articles of incorporation so provide, the holders of shares constituting less than a full unit will not have the right to receive dividends, nor will they have other shareholder rights except for those specified in the New Company Law or an ordinance of the Ministry of Justice.

General Meeting of Shareholders

The ordinary general meeting of our shareholders is usually held in June of each year in Chiyoda-ku, Tokyo. In addition, we may hold an extraordinary general meeting of shareholders whenever necessary by giving at least two weeks’ advance notice to shareholders. The record date for ordinary general meetings of our shareholders is March 31.

Any shareholder holding at least 300 voting rights or 1% of the total number of voting rights for six consecutive months or longer may propose a matter to be considered at a general meeting of shareholders by submitting a written request to a representative director at least eight weeks prior to the date of the meeting.

Under the New Company Law, any of the minimum percentages, time periods and number of voting rights necessary for exercising the minority shareholders rights described above may be decreased or shortened if our articles of incorporation so provide.

Voting Rights

A shareholder generally has one voting right for each whole share. The common shares stated below are not entitled to voting rights and such common shares are not counted in the number of shares when determining whether a quorum exists:

•	treasury shares;

•	shares held by a company in which we, we and our subsidiaries or our subsidiaries owns more than 25% of the total voting rights; and

•	shares issued after the record date as a result of conversion of convertible stock, exercise of stock acquisition rights, conversion of convertible stock and fractional shareholders becoming a shareholder of a whole share.

On the other hand, holders of certain class of shares shall be entitled to voting rights at the ratio of one voting right for one preferred share; for example, when a proposal to pay the full amount of preferential dividends on any class of preferred shares in compliance with the terms of such preferred shares is not included in the agenda of the relevant shareholders meeting.

Under our articles of incorporation, except as otherwise provided by law or by other provisions of our articles of incorporation, a resolution can be adopted at a shareholders’ meeting by the holders of a majority of the voting rights represented at the meeting. The Commercial Code and our articles of incorporation require a quorum of not less than one third of the total number of voting rights for election of our directors and corporate auditors.

The Commercial Code and our articles of incorporation provide that a quorum of not less than one-third of outstanding voting rights, excluding those owned by our subsidiaries and affiliates of which we own, directly or indirectly, more than 25 percent, must be present at a shareholders’ meeting to approve specified corporate actions, such as:

•	the amendment of our articles of incorporation, except in some limited cases;

•	the repurchase of our own stock from a specific shareholder other than our subsidiary;

•	the consolidation of shares;

•	the offering to persons other than shareholders of stock at a specially favorable price, or of stock acquisition rights or bonds or notes with stock acquisition rights with specially favorable conditions;

•	the removal of a director (when the New Company Law becomes effective, the removal of a director who was elected by cumulative voting) or corporate auditor;

•	the exemption from liability of a director or corporate auditor, with certain exceptions;

•	a reduction in stated capital (when the New Company Law becomes effective, with certain exceptions in which a shareholders’ resolution is not required);

•	(when the New Company Law becomes effective) a distribution of in-kind dividends which meets certain requirements;

•	a dissolution, merger or consolidation, except for certain types of mergers;

•	the transfer of the whole or an important part of our business;

•	the acquisition of the whole business of another company, except in some limited circumstances;

•	a stock-for-stock exchange (kabushiki-kokan) or stock-for-stock transfer (kabushiki-iten), except in some limited circumstances; and

•	a corporate split, except in some limited circumstances.

A special resolution representing at least two-thirds of the voting rights represented at the meeting is required to approve these actions.

There is no cumulative voting for the election of directors or corporate auditors.

Subscription Rights

Holders of shares have no preemptive rights under our articles of incorporation. Under the Commercial Code, however, our board of directors may determine that shareholders be given subscription rights in connection with a particular issue of new shares. In this case, these subscription rights must be given on uniform terms to all shareholders as of a specified record date by public notice at least two weeks prior to the record date. A notification to each individual shareholder must also be given at least two weeks prior to the date of expiration of the subscription rights.

Rights to subscribe for new shares may be transferable or non-transferable, as determined by our board of directors. If subscription rights are not transferable, a purported transfer by a shareholder will not be enforceable against us.

Under the New Company Law, rights to subscribe for new shares may not be transferred; however, we may allot stock acquisition rights to shareholders without consideration, and such rights will be transferable.

Stock Acquisition Rights

We may issue stock acquisition rights (shinkabu yoyakuken), which in the United States are often in the form of warrants, or bonds with stock acquisition rights that cannot be detached (shinkabu yoyakuken-tsuki shasai), which in the United States are often in the form of convertible bonds or bonds with non-detachable warrants. Except where the issuance would be on “specially favorable” conditions, the issuance of stock acquisition rights or bonds with stock acquisition rights may be authorized by a resolution of our board of directors. Upon exercise of the stock acquisition rights, the holder of such rights may either acquire shares by paying the applicable exercise price or, if so determined by a resolution of our board of directors, by making a substitute payment, such as having the convertible bonds redeemed for no cash in lieu of the exercise price.

Liquidation Rights

Upon our liquidation, the assets remaining after payment of all debts, liquidation expenses, taxes and preferred distributions to holders of shares of our preferred stock will be distributed among the holders of our common stock in proportion to the number of shares they own.

Transfer Agent

Mitsubishi UFJ Trust Bank is the transfer agent for our common stock. The office of Mitsubishi UFJ Trust Bank for this purpose is located at 4-5 Marunouchi 1-chome, Chiyoda-ku, Tokyo 100-8212, Japan. Mitsubishi UFJ Trust Bank maintains our register of shareholders and our register of lost share certificates, and records transfers of ownership upon presentation of share certificates.

Reports to Shareholders

We furnish to our shareholders notices, in Japanese, of shareholders’ meetings, annual business reports, including our financial statements, and notices of resolutions adopted at our shareholders’ meetings.

Record Dates

As stated above, March 31 is the record date for the payment of annual dividends, if any, and the determination of shareholders entitled to vote at ordinary general meetings of our shareholders. September 30 is the record date for the payment of interim dividends, if any. In addition, by a resolution of our board of directors and after giving at least two weeks’ prior public notice, we may at any time set a record date in order to determine the shareholders who are entitled to the rights pertaining to our shares.

Repurchase of Our Shares of Common Stock

We may repurchase our own shares:

•	through the Tokyo Stock Exchange or other stock exchanges on which our shares are listed, if authorized by a resolution of an ordinary general meeting of shareholders (on or after the effective date of the New Company Law, by either a resolution of an ordinary general meeting of shareholders or a resolution of an extraordinary general meeting of shareholders) or our board of directors;

•	by way of a tender offer, if authorized by a resolution of an ordinary general meeting of shareholders (on or after the effective date of the New Company Law, by either a resolution of an ordinary general meeting of shareholders or a resolution of an extraordinary general meeting of shareholders) or our board of directors;

•	from a specific party, if authorized by a special resolution of an ordinary general meeting of shareholders (on or after the effective date of the New Company Law, by either a resolution of an ordinary general meeting of shareholders or a resolution of an extra ordinary general meeting of shareholders); or

•	from our subsidiaries, if authorized by a resolution of our board of directors.

When the repurchase is made by us from a specific party, as authorized by a special resolution of an ordinary general meeting of shareholders, any shareholder may make a demand to a director, five days or more prior to the relevant shareholders’ meeting, that we also repurchase the shares held by that shareholder. Under the New Company Law, however, no such right will be available if the shares have a market price, and if the purchase price does not exceed the then market price calculated in a manner set forth in an ordinance of the Ministry of Justice.

Repurchase of our own shares pursuant to an authorization of our board of directors must satisfy various specified requirements, including the requirement that the total amount of the repurchase price may not exceed the amount of the retained earnings available for annual dividend payments after taking into account any reduction of stated capital, additional paid-in capital or legal reserve (if such reduction is authorized by a resolution of the relevant general meeting of shareholders) less the sum of the amount to be paid by way of appropriation of retained earnings and the amount of retained earnings to be transferred to stated capital in respect of the relevant fiscal year pursuant to a resolution of the same general meeting of shareholders. If it is anticipated that the net assets on our balance sheet as at the end of the relevant fiscal year will be less than the aggregate amount of the stated capital, additional paid-in capital and other items as described in (1) through (8) in the seventh paragraph under “—Common Stock—Dividends,” we may not repurchase our own shares. In case we purchase our own shares pursuant to an authorization of our board of directors, we are required to report the reason by which the repurchase is considered necessary, type and number of shares and the aggregate amount of the repurchases carried out at the first ordinary shareholders’ meeting after the repurchase(s) in question.

Under the New Company Law, the restriction on the source of funds for the acquisition of our own shares will be integrated into those for the distribution of surplus to the shareholders as described in the eleventh paragraph under “—Dividends.”

We may hold our own shares so repurchased without restrictions. In addition, we may cancel or dispose of our own shares that we hold by a resolution of our board of directors. As of December 31, 2005, we (excluding our subsidiaries) owned 381,259.10 treasury shares.

DESCRIPTION OF DEBT SECURITIES

The debt securities offered by this prospectus will be our unsecured obligations. Senior debt will be issued under a senior debt indenture. Subordinated debt will be issued under a subordinated debt indenture. Debt securities may be issued as convertible debt securities which are classified under the Commercial Code of Japan as bonds with stock acquisition rights. The senior debt indenture and the subordinated debt indenture are sometimes referred to in this prospectus individually as an “indenture” and collectively as the “indentures.” The forms of indentures are filed as exhibits to the registration statement of which this prospectus forms a part.

The following briefly summarizes the material provisions of the indentures and the debt securities. You should read the more detailed provisions of the applicable indenture, including the defined terms, for provisions that may be important to you. You should also read the particular terms of a series of debt securities, which will be described in more detail in the applicable prospectus supplement. Copies of the indentures may be obtained from us or the applicable trustee. So that you may easily locate the more detailed provisions, the numbers in parentheses below refer to sections in the applicable indenture or, if no indenture is specified, to sections in each of the indentures. Wherever particular sections or defined terms of the applicable indenture are referred to, these sections or defined terms are incorporated into this prospectus by reference, and the statement in this prospectus is qualified by that reference.

Unless otherwise provided in the applicable prospectus supplement, the trustee under the senior debt indenture and the trustee under the subordinated debt indenture will be JPMorgan Chase Bank, N.A. located at 4 New York Plaza, 15th Floor, New York, NY 10004.

We are a holding company that conducts substantially all of our operations through subsidiaries. As a result, claims of the holders of the debt securities will generally have a junior position to claims of creditors of our subsidiaries, except to the extent that MUFG is recognized, and receives payment, as a creditor of those subsidiaries. Claims of our subsidiaries’ creditors, other than MUFG, include among other things substantial amounts of long-term borrowings, deposit liabilities, securities sold under repurchase agreements, commercial paper and other short-term borrowings.

Neither of the indentures limits our ability to enter into a highly leveraged transaction or provides you with any special protection in the event of such a transaction. In addition, neither of the indentures provides special protection in the event of a sudden and dramatic decline in our credit quality resulting from a takeover, recapitalization or similar restructuring of MUFG.

General

The indentures provide that our debt securities may be issued in one or more series, with different terms, in each case as authorized from time to time by us. Neither of the indentures limits the amount of debt securities that we may issue. We have the right to “reopen” a previous issue of a series of debt securities by issuing additional debt securities of that series.

Subordinated debt securities may be:

•	senior subordinated securities with a fixed stated maturity or date of redemption; or

•	junior subordinated securities with no fixed stated maturity or date of redemption.

Specific Japanese and U.S. federal income tax consequences and other special considerations applicable to any series of debt securities issued by us will be described in the applicable prospectus supplement.

The applicable prospectus supplement relating to any series of debt securities will describe, among other things, the following terms, where applicable:

•	the title of the debt securities;

•	whether the debt securities will be senior, senior subordinated or junior subordinated debt;

•	the total principal amount of the debt securities;

•	any limit on the aggregate principal amount or aggregate initial offering price of the debt securities;

•	the percentage of the principal amount at which the debt securities will be sold and, if applicable, the method of determining the price;

•	the date or dates on which the principal of the debt securities will be payable, if any, and the amount payable upon acceleration;

•	the interest rate or the method of computing the interest rate;

•	the date or dates from which any interest will accrue, or how the date or dates will be determined, and the interest payment date or dates and any related record dates;

•	if other than in U.S. dollars, the currency or currency unit in which payment will be made;

•	if any payments may be made at our election or at the election of a holder of debt securities in a currency or currency unit other than that in which the debt securities are stated to be payable, the periods within which and the terms upon which the election may be made;

•	any provisions for the payment of additional amounts for taxes in addition to those set forth below;

•	the denominations in which the currency or currency unit of any debt securities will be issuable;

•	the location where payments on the debt securities will be made;

•	the terms and conditions on which the debt securities may be redeemed at our option;

•	any obligation of ours to redeem, purchase or repay the debt securities at the option of a holder upon the happening of any event and the terms and conditions of redemption, purchase or repayment;

•	the conversion provisions, if any;

•	any provisions for the discharge of our obligations relating to the debt securities by deposit of funds or government obligations;

•	whether the debt securities are to trade in book-entry form and the terms and any conditions for exchanging the global security in whole or in part for paper certificates;

•	the date of any global security if other than the original issuance of the first debt security to be issued;

•	any covenants or agreements relating to the debt securities;

•	any events of default applicable to the debt securities not described in this prospectus;

•	any material provisions of the applicable indenture described in this prospectus that do not apply to the debt securities; and

•	any other specific terms of the debt securities.

We may issue some of the debt securities as original issue discount debt securities. Original issue discount debt securities will bear no interest or will bear interest at a below-market rate and will be sold at a discount below their stated principal amount. The prospectus supplement will contain any special tax, accounting or other information relating to original issue discount debt securities. If we offer other kinds of debt securities, including debt securities linked to an index or payable in currencies other than U.S. dollars, the prospectus supplement relating to those debt securities will also contain any special tax, accounting or other information relating to these debt securities.

The debt securities, other than convertible bonds, will be issued only in registered form. It is currently anticipated that any convertible bonds will be issued in bearer form and any such convertible bonds sold into the United States would be held through a book-entry depository, allowing such convertible bonds to be considered registered securities for U.S. tax purposes. As currently anticipated, debt securities of a series will trade in book-entry form, and global notes will be issued in physical (paper) form, as described below under “—Global Securities.” Unless otherwise provided in the accompanying prospectus supplement, debt securities denominated in U.S. dollars will be issued only in denominations of $1,000 and whole multiples of $1,000. (Section 302.) The prospectus supplement relating to offered securities denominated in a foreign or composite currency will specify the denomination of the offered securities.

The debt securities may be presented for exchange, and debt securities other than a global security may be presented for registration of transfer, at the principal corporate trust office of the relevant trustee in New York City. Holders will not have to pay any service charge for any registration of transfer or exchange of debt securities, but you may have to pay an amount to cover any tax or other governmental charge payable in connection with the registration of transfer. (Section 305.)

Payment and Paying Agents

Distributions on the debt securities other than those represented by global notes will be made in the designated currency against surrender of the debt securities at the principal corporate trust office of the relevant trustee in New York City. Payment of interest will be made on the relevant payment date to the registered holder at the close of business on the record date for the payment. Interest payments will be made at the principal corporate trust office of the relevant trustee in New York City, or by a check mailed to the holder at his registered address. (Section 307.) Interest payments on debt securities that are not denominated in U.S. dollars may be made by paying agents outside of New York City. Payments in any other manner will be specified in the prospectus supplement.

Payment of Additional Amounts

All payments of the principal of, premium, if any, and interest, including discount, if any, on our debt securities will be made without deduction or withholding for or on account of any present or future taxes, duties, assessments or other governmental charges of whatever nature imposed or levied by or on behalf of Japan or the jurisdiction of organization of any successor entity or any of their political subdivisions or taxing authorities, unless the withholding or deduction of the taxes, duties, assessments or other governmental charges is required by law or regulation or by the official interpretation of the relevant law or regulation. In that event, we will pay to each holder of debt securities such additional amounts as may be necessary in order that each net payment on the applicable debt security after the deduction or withholding will not be less than the amount provided for in the applicable debt security to be then due and payable. The obligations to pay these additional amounts, however, will not apply to:

•	any taxes, duties, assessments or other governmental charges that would not have been imposed but for:

(1)	the existence of any present or former connection between the holder or the beneficial owner of the applicable debt security, or between a fiduciary, settlor, beneficiary or partner, if the holder or beneficial owner is an estate, trust or partnership, and the applicable taxing jurisdiction imposing the taxes, duties, assessments or other governmental charges other than the mere receipt of payments in respect of a debt security or the holding or ownership of a debt security or beneficial interest therein or the enforcement of rights with respect thereto; or

(2)	the presentation of a debt security, where presentation is required, for payment on a date more than 30 days after the date on which the payment became due and payable or the date on which payment of the debt security is duly provided for, whichever occurs later, except to the extent the holder or beneficial owner of the debt security would have been entitled to the additional amounts if it had presented the debt security for payment on any date within the 30-day period;

•	any estate, inheritance, gift, sales, transfer, personal property or similar tax, duty, assessment or other governmental charge;

•	any tax, duty, assessment or other governmental charge which is payable otherwise than by withholding from payments of, or in respect of, principal of, or any interest on, the debt securities;

•	any tax, duty, assessment or other governmental charge that is imposed or withheld by reason of the failure to comply by the holder or the beneficial owner of the debt securities with our request addressed to the holder:

(1)	to provide information concerning the nationality, residence, identity or connection with a taxing jurisdiction of the holder or the beneficial owner, or

(2)	to make any declaration or other similar claim to satisfy any information or reporting requirement, which is required or imposed by a statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of the tax, assessment or other governmental charge;

•	any withholding or deduction imposed on a payment to an individual and required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000, or any law implementing or complying with, or introduced in order to conform to, such directive;

•	any withholding or deduction that is imposed on any debt security that is presented for payment by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant debt security to another paying agent in a member state of the European Union; or

•	any combination of items listed above.

Additional amounts will not be paid with respect to any payment of principal or any interest on any debt security to any holder or beneficial owner that is a fiduciary or partnership or other than the sole beneficial owner of the applicable debt security to the extent the payment would be required by the laws of a taxing jurisdiction to be included in the income for tax purposes of a beneficiary or settlor with respect to the fiduciary or a member of the partnership or a beneficial owner who would not have been entitled to these additional amounts had it been a holder.

Whenever the payment of principal of, or any premium or interest on, any debt security is mentioned in an indenture in any context, the mention will be deemed to include the payment of additional amounts to the extent that, in the context of the discussion, additional amounts are, were or would be payable with respect to the applicable debt security.

Redemption for Taxation Reasons

The debt securities may be redeemed for cash, at our option, as a whole but not in part, at any time, at a redemption price equal to the principal amount (or accreted value) of the applicable debt security, together with accrued interest to the date fixed by us for redemption and additional amounts, if as a result of any change in, or amendment to, the laws or treaties (or any regulations or rulings promulgated thereunder) of Japan or the jurisdiction of organization of any successor entity (or any political subdivision or taxing authority of such jurisdiction) affecting taxation, or any change in official position regarding the application or interpretation of these laws, treaties, regulations or rulings (including a holding, judgment, or order by a court of competent jurisdiction), which change, amendment, application or interpretation becomes effective on or after the date of the issuance of the applicable debt security, in the case of ourselves, or on or after the date a successor assumes our obligations under the applicable debt security, in the case of any successor, we are, or on the next interest payment date would be, required to pay any additional amounts for the applicable debt security which cannot be avoided by measures reasonably available to us. We shall give not less than 30 nor more than 60 days, irrevocable notice to the holders of the applicable debt securities being redeemed for taxation reasons, provided that we may not give a notice of redemption earlier than 90 days prior to the earliest date on which we would be obligated to make the withholding if a payment in respect of the applicable debt securities were then due.

Prior to the publication and mailing of any notice of redemption of the debt securities pursuant to the foregoing, we will (a) certify to the applicable trustee that the conditions precedent to the right to redeem the debt securities have occurred and (b) deliver to the applicable trustee an opinion of an independent counsel or tax consultant of recognized standing to the effect that the circumstances referred to above exist. The applicable trustee shall accept the opinion as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it shall be conclusive and binding on the holders.

Senior Debt

The senior debt securities will be issued under the senior debt indenture and will rank on an equal basis with all of our other unsecured debt except subordinated debt.

Senior Subordinated Debt

The senior subordinated debt securities will be issued under the subordinated debt indenture. Upon the occurrence of any of the following subordination events, the senior subordinated debt securities will be subordinated to the extent described below:

•	If a Japanese court has adjudicated us to be bankrupt pursuant to the provisions of the Japanese Bankruptcy Law (Law No. 71 of 1922), and so long as the bankruptcy proceedings are continuing, any amounts payable under the senior subordinated debt securities, except for the amounts which have become due and payable prior to the occurrence of the event described in this paragraph, shall only become due if the total amount of any and all of our senior indebtedness, as described below, which is listed on the final distribution list prepared by the administrator, as defined below, for the final distribution of bankruptcy assets pursuant to the Bankruptcy Law is paid in full or provision has been made for the payment in full of the listed senior indebtedness pursuant to the Bankruptcy Law.

•	If a Japanese court has commenced corporate reorganization proceedings with respect to us pursuant to the Japanese Corporate Reorganization Law (Law No. 172 of 1952), and so long as the corporate reorganization proceedings are continuing, any amounts payable under the senior subordinated debt securities, except for the amounts which have become due and payable prior to the occurrence of the event described in this paragraph, shall only become due if the total amount of any and all of our senior indebtedness which is listed on our reorganization plan at the date the plan has become final and conclusive after approval by a court of competent jurisdiction in Japan, as our indebtedness subject to modification in the plan, is paid in full to the extent of the original amount of the indebtedness without regard to the modification.

•	If a Japanese court has commenced civil rehabilitation proceedings with respect to us pursuant to the provisions of the Japanese Civil Rehabilitation Law (Law No. 225 of 1999), and so long as the civil rehabilitation proceedings are continuing, any amounts payable under the senior subordinated debt securities, except for the amounts which have become due and payable prior to the occurrence of the event described in this paragraph, shall only become due if the total amount of any and all of our senior indebtedness which is listed on the our rehabilitation plan at the date the plan has become final and conclusive after approval of a court of competent jurisdiction in Japan, as our indebtedness subject to modification in the plan, is paid in full to the extent of the original amount of the indebtedness without regard to the modification.

Holders of senior subordinated debt securities must return and deliver any payments received by them after an occurrence of one of the events described above in excess of what they are entitled to under the applicable paragraph. Holders of senior subordinated debt securities also agree by the acceptance of the securities that, upon an occurrence of one of the events described above, and so long as the event shall continue, the holders shall not be entitled to exercise any right to set off any of our liabilities under the applicable securities, except for those amounts which have become due and payable prior to the date on which the event shall have occurred, against any liabilities of the relevant holder owed to us unless and until the holder shall have become entitled to payment of our liabilities under the applicable securities under the restrictions of the relevant paragraph. (Subordinated Debt Indenture, Section 1303.)

As used above,

•	“administrator” means the person or persons appointed pursuant to the Japanese Bankruptcy Law in our bankruptcy whose purpose is to realize our assets and pay, insofar as possible, our debts; and

•	“senior indebtedness” means all of our liabilities (including those in respect of bonds, notes and debentures) other than

-	liabilities under senior subordinated securities and senior subordinated guarantees issued by us which have not become due and payable prior to the occurrence of a subordination event; and

-	other liabilities ranking equal in right of payment with or junior to the senior subordinated securities.

Junior Subordinated Debt

The junior subordinated debt securities will be issued under the subordinated debt indenture. Each series of junior subordinated debt securities will be issued as perpetual securities with no fixed date of maturity.

Deferral of Interest.    If on any interest payment date for a series of junior subordinated debt securities, all of the following conditions are met:

•	the amount of the profits we may distribute to shareholders in any fiscal year pursuant to Article 290 of the Commercial Code of Japan and Japanese banking regulations, as derived from our audited non-consolidated financial statements prepared in accordance with Japanese law and approved at our general meeting of the shareholders immediately prior to the interest payment date, exceeds zero;

•	our total risk-based capital ratio calculated either on a consolidated basis and reported to Japanese regulatory authorities in our most recent operation report is equal to or more than half of the minimum total risk-based capital ratio required under the Japanese Banking Law; and

•	we are not insolvent at the time of the payment of interest in respect of the junior subordinated debt securities and the payment of interest in respect of the junior subordinated debt securities would not cause us to become insolvent, then any interest that has accrued on the applicable junior subordinated debt securities but has not yet been paid will be due and payable on the applicable interest payment date. Any interest arrears in respect of junior subordinated debt securities will become due and payable on the earlier of

•	the first interest payment date on which all of the conditions listed above are met; and

•	the date upon which the principal of the junior subordinated debt securities becomes due and payable, subject to the subordination provisions described below.

If payment of interest is deferred as described above, no additional interest will accrue on the deferred amounts. However, where we otherwise default in the payment of any interest due and payable on our junior subordinated debt securities and the default continues for a period of 30 days or more, interest shall accrue on any defaulted amount from and including the due date for payment to but excluding the date of full payment of that amount at the rate of interest applicable to the relevant series of junior subordinated debt securities.

In determining whether we are insolvent at the time of the payment in respect of the junior subordinated debt securities, we will be insolvent if our total liabilities exceed our total assets. For purposes of this paragraph, total assets and total liabilities are each calculated on a non-consolidated basis as shown by our latest audited non-consolidated balance sheet but adjusted for subsequent events, and valued in a manner as may be determined by our representative director, auditor or the liquidator, as the case may be.

Redemption.    Junior subordinated debt securities have no maturity and will only be redeemable or repayable in accordance with the paragraphs under “Redemption for Taxation Reasons” or as specified in the applicable prospectus supplement or if one of the following three conditions for liquidation payment occurs:

•	in the event of our liquidation, all priority indebtedness held by our creditors entitled to payment or satisfaction prior to commencement of distribution of residual assets to shareholders is paid or otherwise satisfied in full pursuant to the provisions of the Commercial Code of Japan;

•	in the event of our reorganization where a decree of approbation of a corporate reorganization plan for our liquidation becomes final and conclusive, all of our priority indebtedness appearing in the plan at the date the decree becomes final and conclusive is paid or otherwise satisfied in full without giving effect to any modification or reduction stipulated in the plan; or

•	in the event of our civil rehabilitation where a decree of approbation of a rehabilitation plan for our liquidation becomes final and conclusive, all of our priority indebtedness appearing in the plan at the date the decree becomes final and conclusive is paid or otherwise satisfied in full without giving effect to any modification or reduction stipulated in the plan.

Following the occurrence of any condition listed above, junior subordinated securities will only be redeemable or repayable to the extent that the aggregate of:

•	the amount of any payment of principal on the junior subordinated debt securities, except for amounts which shall have become due and payable prior to the occurrence of such condition for liquidation payment,

•	the amount of any payment of interest on the junior subordinated debt securities, except for amounts which shall have become due and payable prior to the occurrence of such condition for liquidation payment, and

•	the liquidation distribution in respect of all other securities with the same liquidation preference as the junior subordinated debt securities.

does not exceed the liquidation distributions that would have been paid from our assets had the principal amount, interest amount and other securities been our preference shares ranking most senior in priority of payment as to liquidation distributions.

Securities with the same liquidation preference as the junior debt securities are

•	any of our preference shares ranking most senior in priority of payment as to liquidation distributions,

•	any preferred or preference shares of any affiliate of ours which are entitled to the benefits of our guarantee ranking equal in priority of payments as to liquidation distributions with the junior subordinated debt securities, and

•	any other of our liabilities with terms and conditions substantially equivalent or subordinate in priority of payment as to liquidation distributions to the junior subordinated debt securities.

Priority indebtedness for these purposes means all of our liabilities, including those in respect of bonds, notes and debentures, and including senior subordinated securities and any guarantees ranking equal in priority of payment with senior subordinated securities, other than

•	liabilities under junior subordinated securities and junior subordinated guarantees issued by us which have not become due and payable prior to the occurrence of a subordination event; and

•	other liabilities with terms and conditions substantially equivalent or subordinate in priority of payment as to liquidation distributions to the junior subordinated securities.

The effect of using this method to calculate the amount payable with respect to junior subordinated debt securities is that, in the event of a liquidation, reorganization or civil rehabilitation, the claims of the holders of junior subordinated debt securities will be subordinate to, and subject in right of payment to the prior payment in full of, all claims of holders of senior subordinated securities and any claims ranking equally in right of payment with senior subordinated securities, including our senior subordinated guarantees.

Terms of Subordination.    Upon the occurrence of any of the following subordination events:

•	a Japanese court having adjudicated us to be bankrupt pursuant to the provisions of the Japanese Bankruptcy Law;

•	a Japanese court having commenced corporate reorganization proceedings with respect to us pursuant to the provisions of the Japanese Corporate Reorganization Law; or

•	a Japanese court having commenced civil rehabilitation proceedings with respect to us pursuant to the provisions of the Japanese Civil Rehabilitation Law,

and for so long as such event is continuing, we will not be permitted to make any payment of principal of or interest on any series of junior subordinated debt securities, except for amounts which became due and payable prior to the occurrence of the event, unless and until such payments are made in accordance with the provisions described under “—Redemption” above.

Holders of junior subordinated debt securities must return and deliver any payments received by them after an occurrence of one of the events described above in excess of what they are entitled to under the applicable paragraph. Holders of junior subordinated debt securities also agree by the acceptance of the securities that, upon an occurrence of one of the events described above, and so long as the event shall continue, the holders shall not be entitled to exercise any right to set off any of our liabilities under the applicable securities, except for those amounts which have become due and payable prior to the date on which the event shall have occurred, against any liabilities of the relevant holder owed to us. (Subordinated Debt Indenture, Section 1303.)

Covenants

Our covenants and agreements relating to a series of debt securities will be set forth in the applicable prospectus supplement.

Consolidation, Merger, Conveyance or Transfer

The indentures contain provisions permitting us, without the consent of the holders of debt securities, to consolidate with or merge into any other corporation or convey or transfer our assets substantially as an entirety to any person or persons, provided that the successor corporation or corporations, if an entity other than ourselves, assumes our obligations on the debt securities and under the indentures and certain other conditions are met. (Section 801.)

Indemnification of Judgment Currency

We will indemnify each holder of debt securities against any loss incurred as a result of a judgment or order being made for any amount due under the applicable debt securities if the judgment or order is expressed and paid in a currency other than the currency in which the applicable debt securities are denominated and there is a difference between

•	the rate of exchange at which the currency in which the securities are denominated is converted into the other currency for the purpose of the judgment or order, and

•	the spot rate of exchange at which the holder on the date that payment is made pursuant to the judgment or order is able to purchase the currency in which the securities are denominated with the amount of the other currency actually received by the holder.

Modification of the Indentures

Under the indentures, we and the relevant trustee can enter into supplemental indentures to establish the form and terms of any new series of debt securities without obtaining the consent of any holder of debt securities. (Section 901.)

We and the trustee may, with the consent of the holders of at least 66 2/3% in aggregate principal amount of the debt securities of a series, modify the applicable indenture or the rights of the holders of the securities of the series to be affected.

No modification may, without the consent of the holder of each outstanding security so affected:

•	change the stated maturity of any such securities or of any installment of principal of any such securities;

•	reduce the rate or change the time of payment of interest on such securities;

•	reduce the principal amount of the securities or the premium, if any, on the securities;

•	change any of our obligations to pay additional amounts;

•	reduce the amount of the principal of any securities issued originally at a discount;

•	change the currency or currency unit in which any securities are payable or the right of selection thereof;

•	impair the right to sue for the enforcement of any of the payments listed above on or after the maturity of the securities;

•	reduce the percentage of securities referred to above whose holders need to consent to the modification or a waiver; or

•	change any of our obligations to maintain an office or agency. (Section 1002.)

In addition, the subordination provisions of the subordinated debt indenture may not be amended in any respect if the amendment would in any way be prejudicial to or impair the benefits of the subordination provision extending to any present or future creditor in respect of, in the case of the senior subordinated debt, any senior indebtedness or, in the case of the junior subordinated debt, any priority indebtedness. (Subordinated Debt Indenture, Section 1304.)

Defaults

Senior Debt Events of Default.    The senior debt indenture provides that events of default regarding any series of senior debt securities will be:

•	failure to pay interest on any debt security of the series for 30 days or more after it becomes due and payable;

•	failure to pay principal or premium, if any, on any debt security of the series when due;

•	acceleration by or on behalf of the holder of any indebtedness for external borrowings by the issuer, if not cured within a specified period of time;

•	failure to perform for 90 days after notice any other covenant in the relevant indenture other than a covenant included in the relevant indenture solely for the benefit of a series of debt securities other than the series;

•	certain events of bankruptcy or insolvency, whether voluntary or not (Section 501.); and

•	any other event of default provided in the applicable debt security.

If an event of default regarding debt securities of any series issued under the senior debt indenture should occur and be continuing, either the trustee or the holders of 25% in the principal amount of outstanding debt securities of the series may declare each debt security of that series to be due and payable. (Section 502.)

Limited Rights to Accelerate Subordinated Debt Securities.    The trustee or holders of 25% of the principal amount of the senior subordinated debt securities outstanding in a series will only be able to demand immediate payment of principal of the series after the beginning of bankruptcy, corporate reorganization proceedings or civil rehabilitation proceedings described under “—Senior Subordinated Debt” above. If a court of competent jurisdiction with respect to us (1) rescinds a declaration of bankruptcy without a distribution of assets pursuant to the Japanese Bankruptcy Law, (2) rescinds or terminates a reorganization proceeding without approving the plan of reorganization under the Japanese Corporate Reorganization Law or (3) rescinds or terminates a civil rehabilitation proceeding without approving the plan of rehabilitation under the Japanese Civil Rehabilitation Law, then the commencement of the bankruptcy, corporate reorganization proceeding or civil rehabilitation proceeding shall have the same effect as if it had not occurred. Junior subordinated debt securities will only become due and payable upon the occurrence of a condition for liquidation payment and subject to the restrictions described under “—Junior Subordinated Debt” above.

Other Provisions

We are required to file annually with the trustee a statement of an officer as to our fulfillment of our obligations under the indenture during the preceding year. (Section 1005.)

No event of default regarding one series of debt securities issued under an indenture is necessarily an event of default regarding any other series of debt securities. (Section 501.)

Holders of a majority in principal amount of the outstanding debt securities of any series will be entitled to control certain actions of the trustee under the indentures and to waive past defaults regarding the series. (Sections 512 and 513.) The trustee generally will not be required to comply with requests, orders or directions by any of the holders of debt securities, unless one or more of the holders shall have offered to the trustee security or indemnity satisfactory to the trustee. (Section 603.)

If an event of default or acceleration event occurs and is continuing regarding a series of debt securities, the trustee may use any sums that it holds under the relevant indenture for its own reasonable compensation and expenses incurred prior to paying the holders of debt securities of the series. (Section 506.)

Before any holder of any series of debt securities may institute action for any remedy, except payment on the holder’s debt security when due, the holders of not less than 25% in principal amount of the debt securities of that series outstanding must request the trustee to take action. Holders must also offer reasonable indemnity satisfactory to the trustee against liabilities which may be incurred by the trustee for taking the action. (Sections 507.)

Defeasance of Senior Debt Securities

Except as may otherwise be set forth in an accompanying prospectus supplement, after we have deposited with the trustee, cash or government securities, in trust for the benefit of the holders sufficient to pay the principal of, premium, if any, and interest on the senior debt securities of a series when due, then:

•	if the terms of the senior debt securities so provide, we will be deemed to have paid and satisfied our obligations on all outstanding debt securities of that series, which is known as “defeasance and discharge” (Section 1302); or

•	we will cease to be under any obligation, other than to pay when due the principal of, premium, if any, and interest on that senior debt securities, relating to the senior debt securities of that series, which is known as “covenant defeasance.” (Section 1303.)

When there is a defeasance and discharge, (1) the applicable indenture will no longer govern the debt securities of that series, (2) we will no longer be liable for payment and (3) the holders of the senior debt securities will be entitled only to the deposited funds. When there is a covenant defeasance, however, we will continue to be obligated to make payments when due if the deposited funds are not sufficient.

The obligations and rights under the senior debt indenture regarding compensation, reimbursement and indemnification of the trustee, optional redemption, mandatory and optional scheduled installment payments, if any, registration of transfer and exchange of the senior debt securities of the series, replacement of mutilated, destroyed, lost or stolen senior debt securities and certain other administrative provisions will continue even if we exercise our defeasance and discharge or covenant defeasance options. (Senior Debt Indenture, Sections 1302 and 1303.)

Tax Condition to any Defeasance.    We must deliver to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and defeasance and discharge or covenant defeasance and that U.S. federal income tax would be imposed on the holders in the same manner as if the defeasance and discharge had not occurred. In the case of a defeasance and discharge, the opinion must be based upon a ruling or administrative pronouncement of the U.S. Internal Revenue Service.

Global Securities

The debt securities offered by this prospectus may be issued in the form of one or more global certificates that will be deposited with a depositary identified in a prospectus supplement. Unless a global certificate is exchanged in whole or in part for debt securities in definitive form, a global certificate may generally be transferred only as a whole and only to the depositary or to a nominee of the depositary or to a successor depositary or its nominee.

Unless otherwise indicated in any prospectus supplement, The Depositary Trust Company, or DTC, will act as depositary. Beneficial interests in global certificates will be shown on records maintained by DTC and its participants, and transfers of beneficial interests in global certificates will be effected only through these records.

DTC has provided us the following information, and we take no responsibility for its accuracy. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Exchange Act. DTC holds debt securities that its participants deposit with DTC. DTC also facilitates the clearance and recording of the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for participants’ accounts. This eliminates the need for physical exchange of certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Other organizations such as securities brokers and dealers, banks and trust companies that work through a participant, either directly or indirectly use DTC’s book-entry system. The rules that apply to DTC and its participants are on file with the SEC.

Pursuant to DTC’s procedures, upon the sale of debt securities represented by a global certificate to underwriters, DTC will credit the accounts of the participants designated by the underwriters with the principal amount of the debt securities purchased by the underwriters. Ownership of beneficial interests in a global certificate will be shown on DTC’s records (with respect to participants), by the participants (with respect to indirect participants and certain beneficial owners) and by the indirect participants (with respect to all other beneficial owners). The laws of some states require that certain persons take physical delivery in definitive form of the debt securities that they own. Consequently, the ability to transfer beneficial interests in a global certificate may be limited.

We will wire to DTC’s nominee principal and interest payments with respect to any debt securities offered under this prospectus that are issued in the form of global certificates. We and any trustee under the indentures will treat DTC’s nominee as the owner of the global certificates for all purposes. Accordingly, we and the trustees and the paying agents will have no direct responsibility or liability to pay amounts due on the global certificates to owners of beneficial interests in the global certificates.

It is DTC’s current practice, upon receipt of any payment of principal or interest, to credit participants’ accounts on the payment date according to their beneficial interests in the global certificates as shown on DTC’s records. Payments by participants to owners of beneficial interests in the global certificates will be governed by standing instructions and customary practices between the participants and the owners of beneficial interests in the global certificates, as is the case with debt securities held for the account of customers registered in “street name.” Owners of beneficial interests in the global certificates may have to provide information relating to their jurisdiction of residency for Japanese withholding tax purposes, as described under “Taxation—Japanese Taxation” below. However, payments will be the responsibility of the participants and not of DTC, the trustees or us.

Debt securities of any series represented by a global certificate will be exchangeable for securities in definitive form with the same terms in authorized denominations only if:

•	DTC notifies us that it is unwilling or unable to continue as depositary, or DTC is no longer eligible to act as depositary, and we do not appoint a successor depositary within 90 days; or

•	We determine not to have the securities represented by global certificates and notify the applicable trustee of our decision.

Concerning the Trustees

We have had, and may continue to have, various business relationships with the trustees in the ordinary course of business.

Governing Law

The debt securities and the indentures will be governed by and construed in accordance with the laws of the State of New York, except with respect to their authorization and execution by us, which will be governed by the laws of Japan.

Consent to Service of Process and Submission to Jurisdiction

Under the indentures, we irrevocably designate Mitsubishi UFJ Financial Group, Inc., Corporate Governance Division for the United States, 1251 Avenue of the Americas, New York, New York, 10020 (Attention: Robert E. Hand, Esq., General Counsel) as our authorized agent for service of process in any legal action or proceeding arising out of or relating to the indentures or any debt securities brought in any federal or state court in The City of New York, New York, and we irrevocably submit to the jurisdiction of those courts.

TAXATION

Japanese Taxation

The following sets forth the material Japanese tax consequences to owners of the debt securities or the preferred securities who are non-resident individuals or non-Japanese corporations without a permanent establishment in Japan to which the relevant income is attributable, which we refer to as “non-resident holders” in this section. The statements regarding Japanese tax laws below are based on the laws in force and as interpreted by the Japanese taxation authorities as at the date hereof and are subject to changes in the applicable Japanese laws, double taxation treaties, conventions or agreements or interpretations thereof occurring after that date. This summary is not exhaustive of all possible tax considerations that may apply to a particular investor, and potential investors are advised to satisfy themselves as to the overall tax consequences of the acquisition, ownership and disposition of the debt securities or the preferred securities including specifically the tax consequences under Japanese law, the laws of the jurisdiction of which they are resident and any tax convention between Japan and their country of residence, by consulting their own tax advisers.

Debt Securities

Payment of interest of debt securities issued from April 1, 1998 to March 31, 2006 (which date is expected to be extended until March 31, 2008) outside Japan by us or our paying agents to non-resident holders of debt securities may be exempt from Japanese withholding tax. In order to be exempt from Japanese withholding tax, each non-resident holder must comply with procedures for establishing its status in accordance with the requirements of Japanese law.

Under current Japanese practice, we and our paying agents may determine our withholding obligations in respect of debt securities held through a qualified clearing organization in reliance on certifications we received from the qualified clearing organization. In these cases, we do not need to obtain certifications directly from the ultimate beneficial owners of the debt securities. As part of the procedures under which these certifications are given, a beneficial owner may be required to establish that it is a non-resident holder to the person or entity through which it holds the debt securities. If a non-resident holder does not hold its debt securities through a qualified clearing organization, the non-resident holder will be required to deliver to our paying agents a claim for exemption from Japanese withholding tax and documentation concerning its identity and residence in order to receive interest payments on the debt securities free of Japanese withholding tax. We or our paying agents may adopt modified or supplemental certification procedures to the extent necessary to comply with changes in Japanese law or administrative practice.

Gains derived from the sale of debt securities outside Japan by a non-resident holder is, in general, not subject to Japanese income tax or corporation tax.

Japanese inheritance and gift taxes at progressive rates may be payable by an individual, regardless of his or her place of residence, who has acquired debt securities as a legatee, heir or donee, even if neither the individual nor the decent nor the donor is a Japanese resident.

No stamp, issue, registration or similar taxes or duties, will, under present Japanese law, be payable by holders of debt securities in connection with the issue of the debt securities.

There are, in general, no Japanese taxes payable on the conversion of convertible debt securities.

Preferred Securities

Under Japanese tax laws currently in effect, the payment of dividends on the preferred securities to a non-resident of Japan or non-Japanese corporation (within the meaning given by Japanese tax laws) in accordance with the terms and conditions of the preferred securities will not be subject to (i) Japanese withholding tax in any event; or (ii) any other income or corporate tax levied in Japan unless (solely in regard to income or corporate tax other than by withholding) such non-resident or non-Japanese corporation has a permanent establishment in Japan and payment of the dividend is attributable to the business of the non-resident or non-Japanese corporation carried on in Japan through such permanent establishment.

Gains derived from the sales of the preferred securities outside Japan by a non-resident of Japan or a non-Japanese corporation not having a permanent establishment in Japan, are not, in general, subject to Japanese income tax or corporate tax.

A non-resident of Japan who has acquired the preferred securities by inheritance, bequest or gift is in general not subject to Japanese inheritance or gift taxes unless such non-resident individual is a Japanese national and either such individual or the deceased or the donor, from whom such individual acquired the preferred securities by inheritance, bequest or gift, used to reside in Japan at any time during the five-year period preceding the commencement of inheritance, the time of the bequest or the time of the gift, as the case may be, or donation.

No stamp, issue, registration or similar taxes or duties will, under Japanese law, be payable by holders of the preferred securities in connection with the issue of the preferred securities.

Guarantees

MUFG has been advised that under existing Japanese laws, payments to a non-resident of Japan or non-Japanese corporation of dividend in respect of the preferred securities by MUFG pursuant to the guarantees will not be subject to Japanese withholding tax.

United States Taxation

The following is a general discussion of certain U.S. federal income tax considerations resulting from beneficial ownership of debt securities and preferred securities by U.S. Holders (as defined below). The discussion is based on United States federal income tax laws, including the United States Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed Treasury Regulations thereunder, published rulings and court decisions, and on the Income Tax Convention between the United States and Japan (the “Tax Convention”), all of which are subject to change, possibly with retroactive effect. MUFG has not requested, and will not request, a ruling from the United States Internal Revenue Service (the “IRS”) with respect to any of the U.S. federal income tax consequences described below, and as a result, there can be no assurance that the IRS will not disagree with or will not challenge any of the conclusions reached and described herein. This discussion does not purport to deal with all aspects of U.S. federal taxation that may be relevant to particular investors in light of their personal investment circumstances, nor does it discuss U.S. federal tax laws applicable to special classes of taxpayers (for example, insurance companies, dealers in securities or currencies, tax exempt organizations, banks or other financial institutions, persons that hold debt securities or preferred securities as part of a “straddle,” “hedge,” “integrated transaction,” or “conversion transaction,” persons that have a functional currency other than the U.S. dollar, persons liable for the alternative minimum tax, regulated investment companies, real estate investment trusts, traders in securities who have elected the mark-to-market method of accounting for their securities, persons that own debt securities or preferred securities through a partnership or other pass-through entity, U.S. expatriates and foreign corporations, non-resident alien individuals and other persons not subject to U.S. federal income tax on their worldwide income). In addition, the discussion does not consider the effect of any foreign, state, local, or other tax laws that may be applicable to a particular holder. This discussion assumes that holders will (except as otherwise indicated) hold debt securities or preferred securities as capital assets within the meaning of Section 1221 of the Code. The discussion with respect to debt securities assumes that holders purchased such debt securities at their original issuance at the “issue price” (i.e., the first price to the public (not including bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers)) pursuant to this offering.

As used herein, a “U.S. Holder” is a beneficial owner of debt securities or preferred securities that is, for U.S. federal income tax purposes: (i) an individual citizen or resident of the United States; (ii) a corporation, or other entity taxable as a corporation, organized in or under the laws of the United States or of any political subdivision thereof; or (iii) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

If a partnership holds debt securities or preferred securities, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our debt securities or preferred securities, you should consult your tax advisors.

Potential investors are urged to consult their own tax advisors with respect to the particular consequences to them under U.S. federal, state, local and applicable foreign tax laws of the acquisition, ownership and disposition of debt securities and preferred securities.

Debt Securities

The following discussion addresses only original investors who purchase debt securities at their original offering price, which will be the first price to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) at which a substantial amount of the debt securities in a particular issue is sold for money, and it assumes that debt securities are not offered at a discount. Rules under the Code relating to original issue discount, amortizable bond premium or market discount may, under specified circumstances, apply to investors who purchase debt securities at a time other than their initial offering or at a price other than the initial offering price. These investors should consult their own tax advisors as to the possible applicability of such rules.

A prospectus supplement provided in connection with the offering of debt securities may contain further discussion of the tax considerations relevant to particular debt securities. A prospectus supplement provided in connection with any offering of convertible securities or exchangeable securities will contain further information on the United States federal income tax considerations with respect to such securities.

Taxation of Interest

Interest paid on debt securities (which includes any Japanese tax withheld from the interest payments received) will be taxable as ordinary income at the time it is received or accrued, depending on the U.S. Holder’s regular method of accounting for tax purposes. In addition to interest on the debt securities, you will be required to include in income any additional amounts paid in respect of such Japanese tax withheld.

Subject to certain limitations, the Japanese tax withheld will be creditable against the U.S. Holder’s United States federal income tax liability or may be claimed as a deduction from the U.S. Holder’s federal adjusted gross income provided that the U.S. Holder elects to deduct all foreign taxes paid in the same taxable year. For foreign tax credit limitation purposes, interest paid on debt securities will be income from sources outside the United States. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, distributions with respect to debt securities will generally constitute “passive income.” Further, in certain circumstances, if a U.S. Holder:

•	has held debt securities for less than a specified minimum period during which they are not protected from the risk of loss, or

•	is obligated to make payments related to the debt securities,

such U.S. Holder will not be allowed a foreign tax credit for foreign taxes imposed on interest paid on debt securities. Because of the complexity of these limitations, U.S. Holders should consult their own tax advisors with respect to the availability of the foreign tax credit under their particular circumstances.

Taxation of Sales or Other Dispositions

A U.S. holder will recognize capital gain or loss on the sale, retirement or other disposition of debt securities in an amount equal to the difference between the amount realized (other than amounts attributable to accrued but unpaid interest, which will be taxed in the manner discussed under “— Interest” above) and the U.S. Holder’s tax basis in the debt securities. A U.S. Holder’s tax basis in a debt security is, in general, the U.S. Holder’s cost for such debt security. Such gain or loss will be long-term capital gain or loss if the holding period for the debt securities exceeds one year at the time of disposition. The ability to deduct capital losses may be limited. Gain generally will be income from sources within the United States for foreign tax credit limitation purposes.

Information Reporting and Backup Withholding

Proceeds from the sale, retirement or other disposition of debt securities or interest paid on debt securities to or through a U.S. office or broker may be subject to information reporting requirements. Those proceeds or interest may also be subject to backup withholding unless the U.S. holder:

•	is a corporation or comes within some other categories of exempt recipients, and, when required, demonstrates this fact, or

•	provides a correct taxpayer identification number on a properly completed U.S. Internal Revenue Service Form W-9 or substitute form, certifies that the U.S. holder is not subject to backup withholding, and otherwise complies with applicable requirements of the backup withholding rules.

Any amount withheld under these rules will be creditable against the U.S. Holder’s United States federal income tax liability or refundable to the extent that it exceeds such liability if the U.S. Holder provides the required information to the Internal Revenue Service. If a U.S. Holder is required to and does not provide a correct taxpayer identification number, the U.S. Holder may be subject to penalties imposed by the Internal Revenue Service. All U.S. Holders should consult their tax advisors as to their qualification for the exemption from backup withholding and the procedure for obtaining an exemption.

Preferred Securities

Partnership Status of MUFG Capital Finance 1 Limited, MUFG Capital Finance 2 Limited, and MUFG Capital Finance 3 Limited (collectively, “Issuer”)

A foreign “eligible entity” (such as Issuer) that has two or more members, none of which has unlimited liability, may elect to be treated as a partnership for U.S. federal income tax purposes. Issuer intends to make an election to be treated as a partnership for U.S. federal income tax purposes. An entity that is treated as a partnership for U.S. federal income tax purposes is not a taxable entity and incurs no U.S. federal income tax liability. Instead, beneficial owners are required to take into account their allocable share of items of income, gain, loss, and deduction of the partnership in computing their U.S. federal income tax liability, regardless of whether cash distributions are made to them.

Reporting Obligations

If you purchase preferred securities for a price in excess of $100,000, you must file IRS Form 8865 for your taxable year in which the purchase occurs. Failure by you to timely comply with such reporting requirements may result in substantial penalties. As a partner in a foreign partnership, you may be subject to additional reporting requirements. You should consult your tax advisors regarding any additional reporting requirements.

You must also (regardless of whether your purchase price exceeds $100,000) attach to your U.S. federal income tax return for the taxable year that includes the date of such election a copy of IRS Form 8832, on which Issuer elected to be treated as a partnership for U.S. federal income tax purposes. Failure to attach such form to your tax return may result in penalties. You will be provided with such information, only upon written request made to the paying agent through the DTC, Euroclear or Clearstream participant holding preferred securities for you, as is reasonably necessary for you to complete your U.S. federal income tax return (including a copy of IRS Form 8832).

Tax Consequences of Preferred Securities

You will generally be required to include in gross income for your taxable year in which Issuer’s taxable year ends (or if you dispose of your entire interest in the preferred securities, the taxable year including the date of disposition) your distributive share of items of income, gain, loss, and deduction of Issuer. We expect that your distributive share of income will consist of interest paid with respect to the senior subordinated loans to be made by BTMU Preferred Capital 1 Limited, BTMU Preferred Capital 2 Limited, and BTMU Preferred Capital 3 Limited (collectively, “Bank SPC”) to the Bank of Tokyo-Mitsubishi UFJ, Ltd (“Senior Subordinated Loans”) and income attributable to other eligible investments (as defined in “Description of the Preferred Securities”), if any. Each item generally will have the same character and source (either United States or foreign) as though you had realized the item directly, and interest on the bonds will be foreign source.

A foreign “eligible entity” (such as Bank SPC) that has two or more members, none of which has unlimited liability, may elect to be treated as a partnership for U.S. federal income tax purposes. Bank SPC intends to make an election to be treated as a partnership for U.S. federal income tax purposes. An entity that is treated as a partnership for U.S. federal income tax purposes is not a taxable entity and incurs no U.S. federal income tax liability. Instead, U.S. holders are required to take into account their allocable share of items of income, gain, loss, and deduction of the partnership in computing their U.S. federal income tax liability, regardless of whether cash distributions are made to them. The partners of Bank SPC will be Issuer (which will own preferred interests) and the Bank of Tokyo-Mitsubishi UFJ, Ltd. (which will own common interests).

U.S. Tax Status of the Senior Subordinated Loans. Despite the fact that the Senior Subordinated Loans are denominated as debt, in the opinion of U.S. counsel for the Bank of Tokyo-Mitsubishi UFJ, Ltd., for U.S. federal income tax purposes, the Senior Subordinated Loans will be treated as equity of the Bank of Tokyo-Mitsubishi UFJ, Ltd., and payments of interest on the Senior Subordinated Loans will be treated as dividends to the extent paid out of the Bank of Tokyo-Mitsubishi UFJ, Ltd.’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. The Bank of Tokyo-Mitsubishi UFJ, Ltd. intends to follow this characterization in its U.S. tax reporting. If the terms of the Senior Subordinated Loans were to be amended, that could change the U.S. federal income tax characterization of the Senior Subordinated Loans from equity to debt. However, MUFG does not anticipate that the terms will be amended in such manner.

Special adverse United States income tax rules apply if a U.S. holder holds preferred securities in any taxable year in which the Bank of Tokyo-Mitsubishi UFJ, Ltd. is treated as a PFIC for United States federal income tax purposes. The Bank of Tokyo-Mitsubishi UFJ, Ltd. is a private banking institution subject to regulation under Japanese banking law. The Bank of Tokyo-Mitsubishi UFJ, Ltd. believes that it is engaged in the active conduct of a banking business as defined in the Code and thus does not expect to be a PFIC in the current year or in future years. This determination is based in part upon proposed Treasury regulations which are not yet in effect but are proposed to become effective for taxable years beginning after December 31, 1994 or, for electing taxpayers, for taxable years beginning after December 31, 1986. However, there can be no assurance that the described proposed regulations will be finalized in their current form, and the determination of whether the Bank of Tokyo-Mitsubishi UFJ, Ltd. is a PFIC is based upon, among other things, the composition of its income and assets and the value of its assets from time to time. U.S. Holders should consult their own tax advisors as to the potential application of the PFIC rules to their ownership or disposition of preferred securities.

Payments of Interest on the Senior Subordinated Loans. Interest paid by the Bank of Tokyo-Mitsubishi UFJ, Ltd. on the Senior Subordinated Loans will be treated for United States federal income tax purposes as a dividend paid by the Bank of Tokyo-Mitsubishi UFJ, Ltd. to Bank SPC. Bank SPC in turn pays such amount over to Issuer, who in turn pays such amount over to the U.S. Holders. Because both Bank SPC and Issuer will be treated as partnerships for United States federal income tax purposes, the share of partnership income received by the U.S. Holders from Issuer will be treated as a dividend from the Bank of Tokyo-Mitsubishi UFJ, Ltd.

In accordance with the treatment of interest payments on the Senior Subordinated Loans as dividends, U.S. Holders must include in gross income the gross amount of any payment received with respect to the Senior Subordinated Loans (before reduction for Japanese withholding taxes) to the extent paid out of the Bank of Tokyo-Mitsubishi UFJ, Ltd.’s current or accumulated earnings and profits (as determined for U.S. federal income tax purposes). However, we do not expect to make a determination of earnings and profits in accordance with United States federal income tax principles. Therefore, you should expect that the entire amount of a distribution will generally be treated as a dividend. Dividends received by a U.S. Holder will not be eligible for the “dividends-received deduction” allowed to United States corporations in respect of dividends received from other United States corporations.

The interest payments on the Senior Subordinated Loans may be denominated in U.S. dollars, Japanese yen or euro. The amount of the dividend received by a U.S. Holder will be the U.S. dollar value of payments received, whether in U.S. dollars, Japanese yen or euro. This value will be determined at the spot Japanese yen/U.S. dollar rate or euro/U.S. dollar rate, as applicable, on the date the dividend is received by such U.S. Holder, regardless of whether the dividend payment is in fact converted into U.S. dollars at that time. If the Japanese yen or euro received as a dividend are not converted into U.S. dollars on the date of receipt, the U.S. Holder will have basis in such Japanese yen or euro equal to their dollar value on the date of receipt, and any foreign currency gains or losses resulting from the conversion of the Japanese yen or euro will generally be treated as U.S. source ordinary income or loss.

For foreign tax credit limitation purposes, interest payments on the Senior Subordinated Loans will be income from sources without the United States. Subject to certain limitations under the Code, if a particular investor complies with applicable certification requirements, such investor may be entitled to a credit or deduction against its U.S. federal income taxes for the amount of any Japanese taxes that are withheld from payments made to it. The decision to claim either a credit or a deduction must be made each year and will apply to all foreign taxes paid by the investor to any foreign country or U.S. possession or territory with respect to that year. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, interest payments on the Senior Subordinated Loans will generally constitute “passive income.” Further, in certain circumstances, if a U.S. Holder:

•	has held preferred securities for less than a specified minimum period during which they are not protected from the risk of loss, or

•	is obligated to make payments related to the preferred securities,

such U.S. Holder will not be allowed a foreign tax credit for foreign taxes imposed on interest paid on debt securities. Because of the complexity of these limitations, U.S. Holders should consult their own tax advisors with respect to the availability of the foreign tax credit under their particular circumstances.

With respect to non-corporate U.S. Holders, certain dividends received for taxable years beginning on or before December 31, 2008 from a “qualified foreign corporation” may be subject to reduced rates of taxation.

Qualified foreign corporations include those corporations eligible for the benefits of a comprehensive income tax treaty with the United States; the Tax Convention is such a treaty. Dividends received by U.S. Holders from a foreign corporation that was a PFIC in either the taxable year of the distribution or the preceding taxable year are not qualified dividends. We believe that the Bank of Tokyo-Mitsubishi UFJ, Ltd. is a qualified foreign corporation and that dividends received by U.S. Holders with respect to preferred securities will be qualified dividends. However, individuals that do not meet a minimum holding period requirement during which they are not protected from a risk of loss or that elect to treat the dividend income as “investment income” pursuant to section 163(d)(4) of the Code will not be eligible for the reduced rates of taxation for qualified dividends. In addition, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met.

Capital Gains on the Sale or other Disposition of Preferred Securities. Upon a sale or other disposition of the preferred securities, a U.S. Holder will recognize gain or loss in an amount equal to the difference between the U.S. dollar value of the amount realized and the U.S. Holder’s tax basis (determined in U.S. dollars) in such preferred securities. Generally, such gain or loss will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder’s holding period for such preferred securities exceeds one year. The deductibility of capital losses is subject to limitations. A U.S. Holder’s adjusted tax basis in its preferred securities will generally be the cost to such U.S. Holder of such preferred securities. Any gain or loss realized by a U.S. Holder upon a disposition of preferred securities will be income or loss from sources within the U.S. for foreign tax credit limitation purposes.

Information Reporting and Backup Withholding

Payments by Issuer to U.S. Holders and proceeds of U.S. Holders from sales of preferred securities to or through a U.S. office or a broker may be subject to information reporting requirements. Such payments or proceeds from sale or disposition may also be subject to backup withholding unless the U.S. holder:

•	is a corporation or comes within some other categories of exempt recipients, and, when required, demonstrates this fact, or

•	provides a correct taxpayer identification number on a properly completed U.S. Internal Revenue Service Form W-9 or substitute form, certifies that the U.S. holder is not subject to backup withholding, and otherwise complies with applicable requirements of the backup withholding rules.

Any amount withheld under these rules will be creditable against the U.S. Holder’s United States federal income tax liability or refundable to the extent that it exceeds such liability if the U.S. Holder provides the required information to the Internal Revenue Service. If a U.S. Holder is required to and does not provide a correct taxpayer identification number, the U.S. Holder may be subject to penalties imposed by the Internal Revenue Service. All U.S. Holders should consult their tax advisors as to their qualification for the exemption from backup withholding and the procedure for obtaining an exemption.

THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY OR MAY NOT BE APPLICABLE TO AN INVESTOR DEPENDING UPON THE INVESTOR’S PARTICULAR SITUATION. POTENTIAL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF OWNING, HOLDING, AND DISPOSING OF DEBT SECURITIES OR PREFERRED SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN, AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAW.

Cayman Islands Taxation

Preferred Securities

The government of the Cayman Islands, will not, under existing legislation, impose any income, corporate or capital gains tax, estate duty, inheritance tax, gift tax or withholding tax upon the finance subsidiaries or the holders of preferred securities. The Cayman Islands are not party to any double taxation treaties.

The finance subsidiaries have applied for and can each expect to receive an undertaking from the Governor-in-Cabinet of the Cayman Islands that, in accordance with section 6 of the Tax Concessions Law (1999 Revision) of the Cayman Islands, for a period of 20 years from the date of the undertaking, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to the applicable finance subsidiary or its operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (i) on the shares, debentures or other obligations of the applicable finance subsidiary or (ii) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by the applicable finance subsidiary to its members or a payment of principal or interest or other sums due under a debenture or other obligation of the applicable finance subsidiary.

Prospective investors should consult their professional advisers on the possible tax consequences of buying, holding or selling any preferred securities under the laws of their country of citizenship, residence or domicile.

Guarantees

Payments of principal and interest in respect of the preferred securities pursuant to the guarantees will not be subject to taxation in the Cayman Islands and no withholding will be required on such payments to any holder of preferred securities as a matter of Cayman Islands law.

LEGAL MATTERS

Paul, Weiss, Rifkind, Wharton & Garrison LLP, our U.S. counsel, will pass for us upon the validity of the debt securities and subordinated guarantees under New York law and upon certain U.S. federal income tax matters. The address of Paul, Weiss, Rifkind, Wharton & Garrison LLP is Fukoku Seimei Building 2F, 2-2 Uchisaiwaicho 2-chome, Chiyoda-ku, Tokyo 100-0011, Japan. Nagashima Ohno & Tsunematsu, our Japanese counsel, will pass upon certain Japanese tax matters. The address of Nagashima Ohno & Tsunematsu is Kioicho Building, 3-12, Kioicho, Chiyoda-ku, Tokyo 102-0094, Japan. Maples and Calder, our Cayman Islands counsel, will pass upon the validity of the preferred securities under Cayman Islands law and upon certain Cayman Islands tax matters. The address of Maples and Calder is PO Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from MTFG’s annual report on Form 20-F/A for the year ended March 31, 2005 have been audited by Deloitte Touche Tohmatsu, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes explanatory paragraphs referring to (i) the restatement discussed in Notes 5, 6, 10, 11, 12 and 25 to the consolidated financial statements, and (ii) changes in methods of accounting for (a) goodwill and other intangible assets and (b) variable interest entities), which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. Deloitte Touche Tohmatsu’s address is MS Shibaura Building, 13-23, Shibaura 4-chome, Minato-ku, Tokyo 108-8530, Japan.

The consolidated financial statements of UFJ Holdings as of and for the fiscal years ended March 31, 2003, 2004 and 2005 included in this prospectus have been audited by ChuoAoyama PricewaterhouseCoopers, independent auditors, as stated in their report included in this prospectus, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. ChuoAoyama PricewaterhouseCoopers’ address is Kasumigaseki Building 2-5, Kasumigaseki 3-chome, Chiyoda-ku, Tokyo 100-6088, Japan.

WHERE YOU CAN OBTAIN MORE INFORMATION

This prospectus is part of a registration statement that we filed with the SEC. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit from this prospectus some of the information included in the registration statement.

In addition, as required by the U.S. securities laws, we file annual reports, special reports and other information with the SEC. You may read and copy any document filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the Public Reference Room. The SEC also maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC (http://www.sec.gov). You may also inspect the information we file with the SEC at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

We are currently exempt from the rules under the U.S. Securities Exchange Act of 1934 that prescribe the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the U.S. Securities Exchange Act. We are not required under the U.S. Securities Exchange Act to publish financial statements as frequently or as promptly as are U.S. companies subject to the U.S. Securities Exchange Act. We will, however, continue to furnish our shareholders with annual reports containing audited financial statements and will publish unaudited interim results of operations as well as such other reports as may from time to time be authorized by our board of directors or as may be otherwise required.

UFJ Holdings was on the list of foreign private issuers that claimed exemption from the registration requirements of Section 12 (g) of the U.S. Securities Exchange Act, and furnished certain information in accordance with Rule 12g3-2(b) of the U.S. Securities Exchange Act.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus some or all of the documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information in a document that is incorporated by reference is considered to be a part of this prospectus. We incorporate by reference the following documents or information we have filed with the SEC:

•	our Annual Report on Form 20-F for the fiscal year ended March 31, 2005, filed on August 25, 2005, as amended by the Form 20-F/A we filed on February 28, 2006,

•	our current report on Form 6-K relating to MTFG’s results for the interim financial periods ended September 30, 2004 and 2005, filed on February 28, 2006,

•	our current report on Form 6-K relating to UFJ Holdings’ results for the fiscal year ended March 31, 2003, 2004 and 2005, and the interim financial period ended September 30, 2005, filed on February 28, 2006, and

•	our current report on Form 6-K relating to the notice of repayment of public fund preferred shares, repurchase of own shares and repurchase through ToSTNeT-2 filed on February 28, 2006.

In addition, all documents that we file with the SEC in the future pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, any future reports on Form 6-K that indicate they are incorporated into this registration statement and any future Annual Reports on Form 20-F after the date of this prospectus and prior to the termination of an offering shall be deemed to be incorporated by reference in this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide you without charge upon written or oral request a copy of any of the documents that are incorporated by reference in this prospectus, other than exhibits that are specifically incorporated by reference into these documents. If you would like us to provide you with any of these documents, please contact us at the following address or telephone number: 7-1, Marunouchi 2-chome, Chiyoda-ku, Tokyo 100-8330, Japan, Attention: Public Relations Office, telephone: 81-3-3240-8111.

Except as described above, no other information is incorporated by reference in this prospectus (including, without limitation, information on our website).

LIMITATIONS ON ENFORCEMENT OF U.S. LAWS

We are a joint stock company incorporated in Japan. All of our directors and executive officers (as well as the directors and officers of the finance subsidiary), and certain experts named in this prospectus, are residents of countries other than the United States. As a result, you should note that it may be difficult or impossible to serve legal process on us or our directors and executive officers (as well as the directors and officers of the finance subsidiary), or to force us or them to appear in a U.S. court. Our legal counsel in Japan, Nagashima Ohno & Tsunematsu, has advised us that there is doubt as to the enforceability in Japan, in original actions or in actions to enforce judgments of U.S. courts, of civil liabilities based solely on U.S. securities laws. A Japanese court may refuse to allow an original action based on U.S. securities laws.

Our legal counsel has further advised that the United States and Japan do not currently have a treaty providing for reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. Therefore, if you obtain a civil judgment by a U.S. court, you will not necessarily be able to enforce it in Japan. Our agent for service of process is Mitsubishi UFJ Financial Group, Inc., Corporate Governance Division for the United States, 1251 Avenue of the Americas, New York, New York 10020-1104, Attention: Robert E. Hand, Esq., General Counsel.

Each of the finance subsidiaries shown on the front page of this prospectus is incorporated under the laws of the Cayman Islands. All of the directors are residents of countries other than the United States. As a result, you should note that it may be difficult or impossible to serve legal process on the finance subsidiaries or its directors and executive officers, or to enforce, in the U.S. courts, judgments against the relevant finance subsidiaries or such persons or such judgments obtained such courts predicated upon the civil liability provisions of the federal securities laws of the United States.

Our legal counsel in the Cayman Islands, Maples and Calder, has advised us that there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States. However, the courts of the Cayman Islands will recognize a foreign judgment as the basis for a claim at common law in the Cayman Islands provided such judgment is given by a competent foreign court, imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, is final, is not in respect of taxes, a fine or a penalty and was not obtained in a manner and is not of a kind the enforcement of which is contrary to the public policy of the Cayman Islands.

ANNEX A

EXCERPT FROM PRESS RELEASE OF MUFG, DATED FEBRUARY 15, 2006, ANNOUNCING ITS UNAUDITED JAPANESE GAAP RESULTS FOR THE NINE MONTHS ENDED DECEMBER 31, 2005

Unaudited Consolidated Financial Information

<consistent with Japanese GAAP>

for the nine months ended December 31, 2005

1.    Notes to consolidated financial information

(1)	Adoption of simplified accounting method:

The allowance for credit losses and the others partially adopt the simplified accounting methods. The allowance for credit losses is stated based on the following:

For a part of claims to debtors whose internal credit ratings are not changed from that as of the previous fiscal year, it is calculated using the loss ratios on the claims as of the previous fiscal year, etc.

For a part of claims to debtors whose internal credit ratings are changed from that as of the previous fiscal year, it is calculated using the loss ratios on the claims as of the previous fiscal year based on the internal credit ratio as of December 31, 2005, etc.

A part of assets is stated based on actual amounts as of the previous fiscal year, etc.

(2)	Change in accounting policies: None

(3)	Change in scope of consolidated and application of the equity method:

Consolidated subsidiaries:	Newly included: 119	Excluded: 7

Affiliated companies accounted for by the equity method:	Newly included: 26	Excluded: 9

2.    Consolidated financial data for the nine months ended December 31, 2005

(1)	Operating results

The following operating results for nine months of this year disclosed adding up the results of Mitsubishi Tokyo Financial Group, Inc (from April 1 to September 30) and Mitsubishi UFJ Financial Group, Inc (from October 1 to December 31).

	For the nine months ended December 31,		For the year ended March 31, 2005
	2005	2004
	(in millions of yen except per share data and percentages)
Ordinary income	¥2,756,504	¥1,878,791	¥2,628,509
Change from the previous year	46.7%	—	2.9%
Ordinary profit	¥740,382	¥470,141	¥593,291
Change from the previous year	57.5%	—	2.6%
Net income	¥615,371	¥284,200	¥338,416
Change from the previous year	116.5%	—	(39.7)%
Net income per common share	¥79,982.85	¥43,068.96	¥51,086.02
Net income per common and common equivalent share	¥77,457.43	—	—

Note:

The above operating results of the previous year disclosed of Mitsubishi Tokyo Financial Group, Inc.’s results.

A-A-1

(Reference) UFJ Holdings, Inc.

	For the six months ended September 30 2005	For the nine months ended December 31, 2004	For the year ended March 31, 2005
	(Reference) UFJ Holdings, Inc.
Ordinary income	¥1,113,760	¥1,689,411	¥2,305,373
Ordinary profit	355,247	(643,333)	(496,830)
Net income	411,057	(385,792)	(554,532)
Net income per common share	79,851.45	(75,550.90)	(108,332.61)
Net income per common and common equivalent share	57,075.34	—	—

With respect to the economic environment between April and December 2005, overseas economies such as the United States and China showed steady signs of economic growth. Meanwhile, the Japanese economy started off slowly, as exports were sluggish due to the decline of foreign demand, which was caused by an adjustment in inventory mainly in the IT sector. However, increases in domestic capital expenditures and the steady rise in private consumption continued during this period, and with the rise in exports in summer, the Japanese economy moved toward recovery and the possible end of deflation.

Regarding the financial environment between April and December 2005, in the United States, the target for the federal funds rate was raised 6 times, from 2.75% to 4.25%. Similarly, in the EU, the European Central Bank’s policy rate was raised from 2% to 2.25% in December 2005. However, in Japan, the Bank of Japan continued its current easy monetary policy and kept short-term interest rates at near zero percent. Regarding long-term interest rates, the yield on ten-year Japanese government bonds started a gradual uptrend from around summer, but the uptrend stopped at the end of December. In the foreign exchange markets, the yen depreciated against the US dollar during the period due to expectations of the widening in interest rate differentials between yen and US dollar, taking into account the rise in US interest rates.

On October 1, 2005, Mitsubishi Tokyo Financial Group, Inc (MTFG : the surviving entity) and UFJ Holdings merged and began operations as Mitsubishi UFJ Financial Group, Inc (MUFG). Amidst this environment, for the nine months ended December 31 2005, MUFG’s ordinary income was ¥2,756.5 billion, an increase of 46.7% compared to MTFG’s for the nine months ended December 31, 2004, ordinary profit was ¥740.3 billion, an increase of 57.5% compared to MTFG’s for the nine months ended December 31, 2004, and net income was ¥615.3 billion, an increase of 116.5% compared to MTFG’s for the nine months ended December 31, 2004.

(2)	Financial condition

	As of December 31, 2005	As of December 31, 2004	As of March 31, 2005
	(in millions of yen except per share data and percentages)
Total assets	¥194,595,894	¥116,246,651	¥110,285,508
Shareholders’ equity	6,994,462	4,401,133	4,777,825
Shareholders’ equity as a percentage of total liabilities, minority interest and shareholders’ equity	3.5%	3.8%	4.3%
Shareholders’ equity per common share	598,847.23	654,213.78	673,512.65

Note:

The above financial results of the previous year disclosed of Mitsubishi Tokyo Financial Group, Inc.’s results .

A-A-2

(Reference) UFJ Holdings, Inc.

	As of September 30, 2005	As of December 31, 2004	As of March 31, 2005
	(Reference) UFJ Holdings, Inc.
Total assets	¥78,074,507	¥83,910,051	¥82,553,660
Shareholders’ equity	1,687,677	1,270,864	1,180,098
Shareholders’ equity as a percentage of total liabilities, minority interest and shareholders’ equity	2.2%	1.5%	1.4%
Shareholders’ equity per common share	55,499.87	(29,162.66)	(46,437.47)

As a result of the merger to form MUFG on October 1, 2005, total assets increased by ¥84,310.3 billion from ¥110,285.5 billion at March 31, 2005 to ¥194,595.8 billion at December 31, 2005 and shareholders’ equity increased by ¥2,216.6 billion from ¥4,777.8 billion at March 31, 2005 to ¥6,994.4 billion at December 31, 2005.

The change of total assets consisted mainly of an increase in loans and bills discounted and an increase in investment securities. Loans and bills discounted increased by ¥40,374.4 billion, from ¥46,446.6 billion at March 31, 2005 to ¥86,821.1 billion at December 31, 2005. Investment securities increased by ¥22,433.2 billion from ¥28,823.4 billion at March 31, 2005 to ¥51,256.7 billion at December 31, 2005.

A-A-3

1.    Consolidated Balance Sheets

	As of December 31, 2005 (A)	As of March 31, 2005			(Reference) As of December 31, 2004
		(MTFG) (B)	(Reference) (UFJHD)	(A)-(B)
(in millions of yen)					(MTFG)	(UFJHD)
Assets:
Cash and due from banks	¥16,729,714	¥8,655,835	¥5,930,442	¥8,073,879	¥7,487,042	¥8,822,014
Call loans and bills bought	1,656,580	930,495	365,723	726,084	569,910	314,180
Receivables under resale agreements	1,123,765	500,490	1,778,607	623,274	1,339,595	875,928
Receivables under securities borrowing transactions	3,934,683	5,791,884	2,404,996	(1,857,201)	5,771,386	2,680,692
Monetary claims bought	3,019,795	2,055,184	398,136	964,610	1,829,314	364,309
Trading assets	9,687,575	7,552,891	5,298,794	2,134,683	8,017,487	5,374,794
Money held in trust	441,133	456,481	57,019	(15,347)	466,447	74,857
Securities	51,256,704	28,823,427	21,770,762	22,433,277	35,018,376	19,350,085
Allowance for losses on securities	(1,734)	(1,198)	(4,125)	(536)	(1,396)	(16,422)
Loans and bills discounted	86,821,169	46,446,670	37,354,415	40,374,498	46,131,201	38,695,080
Foreign exchanges	1,409,006	677,907	653,615	731,098	653,777	643,504
Other assets	6,407,557	3,203,407	2,155,598	3,204,150	3,631,147	2,329,444
Premises and equipment	1,522,442	851,166	648,145	671,276	857,167	653,087
Deferred tax assets	855,128	485,078	1,122,422	370,050	602,438	1,228,158
Goodwill	148,052	—	3,076	148,052	—	4,614
Customers’ liabilities for acceptances and guarantees	11,256,661	4,595,401	4,088,890	6,661,260	4,637,823	3,757,465
Reserve for possible loan losses	(1,672,343)	(739,617)	(1,472,861)	(932,725)	(765,070)	(1,241,743)

Total assets	¥194,595,894	¥110,285,508	¥82,553,660	¥84,310,385	¥116,246,651	¥83,910,051

Liabilities:
Deposits	¥117,310,018	¥67,548,724	¥50,725,723	¥49,761,293	¥66,952,158	¥49,732,045
Negotiable certificates of deposit	8,048,314	2,824,981	3,857,874	5,223,333	3,052,037	4,791,365
Debentures	—	—	—	—	15,211	—
Call money and bills sold	14,580,776	9,169,566	4,765,662	5,411,209	10,774,081	6,875,789
Payables under repurchase agreements	6,252,208	2,908,795	2,906,021	3,343,412	5,805,682	1,952,873
Payables under securities lending transactions	3,545,019	2,923,613	2,261,850	621,406	4,403,291	2,865,948
Commercial paper	370,519	495,034	97,638	(124,515)	654,008	126,411
Trading liabilities	3,798,384	3,364,589	3,753,343	433,795	3,513,457	2,838,073
Borrowed money	2,885,336	1,258,600	1,384,986	1,626,735	1,240,273	1,592,410
Foreign exchanges	1,570,582	927,845	148,942	642,736	1,069,102	167,921
Short-term corporate bonds	669,100	905,700	464,200	(236,600)	690,900	220,600
Bonds and notes	6,662,059	4,161,181	2,564,335	2,500,877	3,993,704	2,640,102
Bonds with warrants	49,165	49,165	—	—	49,165	—
Due to trust account	3,350,072	1,231,315	1,241,919	2,118,757	1,344,756	1,434,955
Other liabilities	5,027,827	2,514,606	1,457,546	2,513,220	3,021,282	1,510,812
Reserve for employees’ bonuses	12,812	20,444	9,895	(7,631)	5,191	3,318
Reserve for employee retirement benefits	93,734	39,483	13,537	54,251	41,989	13,096
Reserve for Losses on Supports of Specific Borrowers	—	—	—	—	—	480,511
Reserve for Losses on Compensation Claim	—	—	14,522	—	—	15,410
Reserve for expenses related to EXPO 2005 Japan	300	265	—	34	238	—
Reserves under special laws	2,199	1,457	322	741	1,345	339
Deferred tax liabilities	285,618	56,792	28,784	228,825	58,482	21,488
Deferred tax liabilities for land revaluation	212,045	133,149	75,230	78,895	133,750	75,393
Acceptances and guarantees	11,256,661	4,595,401	4,088,890	6,661,260	4,637,823	3,757,465

Total liabilities	185,982,756	105,130,715	79,861,227	80,852,040	111,457,937	81,116,332

Minority interest	1,618,675	376,966	1,512,334	1,241,709	387,580	1,522,854

Stockholders’ equity:
Capital stock	1,383,052	1,383,052	1,000,000	—	1,258,052	1,000,000
Capital surplus	1,658,088	955,067	1,233,741	703,020	829,937	1,233,738
Retained earnings	2,809,037	1,824,292	(1,325,433)	984,745	1,769,004	(1,156,884)
Revaluation reserve for land, net of taxes	148,099	149,583	110,534	(1,484)	150,862	110,800
Net unrealized gains on securities available for sale, net of taxes	1,634,903	591,142	257,526	1,043,761	494,924	163,608
Foreign currency translation adjustments	(77,962)	(121,752)	(93,579)	43,790	(98,436)	(77,923)
Treasury stock	(560,756)	(3,559)	(2,691)	(557,196)	(3,211)	(2,475)

Total stockholders’ equity	6,994,462	4,777,825	1,180,098	2,216,636	4,401,133	1,270,864

Total liabilities, minority interest and stockholders’ equity	¥194,595,894	¥110,285,508	¥82,553,660	¥84,310,385	¥116,246,651	¥83,910,051

A-A-4

2.    Consolidated Statements of Income

    Note:

The following financial results for the nine months ended December 31, 2005 disclosed adding up the results of The Mitsubishi Tokyo Financial Group, Inc. (from April 1 to September 30) and Mitsubishi UFJ Financial Group, Inc. (from October 1 to December 31).

	For the nine months ended December 31, 2005 (A)	For the nine months ended December 31, 2004			(Reference) For the year ended March 31, 2005
		(MTFG) (B)	(Reference) (UFJHD)	(A)-(B)
(in millions of yen)					(MTFG)	(UFJHD)
Ordinary income:
Interest income:	¥1,543,411	¥1,038,433	¥746,867	¥504,978	¥1,426,668	¥1,017,174
(Interest on loans and discounts)	927,777	630,337	546,450	297,439	849,596	724,685
(Interest and dividends on securities)	341,633	241,327	148,200	100,305	350,725	210,231
Trust fees	60,541	64,022	30,839	(3,481)	100,959	51,236
Fees and commissions	631,264	409,071	353,138	222,192	567,954	496,579
Trading income	70,448	94,969	63,726	(24,520)	126,712	55,578
Other operating income	339,160	158,144	329,024	181,016	211,297	447,650
Other income	111,677	114,149	165,814	(2,471)	194,917	237,153

Total ordinary income	2,756,504	1,878,791	1,689,411	877,713	2,628,509	2,305,373

Ordinary expenses:
Interest expense:	589,946	294,662	151,798	295,284	419,691	213,741
(Interest on deposits)	280,220	140,651	54,814	139,569	198,454	76,702
Fees and commissions	69,119	47,900	55,662	21,218	68,402	71,308
Trading expenses	—	641	—	(641)	1,385	1,648
Other operating expenses	119,322	86,662	165,845	32,660	113,072	212,486
General and administrative expenses	1,083,174	787,128	546,660	296,046	1,046,421	730,478
Other expenses	154,559	191,654	1,412,777	(37,095)	386,245	1,572,541

Total ordinary expenses	2,016,122	1,408,649	2,332,745	607,473	2,035,218	2,802,204

Ordinary profit	740,382	470,141	(643,333)	270,240	593,291	(496,830)

Extraordinary profits	207,380	65,691	542,010	141,688	76,855	311,345
Extraordinary losses	9,115	10,523	33,346	(1,408)	14,670	49,057

Income before income taxes and others	938,646	525,309	(134,669)	413,337	655,475	(234,542)

Provision for income taxes and others	64,198	61,151	9,411	3,046	69,321	17,871
Deferred income taxes	204,760	149,410	226,904	55,350	208,966	280,121
Minority interest	54,316	30,547	14,807	23,769	38,771	21,995

Net income	¥615,371	¥284,200	¥(385,792)	¥331,171	¥338,416	¥(554,532)

A-A-5

3.    Statement of Trust Assets and Liabilities

Statement of Trust Assets and Liabilities which is obtained by adding up Trust Assets under Service-Shared Co-Trusteeship

	As of December 31, 2005 (A)	As of March 31, 2005			As of December 31, 2004
		MTB (B)	UTB (Reference)	(A) - (B)	MTB (Reference)	UTB (Reference)
	(in millions of yen)
Assets:
Loans and bills discounted	¥374,548	¥567,621	¥634,442	¥(193,072)	¥623,898	¥669,651
Securities	40,378,270	26,477,753	13,296,589	13,900,517	25,244,782	13,297,675
Beneficiary rights to the trust	25,405,373	12,233,993	12,110,135	13,171,380	11,988,885	12,489,979
Securities held in custody accounts	1,089,652	2,798,335	386,783	(1,708,682)	3,993,525	467,547
Securities lent	—	—	498,000	—	—	946,100
Money claims	10,148,905	4,552,261	3,274,654	5,596,644	4,106,725	3,089,937
Premises and equipment	5,932,186	2,780,985	2,612,337	3,151,200	2,564,013	2,252,637
Surface rights	17,805	2,752	16,525	15,052	548	10,934
Lease rights	46,025	31,182	14,837	14,842	24,080	25,940
Other claims	1,520,981	2,312,741	819,269	(791,760)	2,876,142	1,491,741
Call loans	1,496,149	969,813	426,775	526,335	1,103,685	390,858
Due from banking account	3,349,983	2,342,436	1,337,922	1,007,546	1,846,963	1,533,455
Cash and due from banks	904,634	2,071,320	705,656	(1,166,686)	1,941,110	693,648

Total assets	¥90,664,515	¥57,141,197	¥36,133,931	¥33,523,317	¥56,314,361	¥37,360,107

Liabilities:
Money trusts	¥27,464,725	¥20,050,317	¥7,888,147	¥7,414,408	¥18,067,953	¥7,849,420
Pension trusts	12,210,404	8,215,110	4,015,523	3,995,294	8,227,555	4,274,754
Property formation benefit trusts	15,591	12,566	4,413	3,025	13,004	4,611
Loan trusts	719,701	545,117	525,630	174,584	622,785	569,388
Investment trusts	23,513,063	11,053,111	12,102,382	12,459,951	10,690,054	12,464,320
Money entrusted other than money trusts	3,304,251	2,013,298	916,822	1,290,953	2,076,495	835,002
Securities trusts	1,384,220	5,186,148	1,628,671	(3,801,927)	7,349,497	2,948,229
Money claims trusts	10,545,586	4,588,641	3,342,421	5,956,945	4,082,042	3,104,730
Equipment trusts	33,350	—	63,452	33,350	—	74,290
Land and fixtures trusts	119,357	98,411	63,450	20,945	100,709	64,465
Land Leases trusts	263	—	260	263	—	258
Composite trusts	11,353,999	5,378,475	5,582,755	5,975,523	5,084,264	5,170,633
Other trusts	0	0	0	0	0	0

Total liabilities	¥90,664,515	¥57,141,197	¥36,133,931	¥33,523,317	¥56,314,361	¥37,360,107

A-A-6

4.    Business segment information

<For the nine months ended December 31, 2005>

	Banking	Trust Banking	Securities	Other	Total	(Elimination)	Consolidated
	(in millions of yen)

Ordinary profit	¥607,547	¥126,430	¥55,313	¥1,052,062	¥1,841,354	¥(1,100,972)	¥740,382

Notes:

1.	Ordinary profit is presented as counterparts of operating profit of companies in other industries.
2.	Other primarily includes credit card and leasing businesses.
3.	Other primarily includes dividend of ¥1,010,251 million from MUFG’s domestic banking subsidiary and trust banking subsidiary.

<For the nine months ended December 31, 2004>

	Banking	Trust Banking	Securities	Other	Total	(Elimination)	Consolidated
	(in millions of yen)
Ordinary profit	¥381,976	¥63,824	¥10,926	¥228,921	¥685,648	¥(215,506)	¥470,141

Notes:

1.	The above ordinary profit disclosed MTFG’s results.
2.	Ordinary profit is presented as counterparts of operating profit of companies in other industries.
3.	Other primarily includes credit card and leasing businesses.
4.	Other primarily includes dividend of ¥214,015 million from MTFG’s domestic banking subsidiary and trust banking subsidiary.

(Reference)

<For the year ended March 31, 2005>

	Banking	Trust Banking	Securities	Other	Total	(Elimination)	Consolidated
	(in millions of yen)
Ordinary profit	¥436,702	¥141,539	¥9,675	¥227,650	¥815,567	¥(222,276)	¥593,291

Notes:

1.	The above ordinary profit disclosed MTFG’s results.
2.	Ordinary profit is presented as counterparts of operating profit of companies in other industries.
3.	Other primarily includes credit card and leasing businesses.
4.	Other primarily includes dividend of ¥214,015 million from MTFG’s domestic banking subsidiary and trust banking subsidiary.

A-A-7

5.    Financial Results

Note:

The following financial results of the previous year disclosed adding up the results of Mitsubishi Tokyo Financial Group, Inc. and UFJ Holdings, Inc. The following financial results for nine months of this year disclosed adding up the results of the two companies (from April 1 to September 30 ) and Mitsubishi UFJ Financial Group, Inc. (from October 1 to December 31).

	For the nine months ended December 31, 2005(A)	For the nine months ended December 31, 2004(B)	(A-B)
	(in millions of yen)
Gross profits	¥2,619,198	¥2,486,434	¥132,764
Net interest income	1,329,009	1,340,209	(11,200)
Trust fees	84,263	94,862	(10,599)
Credit costs for trust accounts (1)	(920)	(6,344)	5,424
Net fees and commissions	778,056	658,646	119,409
Net trading profits	84,613	158,053	(73,440)
Net other business income	343,255	234,660	108,594
Net gains (losses) on debt securities	40,997	117,395	(76,398)
General and administrative expenses	1,388,051	1,276,501	111,549
Net business profits before credit costs for trust accounts and provision for formula allowance for loan losses	1,232,067	1,216,277	15,790
Provision for formula allowance for loan losses (2)	—	—	—
Net business profits*	1,231,147	1,209,932	21,215
Net non-recurring losses	(135,518)	(1,383,124)	1,247,606
Credit related costs (3)	(128,474)	(1,131,266)	1,002,792
Losses on loan charge-offs	(115,388)	(499,104)	383,715
Provision for specific allowance for loan losses	—	—	—
Other credit related costs	(13,085)	(632,161)	619,076
Net gains on equity securities	54,184	(152,758)	206,942
Gains on sales of equity securities	87,740	194,627	(106,887)
Losses on sales of equity securities	(21,885)	(39,673)	17,788
Losses on write down of equity securities	(11,670)	(307,712)	296,041
Other	(61,228)	(99,099)	37,871
Ordinary profit	1,095,629	(173,192)	1,268,821
Net special gains	409,481	563,831	(154,350)
Reversal of allowance for loan losses (4)	412,204	509,555	(97,350)
Income before income taxes and others	1,505,110	390,639	1,114,470
Income taxes-current	96,210	70,563	25,646
Income taxes-deferred	325,148	376,314	(51,166)
Minority interest	57,322	45,354	11,968
Net income	1,026,429	(101,592)	1,128,021

Note:

*	Net business profits = The 3 Banks’ non-consolidated net business profits + Other consolidated entities’ gross profits - Other consolidated entities’ general and administrative expenses - Other consolidated entities’ provision for formula allowance for loan losses - Inter-company transactions.

(Reference)

Total credit costs (1)+(2)+(3)+(4)	¥282,810	¥(628,056)	¥910,866

A-A-8

6.    Disclosed Claims under the Financial Reconstruction Law

Combined of 3 Banks [Banking and Trust accounts], UFJSP, UFJEI and UFJTE.

Note:

The following disclosed claims of the previous year disclosed adding up the results of The Bank of Tokyo-Mitsubishi Ltd, UFJ Bank Ltd, The Mitsubishi Trust and Banking Corporation , UFJ Trust Bank Ltd , UFJSP, UFJEI and UFJTE. “Combined” means an aggregate on a non-consolidated of The Bank of Tokyo-Mitsubishi, Ltd, UFJ Bank, The Mitsubishi UFJ Trust and Banking Corporation, UFJ Strategic Partner, Co., Ltd. (“UFJSP”), UFJ Equity Investments, Co., Ltd. (“UFJEI”) and UFJ Trust Equity (“UFJTE”) after eliminating inter-company transactions.

	As of December 31, 2005	As of December 31, 2004	As of March 31, 2005 (Reference)
	(in millions of yen)
Claims to bankrupt and substantially bankrupt debtors	¥176,202	¥408,073	¥279,156
Claims under high risk	1,141,555	3,043,593	1,407,278
Claims under close observation	905,845	833,007	1,321,624
Total (A)	2,223,603	4,284,674	3,008,059

Total claims (B)	¥92,144,533	¥91,178,854	¥90,285,741
Non-performing claims ratio (A)/(B)	2.41%	4.69%	3.33%

The Bank of Tokyo-Mitsubishi, Ltd. [Banking accounts: Non-Consolidated]

	As of December 31, 2005	As of December 31, 2004	As of March 31, 2005 (Reference)
	(in millions of yen)
Claims to bankrupt and substantially bankrupt debtors	¥48,157	¥68,589	¥70,868
Claims under high risk	428,734	695,164	584,335
Claims under close observation	298,939	242,297	339,582
Total (A)	775,831	1,006,051	994,787

Total claims (B)	¥41,701,765	¥38,767,098	¥39,653,482
Non-performing claims ratio (A)/(B)	1.86%	2.59%	2.50%

Combined of UFJ Bank Ltd [Banking accounts: Non-Consolidated] ,UFJSP and UFJEI

	As of December 31, 2005	As of December 31, 2004	As of March 31, 2005 (Reference)
	(in millions of yen)
Claims to bankrupt and substantially bankrupt debtors	¥98,345	¥222,405	¥158,644
Claims under high risk	568,025	2,163,538	656,353
Claims under close observation	473,918	461,868	807,230
Total (A)	1,140,289	2,847,811	1,622,227

Total claims (B)	¥38,943,066	¥39,751,812	¥38,548,798
Non-performing claims ratio (A)/(B)	2.92%	7.16%	4.20%

Combined of The Mitsubishi UFJ Trust and Banking Corporation [Banking accounts: Non-Consolidated] and UFJTE.

Note:

The following disclosed claims of the previous year disclosed adding up the results of The Mitsubishi Trust and Banking Corporation, UFJ Trust Bank Ltd. and UFJTE.

A-A-9

	As of December 31, 2005	As of December 31, 2004	As of March 31, 2005 (Reference)
	(in millions of yen)
Claims to bankrupt and substantially bankrupt debtors	29,553	106,759	44,000
Claims under high risk	144,465	174,670	161,043
Claims under close observation	132,020	97,297	142,253
Total (A)	306,039	378,727	347,296

Total claims (B)	11,287,796	11,553,688	11,050,987
Non-performing claims ratio (A)/(B)	2.71%	3.27%	3.14%

The Mitsubishi UFJ Trust and Banking Corporation [Trust accounts].

Note:

The following disclosed claims of the previous year disclosed adding up the results of The Mitsubishi Trust and Banking Corporation, and UFJ Trust Bank Ltd.

	As of December 31, 2005	As of December 31, 2004	As of March 31, 2005 (Reference)
	(in millions of yen)
Claims to bankrupt and substantially bankrupt debtors	145	10,319	5,643
Claims under high risk	330	10,221	5,546
Claims under close observation	966	31,543	32,558
Total (A)	1,442	52,084	43,748

Total claims (B)	211,905	1,106,256	1,032,473
Non-performing claims ratio (A)/(B)	0.68%	4.70%	4.23%

The Mitsubishi UFJ Trust and Banking Corporation [Banking (Non-consolidated) and Trust accounts].

Note:

The following disclosed claims of the previous year disclosed adding up the results of The Mitsubishi Trust and Banking Corporation ,and UFJ Trust Bank Ltd.

	As of December 31, 2005	As of December 31, 2004	As of March 31, 2005 (Reference)
	(in millions of yen)
Claims to bankrupt and substantially bankrupt debtors	29,699	117,078	49,643
Claims under high risk	144,795	184,891	166,589
Claims under close observation	132,987	128,841	174,811
Total (A)	307,482	430,812	391,044

Total claims (B)	11,499,702	12,659,944	12,083,461
Non-performing claims ratio (A) / (B)	2.67%	3.40%	3.23%

Note:

The above figures are classified by the claims category under the Financial Reconstruction Law No. 4. The results of the self-assessment are reflected except for a part of assets.

A-A-10

7.    Risk-Adjusted Capital Ratio Based on the Standards of the BIS

Note: The	following Risk-Adjusted Capital Ratio of the previous year disclosed in Mitshibishi Tokyo Financial
Group,	Inc.’s results.

[Consolidated]

		As of December 31, 2005	As of March 31, 2005
		(Preliminary basis)	(Reference)
		(in billions of yen except percentages)
(1)	Risk-adjusted capital ratio	11.51%	11.76%
	Risk-adjusted Tier 1 capital ratio	5.99%	7.61%
(2)	Tier 1 capital	6,512.0	4,286.7
(3)	Tier 2 capital includable as qualifying capital	6,309.2	3,250.9
	i) The amount of unrealized gains on investment securities, includable as qualifying capital	1,249.2	449.4
	ii) The amount of land revaluation excess includable as qualifying capital	162.0	127.4
	iii) Subordinated debt	3,821.8	2,238.7
(4)	Tier 3 capital includable as qualifying capital	—	—
(5)	Deductions from total qualifying capital	304.0	915.0
(6)	Total qualifying capital (2)+(3)+(4)-(5)	12,517.2	6,622.6
(7)	Risk-adjusted assets	108,702.6	56,270.5

8.    Return on Equity

Note: The	following Return on Equity of the previous year disclosed in Mitshibishi Tokyo Financial Group,
Inc.’s	results.

[Consolidated]

	For the nine months ended December 31, 2005	For the year ended March 31, 2005
		(Reference)
	%
ROE *	18.88	9.50

Note: *	ROE is computed as follows:
Net income for the nine months disclosed adding up the results of Mitsubishi Tokyo Financial Group, Inc (from April 1 to September 30) and Mitsubishi UFJ Financial Group, Inc (from October 1 to December 31).

[For the nine months ended December 31, 2005]

{(Net income for the nine months × 4 ÷ 3) - | Equivalent dividends on preferred stocks}	× 100
{(Shareholders’ equity at beginning of period - Number of preferred stocks at beginning of period × Issue price - Land revaluation excess at beginning of period - Unrealized gains on securities available for sale at beginning of period) + (Shareholders’ equity at nine months ended - Number of preferred stocks at nine months ended × Issue price - Land revaluation excess at nine months ended - Unrealized gains on securities available for sale at nine months ended)} / 2

[For the year ended March 31, 2005]

(Net income—Dividends on preferred stocks)	× 100
{(Shareholders’ equity at beginning of period - Number of preferred stocks at beginning of period × Issue price—Land revaluation excess at beginning of period - Unrealized gains on securities available for sale at beginning of period) + (Shareholders’ equity at end of period - Number of preferred stocks at end of period × Issue price - Land revaluation excess at end of period - Unrealized gains on securities available for sale at end of period)} / 2

A-A-11

9.    Investment Securities [Consolidated]

I. As of December 31, 2005

Following tables include:

Investment securities

Trading securities, trading commercial paper and trading short-term corporate bonds in “Trading assets”

(1)  Trading securities

As of December 31, 2005
Balance sheet amount	Valuation profits recognized on statement of operations
(in millions of yen)
8,672,086	8,351

(2)  Marketable debt securities being held to maturity

	As of December 31, 2005
	Balance sheet amount	Market Value	Differences	Gains	Losses
	(in millions of yen)
Domestic bonds	2,179,694	2,188,239	8,545	10,340	1,795
Government bonds	2,054,323	2,059,162	4,839	6,630	1,791
Municipal bonds	87,436	90,061	2,625	2,625	—
Corporate bonds	37,935	39,015	1,080	1,084	3
Foreign bonds	70,279	71,502	1,223	1,898	675

Note:	“Other” is not listed.

(3)  Marketable securities available for sale

	As of December 31, 2005
	Cost	Balance sheet amount	Valuation differences	Gains	Losses
	(in millions of yen)
Domestic equity securities	4,425,936	6,923,983	2,498,046	2,505,418	7,372
Domestic bonds	26,994,236	26,955,753	(38,482)	23,345	61,828
Government bonds	24,785,285	24,742,820	(42,464)	15,120	57,585
Municipal bonds	249,609	252,074	2,465	2,766	300
Corporate bonds	1,959,341	1,960,857	1,516	5,459	3,943
Foreign bonds	8,213,868	8,174,324	(39,543)	30,201	69,745

Note:	“Foreign equity securities” and “Other” are not listed.

II. As of December 31, 2004

Following tables include:

Investment securities

Trading securities, trading commercial paper and short-term corporate bonds in “Trading assets”

A-A-12

Following results disclosed in Mitsubishi Tokyo Financial Group, Inc.’s results.

(1)  Trading securities

As of December 31, 2004
Balance sheet amount	Valuation profits recognized on statement of operations
(in millions of yen)
7,086,171	18,421

(2)  Marketable debt securities being held to maturity

	As of December 31, 2004
	Balance sheet amount	Market Value	Differences	Gains	Losses
	(in millions of yen)
Domestic bonds	¥1,926,128	¥1,943,095	¥16,967	¥16,967	—
Government bonds	1,788,706	1,800,115	11,408	11,408	—
Municipal bonds	95,353	99,160	3,807	3,807	—
Corporate bonds	42,068	43,819	1,750	1,750	—
Foreign bonds	59,669	61,319	1,649	1,784	135

Note: “Other”	is not listed.

(3)  Marketable securities available for sale

	As of December 31, 2004
	Cost	Balance sheet amount	Valuation differences	Gains	Losses
	(in millions of yen)
Domestic equity securities	¥2,486,299	¥3,220,006	¥733,706	¥813,923	¥80,216
Domestic bonds	20,769,332	20,809,203	39,870	56,402	16,532
Government bonds	18,811,752	18,841,901	30,148	45,550	15,401
Municipal bonds	181,493	182,755	1,262	1,939	677
Corporate bonds	1,776,087	1,784,546	8,459	8,912	453
Foreign bonds	6,107,311	6,129,444	22,133	52,020	29,887

Note: “Foreign	equity securities” and “Other” are not listed.

(Reference) Investment Securities [Consolidated]

Following tables include:

Investment securities

Trading securities, trading commercial paper and short-term corporate bonds in “Trading assets”

Negotiable certificates of deposits in “Cash and due from banks”

Beneficiary certificates of commodity investment trusts in “Commercial Paper and other debt purchased”.

A-A-13

Following results disclosed in Mitsubishi Tokyo Financial Group, Inc.’s results.

(1)  Trading securities

As of March 31, 2005
Balance sheet amount	Valuation profits recognized on statement of operations
(in millions of yen)
6,698,934	15,850

(2)  Marketable debt securities being held to maturity

	As of March 31, 2005
	Balance sheet amount	Market Value	Differences	Gains	Losses
	(in millions of yen)
Domestic bonds	2,129,512	2,151,597	22,084	22,084	—
Government bonds	1,998,988	2,015,408	16,419	16,419	—
Municipal bonds	91,063	95,070	4,006	4,006	—
Corporate bonds	39,460	41,119	1,658	1,658	—
Foreign bonds	45,276	46,757	1,480	1,652	171
Other	236,233	236,233	—	—	—
Total	2,411,022	2,434,588	23,565	23,737	171

(3)  Marketable securities available for sale

	As of March 31, 2005
	Cost	Balance sheet amount	Valuation differences	Gains	Losses
	(in millions of yen)
Domestic equity securities	2,433,742	3,327,798	894,056	961,169	67,113
Domestic bonds	14,992,366	15,046,461	54,095	60,823	6,728
Government bonds	13,031,392	13,073,529	42,136	48,616	6,479
Municipal bonds	138,727	140,290	1,563	1,647	83
Corporate bonds	1,822,246	1,832,641	10,394	10,560	165
Foreign equity securities	32,449	47,879	15,430	15,842	411
Foreign bonds	5,203,857	5,207,276	3,418	45,567	42,149
Other	2,362,890	2,381,839	18,948	35,891	16,942
Total	25,025,305	26,011,255	985,949	1,119,294	133,345

10.    Deferred gains (losses) with derivatives [Consolidated]

Note:

Following results of previous year disclosed in Mitsubishi Tokyo Financial Group, Inc.’s results.

	As of December 31, 2005
	Deferred gains (A)	Deferred losses (B)	Net gains (losses) (A) - (B)
	(in billions of yen)
Interest rate futures	5.7	9.4	(3.7)
Interest rate swaps	230.9	255.8	(24.9)
Currency swaps	49.1	52.5	(3.3)
Other interest rate-related transactions	1.0	0.9	0.1
Others	1.0	2.8	(1.8)
Total	287.8	321.6	(33.7)

Notes: 1.	Deferred gains(losses) which are accounted for on accrual basis based on “Accounting standard for financial instruments” are not included in the above table.
2.	Deferred gains (losses) attributable to the macro hedge accounting are included in the above table.

A-A-14

	As of December 31, 2004
	Deferred gains (A)	Deferred losses (B)	Net gains (losses) (A) - (B)
	(in billions of yen)
Interest rate futures	8.8	10.3	(1.5)
Interest rate swaps	234.1	210.2	23.9
Currency swaps	36.5	65.0	(28.4)
Other interest rate-related transactions	0.2	0.4	(0.1)
Others	1.7	1.7	(0.0)
Total	281.5	287.7	(6.2)

Notes: 1.	Deferred gains(losses) which are accounted for on accrual basis based on “Accounting standard for financial instruments” are not included in the above table.
2.	Deferred gains (losses) attributable to the macro hedge accounting are included in the above table.

(Reference)

	As of March 31, 2005
	Deferred gains (A)	Deferred losses (B)	Net gains (losses) (A) - (B)
	(in billions of yen)
Interest rate futures	6.9	9.3	(2.4)
Interest rate swaps	224.3	215.2	9.0
Currency swaps	24.3	26.6	(2.2)
Other interest rate-related transactions	0.3	0.4	(0.0)
Others	1.1	1.1	0.0
Total	257.1	252.8	4.3

Notes: 1.	Deferred gains(losses) which are accounted for on accrual basis based on “Accounting standard for financial instruments” are not included in the above table.
2.	Deferred gains (losses) attributable to the macro hedge accounting are included in the above table.

Notes:	“Total of the 3 Banks” stands for the aggregated non-consolidated figures of The Bank of Tokyo-Mitsubishi Ltd., UFJ Bank Ltd., and The Mitsubishi UFJ Trust and Banking Corporation.
The following results of the previous year disclosed adding up the results of The Bank of Tokyo-Mitsubishi Ltd., UFJ Bank Ltd., The Mitsubishi Trust and Banking Corporation and UFJ Trust Bank Ltd.
The trust accounts of the previous year disclosed adding up the results of The Mitsubishi Trust and Banking Corporation and UFJ Trust Bank Ltd.

11-1.    Loans and Deposits [Total of the 3 Banks]

	As of December 31, 2005	As of December 31, 2004	As of March 31, 2005
			(Reference)
	(in millions of yen)
Deposits (ending balance)	112,367,551	111,223,721	113,061,808
Deposits (average balance)	112,635,542	111,467,828	111,469,177
Loans (ending balance)	81,541,217	80,733,463	79,600,678
Loans (average balance)	80,388,736	82,454,784	82,127,973

A-A-15

12-1. Domestic Deposits [Total of the 3 Banks]
	As of December 31, 2005	As of December 31, 2004	As of March 31, 2005
			(Reference)
	(in millions of yen)
Individuals	61,250,435	60,631,362	59,807,607
Corporations and others	40,548,415	39,602,090	42,460,887
Domestic deposits	101,798,850	100,233,452	102,268,494
Note: Amounts do not include negotiable certificates of deposit, deposits of overseas offices and JOM accounts.

13-1. Domestic consumer loans [Total of the 3 Banks]
	As of December 31, 2005	As of December 31, 2004	As of March 31, 2005
			(Reference)
	(in millions of yen)
Total domestic consumer loans	19,918,956	19,065,714	19,132,553
Housing loans	18,560,979	17,534,387	17,640,727
Others	1,357,976	1,531,327	1,491,825

The Mitsubishi UFJ Trust and Banking Corporation [Trust accounts]

	As of December 31, 2005	As of December 31, 2004	As of March 31, 2005
			(Reference)
	(in millions of yen)
Total domestic consumer loans	102,389	587,909	567,015
Housing loans	100,756	581,949	561,494
Others	1,633	5,959	5,521

14-1. Domestic loans to small and medium-sized companies [Total of the 3 Banks]

	As of December 31, 2005	As of December 31, 2004	As of March 31, 2005
			(Reference)
	(in millions of yen)
Domestic loans to small and medium-sized companies	44,765,584	44,932,234	44,727,394
Percentage to total domestic loans	60.81%	60.57%	61.24%

The Mitsubishi UFJ Trust and Banking Corporation [Trust accounts]

	As of December 31, 2004	As of December 31, 2005	As of March 31, 2005
			(Reference)
	(in millions of yen)
Domestic loans to small and medium-sized companies	278,821	951,080	900,559
Percentage to total domestic loans	74.44%	73.52%	74.91%

Notes:

“3 Banks” stands for the aggregated non-consolidated figures of The Bank of Tokyo-Mitsubishi Ltd., UFJ Bank Ltd., and The Mitsubishi UFJ Trust and Banking Corporation.
The following results of the previous year disclosed adding up the results of The Bank of Tokyo-Mitsubishi Ltd., UFJ Bank Ltd., The Mitsubishi Trust and Banking Corporation, UFJ Trust Bank Ltd., UFJSP and UFJEI)
The trust accounts of the previous year disclosed adding up the results of The Mitsubishi Trust and Banking Corporation and UFJ Trust Bank Ltd.

A-A-16

11-2.    Loans and Deposits [Combined of 3 Banks, UFJSP and UFJEI]

	As of December 31, 2005	As of December 31, 2004	As of March 31, 2005
			(Reference)
	(in millions of yen)
Deposits (ending balance)	112,367,551	111,223,721	113,061,808
Deposits (average balance)	112,635,542	111,467,828	111,469,177
Loans (ending balance)	81,550,157	80,780,932	79,622,038
Loans (average balance)	80,403,966	82,524,056	82,190,186

12-2. Domestic Deposits [Combined of 3 Banks, UFJSP and UFJEI]

	As of December 31, 2005	As of December 31, 2004	As of March 31, 2005 )
			(Reference
	(in millions of yen)
Individuals	61,250,435	60,631,362	59,807,607
Corporations and others	40,548,415	39,602,090	42,460,887
Domestic deposits	101,798,850	100,233,452	102,268,494
Note: Amounts do not include negotiable certificates of deposit, deposits of overseas offices and JOM accounts.

13-2. Domestic consumer loans [Combined of 3 Banks, UFJSP and UFJEI]

	As of December 31, 2005	As of December 31, 2004	As of March 31, 2005
			(Reference)
	(in millions of yen)
Total domestic consumer loans	19,920,058	19,068,171	19,133,692
Housing loans	18,560,979	17,534,955	17,640,727
Others	1,359,079	1,533,216	1,492,964

The Mitsubishi UFJ Trust and Banking Corporation [Trust accounts]

	As of December 31, 2005	As of December 31, 2004	As of March 31, 2005
			(Reference)
	(in millions of yen)
Total domestic consumer loans	102,389	587,909	567,015
Housing loans	100,756	581,949	561,494
Others	1,633	5,959	5,521

14-2. Domestic loans to small and medium-sized companies [Combined of 3 Banks, UFJSP and UFJEI]

	As of December 31, 2005	As of December 31, 2004	As of March 31, 2005
			(Reference)
	(in millions of yen)
Domestic loans to small and medium-sized companies	44,774,237	44,978,019	44,748,024
Percentage to total domestic loans	60.82%	60.59%	61.25%

A-A-17

The Mitsubishi UFJ Trust and Banking Corporation [Trust accounts]

	As of December 31, 2005	As of December 31, 2004	As of March 31, 2005
			(Reference)
	(in millions of yen)
Domestic loans to small and medium-sized companies	278,821	951,080	900,559
Percentage to total domestic loans	74.44%	73.52%	74.91%

15.    Number of Offices [Total of the 3 Banks]

	As of December 31, 2005	As of December 31, 2004	As of March 31, 2005 (Reference)
Domestic	876	801	811
Head office and Branches	740	690	692
Sub-branches and Agencies	136	111	119
Overseas	107	107	106
Branches	65	65	65
Sub-branches	20	20	20
Representative offices	22	22	21
Total	983	908	917

For UFJ Bank, the offices whose main activity is exchange of money have not been included in the number of domestic branches. Those offices have begun to be included in the number as of the end of Dec. 2005. This causes the increase of the number of domestic branches by 47 compared to previous term end.

16.    Status of Deferred Tax Assets

Tax Effects of the Items Comprising Net Deferred Tax Assets

[Total of the 3 Banks]

	December 31, 2005	vs.	March. 31, 2005
	(in billions of yen)
Deferred tax assets	1,818.6		(402.9)
Allowance for loan losses	754.6		(300.4)
Write down of investment securities	402.3		(105.1)
Net operating loss carryforwards	1,327.1		(153.5)
Reserve for employees’ retirement benefits	83.7		12.9
Unrealized losses on securities available for sale	—		—
Other	304.7		2.5
Valuation allowance	1,054.0		(140.7)
Deferred tax liabilities	1,285.7		676.7
Gains on placing trust for retirement benefits	49.0		(0.8)
Unrealized gains on securities available for sale	1,179.3		659.1
Other	57.4		18.5
Net deferred tax assets	532.8		(1,079.6)
[Consolidated]
Net deferred tax assets	569.5		(952.4)
Percent of Tier1 Capital	8.7%		(17.0%)

A-A-18

[Reference]

17.    Status of Acquired Assets and Liabilities relating to Merger

When merged on January 1, Bank of Tokyo-Mitsubishi Ltd. acquired assets and liabilities from UFJ Bank Limited with following accounting treatment.

•	Investment securities are acquired based on fair value etc. after unrealized losses are dissolved.

•	Premises and equipment and Reserve for employees’ retirement benefits are acquired based on fair value etc. after unrealized losses are dissolved.

•	Capital stock is acquired as Capital surplus reserve based on the Merger Agreement.

	UFJ Bank Limited
Banking Corporation	As of December 31, 2005	Merger accounting	Acquired amount	Bank of Tokyo- Mitsubishi Ltd.	Bank of Tokyo- Mitsubishi UFJ Ltd.
	(in billions of yen)
Assets	66,850	(383)	66,467	88,122	154,590
Money held in trust	11	(0)	11	290	302
Investment securities	18,643	(178)	18,465	26,687	45,152
Allowance for losses on investment securities	(131)	23	(107)	(1)	(109)
Premises and equipment	492	(92)	399	661	1,061
Other assets	1,360	(98)	1,261	1,901	3,163
Deferred tax assets	669	(36)	632	—	632
Liabilities	64,205		64,205	84,604	148,810
Shareholders’ equity	2,645	(383)	2,261	3,518	5,780
Capital stock	1,258	(1,258)	—	996	996
Capital surplus reserve	268	1,243	1,512	806	2,319
Retained earnings	661		661	548	1,210
Earned surplus reserve	—		—	190	190
Voluntary reserves	—		—	720	720
Unappropriated profits	661		661	(362)	299
Land revaluation excess	88		88	156	245
Unrealized gains on securities available for sale	368	(368)	—	1,008	1,008

A-A-19

ANNEX B

UNAUDITED REVERSE RECONCILIATION OF SELECTED FINANCIAL INFORMATION OF MTFG

We have included unaudited consolidated financial information of MUFG for the nine months ended December 31, 2005 prepared in accordance with Japanese GAAP in Annex A of this prospectus. The basis of the consolidated financial information included in this prospectus, which is presented under U.S. GAAP, is significantly different from Japanese GAAP in certain respects. We present below a reverse reconciliation from U.S. GAAP to Japanese GAAP of shareholders’ equity as of March 31, 2005 and net income for the fiscal year ended March 31, 2005.

As of March 31, 2005
(in millions)
Shareholders’ equity in accordance with U.S. GAAP	¥4,373,097
Differences arising from different accounting for:
1. Investment securities	39,776
2. Loans	43,945
3. Allowance for credit losses	109,464
4. Premises and equipment	95
5. Real estate sale and leaseback	97,005
6. Land revaluation	282,733
7. Pension liability	175,380
8. Non-interest-earning deposits made under government-led restructuring program	30,986
9. Derivative financial instruments and hedging activities	69,002
10. Trust fees	(4,842)
11. Consolidation	(79,025)
12. Business combination	(30,685)
Other	14,456
Deferred income tax effects of the above adjustments, when applicable	(404,215)
Minority interest	60,653

Shareholders’ Equity in accordance with Japanese GAAP	¥4,777,825

For the fiscal year ended March 31, 2005
(in millions)
Net income in accordance with U.S. GAAP	¥415,155
Differences arising from different accounting for:
1. Investment securities	(81,942)
2. Loans	21,215
3. Allowance for credit losses	(30,568)
4. Premises and equipment	(4,537)
5. Real estate sale and leaseback	1,008
6. Land revaluation	(13,681)
7. Pension liability	(6,815)
8. Non-interest-earning deposits made under government-led restructuring program	(4,275)
9. Derivative financial instruments and hedging activities	55,622
10. Trust fees	(829)
11. Consolidation	(19,584)
12. Business combination	—
13. Foreign currency translation	(5,156)
Other	(13,036)
Deferred income tax effects of the above adjustments, when applicable	26,968
Minority interest	(1,129)

Net income in accordance with Japanese GAAP	¥338,416

A-B-1

Explanation of differences between U.S. GAAP and Japanese GAAP

Major factors which explain the differences shown in the above table are as follows:

1.    Investment securities

The cost basis of certain securities is different under Japanese GAAP and U.S. GAAP due primarily to the following:

•	Certain wash sales accounted for as sales under Japanese GAAP did not meet sale accounting criteria under U.S. GAAP. Although such wash sales often resulted in gains under Japanese GAAP, those gains were not recorded under U.S. GAAP and as a result, the cost of investment tended to be lower under U.S. GAAP.

•	U.S. GAAP requires declines in the fair value of securities below their cost basis that are deemed to be other-than-temporary to be recorded in earnings as impairment losses. In determining whether a decline in fair value is other-than-temporary, factors such as the extent of decline in fair value below cost and the length of time that the decline has continued are considered. If a decline in fair value is 20% or more or a decline in fair value has continued for six months or more, such decline is generally deemed as other-than-temporary. The financial condition and near-term prospects of issuers are also considered, primarily based on the credit standing of the issuers as determined by the credit rating system. These are more strict criteria than Japanese GAAP, although recognition of impairment losses of investment securities is also required under Japanese GAAP when a decline in the market value below the cost is substantial, based on the extent of decline in market value and the credit standing of the issuers.

•	Exchanges of investments as part of business combinations have been accounted for at cost under Japanese GAAP, while U.S. GAAP requires accounting for the transactions at fair value when investments in acquired companies are exchanged for surviving companies in accordance with EITF 91-5, “Nonmonetary Exchange of Cost-Method Investments.”

In addition, changes in the fair value of available-for-sale debt securities denominated in foreign currency due to changes in foreign exchange rates are recognized as profits or losses under Japanese GAAP, while they are included in other changes in equity from nonowner sources under U.S. GAAP in accordance with EITF 96-15, “Accounting for the Effects of Changes in Foreign Currency Exchange Rates on Foreign-Currency-Denominated Available-for-Sale Debt Securities.”

2.    Loans

Under U.S. GAAP, loan origination fees, net of certain direct origination costs, are deferred and recognized over the contractual life of the loans, while under Japanese GAAP, they are primarily recognized at the time of origination.

In addition, certain transfers of loans accounted for as sales under Japanese GAAP were not accounted for as sales under U.S. GAAP in accordance with SFAS 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, a replacement of FASB Statement No. 125,” which requires different criteria for a transfer of loans to qualify as a sale.

3.    Allowance for credit losses

Under U.S. GAAP, the credit loss allowance for impaired loans is calculated primarily based on the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s observable market price, or the fair value of the collateral if the loan is collateral dependent, in accordance with SFAS 114, “Accounting by Creditors for Impairment of a Loan.” Under Japanese GAAP, an allowance is provided for certain types of impaired loans based on historical loss experience for borrowers with equivalent credit quality on a group basis. This difference between U.S. GAAP and Japanese GAAP generally results in a larger amount of allowance for credit losses under U.S. GAAP.

A-B-2

4.    Premises and equipment

Under U.S. GAAP, the cost of a nonmonetary asset acquired in exchange for another nonmonetary asset is booked at the fair value of the asset surrendered or that of the asset received, and a gain or loss is recognized on the exchange, unless the exchange is not essentially the culmination of an earning process in accordance with APB 29, “Accounting for Nonmonetary Transactions.” Under Japanese GAAP, the cost of the asset surrendered is assigned to the newly acquired asset in certain types of exchange transactions, resulting in no gain or loss on the nonmonetary exchange.

5.    Real estate sale and leaseback

In March 1999, Bank of Tokyo-Mitsubishi transferred a 50% undivided interest in its head office land and building and in its main office land and buildings to a third-party real estate company and, at the same time, entered into an agreement to lease back a portion of the transferred buildings from the buyer over a period of seven years. This series of transactions has been accounted for as a sale and an operating lease under Japanese GAAP, while it has been accounted for as financing arrangements under U.S. GAAP in accordance with EITF D-24, “Sale-Leaseback Transactions with Continuing Involvement.”

6.    Land revaluation

Under Japanese GAAP, land used for business operations of domestic subsidiaries was revalued as of March 31, 1998 for Bank of Tokyo-Mitsubishi, as of March 31, 2002 for Mitsubishi Trust Bank and as of December 31, 2001 for other domestic subsidiaries of MTFG with the corresponding impact recorded directly in equity as well as related deferred tax assets/liabilities, pursuant to the Law concerning Revaluation of Land. U.S. GAAP does not allow revaluation of operating assets and requires land to be recorded at cost. Accordingly, land held on the revaluation dates are recorded at different values.

7.    Pension liability

Bank of Tokyo-Mitsubishi obtained approval for an exemption from the substitutional portion of its future pension obligation by the government in August 2003. Under Japanese GAAP, Bank of Tokyo-Mitsubishi recognized the extinguishment of benefit obligations and plan assets at the date of approval, which resulted in special gains. Under U.S. GAAP, such gains have not been recorded because the entire separation process should be accounted for in a single settlement transaction upon completion of the transfer to the government of the substitutional portion of the benefit obligation and related plan assets in accordance with EITF 03-2, “Accounting for the Transfer to the Japanese Government of the Substitutional Portion of Employee Pension Fund Liabilities.”

In addition, under U.S. GAAP, it is required to recognize a liability that is at least equal to the unfunded accumulated benefit obligation, when the accumulated benefit obligation exceeds the fair value of plan assets. The excess of this additional minimum liability over unrecognized prior service cost is recorded on a net-of-tax basis within accumulated other changes in equity from nonowner sources, in accordance with SFAS 87 “Employers’ Accounting for Pensions.”

Further, net periodic costs, including amortization of unrecognized net obligation at transition and amortization of net actuarial gain or loss, are accounted for differently mainly due to differences in the adoption dates of the applicable accounting standards and amortization periods.

8.    Non-interest-earning deposits made under government-led restructuring program

The MTFG group made non-interest-earning deposits with funds which were established under a government-led restructuring program for the loans of seven failed housing loan companies in the fiscal year ended March 31, 1997. Under U.S. GAAP, these deposits were discounted to present value at the time of deposit, and subsequently have been accreted with the recognition of the corresponding interest income during the period through the expected maturity date. Under Japanese GAAP, these deposits were booked at amounts of funding without discounting.

A-B-3

9.    Derivative financial instruments and hedging activities

The MTFG group utilizes derivatives to manage its exposures to fluctuations in market factors such as interest rates and foreign exchange rates arising from mismatches in the risk profiles of assets and liabilities. Under U.S. GAAP, most derivatives used by the MTFG group are accounted for as trading assets or liabilities because they do not qualify for hedge accounting under the criteria prescribed in SFAS 133, “Accounting for Derivative Instruments and Hedging Activities.” Japanese GAAP permits hedge accounting for certain derivative hedging activities, including portfolio hedges, using less restrictive hedging criteria.

In addition, bifurcation requirements are different between U.S. GAAP and Japanese GAAP. Certain embedded derivatives deemed as “clearly and closely related” to the host contracts under U.S. GAAP are bifurcated from their host contracts under Japanese GAAP when such embedded derivatives are processed separately from the host contracts for internal management purposes.

Further, under U.S. GAAP, net unrealized gains at the inception of derivatives are deferred when the fair values of such derivatives are not based on quoted market prices or assumptions observable in markets in accordance with EITF 02-3, “Issues Involved in Accounting for Derivative Contracts Held for Trading Purposes and Contracts Involved in Energy Trading and Risk Management Activities.” Accordingly, under U.S. GAAP, gains and losses from such contracts are recognized at a later date as compared with Japanese GAAP.

10.    Trust fees

Under Japanese GAAP, MTFG’s domestic trust banking subsidiary recognizes trust fees on a cash basis. Under U.S. GAAP, trust fees are recognized on an accrual basis.

11.    Consolidation

The scope of consolidation is different under U.S. GAAP and Japanese GAAP primarily because, under U.S. GAAP, the primary beneficiary must consolidate variable interest entities based on variable interests in accordance with FIN 46(R), “Consolidation of Variable Interest Entities—an interpretation of ARB No. 51,” which resulted in additional consolidation of certain variable interest entities. Japanese GAAP does not have a concept of variable interest entities.

12.    Business combination

On April 2, 2001, MTFG was established as a bank holding company, through which Nippon Trust Bank, which had been a majority-owned subsidiary of Bank of Tokyo-Mitsubishi and merged with and into Mitsubishi Trust Bank later on October 1, 2001, had become a wholly-owned subsidiary along with Bank of Tokyo-Mitsubishi and Mitsubishi Trust Bank pursuant to stock-for-stock exchanges. The stock-for-stock exchanges involved the exchange of MTFG’s common stock with common shares held by Nippon Trust Bank’s minority shareholders, which has been accounted for as a purchase under U.S. GAAP. Under Japanese GAAP, acquisition of the minority interest in Nippon Trust Bank has been accounted for by a method in accordance with Japanese Commercial Code which is similar to a pooling-of-interests, and consequently goodwill and intangible assets have not been recognized for the acquisition of the shares previously held by Nippon Trust Bank’s minority shareholders.

13.    Foreign currency translation

Under U.S. GAAP, foreign currency denominated income and expenses are translated into Japanese yen using average rates of exchange for the fiscal period. Under Japanese GAAP, they are translated at the fiscal year-end foreign exchange rates.

A-B-4

MUFG Capital Finance 1 Limited

$2,300,000,000 Fixed/Floating Non-Cumulative Preferred Securities

MUFG Capital Finance 2 Limited

€750,000,000 Fixed/Floating Non-Cumulative Preferred Securities

MUFG Capital Finance 3 Limited

¥120,000,000,000 Fixed/Floating Non-Cumulative Preferred Securities

in each case fully and unconditionally guaranteed on a subordinated basis by

Mitsubishi UFJ Financial Group, Inc.

PROSPECTUS SUPPLEMENT

Merrill Lynch & Co.

JPMorgan

Deutsche Bank

Nomura Securities

Mitsubishi UFJ Securities International plc

Morgan Stanley

UBS Investment Bank

March 9, 2006